As filed with the Securities and Exchange Commission on November 21, 2014
Registration No. 333-_______

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549
____________________________

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________________

BIOHEART, INC.
(Exact name of Registrant as specified in its charter)

Florida	8731	65-0945967
(State or other Jurisdiction
of Incorporation or	(Primary Standard Industrial	(I.R.S. Employer
Organization)	Classification Code Number)	Identification No.)

13794 NW 4th Street, Suite 212
Sunrise, Florida 33325
(954) 835-1500

(Address, including zip code, and telephone number including area code, of Registrant’s principal executive offices)

Mike Tomas, Chief Executive Officer
Bioheart, Inc.
13794 NW 4th Street, Suite 212
Sunrise, Florida 33325
(954) 835-1500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Jill Arlene Robbins, P.A.
Jill Arlene Robbins
525-93rd Street
Surfside Florida, 33154
Telephone: (305) 531-1174
Facsimile: (305) 531-1274
Email: jillarlene@jarepa.com

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [    ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [    ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [    ]

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [ x ]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
Title of each class of securities	Amount to be	Offering Price Per	Aggregate	Amount of
to be Registered	Registered (1)	Share	Offering Price	Registration Fee
Common Stock, $.001 par value	87,812,591(2)	$0.0161(6)	$1,413,783	$164.28
Common Stock, $.001 par value	31,000,000(3)	$0.0161(6)	$499,100	$58.00
Common Stock, $.001 par value	9,109,128 (4)	$0.0161(6)	$146,657	$17.04
Common Stock, $.001 par value	15,890,872(5)	$0.0161(6)	$255,843	$29.73
Total	143,812,591	$0.0161(6)	$2,315,383	$269.05

(1)	Represents shares offered by the Selling Stockholder. Includes an indeterminable number of additional shares of Common Stock, pursuant to Rule 416 under the Securities Act that may be issued to prevent dilution from stock splits, stock dividends or similar transaction that could affect the shares to be offered by Selling Stockholder.
(2)	Consists of 87,812,591shares of Common Stock that we may issue to the Selling Stockholder pursuant to draw downs under the Purchase Agreement with the Selling Stockholder.
(3)	Consists of 31,000,000 shares of Common Stock issuable on conversion of convertible promissory note held by the Selling Stockholder.
(4)	Consists of 9,109,128 shares of Common Stock issued to the Selling Stockholder as Initial Commitment Shares as of October 27, 2014.
(5)	Consists of 15,890,872 shares of Common Stock issuable to the Selling Stockholder as Additional Commitment Shares.
(6)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457 under the Securities Act, using the average of the high and low prices as reported on the OTC Markets marketplace on November 20th, 2014.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. The Selling Stockholder may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the sale is not permitted.

PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, DATED ________, 2014

BIOHEART, INC.

143,813,591 Shares of Common Stock (includes 9,109,128 issued October 27, 2014)

This prospectus relates to the resale of up to 143,813,591 shares (includes 9,109,128 issued October 27, 2014) of our common stock, which may be offered by the selling stockholder, Magna Equities II, LLC, a New York limited liability company, or Magna. The shares of common stock being offered by the selling stockholder are issuable (i) upon conversion of a senior convertible note in the principal amount of $307,500, or the Convertible Note, that we issued to Magna on October 7, 2014 and (ii) pursuant to a common stock purchase agreement dated as of October 23, 2014 between us and Magna, or the Purchase Agreement.

We are not selling any securities under this prospectus and will not receive any of the proceeds from the resale of shares of our common stock by the selling stockholder under this prospectus, however, we have received gross proceeds of $205,000 from the sale of the Convertible Note to Magna and we may receive gross proceeds of up to $3,000,000 from sales of our common stock to Magna under the Purchase Agreement.

Magna may offer all or part of the shares for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. We provide more information about how Magna may sell its shares of common stock in the section titled “Plan of Distribution” on page 48. We will pay the expenses incurred in connection with the offering described in this prospectus, with the exception of brokerage expenses, fees, discounts and commissions, which will be paid by the selling stockholder. Of 143,812,591 shares we issued 9,109,128 shares of our common stock to Magna as an initial commitment fee for entering into the Purchase Agreement and we may issue additional commitment shares to Magna under certain circumstances described in this Prospectus. With respect to the shares of common stock that have been and may be issued pursuant to the Purchase Agreement, Magna is an “underwriter” within the meaning of Section 2(a) (11) of the Securities Act of 1933, as amended, or the Securities Act, and with respect to any other shares of common stock, Magna may be deemed to be an “underwriter” within the meaning of Section 2(a) (11) of the Securities Act.

Our common stock is quoted on the OTCQB Marketplace operated by OTC Markets Group Inc., or the OTCQB, under the symbol “BHRT”. The last reported closing price of our common stock on the OTCQB on October 20, 2014 was $0.0159 per share.

Investing in our common stock involves a high degree of risk. Please see the sections entitled “Risk Factors” on page 16 of this prospectus and “Part I—Item 1A Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is [_________], 2014.

You should rely only on the information contained in this prospectus. We have not authorized any dealer, salesperson or other person to provide you with information concerning us, except for the information contained in this prospectus. The information contained in this prospectus is complete and accurate only as of the date on the front cover page of this prospectus, regardless of when the time of delivery of this prospectus or the sale of any Common Stock occurs. The Selling Stockholder may not sell the securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell, nor is it a solicitation of an offer to buy, the Common Stock in any jurisdiction in which the offer or sale is not permitted.

BIOHEART, INC.

TABLE OF CONTENTS

PART I: INFORMATION REQUIRED IN PROSPECTUS
Prospectus Summary	6
Risk Factors	16
Cautionary Note Regarding Forward-Looking Statements	39
Use of Proceeds	39
Determination of Offering Price	40
Selling Stockholder	48
Plan of Distribution	48
Description of Securities to be Registered	73
Interests of Named Experts and Counsel	74
Legal Matters	75
Other Experts	75
Properties	75
Legal Proceedings	76
Market for Common Equity and Related Stockholder Matters	77
Management’s Discussion and Analysis of Financial Condition and Results of Operations	77
Directors and Executive Officers	93
Executive Compensation	97
Security Ownership of Certain Beneficial Owners and Management	102
Certain Relationships, Related Transactions and Director Independence	105
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	107
Where You Can Find More Information	107
Index to Financial Statements	108

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS	110
Other Expenses of Issuance and Distribution	110
Indemnification of Directors and Officers	110
Recent Sales of Unregistered Securities	111
Exhibits	112
Undertakings	116
Signatures	119

You may only rely on the information contained in this prospectus or that we have referred you to via this prospectus. We have not authorized anyone to provide you with different or further information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Common Stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Common Stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained herein by reference thereto in this prospectus is correct as of any time after its date.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the Common Stock. Before making an investment decision, you should read the entire prospectus carefully, including the "RISK FACTORS" section, the financial statements and the notes to the financial statements. As used throughout this Registration Statement and prospectus, the term “Registrant” refers to Bioheart, Inc. and the terms "Company", "we," "us," or "our" refer to Bioheart, Inc. and its consolidated subsidiaries unless the context otherwise requires.

Our Company

Overview

We are a biotechnology company focused on the discovery, development and, subject to regulatory approval, commercialization of autologous cell therapies for the treatment of chronic and acute heart damage. Our lead product candidate is MyoCell, an innovative clinical therapy designed to populate regions of scar tissue within a patient’s heart with autologous muscle cells, or cells from a patient’s body, for the purpose of improving cardiac function in chronic heart failure patients.

Biotechnology Product Candidates

Specific to biotechnology, we are focused on the discovery, development and, subject to regulatory approval, commercialization of autologous cell therapies for the treatment of chronic and acute heart damage and peripheral vascular disease. MyoCell is a clinical muscle-derived cell therapy designed to populate regions of scar tissue within a patient’s heart with new living cells for the purpose of improving cardiac function in chronic heart failure patients. Our most recent clinical trials of MyoCell include the SEISMIC Trial, a completed 40-patient, randomized, multicenter, controlled, Phase II-a study conducted in Europe and the MYOHEART Trial, a completed 20-patient, multicenter, Phase I dose-escalation trial conducted in the United States. We were approved by the U.S. Food and Drug Administration (the “FDA”) to proceed with a 330-patient, multicenter Phase II/III trial of MyoCell in North America and Europe (the “MARVEL Trial”). We completed the MyoCell implantation procedure on the first patient in the MARVEL Trial on October 24, 2007. Thus far, 20 patients, including 6 control patients, have been treated. Initial results for the 20 patients were released at the Heart Failure Society of American meeting in September, 2009, showing a significant (35%) improvement in the 6 minute walk for those patients who were treated, and no improvement for those who received a placebo. We are planning, on the basis of these results, to request the FDA to consider the MARVEL Trial a pivotal trial (pivotal from Phase II to Phase III) and to reduce the number of patients in the trial to 150. No assurances can be provided that this request will be approved. The SEISMIC, MYOHEART and MARVEL Trials have been designed to test the safety and efficacy of MyoCell in treating patients with severe, chronic damage to the heart. Upon regulatory approval of MyoCell, we intend to generate revenue in the United States from the sale of MyoCell cell-culturing services for treatment of patients by qualified physicians. Abroad, we are identifying centers where it is already acceptable to use the Myocell treatment so that greater numbers of patients with this problem can have access to treatment.

We received approval from the FDA in July of 2009 to conduct a Phase I safety study on 15 patients of a combined therapy (Myocell with SDF-1), which we believe is the first approval of a study combining gene and cell therapies. We initially commenced work on this study, called the REGEN trial, during the first quarter of 2010. We suspended activity on the trial in 2010 while seeking additional funding necessary to conduct the trial. Work on the trial was reinitiated in 2011. Based on the results of the trial, we intend to either incorporate the combined treatment into the Marvel Trial, or continue with the Marvel Trial based on the use of Myocell alone.

We are seeking to secure sufficient funds to reinitiate enrollment in the MARVEL and REGEN trials. If we successfully secure such funds, we intend to re-engage a contract research organization, or CRO, investigators and certain suppliers to advance such trials. We have initiated and enrolled our first patient in the MIRROR trial in 2013. The trial is very similar to the MARVEL trial but focusses on sites outside the US. We will continue enrollment in the MIRROR trial once we have secured sufficient funds.

In our pipeline, we have multiple product candidates for the treatment of heart damage, including autologous, adipose cell treatment for acute heart damage, chronic ischemia and critical limb ischemia. We hope to demonstrate that our various product candidates are safe and effective complements to existing therapies for chronic and acute heart damage as well as peripheral arterial disease.

MyoCell/MyoCell SDF-1

MyoCell is a clinical therapy intended to improve cardiac function for those with congestive heart failure and is designed to be utilized months or even years after a patient has suffered severe heart damage due to a heart attack or other cause. We believe that MyoCell has the potential to become a leading treatment for severe, chronic damage to the heart due to its perceived ability to satisfy, at least in part, what we believe to be an unmet demand for more effective and/or more affordable therapies for chronic heart damage. MyoCell uses myoblasts, cells that are precursors to muscle cells, from the patient’s own body. The myoblasts are removed from a patient’s thigh muscle, isolated, grown through our proprietary cell culturing process, and injected directly in the scar tissue of a patient’s heart. A qualified physician performs this minimally invasive procedure using an endoventricular catheter. We entered into an agreement with a Johnson & Johnson company to use its NOGA® Cardiac Navigation System along with its MyoStar™ injection catheter for the delivery of MyoCell in the MARVEL Trial.

When injected into scar tissue within the heart wall, myoblasts have been shown to be capable of engrafting in the damaged tissue and differentiating into mature skeletal muscle cells. In a number of clinical and animal studies, the engrafted skeletal muscle cells have been shown to express various proteins that are important components of contractile function. By using myoblasts obtained from a patient’s own body, we believe MyoCell is able to avoid certain challenges currently faced by other types of cell-based clinical therapies including tissue rejection and instances of the cells differentiating into cells other than muscle. Although a number of therapies have proven to improve the cardiac function of a damaged heart, no currently available treatment, to our knowledge, has demonstrated an ability to generate new muscle tissue within the scarred regions of a heart.

We believe the market for treating patients in NYHA Class II or NYHA Class III heart failure is significant. According to the AHA Statistics and the European Society of Cardiology Task Force for the Treatment of Chronic Heart Failure, in the United States and Europe there are approximately 5.2 million and 9.6 million, respectively, patients with heart failure. The AHA Statistics further indicate that, after heart failure is diagnosed, the one-year mortality rate is high, with one in five dying and that 80% of men and 70% of women under age 65 who have heart failure will die within eight years. We believe that approximately 60% of heart failure patients are in either NYHA Class II or NYHA Class III heart failure based upon a 1999 study entitled “Congestive Heart Failure Due to Diastolic or Systolic Dysfunction – Frequency and Patient Characteristics in an Ambulatory Setting” by Diller, PM, et. al.

MyoCell SDF-1 is intended to be an improvement to MyoCell. MyoCell SDF-1 is similar to MyoCell except that the myoblast cells to be injected for use in MyoCell SDF-1 will be modified prior to injection by an adenovirus vector or non-viral vector so that they will release extra quantities of the SDF-1 protein, which expresses angiogenic factors. AdipoCell is a patient-derived cell therapy proposed for the treatment of acute myocardial infarction, chronic heart ischemia, and lower limb ischemia. We hope to demonstrate that these product candidates are safe and effective complements to existing therapies for chronic and acute heart damage.

MyoCath

The MyoCath was developed by Bioheart co-founder Robert Lashinski specifically for delivering new cells to damaged tissue. It is a deflecting tip needle injection catheter that has a larger needle which is 25 gauge for better flow rates and less leakage than systems that are 27 gauge. This larger needle allows for thicker compositions to be injected which helps with cell retention in the heart. Also, the MyoCath needle has more fluoroscopic brightness than the normally used nitinol needle, enabling superior visualization during the procedure. Seeing the needle well during injections enables the physician who is operating the catheter to pinpoint targeted areas more precisely, thus improving safety. The MyoCath competes well with other biological delivery systems on price and efficiency and allows the physician to utilize standard fluoroscopy and echo equipment found in every cath lab. The MyoCath is used to inject cells into cardiac tissue in therapeutic procedures to treat chronic heart ischemic and congestive heart failure. We are currently utilizing a contract manufacturer to produce catheters as needed.

AdipoCell

Bioheart has successfully completed various trials using adipose stem cells. We have completed the Phase 1 Angel Trial for AdipoCell (adipose derived stem cells). Five patients were enrolled and treated in the second quarter of 2013. At the twelve (12) month time point, patients demonstrated a statistically significant average improvement in ejection fraction (EF) by echocardiogram.

At the three (3) month time point, 100% of the patients demonstrated either improvement or stayed the same. After three (3) months, patients showed an average absolute improvement of 3 percentage points in EF. The patients continued to improve from 3 months to 6 months with a statistically significant average absolute improvement of 10 percentage points (p=0.01) and at the 12 month follow up patients showed this same level of improvement (p=0.01) .

We have also initiated several Institutional Review Board studies in 2013 using adipose derived stem cells for various indications including dry macular degeneration, degenerative disc disease, erectile dysfunction and chronic obstructive pulmonary disease.

In the second quarter of 2014, we announced the treatment of a patient in Honduras with congestive heart failure using AdipoCell and MyoCell. This was the first patient treated in the world using a combination of stem cells.

We have begun two clinical trials in India. The first cardiac patient has successfully been enrolled and treated in India using AdipoCell™ or adipose derived stem cells. The second trial will involve the combination of AdipoCell and MyoCell® or muscle derived stem cells for congestive heart failure patients. These trials are active and ongoing

Trading Market

Our common stock, par value $0.001 per share, commenced trading on February 19, 2008, on the NASDAQ Global Market under the symbol “BHRT”. Effective June 11, 2008, we transferred the listing of our common stock to the NASDAQ Capital Market and then, during the course of 2009 our stock was delisted from NASDAQ and commenced quotation on the OTC Markets under the symbol “BHRT.QB”.

Corporate Information

We were incorporated in Florida in 1999 under the name Bioheart, Inc. and continue to be a Florida corporation.

Our principal executive offices are located at 13794 NW 4th Street, Suite 212, Sunrise, Florida 33325. Our telephone number is (954) 835-1500.

Our website address is www.bioheartinc.com. Our website and the information contained on our website are not incorporated into this prospectus or the Registration Statement of which it forms a part. Further, our references to the URLs for our website are intended to be inactive textual references only.

Recent Developments

Senior Convertible Note Financing with Magna Equities II, LLC

Note Purchase Agreement and Convertible Note

On October 7, 2014, we entered into a securities purchase agreement with Magna, which we refer to as the Note Purchase Agreement. The Note Purchase Agreement provides that, upon the terms and subject to the conditions set forth in the Note Purchase Agreement, Magna will purchase from us the Convertible Note with an initial principal amount of $307,500 for a purchase price of $205,000, representing an approximately 33.33% original issue discount. We issued the Convertible Note to Magna on October 7, 2014.

$40,000 of the outstanding principal amount of the Convertible Note (together with any accrued and unpaid interest with respect to such portion of the principal amount) will be automatically extinguished (without any cash payment by us) upon the filing of the registration statement of which this prospectus is a part, following the closing of the Note Purchase Agreement . In addition, $62,500 of the outstanding principal amount of the Convertible Note (together with any accrued and unpaid interest with respect to such portion of the principal amount) will be automatically extinguished (without any cash payment by us) if (i) the registration statement of which this prospectus is a part is declared effective by the SEC on or prior to the earlier of (A) the 120th calendar day after October 7, 2014 and (B) the fifth business day after the date we are notified by the Securities and Exchange Commission, or the Commission, that the registration statement will not be reviewed or will not be subject to further review, and this prospectus is available for use by Magna for the resale by Magna of all of the shares of our common stock issued or issuable upon conversion of the Convertible Note and (ii) no event of default under the Convertible Note or an event that with the passage of time or giving of notice would constitute an event of default under the Convertible Note has occurred on or prior to such date.

The Convertible Note matures on August 7, 2015 and, in addition to the approximately 33.33% original issue discount, accrues interest at the rate of 12% per year. The Convertible Note is convertible at any time, in whole or in part, at Magna’s option into shares of our common stock at a fixed conversion price of $0.01035 per share, subject to adjustment pursuant to the “full ratchet” and standard anti-dilution provisions contained in the Convertible Note. This conversion price represents a discount of approximately 55% from the lowest trading price our common stock during the five trading days prior to October 7, 2014, the date we issued the Convertible Note to Magna. At no time will Magna be entitled to convert any portion of the Convertible Note to the extent that after such conversion, Magna (together with its affiliates) would beneficially own more than 4.99% of our common stock (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules and regulations thereunder).

The Convertible Note includes customary event of default provisions, and provides for a default interest rate of 18%. Upon the occurrence of an event of default, Magna may require us to pay in cash the “Event of Default Redemption Price” which is defined in the Convertible Note to mean the greater of (i) the product of (A) the amount to be redeemed multiplied by (B) 140% (or 100% if an insolvency related event of default) and (ii) the product of (X) the conversion price in effect at that time multiplied by (Y) the product of (1) 140% (or 100% if an insolvency related event of default) multiplied by (2) the greatest closing sale price of our common stock on any trading day during the period commencing on the date immediately preceding such event of default and ending on the date we make the entire payment required to be made under this provision.

We have the right at any time to redeem all, but not less than all, of the total outstanding amount then remaining under the Convertible Note in cash at a price equal to 140% of the total amount of the Convertible Note then outstanding.

The Note Purchase Agreement contains customary representations, warranties and covenants by, among and for the benefit of the parties. We also agreed to pay up to $30,000 of reasonable attorneys' fees and expenses incurred by Magna in connection with the transaction. The Note Purchase Agreement also provides for indemnification of Magna and its affiliates in the event that Magna incurs losses, liabilities, obligations, claims, contingencies, damages, costs and expenses related to a breach by us of any of our representations, warranties or covenants under the Note Purchase Agreement.

The issuance of the Convertible Note to Magna under the Note Purchase Agreement was exempt from the registration requirements of the Securities Act pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a) (2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act.

Note Registration Rights Agreement

In connection with the execution of the Note Purchase Agreement, on October 7, 2014, Magna and we also entered into a registration rights agreement, which we refer to as the Note Registration Rights Agreement. Pursuant to the Note Registration Rights Agreement, we agreed to file the registration statement of which this prospectus is a part with the Commission to register for resale 31,000,000 shares of our common stock into which the Convertible Note may be converted, and have it declared effective at the earlier of (i) the 120th calendar day after October 7, 2014 and (ii) the fifth business day after the date we are notified by the Commission that the registration statement will not be reviewed or will not be subject to further review.

We have agreed to file with the Commission one or more additional registration statements to cover all of the securities required to be registered under the Note Registration Rights Agreement that are not covered by this prospectus, in each case, as soon as practicable, but in no event later than the applicable filing deadline for such additional registration statements as provided in the Note Registration Rights Agreement.

We also agreed, among other things, to indemnify Magna from certain liabilities and fees and expenses of Magna incident to our obligations under the Note Registration Rights Agreement, including certain liabilities under the Securities Act. Magna has agreed to indemnify and hold harmless us and each of our directors, officers and persons who control us against certain liabilities that may be based upon written information furnished by Magna to us for inclusion in the registration statement of which this prospectus is a part, including certain liabilities under the Securities Act.

Equity Enhancement Program with Magna Equities II, LLC

Common Stock Purchase Agreement

On October 23, 2014, which we refer to as the Closing Date, we entered into the Purchase Agreement with Magna. The Purchase Agreement provides that, upon the terms and subject to the conditions set forth therein, Magna is committed to purchase up to $3,000,000, which we refer to as the Total Commitment, worth of our common stock, which we refer to as the Shares, over the 24-month term of the Purchase Agreement.

From time to time over the term of the Purchase Agreement, commencing on the trading day immediately following the date on which the registration statement of which this prospectus is a part is declared effective by the Commission, we may, in our sole discretion, provide Magna with a draw down notice, each referred to as a Draw Down Notice, to purchase a specified dollar amount of Shares, which we refer to as the Draw Down Amount, with each draw down subject to the limitations discussed below. The maximum dollar amount of Shares requested to be purchased pursuant to any single Draw Down Notice cannot exceed the lesser of (i) 300% of the average daily trading volume of our common stock for the 10 trading days immediately preceding the date of the Draw Down Notice and (ii) $500,000, which we refer to as the Maximum Draw Down Amount. We may not deliver any Draw Down Notice to Magna if the Initial Purchase Price (described below) with respect to the Shares subject to such Draw Down Notice is less than $0.0025 (subject to adjustment for any stock splits, stock combinations, stock dividends, recapitalizations and other similar transactions) as of the date the applicable Draw Down Notice is received by Magna, which we refer to as the Draw Down Exercise Date.

Once presented with a Draw Down Notice, Magna is required to purchase the applicable Draw Down Amount at the applicable “Purchase Price”, which is defined in the Purchase Agreement as the lesser of:

  the Initial Purchase Price, which is defined as a price equal to 93% of the lowest of (i) the arithmetic average of the three lowest daily volume weighted average prices for our common stock, or VWAP, during the 10 consecutive trading days ending on the trading day immediately preceding the applicable Draw Down Exercise Date, (ii) the arithmetic average of the three lowest closing sale prices for our common stock during the 10 consecutive trading days ending on the trading day immediately preceding the applicable Draw Down Exercise Date and (iii) the closing sale price for our common stock on the trading day immediately preceding the applicable Draw Down Exercise Date (in each case, to be appropriately adjusted for any stock splits, stock combinations, stock dividends, recapitalizations and other similar transactions); and

  the True-Up Purchase Price, which is defined as a price equal to 93% of the arithmetic average of the three lowest daily VWAPs during the applicable True-Up Pricing Period (described below) (to be appropriately adjusted for any stock splits, stock combinations, stock dividends, recapitalizations and other similar transactions), provided that in no event will the True-Up Purchase Price be less than $0.001.

Accordingly, because the Purchase Price for Shares subject to any Draw Down Notice is the lesser of the Initial Purchase Price and the True-Up Purchase Price, and since we cannot deliver any Draw Down Notice to Magna if the Initial Purchase Price would be less than $0.0025, the Purchase Price for Shares subject to any Draw Down Notice will never be less than $0.001 per Share.

The applicable settlement date, or Settlement Date, with respect to a Draw Down Notice will occur within one trading day following the Draw Down Exercise Date. On the applicable Settlement Date for a draw down, we will issue to Magna a number of Shares, rounded to the nearest whole Share, equal to (i) the Draw Down Amount that we requested from Magna, divided by (ii) the applicable Initial Purchase Price, against simultaneous payment by Magna to us in an amount equal to (A) the number of Shares we issued to Magna on the Settlement Date, multiplied by (B) the applicable Initial Purchase Price.

With respect to a Draw Down Notice, on the trading day, which we refer to as the True-Up Date, immediately following the eight-consecutive trading day period commencing on the trading day immediately following the applicable Settlement Date for such Draw Down Notice, which we refer to as the True-Up Pricing Period, a calculation of the True-Up Purchase Price and the Purchase Price will occur. On the Trading Day immediately following the True-Up Date, which we refer to as the True-Up Settlement Date, we will issue to Magna the Additional Shares, if any, in respect of the applicable Draw Down Notice. “Additional Shares” is defined in the Purchase Agreement as a number of Shares (to be appropriately adjusted for any stock splits, stock combinations, stock dividends, recapitalizations and other similar transactions), rounded to the nearest whole Share, equal to the greater of (I) zero and (II) the difference of (i) the quotient of (x) the total aggregate purchase price for Shares we received on the Settlement Date with respect to the applicable Draw Down Notice divided by (y) the True-Up Purchase Price, less (ii) the number of Shares we issued to Magna on the applicable Settlement Date with respect to the applicable Draw Down Notice. Magna is not required to return any Shares to us in the event the True-Up Purchase Price is greater than the Initial Purchase Price.

We are prohibited from issuing a Draw Down Notice if (i) the amount requested in such Draw Down Notice exceeds the Maximum Draw Down Amount, (ii) the sale of Shares pursuant to such Draw Down Notice would cause us to issue or sell or Magna to acquire or purchase an aggregate dollar value of Shares that would exceed the Total Commitment, or (iii) the sale of Shares pursuant to the Draw Down Notice would cause us to sell or Magna to purchase an aggregate number of shares of our common stock which would result in beneficial ownership by Magna of more than 9.99% of our common stock (as calculated pursuant to Section 13(d) of the Exchange Act, and the rules and regulations thereunder). We cannot make more than one draw down during the period commencing on any Draw Down Exercise Date and ending on the applicable True-Up Date for such draw down, and we must allow at least two trading days to elapse between the applicable True-Up Date for a draw down and the delivery of any Draw Down Notice for any other draw down.

Magna has agreed that during the term of the Purchase Agreement, neither Magna nor any of its affiliates will, directly or indirectly, engage in any short sales involving our securities or grant any option to purchase, or acquire any right to dispose of or otherwise dispose for value of, any of our common stock or any securities convertible into or exercisable or exchangeable for our common stock, or enter into any swap, hedge or other similar agreement that transfers, in whole or in part, the economic risk of ownership of any of our common stock.

The Purchase Agreement contains customary representations, warranties and covenants by, among and for the benefit of the parties. The Purchase Agreement may be terminated at any time by the mutual written consent of the parties. Unless earlier terminated, the Purchase Agreement will terminate automatically on the earliest to occur of (i) the first day of the month next following the 24-month anniversary of the date on which the registration statement of which this prospectus is a part is declared effective by the Commission, (ii) the date on which Magna purchases the Total Commitment worth of common stock under the Purchase Agreement and (iii) the date on which our common stock ceases to be listed or quoted on an eligible trading market under the Purchase Agreement. Under certain circumstances set forth in the Purchase Agreement, we and Magna each may terminate the Purchase Agreement on one trading day’s prior written notice to the other, without fee, penalty or cost.

We paid to Magna a commitment fee for entering into the Purchase Agreement equal to $150,000 (or 5.0% of the Total Commitment under the Purchase Agreement) in the form of 9,109,128 restricted shares of our common stock, which we refer to as the Initial Commitment Shares, calculated using a per share price of $0.016467, representing the arithmetic average of the three lowest daily VWAPs during the 10-consecutive-trading day period immediately preceding the Closing Date. In addition, promptly following the effective date of the registration statement of which this prospectus is a part, we are required to issue to Magna additional shares of our common stock, which we refer to as the Additional Commitment Shares, equal to the greater of (i) zero and (ii) the difference of (a) the quotient of (x) $150,000 divided by (y) the greater of (1) the arithmetic average of the three lowest daily VWAPs during the 10-consecutive-trading day period ending on and including the effective date of the registration statement of which this prospectus is a part and (2) $0.006, less (ii) 9,109,128, provided that in no event will we issue more than an aggregate of 15,890,872 shares of our common stock, subject to adjustment for any stock splits, stock combinations, stock dividends, recapitalizations and other similar transactions, as Additional Commitment Shares. The Initial Commitment Shares, together with 15,890,872 Additional Commitment Shares, are being registered for resale in the registration statement of which this prospectus is a part. We sometimes in this prospectus refer to the Initial Commitment Shares and the Additional Commitment Shares, collectively, as the Commitment Shares.

We also agreed to pay up to $25,000 of reasonable attorneys' fees and expenses (exclusive of disbursements and out-of-pocket expenses) incurred by Magna in connection with the preparation, negotiation, execution and delivery of the Purchase Agreement and related transaction documentation. Further, if we issue a Draw Down Notice and fail to deliver the shares to Magna on the applicable Settlement Date or True-Up Settlement Date, we agreed to pay Magna, in addition to all other remedies available to Magna under the Purchase Agreement, an amount in cash equal to 2.0% of the purchase price of such shares for each 30-day period the shares are not delivered, plus accrued interest.

The Purchase Agreement also provides for indemnification of Magna and its affiliates in the event that Magna incurs losses, liabilities, obligations, claims, contingencies, damages, costs and expenses related to a breach by us of any of our representations and warranties under the Purchase Agreement or the other related transaction documents or any action instituted against Magna or its affiliates due to the transactions contemplated by the Purchase Agreement or other transaction documents, subject to certain limitations.

Registration Rights Agreement

In connection with the execution of the Purchase Agreement, on the Closing Date, we and Magna also entered into a registration rights agreement dated as of the Closing Date, which we refer to as the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, we agreed to file the registration statement of which this prospectus is a part with the Commission to register for resale 143,812,591 shares of our common stock, which includes the 9,109,128 issued on October 27, 2014 as Initial Commitment Shares and 15,890,872 Additional Commitment Shares, on or prior to December 8, 2014, which we refer to as the Filing Deadline, and have it declared effective at the earlier of (A) the 90th calendar day after the earlier of (1) the Filing Deadline and (2) the date on which the registration statement of which this prospectus is a part is filed with the Commission and (B) the fifth business day after the date the Company is notified by the Commission that the registration statement will not be reviewed or will not be subject to further review, which we refer to as the Effectiveness Deadline. The effectiveness of the registration statement of which this prospectus is a part is a condition precedent to our ability to sell common stock to Magna under the Purchase Agreement.

We have agreed to file with the Commission one or more additional registration statements to cover all of the securities required to be registered under the Registration Rights Agreement that are not covered by this prospectus, in each case, as soon as practicable, but in no event later than the applicable filing deadline for such additional registration statements as provided in the Registration Rights Agreement.

We also agreed, among other things, to indemnify Magna from certain liabilities and fees and expenses of Magna incident to our obligations under the Registration Rights Agreement, including certain liabilities under the Securities Act. Magna has agreed to indemnify and hold harmless us and each of our directors, officers and persons who control us against certain liabilities that may be based upon written information furnished by Magna to us for inclusion in the registration statement of which this prospectus is a part, including certain liabilities under the Securities Act.

Transfer Agent

The Transfer Agent for our Common Stock is Continental Stock Transfer and Trust Company, 17 Battery Place, New York, New York 10004.

The Offering

As of November 20, 2014, there were 560,564,622 shares of our common stock outstanding, of which 554,375,697 shares were held by non-affiliates. Although the Purchase Agreement provides that we may sell up to $3,000,000 of our common stock to Magna, only 143,812,591 shares of our common stock are being offered under this prospectus, which represents (i) 31,000,000 shares of common stock that may be issued to Magna upon conversion of the Convertible Note, (ii) 9,109,128 shares of common stock that we issued to Magna as Initial Commitment Shares on October 27, 2014, (iii) a maximum of 15,890,872 shares of common stock that we may be required to issue to Magna as Additional Commitment Shares and (iv) 87,812,591 shares of common stock that we may issue to Magna as Shares pursuant to draw downs under the Purchase Agreement. If all of the 143,812,591 shares offered under this prospectus were issued and outstanding as of November 20, 2014, such shares would represent approximately 20.7% of the total number of shares of our common stock outstanding and 20.9% of the total number of outstanding shares of our common stock held by non-affiliates, in each case as of November 20, 2014.

At an assumed purchase price of $0.01460 (equal to 93% of the closing price of our common stock of $0.01570 on November 10, 2014), and assuming the sale by us to Magna of all of the 87,812,591 Shares, or approximately 15.7% of our issued and outstanding common stock, being registered hereunder pursuant to draw downs under the Purchase Agreement, we would receive only approximately $1,282,064 in gross proceeds. Furthermore, we may receive substantially less than $1,282,064 in gross proceeds from the financing due to our share price, discount to market and other factors relating to our common stock. If we elect to issue and sell more than the 87,812,591 Shares offered under this prospectus to Magna, which we have the right, but not the obligation, to do, we must first register for resale under the Securities Act any such additional Shares, which could cause additional substantial dilution to our stockholders. Based on the above assumptions, we would be required to register an additional approximately 117,666,849 shares of our common stock to obtain the balance of $1,717,936 of the Total Commitment that would be available to us under the Purchase Agreement. We currently have authorized and available for issuance 2,000,000,000 shares of our common stock pursuant to our charter. The number of shares of our common stock ultimately offered for resale by Magna is dependent upon a number of factors, including the extent to which Magna converts the Convertible Note into shares of our common stock and the number of Shares we ultimately issue and sell to Magna under the Purchase Agreement.

The Total Commitment of $3,000,000 was determined based on numerous factors, including our estimated operating expenses for the next two years. While it is difficult to estimate the likelihood that we will need the full Total Commitment, we presently believe that we may need the full Total Commitment under the Purchase Agreement.

Common stock offered by Selling Stockholder

143,812,591 shares of common stock, consisting of:

  31,000,000 shares of common stock that we may issue to Magna upon conversion of the Convertible Note;
  9,109,128 shares of common stock that we issued to Magna as Initial Commitment Shares on October 27, 2014;
  a maximum of 15,890,872 shares of common stock that we may be required to issue to Magna as Additional Commitment Shares; and
  87,812,591 shares of common stock that we may issue to Magna as Shares pursuant to draw downs under the Purchase Agreement.

Common stock outstanding before the offering

560,564,622 shares of common stock (includes 9,109,128 shares issued to Magna Equities II LLC on October 27, 2014).

Common stock outstanding after the offering

695,268,085 shares of common stock.

Use of proceeds

We will not receive any proceeds from the sale of shares by the selling stockholder. However, we have received gross proceeds of $205,000 from the sale of the Convertible Note to Magna and we may receive gross proceeds of up to $3,000,000 from the sale of Shares to Magna pursuant to the Purchase Agreement. The net proceeds received from the sale of the Convertible Note to Magna and from the sale of Shares pursuant to the Purchase Agreement will be used for general corporate and working capital purposes and acquisitions or assets, businesses or operations or for other purposes that our Board of Directors, in its good faith deem to be in the best interest of the company and its stockholders.

OTCBB Trading Symbol

BHRT.QB

Risk Factors

The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors”.

RISK FACTORS

You should carefully consider the risks described below as well as other information provided to you in this document, including information in the section of this document entitled “Information Regarding Forward Looking Statements.” If any of the following risks actually cause the occurrence of adverse circumstances, the Company’s business, financial condition or results of operations could be materially adversely affected, the value of the Company’s Common Stock could decline and you may lose all or part of your investment.

Risks Related to Our Business

We are a development stage life sciences company with a limited operating history and a history of net losses and negative cash flows from operations. We may never be profitable, and if we incur operating losses and generate negative cash flows from operations for longer than expected, we may be unable to continue operations.

Risks Related to Our Financial Position and Need for Additional Financing

We will need to secure additional financing in order to continue to finance our operations. If we are unable to secure additional financing on acceptable terms, or at all, we may be forced to curtail or cease our operations.

As of September 30, 2014, we had cash and cash equivalents of approximately $46,592 and an accumulated capital deficit of approximately $119,428,183. As such, our existing cash resources are insufficient to finance even our immediate operations. Accordingly, we will need to secure additional sources of capital to develop our business and product candidates as planned. We are seeking substantial additional financing through public and/or private financing, which may include equity and/or debt financings, research grants and through other arrangements, including collaborative arrangements. As part of such efforts, we may seek loans from certain of our executive officers, directors and/or current shareholders. We may also seek to satisfy some of our obligations to the guarantors of our loan with Seaside National Bank & Trust, or the Guarantors, through the issuance of various forms of securities or debt on negotiated terms. However, financing and/or alternative arrangements with the Guarantors may not be available when we need it, or may not be available on acceptable terms.

If we are unable to secure additional financing in the near term, we may be forced to:

  curtail or abandon our existing business plans;
  reduce our headcount;
  default on our debt obligations;
  file for bankruptcy;
  seek to sell some or all of our assets; and/or
  cease our operations.

If we are forced to take any of these steps, any investment in our common stock may be worthless.

Our ability to obtain additional debt financing and/or alternative arrangements, with the Guarantors or otherwise, may be limited by the amount of, terms and restrictions of our then current debt. For instance, we do not anticipate repaying our Northstar loan (described below) until its scheduled maturity. Accordingly, until such time, we will generally be restricted from, among other things, incurring additional indebtedness or liens, with limited exceptions. See “We have a substantial amount of debt...” Additional debt financing, if available, may involve restrictive covenants that limit or further limit our operating and financial flexibility and prohibit us from making distributions to shareholders.

If we raise additional capital and/or secure alternative arrangements, with the Guarantors or otherwise, by issuing equity, equity-related or convertible securities, the economic, voting and other rights of our existing shareholders may be diluted, and those newly issued securities may be issued at prices that are a significant discount to current and/or then prevailing market prices. In addition, any such newly issued securities may have rights superior to those of our common stock. If we obtain additional capital through collaborative arrangements, we may be required to relinquish greater rights to our technologies or product candidates than we might otherwise have or become subject to restrictive covenants that may affect our business.

Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern.

Our independent registered public accounting firm issued its report dated March 24, 2014 in connection with the audit of our financial statements as of December 31, 2013, which included an explanatory paragraph describing the existence of conditions that raise substantial doubt about our ability to continue as a going concern. In addition, our notes to our unaudited financial statement for the period ended September 30, 2014 included an explanatory paragraph describing the existence of conditions that raise substantial doubt about our ability to continue as a going concern. If we are not able to continue as a going concern, it is likely that holders of our common stock will lose all of their investment. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Current Adverse Economic Conditions have had a negative impact on our ability to obtain additional financing. Our inability to obtain additional financing would have a significant adverse effect on our operations.

In early 2008, as the United States economy began to weaken and there were increased doubts about the ability of borrowers to pay debts. Housing values began to fall and marginal loans were first to default, triggering the sub-prime lending crisis. Financial institutions responded by tightening their lending policies with respect to counterparties determined to have sub-prime mortgage risk. This tightening of institutional lending policies led to the failure of major financial institutions late in the third quarter of 2008. Continued failures, losses, and write-downs at major financial institutions through 2013 intensified concerns about credit and liquidity risks and have resulted in a sharp reduction in overall market liquidity. The global credit crisis threatens the stability of the global economy and has adversely impacted consumer confidence and spending. We believe this global credit crisis has also had a negative impact on our ability to obtain additional financing. As discussed above, our inability to obtain additional financing would have a significant adverse effect on our operations, results and financial condition.

We are a development stage life sciences company with a limited operating history and a history of net losses and negative cash flows from operations. We may never be profitable, and if we incur operating losses and generate negative cash flows from operations for longer than expected, we may be unable to continue operations.

We are a development stage life sciences company and have a limited operating history, limited capital, limited sources of revenue and have incurred losses since inception. Our operations to date have been limited to organizing our company, developing and engaging in clinical trials of our MyoCell product candidate, expanding our pipeline of complementary product candidates through internal development and third party licenses, expanding and strengthening our intellectual property position through internal programs and third party licenses and recruiting management, research and clinical personnel. Consequently, it may be difficult to predict our future success or viability due to our lack of operating history. Since inception, we have generated substantial net losses, including net losses of approximately $3.1 million, $4.0 million, $4.7 million, $5.2 million, and $4.4 million in 2013, 2012, 2011, 2010 and 2009, respectively, net loss of approximately 2.4 million for the quarter ended September 30, 2014 and substantial negative cash flows from operations. We anticipate that we will continue to incur significant and increasing net losses and negative cash flows from operations for the foreseeable future as we:

  establish a distribution network for and commence distribution of certain products for which we have acquired distribution rights;
  resume full scale enrollment of the MARVEL and REGEN Trials;
  continue research and development and undertake new clinical trials with respect to our pipeline product candidates, including clinical trials related to MyoCell SDF-1;
  seek to raise additional capital;
  apply for regulatory approvals;

  make capital expenditures to increase our research and development and cell culturing capabilities;
  add operational, financial and management information systems and personnel and develop and protect our intellectual property;
  make payments pursuant to license agreements upon achievement of certain milestones; and
  establish sales and marketing capabilities to commercialize products for which we obtain regulatory approval, if any.

Our limited experience in conducting and managing preclinical development activities, clinical trials and the application process necessary to obtain regulatory approvals might prevent us from successfully designing or implementing a preclinical study or clinical trial. If we do not succeed in conducting and managing our preclinical development activities or clinical trials, or in obtaining regulatory approvals, we might not be able to commercialize our product candidates, or might be significantly delayed in doing so, which will materially harm our business.

Our ability to generate revenues from any of our product candidates will depend on a number of factors, including our ability to successfully complete clinical trials, obtain necessary regulatory approvals and implement our commercialization strategy. In addition, even if we are successful in obtaining necessary regulatory approvals and bringing one or more product candidates to market, we will be subject to the risk that the marketplace will not accept those products. We may, and anticipate that we will need to, transition from a company with a research and development focus to a company capable of supporting commercial activities and we may not succeed in such a transition.

Because of the numerous risks and uncertainties associated with our product development and commercialization efforts, we are unable to predict the extent of our future losses or when or if we will become profitable. Our failure to successfully commercialize our product candidates or to become and remain profitable could impair our ability to raise capital, expand our business, diversify our product offerings and continue our operations.

All of our product candidates are in an early stage of development and we may never succeed in developing and/or commercializing them. We depend heavily on the success of our MyoCell product candidate. If we are unable to commercialize MyoCell or any of our other product candidates or experience significant delays in doing so, our business may fail.

  We have invested a significant portion of our efforts and financial resources in our MyoCell product candidate and depend heavily on its success. MyoCell is currently in the clinical testing stage of development, although we have suspended work under our clinical trials as we seek to raise sufficient funds to complete the trials.
  We need to devote significant additional research and development, financial resources and personnel to develop commercially viable products, obtain regulatory approvals and establish a sales and marketing infrastructure.
  We are likely to encounter hurdles and unexpected issues as we proceed in the development of MyoCell and our other product candidates. There are many reasons that we may not succeed in our efforts to develop our product candidates, including the possibility that:
  our product candidates will be deemed ineffective, unsafe or will not receive regulatory approvals;
  our product candidates will be too expensive to manufacture or market or will not achieve broad market acceptance;
  others will hold proprietary rights that will prevent us from marketing our product candidates; or
  our competitors will market products that are perceived as equivalent or superior.

Our approach of using cell-based therapy for the treatment of heart damage is risky and unproven and no products using this approach have received regulatory approval in the United States or Europe.

No company has yet been successful in its efforts to obtain regulatory approval in the United States or Europe of a cell-based therapy product for the treatment of heart damage. Cell-based therapy products, in general, may be susceptible to various risks, including undesirable and unintended side effects, unintended immune system responses, inadequate therapeutic efficacy or other characteristics that may prevent or limit their approval by regulators or commercial use. Many companies in the industry have suffered significant setbacks in advanced clinical trials, despite promising results in earlier trials. One of our competitors exploring the use of skeletal myoblasts ceased enrolling new patients in its European Phase II clinical trial based on the determination of its monitoring committee that there was a low likelihood that the trial would result in the hypothesized improvement in heart function. Although our clinical research to date suggests that MyoCell may improve the contractile function of the heart, we have not yet been able to demonstrate a mechanism of action and additional research is needed to precisely identify such mechanism.

Four clinical trials are unsuccessful or significantly delayed, or if we do not complete our clinical trials, we will not receive regulatory approval for or be able to commercialize our product candidates.

We cannot market any product candidate until regulatory agencies grant approval or licensure. In order to obtain regulatory approval for the sale of any product candidate, we must, among other requirements, provide the FDA and similar foreign regulatory authorities with preclinical and clinical data that demonstrate to the satisfaction of regulatory authorities that our product candidates are safe and effective for each indication under the applicable standards relating to such product candidate. The preclinical studies and clinical trials of any product candidates must comply with the regulations of the FDA and other governmental authorities in the United States and similar agencies in other countries.

Even if we achieve positive interim results in clinical trials, these results do not necessarily predict final results, and positive results in early trials may not be indicative of success in later trials. For example, MyoCell has been studied in a limited number of patients to date. Even though our early data has been promising, we have not yet completed any large-scale pivotal trials to establish the safety and efficacy of MyoCell. A number of participants in our clinical trials have experienced serious adverse events adjudicated or determined by trial investigators to be potentially attributable to MyoCell. See “ – Our product candidates may never be commercialized due to unacceptable side effects and increased mortality that may be associated with such product candidates.” There is a risk that safety concerns relating to our product candidates or cell-based therapies in general will result in the suspension or termination of our clinical trials.

We may experience numerous unforeseen events during, or as a result of, the clinical trial process that could delay or prevent regulatory approval and/or commercialization of our product candidates, including the following:

  the FDA or similar foreign regulatory authorities may find that our product candidates are not sufficiently safe or effective or may find our cell culturing processes or facilities unsatisfactory;
  officials at the FDA or similar foreign regulatory authorities may interpret data from preclinical studies and clinical trials differently than we do;
  our clinical trials may produce negative or inconclusive results or may not meet the level of statistical significance required by the FDA or other regulatory authorities, and we may decide, or regulators may require us, to conduct additional preclinical studies and/or clinical trials or to abandon one or more of our development programs;
  the FDA or similar foreign regulatory authorities may change their approval policies or adopt new regulations;

  there may be delays or failure in obtaining approval of our clinical trial protocols from the FDA or other regulatory authorities or obtaining institutional review board approvals or government approvals to conduct clinical trials at prospective sites we, or regulators, may suspend or terminate our clinical trials because the participating patients are being exposed to unacceptable health risks or undesirable side effects;
  we may experience difficulties in managing multiple clinical sites;
  enrollment in our clinical trials for our product candidates may occur more slowly than we anticipate, or we may experience high drop-out rates of subjects in our clinical trials, resulting in significant delays;
  we may be unable to manufacture or obtain from third party manufacturers sufficient quantities of our product candidates for use in clinical trials; and
  our product candidates may be deemed unsafe or ineffective, or may be perceived as being unsafe or ineffective, by healthcare providers for a particular indication.

In the SEISMIC Trial, we experienced delays attributable to slower than anticipated enrollment of patients. We may continue to experience difficulties in enrolling patients in our clinical trials, which could increase the costs or affect the timing or outcome of these trials and could prevent us from completing these trials.

Failures or perceived failures in our clinical trials would delay and may prevent our product development and regulatory approval process, make it difficult for us to establish collaborations, negatively affect our reputation and competitive position and otherwise have a material adverse effect on our business.

Our product candidates may never be commercialized due to unacceptable side effects and increased mortality that may be associated with such product candidates.

Possible side effects of our product candidates may be serious and life-threatening. A number of participants in our clinical trials of MyoCell have experienced serious adverse events potentially attributable to MyoCell, including six patient deaths and 18 patients experiencing irregular heartbeats. A serious adverse event is generally an event that results in significant medical consequences, such as hospitalization, disability or death, and must be reported to the FDA. The occurrence of any unacceptable serious adverse events during or after preclinical and clinical testing of our product candidates could temporarily delay or negate the possibility of regulatory approval of our product candidates and adversely affect our business. Both our trials and independent trials have reported the occurrence of irregular heartbeats in treated patients, a significant risk to patient safety. We and our competitors have also, at times, suspended trials studying the effects of myoblasts, at least temporarily, to assess the risk of irregular heartbeats, and it has been reported that one of our competitors studying the effect of myoblast implantation prematurely discontinued a study because of the high incidence of irregular heartbeats. While we believe irregular heartbeats may be manageable with the use of certain prophylactic measures including an ICD, and antiarrhythmic drug therapy, these risk management techniques may not prove to sufficiently reduce the risk of unacceptable side effects.

Although our early results suggest that patients treated with MyoCell do not face materially different health risks than heart failure patients with similar levels of damage to the heart who have not been treated with MyoCell, we are still in the process of seeking to demonstrate that our product candidates do not pose unacceptable health risks. We have not yet treated a sufficient number of patients to allow us to make a determination that serious unintended consequences will not occur.

We depend on third parties to assist us in the conduct of our preclinical studies and clinical trials, and any failure of those parties to fulfill their obligations could result in costs and delays and prevent us from obtaining regulatory approval or successfully commercializing our product candidates on a timely basis, if at all.

We engage consultants and CROs to help design, and to assist us in conducting, our preclinical studies and clinical trials and to collect and analyze data from those studies and trials. The consultants and contract research organizations we engage interact with clinical investigators to enroll patients in our clinical trials. As a result, we depend on these consultants and CROs to perform the studies and trials in accordance with the investigational plan and protocol for each product candidate and in compliance with regulations and standards, commonly referred to as “good clinical practice”, for conducting, recording and reporting results of clinical trials to assure that the data and results are credible and accurate and the trial participants are adequately protected, as required by the FDA and foreign regulatory agencies. We may face delays in our regulatory approval process if these parties do not perform their obligations in a timely or competent fashion or if we are forced to change service providers. The risk of delays is heightened for our clinical trials conducted outside of the United States, where it may be more difficult for us to ensure that studies are conducted in compliance with foreign regulatory requirements. Any third parties that we hire to conduct clinical trials may also provide services to our competitors, which could compromise the performance of their obligations to us. If these third parties do not successfully carry out their duties or meet expected deadlines, or if the quality, completeness or accuracy of the data they obtain is compromised due to their failure to adhere to our clinical trial protocols or for other reasons, our clinical trials may be extended, delayed or terminated or may otherwise prove to be unsuccessful. If there are delays or failures in clinical trials or regulatory approvals as a result of the failure to perform by third parties, our development costs will increase, and we may not be able to obtain regulatory approval for our product candidates. In addition, we may not be able to establish or maintain relationships with these third parties on favorable terms, if at all. If we need to enter into replacement arrangements because a third party is not performing in accordance with our expectations, we may not be able to do so without undue delays or considerable expenditures or at all.

Risks Related to Government Regulation and Regulatory Approvals

Our cell-based product candidates are based on novel technologies and the FDA and regulatory agencies in other countries have limited experience reviewing product candidates using these technologies.

We are subject to the risks of failure inherent in the development of product candidates based on new technologies. The novel nature of our product candidates creates significant challenges in regards to product development and optimization, government regulation, third party reimbursement and market acceptance. These include:

  the scientific basis of our technology could be determined to be less sound than we believe;
  the time and effort required to solve novel technical problems could delay the development of our product candidates;
  the FDA and regulatory agencies in other countries have relatively limited experience with therapies based upon cellular medicine generally and, as a result, the pathway to regulatory approval for our cell-based product candidates may be more complex and lengthy; and
  the healthcare community has relatively little experience with therapies based upon cellular medicine and, accordingly, following regulatory approval, if any, our product candidates may not become widely accepted by physicians, patients, third party payers or the healthcare community.

As a result, the development and commercialization pathway for our cell-based therapies may be subject to increased uncertainty, as compared to the pathway for new conventional drugs.

We are subject to numerous risks associated with seeking regulatory approval of MyoCell pursuant to a protocol that permits the use of a catheter system which is still subject to FDA approval. The catheter system we intend to use in connection with our MARVEL Trial is owned by an unaffiliated third party. Although we have entered into a two-year supply agreement for delivery of the catheter system for use in the MARVEL Trial, we are subject to a number of risks not addressed by the parties in the supply agreement.

We have been cleared by the FDA to proceed under the protocol for our MARVEL Trial, which protocol permits participating trial investigators to use either our MyoCath catheters Biosense Webster’s (a Johnson & Johnson company) NOGA® Cardiac Navigation System along with the MyoStar™ injection catheter for the delivery of MyoCell to patients enrolled in the trial. We anticipate that if MyoCell receives regulatory approval, such approval will require MyoCell to be injected with a catheter system that has also secured regulatory approval. Accordingly, the commercial deployment of MyoCell is dependent upon MyoStar, MyoCath or some other catheter system securing regulatory approval for use with MyoCell. Although MyoStar has received CE mark approval in Europe, neither MyoStar, MyoCath nor any other catheter system is commercially available in the United States and they may only be used pursuant to FDA approved investigational protocols. Notwithstanding the devotion of considerable resources to the development and testing of MyoStar and MyoCath, they may never receive additional or any, respectively, regulatory approval that will allow for their commercial use with MyoCell.

We are not affiliated with Biosense Webster, the Cordis Corporation or any other Johnson & Johnson company. Although we entered into a supply agreement with Biosense Webster on May 10, 2007 pursuant to which it has agreed to deliver MyoStar to us for a two year period at an agreed upon price as and when required by the MARVEL Trial, we currently have no right to control the further development, clinical testing and/or refinement of MyoStar. Biosense Webster currently has the right to make the following types of decisions without consulting with or even considering our views, which decisions could directly or indirectly negatively impact our efforts and/or ability to secure regulatory approval of MyoCell:

  the terms and conditions under which MyoStar will be made available for use to trial investigators, if at all, after the term of the supply agreement;
  the terms and conditions under which the diagnostic consoles that are part of the NOGA® Cardiac Navigation System will be made available for use to trial investigators, if at all;
  the modification or not of the MyoStar System or any of its components and its protocol for use as a result of information obtained during trials;
  the license or sale of the MyoStar System related intellectual property to a third party, potentially including our competitors;
  the use of the MyoStar System or any of its components in myoblast-based clinical therapies other than ours; and the suspension or abandonment of other clinical trials involving MyoStar.

The unavailability of the MyoStar System, for any reason, would have a material adverse effect on our product development and commercialization efforts as we will be unable to recover the time and money expended on the MARVEL Trial prior to such determination of unavailability.

We must comply with extensive government regulations in order to obtain and maintain marketing approval for our products in the United States and abroad. If we do not obtain regulatory approval for our product candidates, we may be forced to cease our operations.

Our product candidates are subject to extensive regulation in the United States and in every other country where they will be tested or used. These regulations are wide-ranging and govern, among other things:

  product design, development, manufacture and testing;
  product safety and efficacy;
  product labeling;
  product storage and shipping;
  record keeping;
  pre-market clearance or approval;
  advertising and promotion; and
  product sales and distribution.

We cannot market our product candidates until we receive regulatory approval. The process of obtaining regulatory approval is lengthy, expensive and uncertain. Any difficulties that we encounter in obtaining regulatory approval may have a substantial adverse impact on our business and cause our stock price to decline significantly.

In the United States, the FDA imposes substantial requirements on the introduction of biological products and many medical devices through lengthy and detailed laboratory and clinical testing procedures, sampling activities and other costly and time-consuming procedures. Satisfaction of these requirements typically takes several years and the time required to do so may vary substantially based upon the type and complexity of the biological product or medical device.

In addition, product candidates that we believe should be classified as medical devices for purposes of the FDA regulatory pathway may be determined by the FDA to be biologic products subject to the satisfaction of significantly more stringent requirements for FDA approval.

The requirements governing the conduct of clinical trials and cell culturing and marketing of our product candidates outside the United States vary widely from country to country. Foreign approvals may take longer to obtain than FDA approvals and can require, among other things, additional testing and different clinical trial designs. Foreign regulatory approval processes generally include all of the risks associated with the FDA approval processes. Some foreign regulatory agencies also must approve prices of the products. Regulatory approval in one country does not ensure regulatory approval in another, but a failure or delay in obtaining regulatory approval in one country may negatively impact the regulatory process in others. We may not be able to file for regulatory approvals and may not receive necessary approvals to market our product candidates in any foreign country. If we fail to comply with these regulatory requirements or fail to obtain and maintain required approvals in any foreign country, we will not be able to sell our product candidates in that country and our ability to generate revenue will be adversely affected.

We cannot assure you that we will obtain FDA or foreign regulatory approval to market any of our product candidates for any indication in a timely manner or at all. If we fail to obtain regulatory approval of any of our product candidates for at least one indication, we will not be permitted to market our product candidates and may be forced to cease our operations.

Even if some of our product candidates receive regulatory approval, these approvals may be subject to conditions, and we and our third party manufacturers will in any event be subject to significant ongoing regulatory obligations and oversight.

Even if any of our product candidates receives regulatory approval, the manufacturing, marketing and sale of our product candidates will be subject to stringent and ongoing government regulation. Conditions of approval, such as limiting the category of patients who can use the product, may significantly impact our ability to commercialize the product and may make it difficult or impossible for us to market a product profitably. Changes we may desire to make to an approved product, such as cell culturing changes or revised labeling may require further regulatory review and approval, which could prevent us from updating or otherwise changing an approved product. If our product candidates are approved by the FDA or other regulatory authorities for the treatment of any indications, regulatory labeling may specify that our product candidates be used in conjunction with other therapies. For instance, we currently anticipate that prior implantation of an ICD and treatment with optimal drug therapy will be required at least initially as a condition to treatment with MyoCell.

Once obtained, regulatory approvals may be withdrawn for a number of reasons, including the later discovery of previously unknown problems with the product. Regulatory approval may also require costly post-marketing follow-up studies, and failure of our product candidates to demonstrate sufficient efficacy and safety in these studies may result in either withdrawal of marketing approval or severe limitations on permitted product usage. In addition, numerous additional regulatory requirements relating to, among other processes, the labeling, packaging, adverse event reporting, storage, advertising, promotion and record-keeping will also apply. Furthermore, regulatory agencies subject a marketed product, its manufacturer and the manufacturer’s facilities to continual review and periodic inspections. Compliance with these regulatory requirements is time consuming and requires the expenditure of substantial resources.

If any of our product candidates is approved, we will be required to report certain adverse events involving our products to the FDA, to provide updated safety and efficacy information and to comply with requirements concerning the advertisement and promotional labeling of our products. As a result, even if we obtain necessary regulatory approvals to market our product candidates for any indication, any adverse results, circumstances or events that are subsequently discovered could require that we cease marketing the product for that indication or expend money, time and effort to ensure full compliance, which could have a material adverse effect on our business.

In response to recent events regarding questions about the safety of certain approved prescription products, including the lack of adequate warnings, the FDA and the U.S. Congress are currently considering new regulatory and legislative approaches to advertising, monitoring and assessing the safety of marketed drugs, including legislation authorizing the FDA to mandate labeling changes for approved products, particularly those related to safety. It is possible that congressional and FDA initiatives pertaining to ensuring the safety of marketed biologics and similar initiatives in other countries, or other developments pertaining to the pharmaceutical industry, could require us to expend additional resources to comply with such initiatives and could adversely affect our operations.

In addition, the FDA and similar foreign governmental authorities have the authority to require the recall of commercialized products in the event of any failure to comply with applicable laws and regulations or defects in design or manufacture. In the event any of our product candidates receives approval and is commercialized, a government-mandated or voluntary product recall by us could occur as a result of component failures, device malfunctions, or other negative events such as serious injuries or deaths, or quality-related issues such as cell culturing errors or design or labeling defects. Recalls of any of our potential products could divert managerial and financial resources, harm our reputation and adversely affect our financial condition, results of operations and stock price.

Any failure by us, or by any third parties that may manufacture or market our products, to comply with the law, including statutes and regulations administered by the FDA or other U.S. or foreign regulatory authorities, could result in, among other things, warning letters, fines and other civil penalties, suspension of regulatory approvals and the resulting requirement that we suspend sales of our products, refusal to approve pending applications or supplements to approved applications, export or import restrictions, interruption of production, operating restrictions, closure of the facilities used by us or third parties to manufacture our product candidates, injunctions or criminal prosecution. Any of the foregoing actions could have a material adverse effect on our business.

We must comply with federal, state and foreign laws, regulations and other rules relating to the healthcare business, and, if we do not fully comply with such laws, regulations and other rules, we could face substantial penalties.

We are, or will be directly or indirectly through our customers, subject to extensive regulation by the federal government, the states and foreign countries in which we may conduct our business. The laws that directly or indirectly affect our ability to operate our business include the following:

  the federal Medicare and Medicaid Anti-Kickback law, which prohibits persons from knowingly and willfully soliciting, offering, receiving or providing remuneration, directly or indirectly, in cash or in kind, to induce either the referral of an individual or furnishing or arranging for a good or service, for which payment may be made under federal healthcare programs such as Medicare and Medicaid;
  other Medicare laws, regulations, rules, manual provisions and policies that prescribe the requirements for coverage and payment for services performed by our customers, including the amount of such payment;
  the Federal False Claims Act, which imposes civil and criminal liability on individuals and entities who submit, or cause to be submitted, false or fraudulent claims for payment to the government;
  the Federal False Statements Act, which prohibits knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false statement in connection with delivery of or payment for healthcare benefits, items or services; and
  state and foreign law equivalents of the foregoing.

If our operations are found to be in violation of any of the laws, regulations, rules or policies described above or any other law or governmental regulation to which we or our customers are or will be subject, or if the interpretation of the foregoing changes, we may be subject to civil and criminal penalties, damages, fines, exclusion from the Medicare and Medicaid programs and the curtailment or restructuring of our operations. Similarly, if our customers are found non-compliant with applicable laws, they may be subject to sanctions, which could also have a negative impact on us. Any penalties, damages, fines, curtailment or restructuring of our operations would adversely affect our ability to operate our business and our financial results. The risk of our being found in violation of these laws is increased by the fact that many of them have not been fully interpreted by the regulatory authorities or the courts, and their provisions are open to a variety of interpretations, and additional legal or regulatory change.

Any action against us for violation of these laws, even if we successfully defend against it, could cause us to incur significant legal expenses, divert our management’s attention from the operation of our business and damage our reputation.

Our business involves the use of hazardous materials that could expose us to environmental and other liability.

Our facility in Sunrise, Florida is subject to various local, state and federal laws and regulations relating to the use and disposal of hazardous or potentially hazardous substances, including chemicals and microorganisms used in connection with our research and development activities. In the United States, these laws include the Occupational Safety and Health Act, the Toxic Test Substances Control Act and the Resource Conservation and Recovery Act. Although we believe that our safety procedures for handling and disposing of these materials comply with the standards prescribed by these regulations, we cannot assure you that accidental contamination or injury to employees and third parties from these materials will not occur.

Risks Related to Commercialization of our Product Candidates

The healthcare community has relatively little experience with therapies based on cellular medicine and, accordingly, if our product candidates do not become widely accepted by physicians, patients, third party payers or the healthcare community, we may be unable to generate significant revenue, if any.

We are developing cell-based therapy product candidates for the treatment of heart damage that represent novel and unproven treatments and, if approved, will compete with a number of more conventional products and therapies manufactured and marketed by others, including major pharmaceutical companies. We cannot predict or guarantee that physicians, patients, healthcare insurers, third party payers or health maintenance organizations, or the healthcare community in general, will accept or utilize any of our product candidates. We anticipate that, if approved, we will market MyoCell primarily to interventional cardiologists, who are generally not the primary care physicians for patients who may be eligible for treatment with MyoCell. Accordingly, our commercial success may be dependent on third party physicians referring their patients to interventional cardiologists for MyoCell treatment.

If we are successful in obtaining regulatory approval for any of our product candidates, the degree of market acceptance of those products will depend on many factors, including:

  our ability to provide acceptable evidence and the perception of patients and the healthcare community, including third party payers, of the positive characteristics of our product candidates relative to existing treatment methods, including their safety, efficacy, cost effectiveness and/or other potential advantages;
  the incidence and severity of any adverse side effects of our product candidates;
  the availability of alternative treatments;
  the labeling requirements imposed by the FDA and foreign regulatory agencies, including the scope of approved indications and any safety warnings;
  our ability to obtain sufficient third party insurance coverage or reimbursement for our products candidates;
  the inclusion of our products on insurance company coverage policies;
  the willingness and ability of patients and the healthcare community to adopt new technologies;
  the procedure time associated with the use of our product candidates;
  our ability to manufacture or obtain from third party manufacturers sufficient quantities of our product candidates with acceptable quality and at an acceptable cost to meet demand; and
  marketing and distribution support for our products.

Failure to achieve market acceptance would limit our ability to generate revenue and would have a material adverse effect on our business. In addition, if any of our product candidates achieve market acceptance, we may not be able to maintain that market acceptance over time if competing products or technologies are introduced that are received more favorably or are more cost-effective.

There is substantial uncertainty as to the coverage that may be available and the reimbursement rates that may be established for our product candidates. Any failure to obtain third party coverage or an adequate level of reimbursement for our product candidates will likely have a material adverse effect on our business.

If we successfully develop, and obtain necessary regulatory approvals for, our product candidates we intend to sell them initially in Europe and the United States. We have not yet submitted any of our product candidates to CMS or any private or governmental third party payer in the United States to determine whether or not our product candidates will be covered under private or public health insurance plans or, if they are covered, what coverage or reimbursement rates may be available. Although we believe hospitals may be entitled to some procedure reimbursement for MyoCell, we cannot assure you that such reimbursement will be adequate or available at all.

In Europe, the pricing of prescription pharmaceutical products and services and the level of government reimbursement generally are subject to governmental control. Reimbursement and healthcare payment systems in European markets vary significantly by country, and may include both government-sponsored healthcare and private insurance. In these countries, pricing negotiations with governmental authorities can take six to twelve months or longer after the receipt of marketing approval for a product. To obtain reimbursement or pricing approval in some countries, we may be required to conduct one or more clinical trials that compare the cost effectiveness of our product candidates to other available therapies. Conducting one or more clinical trials for this purpose would be expensive and result in delays in commercialization of our product candidates. We may not obtain coverage or reimbursement or pricing approvals from countries in Europe in a timely manner, or at all. Any failure to receive coverage or reimbursement or pricing approvals from one or more European countries could effectively prevent us from selling our product candidates in those countries, which could materially adversely affect our business.

In the United States, our revenues will depend upon the coverage and reimbursement rates and policies established for our product candidates by third party payers, including governmental authorities, managed-care providers, public health insurers, private health insurers and other organizations. These third party payers are increasingly attempting to contain healthcare costs by limiting both coverage and the level of reimbursement for new healthcare products approved for marketing by the FDA or regulatory agencies in other countries. As a result, significant uncertainty exists as to whether newly approved medical products will be eligible for coverage by third party payers or, if eligible for coverage, what the reimbursement rates will be for those products. Furthermore, cell-based therapies like MyoCell may be more expensive than pharmaceuticals due to, among other things, the higher cost and complexity associated with the research, development and production of these therapies. This, in turn, may make it more difficult for us to obtain adequate reimbursement from third party payers, particularly if we cannot demonstrate a favorable cost-benefit relationship. Third party payers may also deny coverage or offer inadequate levels of reimbursement for our potential products if they determine that the product has not received appropriate clearances from the FDA or other government regulators or is experimental, unnecessary or inappropriate. Accordingly, we cannot assure you that adequate third party coverage or reimbursement will be available for any of our product candidates to allow us to successfully commercialize these product candidates.

Coverage and reimbursement rates for our product candidates may be subject to increased restrictions both in the United States and in other countries in the future. Coverage policies and reimbursement rates are subject to change and we cannot guarantee that current coverage policies and reimbursement rates will be applicable to our product candidates in the future. U.S. federal, state and foreign agencies and legislatures from time to time may seek to impose restrictions on coverage, pricing, and reimbursement level of drugs, devices and healthcare services in order to contain healthcare costs.

If we are unable to establish sales and marketing capabilities or enter into agreements with third parties to market and sell our product candidates, we may be unable to generate product revenues.

We do not have a sales and marketing force and related infrastructure and have limited experience in the sales, marketing and distribution of our product candidates. To achieve commercial success for any approved product, we must either develop a sales and marketing force or outsource these functions to third parties. Currently, we intend to internally develop a direct sales and marketing force in both Europe and the United States as we approach commercial approval of our product candidates. In other regions, we intend to seek to enter into exclusive or non-exclusive distribution arrangements. The development of our own sales and marketing force will result in us incurring significant costs before the time that we may generate revenues. We may not be able to attract, hire, train and retain qualified sales and marketing personnel to build a significant or effective marketing and sales force for sales of our product candidates.

Product liability and other claims against us may reduce demand for our products or result in substantial damages. We anticipate that we will need to obtain and maintain additional or increased insurance coverage, and we may not be able to obtain or maintain such coverage on commercially reasonable terms, if at all.

A product liability claim, a clinical trial liability claim or other claim with respect to uninsured liabilities or for amounts in excess of insured liabilities could have a material adverse effect on our business. Our business exposes us to potential liability risks that may arise from the clinical testing of our product candidates in human clinical trials and the manufacture and sale of any approved products. Any clinical trial liability or product liability claim or series of claims or class actions brought against us, with or without merit, could result in:

  liabilities that substantially exceed our existing clinical trial liability insurance, or any clinical trial liability or product liability insurance that we may obtain in the future, which we would then be required to pay from other sources, if available;
  an increase in the premiums we pay for our clinical trial liability insurance and any clinical trial liability or product liability insurance we may obtain in the future or the inability to renew or obtain clinical trial liability or product liability insurance coverage in the future on acceptable terms, or at all;
  withdrawal of clinical trial volunteers or patients;
  damage to our reputation and the reputation of our products, including loss of market share;
  regulatory investigations that could require costly recalls or product modifications;
  litigation costs; and
  diversion of management’s attention from managing our business.

We do not currently have product liability insurance because none of our product candidates has yet been approved for commercialization. While we plan to seek product liability insurance coverage if any of our product candidates are sold commercially, we cannot assure you that we will be able to obtain product liability insurance on commercially acceptable terms, if at all, or that we will be able to maintain such insurance at a reasonable cost or in sufficient amounts to protect against potential losses.

Claims may be made by consumers, healthcare providers, third party strategic collaborators or others selling our products if one of our products or product candidates causes, or appears to have caused, an injury. We may be subject to claims against us even if an alleged injury is due to the actions of others. For example, we rely on the expertise of physicians, nurses and other associated medical personnel to perform the medical procedures and processes related to our product candidates. If these medical personnel are not properly trained or are negligent in using our product candidates, the therapeutic effect of our product candidates may be diminished or the patient may suffer injury, which may subject us to liability. In addition, an injury resulting from the activities of our suppliers may serve as a basis for a claim against us.

We do not intend to promote, or to in any way support or encourage the promotion of, our product candidates for off-label or otherwise unapproved uses. However, if our product candidates are approved by the FDA or similar foreign regulatory authorities, we cannot prevent a physician from using them for any off-label applications. If injury to a patient results from such an inappropriate use, we may become involved in a product liability suit, which will likely be expensive to defend.

These liabilities could prevent or interfere with our clinical efforts, product development efforts and any subsequent product commercialization efforts, all of which could have a material adverse effect on our business.

Our success will depend in part on establishing and maintaining effective strategic partnerships, collaborations and licensing agreements.

Our strategy for the development, testing, culturing and commercialization of our product candidates relies on establishing and maintaining numerous collaborations with various corporate partners, consultants, scientists, researchers, licensors, licensees and others. While we are continually in discussions with a number of companies, universities, research institutions, consultants, scientists, researchers, licensors, licensees and others to establish additional relationships and collaborations, which are typically complex and time consuming to negotiate, document and implement, we may not reach definitive agreements with any of them. Even if we enter into these arrangements, we may not be able to maintain these relationships or establish new ones in the future on acceptable terms.

Furthermore, any collaboration that we enter into may not be successful. The success of our collaboration arrangements, if any, will depend heavily on the efforts and activities of our collaborators. Possible future collaborations have risks, including the following:

  our collaboration agreements are likely to be for fixed terms and subject to termination by our collaborators in the event of a material breach or lack of scientific progress by us;
  our collaborators are likely to have the first right to maintain or defend our intellectual property rights and, although we would likely seek to secure the right to assume the maintenance and defense of our intellectual property rights if our collaborators do not, our ability to do so may be compromised by our collaborators' acts or omissions;
  our collaborators may utilize our intellectual property rights in such a way as to invite litigation that could jeopardize or invalidate our intellectual property rights or expose us to potential liability;
  our collaborators may underfund or not commit sufficient resources to the testing, marketing, distribution or development of our product candidates; and
  our collaborators may develop alternative products either on their own or in collaboration with others, or encounter conflicts of interest or changes in business strategy or other business issues, which could adversely affect their willingness or ability to fulfill their obligations to us.

These arrangements also may require us to grant certain rights to third parties, including exclusive marketing rights to one or more products, or may have other terms that are burdensome to us, and may involve the issuance of our securities. If any of our partners terminates its relationship with us or fails to perform its obligations in a timely manner, the development or commercialization of our technology and product candidates may be substantially delayed. Further, disputes may arise with our collaborators about inventorship and corresponding rights in knowhow and inventions resulting from the joint creation or use of intellectual property by us and our collaborators.

Risks Related to Our Intellectual Property

We hold limited patent and other intellectual property rights, and our success will be dependent in large part on safeguarding our existing intellectual property rights and obtaining patent and other proprietary protection for our product candidates.

We hold limited patent rights in our product candidates. Our MyoCath product candidate is protected by a patent, expiring in September 2017, in which we have an irrevocable co-exclusive license. Our MyoCell product candidate is no longer protected by patents, which means that competitors will be free to sell products that incorporate the same or similar technologies that are used in MyoCell without infringing our patent rights. As a result, MyoCell, if approved for use, may be vulnerable to competition in the form of products that use the same or similar technologies. We have previously licensed certain patents and patent applications relating to our MyoCell product candidate. These licenses have all lapsed as of the date of this report, although we have had discussions with the relevant licensor regarding a potential reinstatement of our rights in such licenses.

Our commercial success will depend to a significant degree on our ability to:

  compel the owners of the patents licensed to us to defend and enforce such patents, to the extent such patents may be applicable to our products and material to their commercialization;
  obtain new patent and other proprietary protection for MyoCell and our other product candidates;
  obtain and/or maintain appropriate licenses to patents, patent applications or other proprietary rights held by others with respect to our technology, both in the United States and other countries;
  preserve intellectual property rights relating to our product candidates; and
  operate without infringing the patents and proprietary rights of third parties.

Failure to obtain adequate patent protection for our product candidates, or the failure to protect our existing patent rights, may impair our ability to be competitive. The availability of infringing products in markets where we have patent protection, or the availability of competing products in markets where we do not have adequate patent protection, could erode the market for our product candidates, negatively impact the prices we can charge for our product candidates, and harm our reputation if infringing or competing products are manufactured to inferior standards.

Our most important license agreement with respect to MyoCath is co-exclusive and the co-licensor of the intellectual property, a division of Abbott Laboratories, may also seek to commercialize MyoCath.

In June 2003, we assigned our exclusive license to the primary patent protecting MyoCath to ACS, originally a subsidiary of Guidant Corporation and now d/b/a Abbott Vascular, a division of Abbott Laboratories. In connection with this agreement, ACS granted to us a co-exclusive, irrevocable, fully paid-up license to this patent for the life of the patent. Because our license is co-exclusive with ACS, ACS may, parallel to our efforts, seek to commercialize MyoCath if MyoCath secures regulatory approval.

Accordingly, even if ACS does nothing to assist us to secure regulatory approval of MyoCath, ACS may become a direct competitor in the MyoCath manufacturing and supply business. In addition, pursuant to our agreement with ACS, we are prohibited from contracting with third parties for the distribution of MyoCath.

Our patents may not be valid or enforceable, and may be challenged by third parties.

We cannot assure you that any patents issued or licensed to us would be held valid by a court or administrative body or that we would be able to successfully enforce our patents against infringers, including our competitors. The issuance of a patent is not conclusive as to its validity or enforceability, and the validity and enforceability of a patent is susceptible to challenge on numerous legal grounds. Challenges raised in patent infringement litigation brought by or against us may result in determinations that patents that have been issued or licensed to us or any patents that may be issued to us or our licensors in the future are invalid, unenforceable or otherwise subject to limitations. In the event of any such determinations, third parties may be able to use the discoveries or technologies claimed in these patents without paying licensing fees or royalties to us, which could significantly diminish the value of our intellectual property and our competitive advantage. Even if our patents are held to be enforceable, others may be able to design around our patents or develop products similar to our products that are not within the scope of any of our patents.

In addition, enforcing the patents that have been licensed to us and any patents that may be issued to us in the future against third parties may require significant expenditures regardless of the outcome of such efforts. Our inability to enforce our patents against infringers and competitors may impair our ability to be competitive and could have a material adverse effect on our business.

If we are not able to protect and control unpatented trade secrets, know-how and other technological innovation, we may suffer competitive harm.

We rely to a large extent on unpatented technology, trade secrets, confidential information and proprietary know-how to protect our technology and maintain our competitive position, especially when we do not believe that patent protection is appropriate or can be obtained. Trade secrets are difficult to protect. In order to protect proprietary technology and processes, we rely in part on confidentiality and intellectual property assignment agreements with our employees, consultants and others. These agreements generally provide that the individual must keep confidential and not disclose to other parties any confidential information developed or learned by the individual during the course of the individual’s relationship with us except in limited circumstances. These agreements generally also provide that we shall own all inventions conceived by the individual in the course of rendering services to us. These agreements may not effectively prevent disclosure of confidential information or result in the effective assignment to us of intellectual property, and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information or other breaches of the agreements. In addition, others may independently discover trade secrets and proprietary information that have been licensed to us or that we own, and in such case we could not assert any trade secret rights against such party.

Enforcing a claim that a party illegally obtained and is using trade secrets that have been licensed to us or that we own is difficult, expensive and time-consuming, and the outcome is unpredictable. In addition, courts outside the United States may be less willing to protect trade secrets. Costly and time-consuming litigation could be necessary to seek to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain trade secret protection could have a material adverse effect on our business. Moreover, some of our academic institution licensors, collaborators and scientific advisors have rights to publish data and information to which we have rights. If we cannot maintain the confidentiality of our technologies and other confidential information in connection with our collaborations, our ability to protect our proprietary information or obtain patent protection in the future may be impaired, which could have a material adverse effect on our business.

Other Risks Related to Our Business

We depend on attracting and retaining key management and scientific personnel and the loss of these personnel could impair the development of our products candidates.

Our success depends on our continued ability to attract, retain and motivate highly qualified management, clinical and scientific personnel and on our ability to develop and maintain important relationships with academic institutions, clinicians and scientists. We are highly dependent upon our senior scientific staff, many of whom have developed very specialized expertise in their position. The loss of services of one or more members of our senior scientific staff could significantly delay or prevent the successful completion of our clinical trials or commercialization of our product candidates. The employment of each of our employees with us is “at will,” and each employee can terminate his or her employment with us at any time. We do not have a succession plan in place for any of our officers and key employees. We do not carry insurance on any of our other key employees and, accordingly, their death or disability may have a material adverse effect on our business.

The competition for qualified personnel in the life sciences field is intense. We will need to hire additional personnel, including regulatory and sales personnel, as we continue to expand our development activities. We may not be able to attract and retain quality personnel on acceptable terms given our geographic location and the competition for such personnel among life sciences, biotechnology, pharmaceutical and other companies. If we are unable to attract new employees and retain existing employees, we may be unable to continue our development and commercialization activities and our business may be harmed.

We face intense competition in the biotechnology and healthcare industries.

We face, and will continue to face, intense competition from pharmaceutical, biopharmaceutical, medical device and biotechnology companies developing heart failure treatments both in the United States and abroad, as well as numerous academic and research institutions, governmental agencies and private organizations engaged in drug discovery activities or funding both in the United States and abroad. We also face competition from entities and healthcare providers using more traditional methods, such as surgery and pharmaceutical regimens, to treat heart failure. We believe there are a substantial number of heart failure products under development by numerous pharmaceutical, biopharmaceutical, medical device and biotechnology companies, and it is likely that other competitors will emerge. We are also aware of several competitors developing cell-based therapies for the treatment of heart damage, including Aastrom Bioscience, Inc., Aldagen, Inc., Angioblast Systems, Inc., Athersys, Inc., Baxter International, Inc., Cytori Therapeutics, Inc., MG Biotherapeutics, LLC (a joint venture between Genzyme Corporation and Medtronic, Inc.), Mytogen, Inc. (a wholly-owned subsidiary of Advanced Cell Technology, Inc.), Osiris Therapeutics, Inc., ViaCell, Inc. (a wholly-owned subsidiary of PerkinElmer, Inc.) and potentially others. We also recognize that there may be competitors and competing technologies, therapies and/or products that we are not aware of.

These third parties also compete with us in recruiting and retaining qualified personnel, establishing clinical trial sites and registering patients for clinical trials, as well as acquiring or licensing intellectual property and technology.

Many competitors have more experience than we do in research and development, marketing, cell culturing, manufacturing, preclinical testing, conducting clinical trials, obtaining FDA and foreign regulatory approvals and marketing approved products. The competitors, some of which have their own sales and marketing organizations, have greater financial and technical resources than we do and may be better equipped than we are to sell competing products, obtain patents that block or otherwise inhibit our ability to further develop and commercialize our product candidates, obtain approvals from the FDA or other regulatory agencies for products more rapidly than we do, or develop treatments or cures that are safer or more effective than those we propose to develop.

In addition, academic institutions, governmental agencies, and other public and private organizations conducting research in the field of heart damage may seek patent protection with respect to potentially competitive products or technologies and may establish exclusive collaborative or licensing relationships with our competitors.

MyoCell is a clinical therapy designed to be utilized at least a few months after a patient has suffered heart damage. Our competitors may discover technologies and techniques for the acute treatment of heart failure, which, if successful in treating heart failure shortly after its occurrence, may reduce the market size for treatments for chronic heart damage, including MyoCell.

Our industry is subject to rapid technological change.

Our industry is subject to rapid technological change and our cellular-based therapies involve new and rapidly developing technology. Our competitors may discover and develop new technologies and techniques, or enter into partnerships with collaborators in order to develop, competing products that are more effective or less costly than the product candidates we hope to secure regulatory approval for. In light of the industry’s limited experience with cell-based therapies and the dedication of significant resources to a better understanding of this field, we expect these cell-based technologies to undergo significant change in the future. For example, some of our competitors are exploring whether the use of cells, other than myoblasts, is safer or more effective than MyoCell. If there is rapid technological development or new product introductions, our current and future product candidates or methods may become obsolete or noncompetitive before or after we commercialize them.

Risks Related to the Transactions with Magna Equities II, LLC

Funding from our Purchase Agreement with Magna Equities II, LLC may be limited or insufficient to fund our operations or to implement our strategy.

Under our Purchase Agreement with Magna Equities II, LLC, upon effectiveness of the registration statement of which this prospectus is a part, and subject to other conditions, we may direct Magna Equities II, LLC to purchase up to $3,000,000 of our shares of common stock over a 24-month period. Although the Purchase Agreement provides that we may sell up to $3,000,000 of our common stock to Magna Equities II, LLC, only 143,812,591 shares of our common stock are being offered under this prospectus, which represents (i) 31,000,000 shares of common stock that may be issued to Magna Equities II, LLC upon conversion of the Convertible Note, (ii) 9,109,128 shares of common stock that we issued to Magna Equities II, LLC as Initial Commitment Shares on October 27, 2014, (iii) a maximum of 15,890,872 shares of common stock that we may be required to issue to Magna Equities II, LLC as Additional Commitment Shares and (iv) 87,812,591 shares of common stock that we may issue to Magna Equities II, LLC as Shares pursuant to draw downs under the Purchase Agreement.

At an assumed purchase price of $0.01460 (equal to 93% of the closing price of our common stock of $0.01570 on November 10, 2014), and assuming the sale by us to Magna Equities II, LLC of all of the 87,812,591 Shares, or approximately 15.7% of our issued and outstanding common stock, including the issuance of such shares, being registered hereunder pursuant to draw downs under the Purchase Agreement, we would receive only approximately $1,282,064 in gross proceeds. Furthermore, we may receive substantially less than $1,282,064 in gross proceeds from the financing due to our share price, discount to market and other factors relating to our common stock. If we elect to issue and sell more than the 87,812,591 Shares offered under this prospectus to Magna Equities II, LLC, which we have the right, but not the obligation, to do, we must first register for resale under the Securities Act any such additional Shares, which could cause additional substantial dilution to our stockholders. Based on the above assumptions, we would be required to register an additional approximately 117,666,849 shares of our common stock to obtain the balance of $1,717,936 of the Total Commitment that would be available to us under the Purchase Agreement. We currently have authorized and available for issuance 2,000,000,000 shares of our common stock pursuant to our charter. Depending on the price at which Shares are ultimately sold, we may have to increase the number of our authorized shares in order to issue Shares to Magna Equities II, LLC.

There can be no assurance that we will be able to receive all or any of the Total Commitment from Magna Equities II, LLC because the Purchase Agreement contains certain limitations, restrictions, requirements, conditions and other provisions that could limit our ability to cause Magna Equities II, LLC to buy common stock from us. For instance, we are prohibited from issuing a Draw Down Notice if the amount requested in such Draw Down Notice exceeds the Maximum Draw Down Amount, or the sale of Shares pursuant to the Draw Down Notice would cause us to sell or Magna Equities II, LLC to purchase an aggregate number of shares of the Company’s common stock which would result in beneficial ownership by Magna Equities II, LLC of more than 9.99% of our common stock (as calculated pursuant to Section 13(d) of the Exchange Act and the rules and regulations thereunder). Moreover, there are limitations with respect to the frequency with which we may provide Draw Down Notices to Magna Equities II, LLC under the Purchase Agreement. Also, as discussed above, there must be an effective registration statement covering the resale of any Shares to be issued pursuant to any draw down under the Purchase Agreement, and the registration statement of which this prospectus is a part covers the resale of only 87,812,591 Shares that may be issuable pursuant to draw downs under the Purchase Agreement. These registration statements may be subject to review and comment by the staff of the Commission, and will require the consent of our independent registered public accounting firm. Therefore, the timing of effectiveness of these registration statements cannot be assured.

The extent to which we rely on Magna Equities II, LLC as a source of funding will depend on a number of factors, including the amount of working capital needed, the prevailing market price of our common stock and the extent to which we are able to secure working capital from other sources. If obtaining sufficient funding from Magna Equities II, LLC were to prove unavailable or prohibitively dilutive, we would need to secure another source of funding. Even if we sell all $3,000,000 of common stock under the Purchase Agreement with Magna Equities II, LLC, we will still need additional capital to fully implement our current business, operating plans and development plans.

The sale or issuance of our common stock to Magna Equities II, LLC at a discount may cause substantial dilution and the resale of the shares of common stock by Magna Equities II, LLC into the public market, or the perception that such sales may occur, could cause the price of our common stock to fall.

Under the Purchase Agreement with Magna Equities II, LLC, upon effectiveness of the registration statement of which this prospectus is a part, and subject to other conditions, we may direct Magna Equities II, LLC to purchase up to $3,000,000 of our shares of common stock over a 24-month period. We are registering an aggregate of 143,812,591 (including 9,109,128 shares already issued) shares of common stock in the registration statement of which this prospectus is a part pursuant to the Registration Rights Agreement, representing shares which have been and may be issuable to Magna Equities II, LLC under the Purchase Agreement and shares underlying the Convertible Note we issued to Magna Equities II, LLC. Notwithstanding Magna Equities II, LLC’s beneficial ownership limitation set forth in the Purchase Agreement and the Convertible Note, if all of the 143,812,591 shares offered under this prospectus were issued and outstanding as of November 20, 2014, such shares would represent approximately 20.7% of the total number of shares of our common stock outstanding and 20.9% of the total number of outstanding shares of our common stock held by non-affiliates, in each case as of November 20, 2014. The number of shares ultimately offered for sale by Magna Equities II, LLC under this prospectus is dependent upon a number of factors, including the extent to which Magna Equities II, LLC converts the Convertible Note into shares of our common stock and the number of Shares we ultimately issue and sell to Magna Equities II, LLC under the Purchase Agreement. Because the actual purchase price for the Shares that we may sell to Magna Equities II, LLC will fluctuate based on the market price of our common stock during the term of the Purchase Agreement, we are not able to determine at this time the exact number of shares of our common stock that we will issue under the Purchase Agreement and, therefore, the exact number of shares we will ultimately register for resale under the Securities Act.

Specifically, because the per share purchase price for the Shares subject to a Draw Down Notice will be equal to a 7% discount to certain trading prices of our common stock as set forth in the Purchase Agreement, Magna Equities II, LLC will pay less than the then-prevailing market price for our common stock, and the actual purchase price for the Shares that we may sell to Magna Equities II, LLC will fluctuate based on the VWAPs and closing prices of our common stock during the term of the Purchase Agreement. As a result of this discount, Magna Equities II, LLC may have a financial incentive to sell our common stock immediately to realize the profit equal to the difference between the purchase price and the market price. If Magna Equities II, LLC sells the common stock, the market price of our common stock could decrease. If the market price of our common stock decreases, Magna Equities II, LLC may have a further incentive to sell the common stock that it holds. These sales may have a further impact on the market price of our common stock.

Moreover, there is an inverse relationship between the market price of our common stock and the number of shares of our common stock that may be sold pursuant to the Purchase Agreement. That is, the lower the market price, the more shares of our common stock that may be sold under the Purchase Agreement. Accordingly, if the market price of our common stock decreases (whether such decrease is due to sales by Magna Equities II, LLC in the market or otherwise) and, in turn, the purchase price of our common stock sold to Magna Equities II, LLC under the Purchase Agreement decreases, this could allow Magna Equities II, LLC to receive greater numbers of shares of our common stock pursuant to draw downs under the Purchase Agreement. Although the number of shares of our common stock that our existing stockholders own will not decrease, the common stock owned by our existing stockholders will represent a smaller percentage of our total outstanding shares after any such sales to Magna Equities II, LLC. Depending on market liquidity at the time, the sale of a substantial number of shares of our common stock to Magna Equities II, LLC at a discount to the then-prevailing market price for our common stock under the Purchase Agreement, and the resale of such shares by Magna Equities II, LLC into the public market, or the perception that such sales may occur, could cause the trading price of our common stock to decline, result in substantial dilution to existing stockholders and make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

For a tabular disclosure of the number of securities and percentage ownership to be issued assuming we sell all the securities on the registration statement and assuming sales to Magna Equities II, LLC at various discounts to our current market price, please see “Equity Enhancement Program With Magna Equities II, LLC” on page 42 of this prospectus.

You may experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

The price per share of our common stock being offered pursuant to this prospectus may be substantially higher than the net tangible book value per share of our common stock. Therefore, if you purchase shares of common stock in this offering at the current market value, you may suffer immediate and substantial dilution in the pro forma net tangible book value per share of common stock. See the section entitled “Dilution” elsewhere in this prospectus for a more detailed discussion of the dilution you may incur if you purchase shares in this offering.

We may use the net proceeds from sales of our common stock to Magna Equities II, LLC pursuant to the Purchase Agreement in ways with which you may disagree.

We intend to use the net proceeds from sales of our common stock to Magna Equities II, LLC pursuant to the Purchase Agreement for working capital and general corporate purposes. As of the date of this prospectus, we cannot specify with certainty all of the particular uses of the proceeds from sales of common stock to Magna Equities II, LLC pursuant to the Purchase Agreement. Accordingly, we will have significant discretion in the use of the net proceeds of sales of common stock to Magna Equities II, LLC pursuant to the Purchase Agreement. It is possible that we may allocate the proceeds differently than investors in this offering desire or that we will fail to maximize our return on these proceeds. We may, subsequent to this offering, modify our intended use of the proceeds from sales of common stock to Magna Equities II, LLC pursuant to the Purchase Agreement to pursue strategic opportunities that may arise, such as potential acquisition opportunities. You will be relying on the judgment of our management with regard to the use of the net proceeds from the sales of common stock to Magna Equities II, LLC pursuant to the Purchase Agreement, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Any failure to apply the proceeds from sales of common stock to Magna Equities II, LLC pursuant to the Purchase Agreement effectively could have a material adverse effect on our business and cause a decline in the market price of our common stock.

Risks Related to Our Common Stock

An active, liquid and orderly trading market for our common stock may not continue.

Prior to our initial public offering, there was no public market for our common stock. Following our initial public offering, our common stock was traded on the NASDAQ Global Market and, subsequently, the NASDAQ Capital Market. On February 25, 2009, we received notification from The NASDAQ Stock Market of its determination to discontinue our NASDAQ listing effective February 27, 2009. We filed for quotation of our common stock on the Over-The-Counter Bulletin Board and that application was approved by FINRA on May 13, 2009. On February 23, 2011 we received notice of FINRA’s determination of our ineligibility for continued quotation of our shares on the OTCBB due to quoting inactivity under SEC Rule 15c2-11. On March 9, 2011 we again filed for quotation of our common stock on the Over-The-Counter Bulletin Board and that application was approved by FINRA on March 29, 2011.

We cannot offer any assurance that an active trading market for our common stock will continue or how liquid that market may be. As a result, relatively small trades may have a disproportionate impact on the price of our common stock, which may contribute to the price volatility of our common stock and could limit your ability to sell your shares.

The market price of our common stock could also be subject to wide fluctuations in response to many risk factors described in this section and other matters, including:

  publications of clinical trial results by clinical investigators or others about our products and competitors' products and/or our industry;
  changes by securities analysts in financial estimates of our operating results and the operating results of our competitors;
  publications of research reports by securities analysts about us, our competitors or our industry;
  fluctuations in the valuation of companies perceived by investors to be comparable to us;
  actual or anticipated fluctuations in our quarterly or annual operating results;
  retention and departures of key personnel;
  our failure or the failure of our competitors to meet analysts' projections or guidance that we or our competitors may give to the market;
  strategic decisions by us or our competitors, such as acquisitions, divestitures, spin-offs, joint ventures, strategic investments or changes in business strategy;
  the passage of legislation or other regulatory developments affecting us or our industry;
  speculation in the press or investment community; and
  natural disasters, terrorist acts, act of war or periods of widespread civil unrest.

Furthermore, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies, especially life sciences and pharmaceutical companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political and market conditions, may negatively affect the market price of our common stock. As a result, the market price of our common stock is likely to be similarly volatile and investors in our common stock may experience a decrease, which could be substantial, in the value of their stock. In the past, many companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management's attention from other business concerns, which could have a material adverse effect on our business.

Anti-takeover provisions of Florida law, our articles of incorporation and our bylaws may prevent or delay an acquisition of us that shareholders may consider favorable or attempts to replace or remove our management that could be beneficial to our shareholders.

Our articles of incorporation and bylaws contain provisions, such as the right of our directors to issue preferred stock from time to time with voting, economic and other rights superior to those of our common stock without the consent of our shareholders, all of which could make it more difficult for a third party to acquire us without the consent of our board of directors. In addition, our bylaws impose restrictions on the persons who may call special shareholder meetings. Furthermore, the Florida Business Corporation Act contains an “affiliated transaction” provision that prohibits a publicly-held Florida corporation from engaging in a broad range of business combinations or other extraordinary corporate transactions with an “interested shareholder” unless, among others, (i) the transaction is approved by a majority of disinterested directors before the person becomes an interested shareholder; (ii) the interested shareholder has owned at least 80% of the corporation's outstanding voting shares for at least five years; or (iii) the transaction is approved by the holders of two-thirds of the corporation's voting shares other than those owned by the interested shareholder. An interested shareholder is defined as a person who together with affiliates and associates beneficially owns more than 10% of the corporation's outstanding voting shares. The Florida Business Corporation Act also prohibits the voting of shares in a publicly-held Florida corporation that are acquired in a “control share acquisition” unless the holders of a majority of the corporation's voting shares (exclusive of shares held by officers of the corporation, inside directors or the acquiring party) approve the granting of voting rights as to the shares acquired in the control share acquisition or unless the acquisition is approved by the corporation's Board of Directors. These provisions may have the effect of delaying or preventing a change of control of our company even if this change of control would benefit our shareholders.

We do not intend to pay cash dividends on our common stock in the foreseeable future and, accordingly, capital appreciation of our common stock, if any, will be a shareholder's sole source of gain from an investment in our common stock.

Our policy is to retain earnings to provide funds for the operation and expansion of our business and, accordingly, we have never declared or paid any cash dividends on our common stock or other securities and do not currently anticipate paying any cash dividends in the foreseeable future. Consequently, shareholders will need to sell shares of our common stock to realize a return on their investments, if any, and this capital appreciation, if any, will be a shareholder's sole source of gain from an investment in the common stock.

The declaration and payment of dividends by us are subject to the discretion of our Board of Directors and the restrictions specified in our articles of incorporation and by applicable law. In addition, under the terms of the Northstar Loan, we are restricted from paying cash dividends to our shareholders while this loan is outstanding. Any future determination to pay cash dividends will depend on our results of operations, financial condition, capital requirements, contractual restrictions and other factors deemed relevant by our Board of Directors.

Our common stock may be considered a “penny stock,” and thereby be subject to additional sale and trading regulations that may make it more difficult to sell.

Our common stock is considered to be a “penny stock.” It does not qualify for one of the exemptions from the definition of “penny stock” under Section 3a51-1 of the Exchange Act. Our common stock is a “penny stock” because it meets one or more of the following conditions (i) the stock trades at a price less than $5.00 per share; (ii) it is not traded on a “recognized” national exchange or (iii) it is not quoted on the NASDAQ Global Market, nor has a price less than $5.00 per share. The principal result or effect of being designated a “penny stock” is that securities broker-dealers participating in sales of our common stock are subject to the “penny stock” regulations set forth in Rules 15-2 through 15g-9 promulgated under the Securities Exchange Act. For example, Rule 15g-2 requires broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document at least two business days before effecting any transaction in a penny stock for the investor's account. Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult and time consuming for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

FINRA sales practice requirements may limit a shareholder’s ability to buy and sell our common shares.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common shares, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Rule 144 sales in the future may have a depressive effect on the company's stock price as an increase in supply of shares for sale, with no corresponding increase in demand will cause prices to fall.

All of the outstanding shares of common stock held by the present officers, directors, and affiliate stockholders are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended. As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Securities Act of 1933 and as required under applicable state securities laws. Rule 144 provides in essence that a person who is an affiliate or officer or director who has held restricted securities for six months may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1.0% of a Company's issued and outstanding common stock. There is no limit on the amount of restricted securities that may be sold by a non-affiliate after the owner has held the restricted securities for a period of six months if the Company is a current reporting company under the Securities Exchange Act of 1934. A sale under Rule 144 or under any other exemption from the Securities Act of 1933, if available, or pursuant to subsequent registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop. In addition, if we are deemed a shell company pursuant to Section 12(b)-2 of the Act, our "restricted securities", whether held by affiliates or non-affiliates, may not be re-sold for a period of 12 months following the filing of a Form 10 level disclosure or registration pursuant to the Securities Act of 1933.

Future issuances of shares for various considerations including working capital and operating expenses will increase the number of shares outstanding which will dilute existing investors and may have a depressive effect on the company's stock price.

There may be substantial dilution to our shareholders purchasing in future offerings as a result of future decisions of the Board to issue shares without shareholder approval for cash, services, payment of debt or acquisitions.

There may in all likelihood be little demand for shares of our common stock and as a result investors may be unable to sell at or near ask prices or at all if they need to liquidate their investment.

There may be little demand for shares of our common stock on the OTC Bulletin Board, or OTC Markets.com, meaning that the number of persons interested in purchasing our common shares at or near ask prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that it is a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if the Company came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven, early stage company such as ours or purchase or recommend the purchase of any of our Securities until such time as it became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in the Company's securities is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on the securities price. We cannot give investors any assurance that a broader or more active public trading market for the Company's common securities will develop or be sustained, or that any trading levels will be sustained. Due to these conditions, we can give investors no assurance that they will be able to sell their shares at or near ask prices or at all if they need money or otherwise desire to liquidate their securities of the Company.

Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business and operating results.

It may be time consuming, difficult and costly for us to develop and implement the additional internal controls, processes and reporting procedures required by the Sarbanes-Oxley Act. We may need to hire additional financial reporting, internal auditing and other finance staff in order to develop and implement appropriate additional internal controls, processes and reporting procedures.

If we fail to comply in a timely manner with the requirements of Section 404 of the Sarbanes-Oxley Act regarding internal control over financial reporting or to remedy any material weaknesses in our internal controls that we may identify, such failure could result in material misstatements in our financial statements, cause investors to lose confidence in our reported financial information and have a negative effect on the trading price of our common stock.

Pursuant to Section 404 of the Sarbanes-Oxley Act and current SEC regulations, we are required to prepare assessments regarding internal controls over financial reporting and, furnish an annual report by our management on our internal control over financial reporting. We continue to document and test our internal control procedures in order to satisfy these requirements, which is likely to result in increased general and administrative expenses and may shift management time and attention from revenue-generating activities to compliance activities. While our management is expending significant resources in an effort to complete this important project, there can be no assurance that we will be able to achieve our objective on a timely basis. Failure to achieve and maintain an effective internal control environment or complete our Section 404 certifications could have a material adverse effect on our stock price.

In addition, in connection with our on-going assessment of the effectiveness of our internal control over financial reporting, we may discover “material weaknesses” in our internal controls as defined in standards established by the Public Company Accounting Oversight Board, or the PCAOB. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. The PCAOB defines “significant deficiency” as a deficiency that results in more than a remote likelihood that a misstatement of the financial statements that is more than inconsequential will not be prevented or detected.

In the event that a material weakness is identified, we will employ qualified personnel and adopt and implement policies and procedures to address any material weaknesses that we identify. However, the process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company. We cannot assure you that the measures we will take will remediate any material weaknesses that we may identify or that we will implement and maintain adequate controls over our financial process and reporting in the future.

Currently our CEO and Principal Financial and Accounting Officer, concluded that our disclosure controls and procedures were ineffective as of the end of September 30, 2014, due to the Company’s limited resources and limited number of employees. To mitigate the current limited resources and limited employees, we rely heavily on direct management oversight of transactions, along with the use of legal and outsourced accounting professionals. As we grow, we expect to increase, our number of employees, which, we believe, will enable us to implement adequate segregation of duties within the internal control framework.

Any failure to complete our assessment of our internal control over financial reporting, to remediate any material weaknesses that we may identify or to implement new or improved controls, or difficulties encountered in their implementation, could harm our operating results, cause us to fail to meet our reporting obligations or result in material misstatements in our financial statements. Any such failure could also adversely affect the results of the periodic management evaluations of our internal controls and, in the case of a failure to remediate any material weaknesses that we may identify, would adversely affect the annual auditor attestation reports regarding the effectiveness of our internal control over financial reporting that are required under Section 404 of the Sarbanes-Oxley Act. Inadequate internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our common stock.

Public disclosure requirements and compliance with changing regulation of corporate governance pose challenges for our management team and result in additional expenses and costs which may reduce the focus of management and the profitability of our company.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations promulgated thereunder, the Sarbanes-Oxley Act and SEC regulations, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the U.S. public markets. Our management team will need to devote significant time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.

SHOULD ONE OR MORE OF THE FOREGOING RISKS OR UNCERTAINTIES MATERIALIZE, OR SHOULD THE UNDERLYING ASSUMPTIONS PROVE INCORRECT, ACTUAL RESULTS MAY DIFFER SIGNIFICANTLY FROM THOSE ANTICIPATED, BELIEVED, ESTIMATED, EXPECTED, INTENDED OR PLANNED

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes “forward-looking” statements regarding our business development plans, clinical trials, regulatory reviews, timing, strategies, expectations, anticipated expenses levels, projected profits, business prospects and positioning with respect to market, demographic and pricing trends, business outlook, technology spending and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations) and express our current intentions, beliefs, expectations, strategies or predictions, as well as historical information. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements, or industry results, to be materially different from anticipated results, performance or achievements expressed or implied by such forward-looking statements. When used in this prospectus, statements that are not statements of current or historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words “plan,” “intend,” “may,” “will,” “expect,” “believe,” “could,” “anticipate,” “estimate,” or “continue” or similar expressions or other variations or comparable terminology are intended to identify such forward-looking statements. Although we believe that the assumptions on which the forward-looking statements contained herein are based are reasonable, any of those assumptions could prove to be inaccurate given the inherent uncertainties as to the occurrence or nonoccurrence of future events. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Our future operating results are dependent upon many factors, and our further development is highly dependent on market acceptance, which is outside its control. Forward-looking statements may not be realized due to a variety of factors, including, without limitation, (i) our ability to manage the business despite continuing operating losses and cash outflows; (ii) our ability to obtain sufficient capital or a strategic business arrangement to fund its operations and expansion plans, including meeting its financial obligations under various licensing and other strategic arrangements and the successful commercialization of the relevant technology; (iii) our ability to build the management and human resources and infrastructure necessary to support the growth of the business; (iv) competitive factors and developments beyond our control; (v) scientific and medical developments beyond our control; (vi) limitations caused by government regulation of the business; (vii) whether any of our current or future patent applications result in issued patents and our ability to obtain and maintain other rights to technology required or desirable for the conduct of our business; (viii) whether any potential strategic benefits of various licensing transactions will be realized and whether any potential benefits from the acquisition of these new licensed technologies will be realized; (ix) our ability to maintain our eligibility for quotation on the Over-The-Counter Bulletin Board; and (x) the other factors discussed in “Risk Factors” and elsewhere in this prospectus.

All forward-looking statements attributable to us are expressly qualified in their entirety by these and other factors. We undertake no obligation to update or revise these forward-looking statements, whether to reflect events or circumstances after the date initially filed or published, to reflect the occurrence of unanticipated events or otherwise, except to the extent required by federal securities laws.

USE OF PROCEEDS

Selling Stockholder may sell all of the common stock offered by this Prospectus from time-to-time. We will not receive any proceeds from the sale of those shares of common stock. We may, however, receive aggregate gross proceeds of $1,717,936 if all shares of common stock in this offering are sold to Selling Stockholder pursuant to the Purchase Agreement. Any such proceeds we receive will be used for working capital and general corporate matters.

The exact purchase price at which we will sell the Purchase Shares pursuant to the Purchase Agreement is dependent upon the market price for our common stock; therefore, it is likely that the number of shares offered in this registration statement will be insufficient to allow us to receive the full amount of proceeds under the Purchase Agreement.

At an assumed purchase price of $0.01570 (equal to the closing price of our common stock of $0.01570 on November 10, 2014), and assuming the sale by us to Magna Equities II, LLC of all of the 143,812,591Shares (including 9,109,128 issued shares), or approximately 20.5% of our issued and outstanding common stock, being registered hereunder pursuant to draw downs under the Purchase Agreement, we would receive only approximately $1,282,064 in gross proceeds. Furthermore, we may receive substantially less than $1,282,064 in gross proceeds from the financing due to our share price, discount to market and other factors relating to our common stock. If we elect to issue and sell more than the 143,812,591 Shares (including 9,109,128 issued shares) offered under this prospectus to Magna, which we have the right, but not the obligation, to do, we must first register for resale under the Securities Act any such additional Shares, which could cause additional substantial dilution to our stockholders. Based on the above assumptions, we would be required to register an additional approximately 117,666,849 shares of our common stock to obtain the balance of $1,717,936 of the Total Commitment that would be available to us under the Purchase Agreement.

DETERMINATION OF OFFERING PRICE

There currently is a limited public market for our common stock. Selling Stockholder will determine at what price it may sell the offered shares, and such sales may be made at prevailing market prices or at privately negotiated prices. See “Plan of Distribution” below for more information.

SELLING STOCKHOLDER

This prospectus relates to the possible resale from time to time by the selling stockholder of any or all of the shares of common stock that have been or may be issued by us to Magna under the Purchase Agreement and upon conversion of the Convertible Note. For additional information regarding the issuance of common stock covered by this prospectus, see “Summary—Recent Developments” and “Equity Enhancement Program With Magna” above. We are registering the shares of common stock pursuant to the provisions of the Note Registration Rights Agreement we entered into with Magna on October 7, 2014 and the Registration Rights Agreement we entered into with Magna on October 23, 2014, in order to permit the selling stockholder to offer the shares for resale from time to time. Except for the transactions contemplated by the Convertible Note, the Note Purchase Agreement, the Note Registration Rights Agreement, the Purchase Agreement and the Registration Rights Agreement, Magna has not had any material relationship with us within the past three years.

The table below presents information regarding the selling stockholder and the shares of common stock that it may offer from time to time under this prospectus. This table is prepared based on information supplied to us by the selling stockholder, and reflects holdings as of November 20, 2014. As used in this prospectus, the term “selling stockholder” means Magna. The number of shares in the column “Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus” represents all of the shares of common stock that the selling stockholder may offer under this prospectus. The selling stockholder may sell some, all or none of its shares in this offering. We do not know how long the selling stockholder will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholder regarding the sale of any of the shares.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of common stock with respect to which the selling stockholder has voting and investment power. The percentage of shares of common stock beneficially owned by the selling stockholder prior to the offering shown in the table below is based on an aggregate of 560,564,622 shares of our common stock outstanding on November 20, 2014. Because the purchase price of the shares of common stock issuable under the Purchase Agreement is determined on each settlement date, and because the principal amount under the Convertible Note may be reduced under certain circumstances (thereby resulting in fewer shares being issued to Magna upon conversion of the Convertible Note), the number of shares that may actually be sold by the Company under the Purchase Agreement and the number of shares that may actually be issued to Magna upon conversion of the Convertible Note may be fewer than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the selling stockholder pursuant to this prospectus.

Maximum Number of
Shares of Common
	Number of Shares of		Stock to be Offered	Number of Shares of
	Common Stock Owned		Pursuantto this	Common Stock Owned
Name of Selling Stockholder	Prior to Offering		Prospectus	After Offering
	Number(1)	Percent(2)		Number(3)	Percent(2)
Magna Equities II, LLC (4)			143,812,591 (includes
9,109,128 shares
issued October 27,
	40,109,128	4.99%	2014)	-0-	0%

(1)	This number represents the beneficial ownership of up to 31,000,000 shares of common stock underlying a senior convertible note we issued to MEII on October 7, 2014, which provides that we may not issue shares of our common stock to Magna to the extent that Magna or any of its affiliates would, at any time, beneficially own more than 4.99% of our outstanding common stock and (ii) 9,109,128 shares of common stock we issued to Magna on October 23, 2014 as Initial Commitment Shares in consideration for entering into the Purchase Agreement with us. In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the offering (i) up to 15,890,872 shares that may be issued to Magna as Additional Commitment Shares under the terms of the Purchase Agreement, because the issuance of such shares is dependent on, among other things, the registration statement of which this prospectus is a part becoming effective; and (ii) all of the shares that Magna may be required to purchase pursuant to draw downs under the Purchase Agreement, because the issuance of such shares is solely at our discretion and is subject to certain conditions, the satisfaction of all of which are outside of Magna’s control, including the registration statement of which this prospectus is a part becoming and remaining effective. Furthermore, the maximum amount of each put of common stock to Magna under the Purchase Agreement is subject to certain agreed upon threshold limitations set forth in the Purchase Agreement. Also, under the terms of the Purchase Agreement, we may not issue shares of our common stock to Magna to the extent that Magna or any of its affiliates would, at any time, beneficially own more than 9.99% of our outstanding common stock.
(2)	Applicable percentage ownership is based on 560,564,622 shares of our common stock outstanding as of November 20, 2014. Pursuant to the senior convertible note we issued to MEII on October 7, 2014, we may not issue shares of our common stock to Magna to the extent that Magna or any of its affiliates would, at any time, beneficially own more than 4.99% of our outstanding common stock. If the contractual limitations were waived and senior convertible note we issued to MEII on October 7, 2014 was fully converted, MEII would have up to 6.74% of our outstanding common stock.
(3)	Assumes the sale of all shares being offered pursuant to this prospectus.
(4)	The business address of Magna Equities II, LLC is c/o Magna, 5 Magna Square, New York, New York 10004. Magna’s principal business is that of a private investment firm. We have been advised that Magna is not a member of the Financial Industry Regulatory Authority, or FINRA, or an independent broker-dealer, and that neither Magna nor any of its affiliates is an affiliate or an associated person of any FINRA member or independent broker-dealer. We have been further advised that Joshua Season is the Chief Executive Officer and managing member of Magna and owns all of the membership interests in Magna, and that Mr. Season has sole power to vote or to direct the vote and sole power to dispose or to direct the disposition of all securities owned directly by Magna.

EQUITY ENHANCEMENT PROGRAM WITH MAGNA EQUITIES II, LLC

Common Stock Purchase Agreement

On the Closing Date, we entered into the Purchase Agreement with Magna Equities II, LLC. The Purchase Agreement provides that, upon the terms and subject to the conditions set forth therein, Magna Equities II, LLC is committed to purchase up to the Total Commitment worth of Shares over the 24-month term of the Purchase Agreement.

From time to time over the term of the Purchase Agreement, commencing on the trading day immediately following the date on which the registration statement of which this prospectus is a part is declared effective by the Commission, we may, in our sole discretion, provide Magna Equities II, LLC with a Draw Down Notice to purchase a specified Draw Down Amount of Shares, with each draw down subject to the limitations discussed below. The maximum dollar amount of Shares requested to be purchased pursuant to any single Draw Down Notice cannot exceed the Maximum Draw Down Amount. We may not deliver any Draw Down Notice to Magna Equities II, LLC if the Initial Purchase Price with respect to the Shares subject to such Draw Down Notice is less than $0.0025 (subject to adjustment for any stock splits, stock combinations, stock dividends, recapitalizations and other similar transactions) as of the date the applicable Draw Down Exercise Date.

Once presented with a Draw Down Notice, Magna Equities II, LLC is required to purchase the applicable Draw Down Amount at the applicable Purchase Price. The applicable Settlement Date with respect to a Draw Down Notice will occur within one trading day following the Draw Down Exercise Date. On the applicable Settlement Date for a draw down, we will issue to Magna Equities II, LLC a number of Shares, rounded to the nearest whole Share, equal to (i) the Draw Down Amount that we requested from Magna Equities II, LLC, divided by (ii) the applicable Initial Purchase Price, against simultaneous payment by Magna Equities II, LLC to us in an amount equal to (A) the number of Shares we issued to Magna Equities II, LLC on the Settlement Date, multiplied by (B) the applicable Initial Purchase Price.

With respect to a Draw Down Notice, on the True-Up Date, a calculation of the True-Up Purchase Price and the Purchase Price will occur. On the True-Up Settlement Date, we will issue to Magna Equities II, LLC the Additional Shares, if any, in respect of the applicable Draw Down Notice. Magna Equities II, LLC is not required to return any Shares to us in the event the True-Up Purchase Price is greater than the Initial Purchase Price.

We are prohibited from issuing a Draw Down Notice if (i) the amount requested in such Draw Down Notice exceeds the Maximum Draw Down Amount, (ii) the sale of Shares pursuant to such Draw Down Notice would cause us to issue or sell or Magna Equities II, LLC to acquire or purchase an aggregate dollar value of Shares that would exceed the Total Commitment, or (iii) the sale of Shares pursuant to the Draw Down Notice would cause us to sell or Magna Equities II, LLC to purchase an aggregate number of shares of our common stock which would result in beneficial ownership by Magna Equities II, LLC of more than 9.99% of our common stock (as calculated pursuant to Section 13(d) of the Exchange Act, and the rules and regulations thereunder). We cannot make more than one draw down during the period commencing on any Draw Down Exercise Date and ending on the applicable True-Up Date for such draw down, and we must allow at least two trading days to elapse between the applicable True-Up Date for a draw down and the delivery of any Draw Down Notice for any other draw down.

As of November 20, 2014, there were 560,564,622 shares of our common stock outstanding, of which 554,375,697 shares were held by non-affiliates. Although the Purchase Agreement provides that we may sell up to $3,000,000 of our common stock to Magna Equities II, LLC, only 143,812,591 shares of our common stock are being offered under this prospectus, which represents (i) 31,000,000 shares of common stock that may be issued to Magna Equities II, LLC upon conversion of the Convertible Note, (ii) 9,109,128 shares of common stock that we issued to Magna Equities II, LLC as Initial Commitment Shares on October 27, 2014, (iii) a maximum of 15,890,872 shares of common stock that we may be required to issue to Magna Equities II, LLC as Additional Commitment Shares and (iv) 87,812,591 shares of common stock that we may issue to Magna Equities II, LLC as Shares pursuant to draw downs under the Purchase Agreement. If all of the 143,812,591 shares offered under this prospectus were issued and outstanding as of November 20, 2014, such shares would represent approximately 20.7% of the total number of shares of our common stock outstanding and 20.9% of the total number of outstanding shares of our common stock held by non-affiliates, in each case as of November 20, 2014.

At an assumed purchase price of $0.01460 (equal to 93% of the closing price of our common stock of $0.01570 on November 10, 2014), and assuming the sale by us to Magna Equities II, LLC of all of the 87,812,591 Shares, or approximately 15.7% of our issued and outstanding common stock, being registered hereunder pursuant to draw downs under the Purchase Agreement, we would receive only approximately $1,282,064 in gross proceeds. Furthermore, we may receive substantially less than $1,282,064 in gross proceeds from the financing due to our share price, discount to market and other factors relating to our common stock. If we elect to issue and sell more than the 87,812,591 Shares offered under this prospectus to Magna Equities II, LLC, which we have the right, but not the obligation, to do, we must first register for resale under the Securities Act any such additional Shares, which could cause additional substantial dilution to our stockholders. Based on the above assumptions, we would be required to register an additional approximately 117,666,849 shares of our common stock to obtain the balance of $1,717,936 of the Total Commitment that would be available to us under the Purchase Agreement. We currently have authorized and available for issuance 2,000,000,000 shares of our common stock pursuant to our charter.

The number of shares of our common stock ultimately offered for resale by Magna Equities II, LLC is dependent upon a number of factors, including the extent to which Magna Equities II, LLC converts the Convertible Note into shares of our common stock and the number of Shares we ultimately issue and sell to Magna Equities II, LLC under the Purchase Agreement. The following table sets forth the total number of Shares that would be issued at varying purchase prices for us to receive the entire $3,000,000 in gross proceeds under the Purchase Agreement (without accounting for certain fees and expenses):

			Proceeds from the
	Total Number of	Percentage of	Sale of Shares to
	Shares to be	Currently	Magna Equities II,
Assumed Average	Issued if	Outstanding	LLC Under the
Purchase Price(1)	Full Purchase	Shares (2)	Purchase Agreement
$0.00365025	(3) 821,861,516	59%	$3,000,000
$0.0073005	(4)410,930,758	42%	$3,000,000
$0.01095075	(5)273,953,839	33%	$3,000,000
$0.014601	(6)205,465,379	27%	$3,000,000
$0.01825125	(7)164,372,303	23%	$3,000,000
$0.0219015	(8)136,976,919	20%	$3,000,000
____________________

(1)	Because the Purchase Price for Shares subject to any Draw Down Notice is the lesser of the Initial Purchase Price and the True-Up Purchase Price (which cannot be less than $0.001), and since we cannot deliver any Draw Down Notice to Magna Equities II, LLC if the Initial Purchase Price would be less than $0.0025, the Purchase Price for Shares subject to any Draw Down Notice will never be less than $0.001 per Share.

(2)	The denominator is based on 560,564,622 shares outstanding as of November 20, 2014, including 9,109,128 Initial Commitment Shares that were issued to Magna Equities II, LLC on October 27, 2014 as consideration for its commitment to purchase our common stock pursuant to the Purchase Agreement. The numerator is based on the number of Shares issuable to Magna Equities II, LLC under the Purchase Agreement at the corresponding assumed average purchase price set forth in the adjacent column.
(3)	Assumed average purchase price is equal to 93% of $0.003925, representing 25% of the closing sale price of our common stock of $0.01570 on November 10, 2014.
(4)	Assumed average purchase price is equal to 93% of $.00785, representing 50% of the closing sale price of our common stock of $0.01570 on November 10, 2014.
(5)	Assumed average purchase price is equal to 93% of $0.011775, representing 75% of the closing sale price of our common stock of $0.01570 on November 10, 2014.
(6)	Assumed average purchase price is equal to 93% of $0.01570, representing the closing sale price of our common stock on November 10, 2014.
(7)	Assumed average purchase price is equal to 93% of $0.019625, representing 125% of the closing sale price of our common stock of $.01570 on November 10, 2014.
(8)	Assumed average purchase price is equal to 93% of $0.02355, representing 150% of the closing sale price of our common stock of $0.01570 on November 10, 2014.

The following table sets forth the amount of proceeds we would receive from Magna Equities II, LLC from the sale of Shares under the Purchase Agreement that are registered in this offering at varying purchase prices (without accounting for certain fees and expenses):

	Number of	Percentage of Currently	Proceeds from the Sale of Shares to
Assumed Average	Registered	Outstanding	Magna Equities II, LLC Under the
Purchase Price(1)	Shares to be Issued	Shares (2)	Purchase Agreement
$0.00365025	(3) 143,812,591	20.7%	$491,702 (9)
$0.0073005	(4) 143,812,591	20.7%	$983,405 (9)
$0.01095075	(5) 143,812,591	20.7%	$1,475,107 (9)
$0.014601	(6) 143,812,591	20.7%	$1,966,810 (9)
$0.01825125	(7) 143,812,591	20.7%	$2,493,703 (9)
$0.0219015	(8)143,812,591	20.7%	$2,950,214 (9)
____________________

(1)	Because the Purchase Price for Shares subject to any Draw Down Notice is the lesser of the Initial Purchase Price and the True-Up Purchase Price (which cannot be less than $0.001), and since we cannot deliver any Draw Down Notice to Magna Equities II, LLC if the Initial Purchase Price would be less than $0.0025, the Purchase Price for Shares subject to any Draw Down Notice will never be less than $0.001 per Share.
(2)	The denominator is based on 560,564,622 shares outstanding as of November 20, 2014, 134,703,463 shares that would be outstanding (143,812,591 less 9,109,128 shares issued to Magna Equities II, LLC on October 27, 2014). The numerator is based on the number of Shares issuable to Magna Equities II, LLC under the Purchase Agreement at the corresponding assumed average purchase price set forth in the adjacent column.
(3)	Assumed average purchase price is equal to 93% of $0.003925, representing 25% of the closing sale price of our common stock of $0.01570 on November 10, 2014.
(4)	Assumed average purchase price is equal to 93% of $0.00785, representing 50% of the closing sale price of our common stock of $0.01570 on November 10, 2014.

(5)	Assumed average purchase price is equal to 93% of $0.011775, representing 75% of the closing sale price of our common stock of $0.01570 on November 10, 2014.
(6)	Assumed average purchase price is equal to 93% of $0.01570, representing the closing sale price of our common stock on November 10, 2014.
(7)	Assumed average purchase price is equal to 93% of $0.019625, representing 125% of the closing sale price of our common stock of $0.01570 on November 10, 2014.
(8)	Assumed average purchase price is equal to 93% of $0.02355, representing 150% of the closing sale price of our common stock of $0.01570 on November 10, 2014.
(9)	The proceeds have been reduced by 9,109,128 shares that were issued to Magna Equities II LLC on October 27, 2014.

Magna Equities II, LLC has agreed that during the term of the Purchase Agreement, neither Magna Equities II, LLC nor any of its affiliates will, directly or indirectly, engage in any short sales involving our securities or grant any option to purchase, or acquire any right to dispose of or otherwise dispose for value of, any shares of our common stock or any securities convertible into or exercisable or exchangeable for any shares of our common stock, or enter into any swap, hedge or other similar agreement that transfers, in whole or in part, the economic risk of ownership of any shares of our common stock.

The Purchase Agreement contains customary representations, warranties and covenants by, among and for the benefit of the parties. Before Magna Equities II, LLC is obligated to purchase any Shares pursuant to a Draw Down Notice, certain conditions specified in the Purchase Agreement, none of which are in Magna Equities II, LLC's control, must be satisfied, including the following:

  Each of our representations and warranties in the Purchase Agreement must be true and correct in all material respects.
  We must have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required to be performed, satisfied or complied with by us.
  The registration statement of which this prospectus forms a part must be effective under the Securities Act.
  We must not have knowledge of any event that could reasonably be expected to have the effect of causing the suspension of the effectiveness of the registration statement of which this prospectus forms a part or the prohibition or suspension of the use of this prospectus.
  We must have filed with the Commission all required prospectus supplements relating to this prospectus and all periodic reports and filings required to be filed by us under the Exchange Act.
  Trading in our common stock must not have been suspended by the Commission, the OTCBB or the Financial Industry Regulatory Authority, or FINRA, there must not have been imposed, and we must not have received any notice of, any suspension of electronic trading or settlement services by The Depository Trust Company, and trading in securities generally on the OTCBB must not have been suspended or limited.
  We must have complied with all applicable federal, state and local governmental laws, rules, regulations and ordinances in connection with the execution, delivery and performance of the Purchase Agreement and the Registration Rights Agreement.
  No statute, regulation, order, decree, writ, ruling or injunction by any court or governmental authority of competent jurisdiction shall have been enacted, entered, promulgated, threatened or endorsed which prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement.
  No action, suit or proceeding before any arbitrator or any court or governmental authority shall have been commenced or threatened, and no inquiry or investigation by any governmental authority shall have been commenced or threatened seeking to restrain, prevent or change the transactions contemplated by the Purchase Agreement or the Registration Rights Agreement, or seeking material damages in connection with such transaction.
  The absence of any condition, occurrence, state of facts or event having, or insofar as reasonably can be foreseen would likely have, any effect on our business, operations, properties or financial condition that is material and adverse to us.

There is no guarantee that we will be able to meet the foregoing conditions or any of the other conditions in the Purchase Agreement or that we will be able to draw down any portion of the Total Commitment available under the Purchase Agreement with Magna Equities II, LLC.

The obligations of Magna Equities II, LLC under the Purchase Agreement to purchase shares of our common stock may not be transferred to any other party, and none of the terms or conditions contained in the Purchase Agreement may now be amended or waived by the parties. The registration statement of which this prospectus is a part will not cover sales by Magna Equities II, LLC’s transferees, notwithstanding Magna Equities II, LLC’s right to assign its rights under the Registration Rights Agreement to its affiliates.

The Purchase Agreement may be terminated at any time by the mutual written consent of the parties. Unless earlier terminated, the Purchase Agreement will terminate automatically on the earliest to occur of (i) the first day of the month next following the 24-month anniversary of the effective date of the Registration Statement of which this prospectus is a part, (ii) the date on which Magna Equities II, LLC purchases the Total Commitment worth of common stock under the Purchase Agreement and (iii) the date on which our common stock ceases to be listed or quoted on an eligible trading market under the Purchase Agreement. We may terminate the Purchase Agreement on one trading day’s prior written notice to Magna Equities II, LLC, subject to certain conditions, without fee, penalty or cost. Magna Equities II, LLC may terminate the Purchase Agreement effective upon one trading day’s prior written notice to us under certain circumstances, including the following:

  The existence of any condition, occurrence, state of facts or event having, or insofar as reasonably can be foreseen would likely have, any effect on our business, operations, properties or financial condition that is material and adverse to us.
  We enter into an agreement providing for certain types of financing transactions that is similar to the equity enhancement program with Magna Equities II, LLC.
  Certain transactions involving a change in control of the company or the sale of all or substantially all of our assets have occurred.
  We are in breach or default in any material respect under any of the provisions of the Purchase Agreement or the Registration Rights Agreement, and, if such breach or default is capable of being cured, such breach or default are not cured within 10 trading days after notice of such breach or default is delivered to us.
  While Magna Equities II, LLC holds any shares issued under the Purchase Agreement, the effectiveness of the registration statement that includes this prospectus is suspended or the use of this Prospectus is suspended or prohibited, and such suspension or prohibition continues for a period of 20 consecutive trading days or for more than an aggregate of 60 trading days in any 365-day period, subject to certain exceptions.
  Trading in our common stock is suspended and such suspension continues for a period of five consecutive trading days or for more than an aggregate of 20 trading days in any 365-day period.
  We have filed for and/or are subject to any bankruptcy, insolvency, reorganization or liquidation proceedings.

The Purchase Agreement provides that no termination of the Purchase Agreement will limit, alter, modify, change or otherwise affect any of the parties' rights or obligations with respect to any pending Draw Down Notice, and that the parties must fully perform their respective obligations with respect to any such pending Draw Down Notice under the Purchase Agreement, provided all of the conditions to the settlement thereof are timely satisfied.

We paid to Magna Equities II, LLC a commitment fee for entering into the Purchase Agreement equal to $150,000 (or 5.0% of the Total Commitment under the Purchase Agreement) in the form of 9,109,128 Initial Commitment Shares, calculated using a per share price of $0.016467, representing the arithmetic average of the three lowest daily VWAPs during the 10-consecutive-trading day period immediately preceding the Closing Date. In addition, promptly following the effective date of the registration statement of which this prospectus is a part, we are required to issue to Magna Equities II, LLC Additional Commitment Shares equal to the greater of (i) zero and (ii) the difference of (a) the quotient of (x) $150,000 divided by (y) the greater of (1) the arithmetic average of the three lowest daily VWAPs during the 10-consecutive-trading day period ending on and including the effective date of the registration statement of which this prospectus is a part and (2) $0.006, less (ii) 9,109,128, provided that in no event will we issue more than an aggregate of 15,890,872 shares of our common stock, subject to adjustment for any stock splits, stock combinations, stock dividends, recapitalizations and other similar transactions, as Additional Commitment Shares. The Initial Commitment Shares, together with 15,890,872 Additional Commitment Shares, are being registered for resale in the registration statement of which this prospectus is a part.

We also agreed to pay up to $25,000 of reasonable attorneys' fees and expenses (exclusive of disbursements and out-of-pocket expenses) incurred by Magna Equities II, LLC in connection with the preparation, negotiation, execution and delivery of the Purchase Agreement and related transaction documentation. Further, if we issue a Draw Down Notice and fail to deliver the shares to Magna Equities II, LLC on the applicable Settlement Date or True-Up Settlement Date, we agreed to pay Magna Equities II, LLC, in addition to all other remedies available to Magna Equities II, LLC under the Purchase Agreement, an amount in cash equal to 2.0% of the purchase price of such shares for each 30-day period the shares are not delivered, plus accrued interest.

The Purchase Agreement also provides for indemnification of Magna Equities II, LLC and its affiliates in the event that Magna Equities II, LLC incurs losses, liabilities, obligations, claims, contingencies, damages, costs and expenses related to a breach by us of any of our representations and warranties under the Purchase Agreement or the other related transaction documents or any action instituted against Magna Equities II, LLC or its affiliates due to the transactions contemplated by the Purchase Agreement or other transaction documents, subject to certain limitations.

The issuances of the Commitment Shares and the sale of the Shares to Magna Equities II, LLC under the Purchase Agreement are exempt from registration under the Securities Act pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of and Regulation D under the Securities Act.

Registration Rights Agreement

In connection with the execution of the Purchase Agreement, on the Closing Date, we and Magna Equities II, LLC also entered into the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, we agreed to file the registration statement of which this prospectus is a part with the Commission on or prior to the Filing Deadline to register for resale 143,812,591 shares of our common stock, which includes the 9,109,128 Initial Commitment Shares issued on October 27, 2014 and 15,890,872 Additional Commitment Shares, and have it declared effective prior to the Effectiveness Deadline. The effectiveness of the registration statement of which this prospectus is a part is a condition precedent to our ability to sell common stock to Magna Equities II, LLC under the Purchase Agreement.

We have agreed to file with the Commission one or more additional registration statements to cover all of the securities required to be registered under the Registration Rights Agreement that are not covered by this prospectus, in each case, as soon as practicable, but in no event later than the applicable filing deadline for such additional registration statements as provided in the Registration Rights Agreement.

We also agreed, among other things, to indemnify Magna Equities II, LLC from certain liabilities and fees and expenses of Magna Equities II, LLC incident to our obligations under the Registration Rights Agreement, including certain liabilities under the Securities Act. Magna Equities II, LLC has agreed to indemnify and hold harmless us and each of our directors, officers and persons who control us against certain liabilities that may be based upon written information furnished by Magna Equities II, LLC to us for inclusion in the registration statement of which this prospectus is a part, including certain liabilities under the Securities Act.

As discussed above, the obligations of Magna Equities II, LLC under the Purchase Agreement to purchase shares of our common stock may not be transferred to any other party. Magna Equities II, LLC may not assign its rights under the Registration Rights Agreement other than to an affiliate of Magna Equities II, LLC. The registration statement of which this prospectus is a part will not cover sales by Magna Equities II, LLC’s transferees, notwithstanding Magna Equities II, LLC’s right to assign its rights under the Registration Rights Agreement to its affiliates. None of the terms or conditions contained in the Registration Rights Agreement may now be amended or waived by the parties.

The foregoing description of the Purchase Agreement and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement and Registration Rights Agreement, copies of which have been filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

PLAN OF DISTRIBUTION

We are registering shares of common stock that have been or may be issued by us from time to time to Magna Equities II, LLC under the Purchase Agreement and upon conversion of the Convertible Note to permit the resale of these shares of common stock after the issuance thereof by the selling stockholder from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholder of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholder may decide not to sell any shares of common stock. The selling stockholder may sell all or a portion of the shares of common stock beneficially owned by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and/or the purchasers of the shares of common stock for whom they may act as agent. In effecting sales, broker-dealers that are engaged by the selling stockholder may arrange for other broker-dealers to participate. With respect to the shares of common stock that have been and may be issued pursuant to the Purchase Agreement, Magna Equities II, LLC is an “underwriter” within the meaning of Section 2(a) (11) of the Securities Act, and with respect to any other shares of common stock, Magna Equities II, LLC may be deemed to be an “underwriter” within the meaning of Section 2(a) (11) of the Securities Act. Any brokers, dealers or agents who participate in the distribution of the shares of common stock by the selling stockholder may also be deemed to be “underwriters,” and any profits on the sale of the shares of common stock by them and any discounts, commissions or concessions received by any such brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. Magna Equities II, LLC has advised us that it will use an unaffiliated broker-dealer to effectuate all resales of our common stock. To our knowledge, Magna Equities II, LLC has not entered into any agreement, arrangement or understanding with any particular broker-dealer or market maker with respect to the shares of neither common stock offered hereby, nor do we know the identity of the broker-dealers or market makers that may participate in the resale of the shares. Because Magna Equities II, LLC is (with respect to shares of common stock issued under the Purchase Agreement) and may be deemed to be (with respect to any other shares of common stock), and any other selling stockholder, broker, dealer or agent may be deemed to be, an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act, Magna Equities II, LLC will (and any other selling stockholder, broker, dealer or agent may) be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of the Securities Act (including, without limitation, Sections 11, 12 and 17 thereof) and Rule 10b-5 under the Exchange Act.

The selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

  on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
  in the over-the-counter market in accordance with the rules of NASDAQ;
  in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
  through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;
  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
  an exchange distribution in accordance with the rules of the applicable exchange;
  privately negotiated transactions;
  broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;
  a combination of any such methods of sale; and
  any other method permitted pursuant to applicable law.

In addition, the selling stockholder may transfer the shares of common stock by other means not described in this prospectus.

Any broker-dealer participating in such transactions as agent may receive commissions from the selling stockholder (and, if they act as agent for the purchaser of such shares, from such purchaser). Magna Equities II, LLC has informed us that each such broker-dealer will receive commissions from Magna Equities II, LLC which will not exceed customary brokerage commissions. Broker-dealers may agree with the selling stockholder to sell a specified number of shares at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for the selling stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling stockholder. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in one or more transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above and pursuant to the one or more of the methods described above) at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such shares commissions computed as described above. To the extent required under the Securities Act, an amendment to this prospectus or a supplemental prospectus will be filed, disclosing:

  the name of any such broker-dealers;
  the number of shares involved;
  the price at which such shares are to be sold;
  the commission paid or discounts or concessions allowed to such broker-dealers, where applicable;
  that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, as supplemented; and
  other facts material to the transaction.

Magna Equities II, LLC has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

Underwriters and purchasers that are deemed underwriters under the Securities Act may engage in transactions that stabilize maintain or otherwise affect the price of the common stock, including the entry of stabilizing bids or syndicate covering transactions or the imposition of penalty bids. The selling stockholder and any other person participating in the sale or distribution of the shares of common stock will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder (including, without limitation, Regulation M of the Exchange Act), which may restrict certain activities of, and limit the timing of purchases and sales of any of the shares of common stock by, the selling stockholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making and certain other activities with respect to the shares of common stock. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the shares of common stock in the market. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We have agreed to pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be $22,269.05 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “Blue Sky” laws; provided, however, Magna Equities II, LLC will pay all selling commissions, concessions and discounts, and other amounts payable to underwriters, dealers or agents, if any, as well as transfer taxes and certain other expenses associated with the sale of the shares of common stock. We have agreed to indemnify Magna Equities II, LLC and certain other persons against certain liabilities in connection with the offering of shares of common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Magna Equities II, LLC has agreed to indemnify us against liabilities under the Securities Act that may arise from any written information furnished to us by Magna Equities II, LLC specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

At any time a particular offer of the shares of common stock is made by the selling stockholder, a revised prospectus or prospectus supplement, if required, will be distributed. Such prospectus supplement or post-effective amendment will be filed with the Commission to reflect the disclosure of any required additional information with respect to the distribution of the shares of common stock. We may suspend the sale of shares by the selling stockholder pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

DESCRIPTION OF BUSINESS

Overview

We are a biotechnology company focused on the discovery, development and, subject to regulatory approval, commercialization of autologous cell therapies for the treatment of chronic and acute heart damage and the discovery and development of autologous cellular therapies to treat a variety of degenerative diseases. Our lead product candidate is MyoCell, an innovative clinical therapy designed to populate regions of scar tissue within a patient’s heart with autologous muscle cells, or cells from a patient’s body, for the purpose of improving cardiac function in chronic heart failure patients.

We were incorporated in the State of Florida in August 1999. Our principal executive offices are located at 13794 NW 4th Street, Suite 212, Sunrise, Florida 33325 and our telephone number is (954) 835-1500. Information about us is available on our corporate web site at www.bioheartinc.com. Information contained on the web site does not constitute part of, and is not incorporated by reference in, this report.

Biotechnology Product Candidates

Specific to biotechnology, we are focused on the discovery, development and, subject to regulatory approval, commercialization of autologous cell therapies for the treatment of chronic and acute heart damage as well as degenerative diseases. In our pipeline, we have multiple product candidates for the treatment of heart damage, including MyoCell, Myocell SDF-1, and Adipocell. MyoCell and MyoCell SDF-1 are clinical muscle-derived cell therapies designed to populate regions of scar tissue within a patient’s heart with new living cells for the purpose of improving cardiac function in chronic heart failure patients.

MyoCell SDF-1 is intended to be an improvement to MyoCell. MyoCell SDF-1 is similar to MyoCell except that the myoblast cells to be injected for use in MyoCell SDF-1 will be modified prior to injection by an adenovirus vector or non-viral vector so that they will release extra quantities of the SDF-1 protein, which expresses angiogenic factors. AdipoCell is a patient-derived cell therapy proposed for the treatment of acute myocardial infarction, chronic heart ischemia, and lower limb ischemia. We hope to demonstrate that these product candidates are safe and effective complements to existing therapies for chronic and acute heart damage.

We have completed various clinical trials for MyoCell including the SEISMIC Trial, a 40-patient, randomized, multicenter, controlled, Phase II-a study conducted in Europe and the MYOHEART Trial, a 20-patient, multicenter, Phase I dose-escalation trial conducted in the United States. We were approved by the U.S. Food and Drug Administration, or the “FDA”, to proceed with a 330-patient, multicenter Phase II/III trial of MyoCell in North America and Europe, or the MARVEL Trial. We completed the MyoCell implantation procedure on the first patient in the MARVEL Trial on October 24, 2007. Thus far, 20 patients, including 6 control patients, have been treated. Initial results for the 20 patients were released at the Heart Failure Society of American meeting in September, 2009, showing a significant (35%) improvement in the 6 minute walk for those patients who were treated, and no improvement for those who received a placebo. On the basis of these results, we have applied for and received approval from the FDA to reduce the number of additional patients in the trial to 134, for a total of 154 patients.

We have also initiated the MIRROR trial, which is a Phase III, double-blind placebo controlled study for centers outside the US. The SEISMIC, MYOHEART, MARVEL and MIRROR Trials have been designed to test the safety and efficacy of MyoCell in treating patients with severe, chronic damage to the heart. Upon regulatory approval of MyoCell, we intend to generate revenue in the United States from the sale of MyoCell cell-culturing services for treatment of patients by qualified physicians.

We received approval from the FDA in July of 2009 to conduct a Phase I safety study on 15 patients of a combined therapy (Myocell with SDF-1), which we believe was the first approval of a study combining gene and cell therapies. We initially commenced work on this study, called the REGEN Trial, during the first quarter of 2010. We suspended activity on the trial in 2010 while seeking additional funding necessary to conduct the trial.

We are seeking to secure sufficient funds to reinitiate enrollment in the MARVEL and REGEN trials. If we successfully secure such funds, we intend to re-engage a contract research organization, or CRO, investigators and certain suppliers to advance such trials.

We have also initiated several Institutional Review Board studies in 2013 using adipose derived stem cells for various indications including dry macular degeneration, degenerative disc disease, erectile dysfunction and chronic obstructive pulmonary disease.

In the second quarter of 2014, we announced the treatment of a patient in Honduras with congestive heart failure using AdipoCell and MyoCell. This was the first patient treated in the world using a combination of stem cells.

We have begun two clinical trials in India. The first cardiac patient has successfully been enrolled and treated in India using AdipoCell or adipose derived stem cells. The second trial will involve the combination of AdipoCellTM and MyoCell® or muscle derived stem cells for congestive heart failure patients. These trials are active and ongoing We have also initiated several Institutional Review Board studies using adipose derived stem cells for various indications including dry macular degeneration, degenerative disc disease, erectile dysfunction and chronic obstructive pulmonary disease.

MyoCell

MyoCell is a clinical therapy intended to improve cardiac function for those with congestive heart failure and is designed to be utilized months or even years after a patient has suffered severe heart damage due to a heart attack or other cause. We believe that MyoCell has the potential to become a leading treatment for severe, chronic damage to the heart due to its perceived ability to satisfy, at least in part, what we believe to be an unmet demand for more effective and/or more affordable therapies for chronic heart damage. MyoCell uses myoblasts, cells that are precursors to muscle cells, from the patient’s own body. The myoblasts are removed from a patient’s thigh muscle, isolated, grown through our proprietary cell culturing process, and injected directly in the scar tissue of a patient’s heart. A qualified physician performs this minimally invasive procedure using an endoventricular catheter. We entered into an agreement with a Johnson & Johnson company to use its NOGA® Cardiac Navigation System along with its MyoStar™ injection catheter for the delivery of MyoCell in the MARVEL Trial. These cells can also be delivered with our MyoCath catheter.

When injected into scar tissue within the heart wall, myoblasts have been shown to be capable of engrafting in the damaged tissue and differentiating into mature skeletal muscle cells. In a number of clinical and animal studies, the engrafted skeletal muscle cells have been shown to express various proteins that are important components of contractile function. By using myoblasts obtained from a patient’s own body, we believe MyoCell is able to avoid certain challenges currently faced by other types of cell-based clinical therapies including tissue rejection and instances of the cells differentiating into cells other than muscle. Although a number of therapies have proven to improve the cardiac function of a damaged heart, no currently available treatment, to our knowledge, has demonstrated an ability to generate new muscle tissue within the scarred regions of a heart.

Our completed clinical trials of MyoCell to date, l have been primarily targeted to patients with severe, chronic damage to the heart who are in Class II or Class III heart failure according to the New York Heart Association, or NYHA, heart failure classification system. The NYHA system classifies patients in one of four categories based on how limited they are during physical activity. NYHA Class II heart failure patients have a mild limitation of activity and are generally comfortable at rest or with mild exertion while NYHA Class III heart failure patients suffer from a marked limitation of activity and are generally comfortable only at rest.

In addition to studies we have sponsored, we understand that myoblast-based clinical therapies have been the subject of at least eleven clinical trials involving more than 325 enrollees, including at least 235 treated patients. Although we believe many of the trials are different from the trials sponsored by us in a number of important respects, it is our view that the trials have advanced the cell therapy industry’s understanding of the potential opportunities and limitations of myoblast-based therapies.

We believe the market for treating patients in NYHA Class II or NYHA Class III heart failure is significant. According to the AHA Statistics and the European Society of Cardiology Task Force for the Treatment of Chronic Heart Failure, in the United States and Europe there are approximately 5.2 million and 9.6 million, respectively, patients with heart failure. The AHA Statistics further indicate that, after heart failure is diagnosed, the one-year mortality rate is high, with one in five dying and that 80% of men and 70% of women under age 65 who have heart failure will die within eight years.

We believe that approximately 60% of heart failure patients are in either NYHA Class II or NYHA Class III heart failure based upon a 1999 study entitled “Congestive Heart Failure Due to Diastolic or Systolic Dysfunction – Frequency and Patient Characteristics in an Ambulatory Setting” by Diller, PM, et. al.

MyoCath Product Candidate

The MyoCath is a deflecting tip needle injection catheter that has a larger (25 gauge) needle to allow for better flow rates and less leakage than systems that are 27 gauge. This larger needle allows for thicker compositions to be injected, which helps with cell retention in the heart. Also, the MyoCath needle has more fluoroscopic brightness than the normally used nitinol needle, enabling superior visualization during the procedure. Seeing the needle well during injections enables the physician who is operating the catheter to pinpoint targeted areas more precisely. The MyoCath is used to inject cells into cardiac tissue in therapeutic procedures to treat chronic heart ischemia and congestive heart failure. Investigators in our MARVEL Trial may use either our MyoCath catheters or Biosense Webster’s (a Johnson & Johnson company) NOGA® Cardiac Navigation System along with the MyoStarTM injection catheter for the delivery of MyoCell to patients enrolled in the trial. We are currently producing Myocath catheters with a contract manufacturer on an as needed basis.

AdipoCell

Bioheart has successfully completed various trials using adipose stem cells. In August 2013, the Company canceled its license agreement with the Ageless Regenerative Institute for adipose derived stem cells called LipiCell. Bioheart has entered into a term sheet agreement with Invitrx to License their adipose derived stem cell products. Bioheart has changed its adipose derived stem cell product name to AdipoCell.

Bioheart has funded and completed enrollment of 5 patients in the Angel Trial in Mexico utilizing adipose derived cells. At the 3 month time point, patients are demonstrating an average improvement in exercise capacity or a six minute walk test of 47 meters. In addition, 60% percent or a majority of the patients are walking greater than 65 meters further at 3 months post stem cell injection. At the twelve (12) month time point, patients demonstrated a statistically significant average improvement in ejection fraction. The patients are also reporting an average improvement of 13 points in their Minnesota Living with Heart Failure questionnaire. An improvement of 5 points or greater is considered “clinically meaningful” and 80% of the patients in the trial had a greater than 5 point improvement.

At the three (3) month time point, 100% of the patients demonstrated either improvement or stayed the same. After three (3) months, patients showed an average absolute improvement of 3 percentage points in EF. The patients continued to improve from 3 months to 6 months with a statistically significant average absolute improvement of 10 percentage points (p=0.01) and at the 12 month follow up patients showed this same level of improvement (p=0.01).

Business Strategy

Our principal objective is to become a leading regenerative medicine company that discovers, develops and commercializes novel, autologous cell therapies, and related devices, for the treatment and improved care of patients suffering from chronic and acute heart damage as well as lower limb ischemia. Our secondary objective is the discovery, development and commercialization of autologous cell therapies for the treatment of degenerative diseases. The number of heart failure patients is expected to increase from 25 million worldwide today to over 50 million in five years. Our focus is on serving these patients. To achieve our primary objective, we plan to pursue the following strategies:

Obtain initial regulatory approval of MyoCell and/or MyoCell SDF-1 by targeting patients with severe heart damage. In July 2007, we treated the final patient in the Phase II SEISMIC Trial, which was comprised of 40 patients, including 26 treated patients. The SEISMIC study results demonstrated that 94% of MyoCell treated patients improved or did not worsen in heart failure class while only 6% worsened, while in the control group receiving only drugs 42% worsened. 84% of MyoCell treated patients improved or did not worsen in exercise capacity and only 16% worsened, while 69% of the control patients worsened. The average improvement in 6 minute walk was 62 meters. This compares very favorably with the current gold standard in advanced heart failure treatment, Bi-Ventricular pacing, where they achieved 16 to 20 meters improvement over control patients in the Phase II MIRACLE trial that led to commercial approval of this product. By targeting a class of patients for whom existing therapies are very expensive, unavailable or not sufficiently effective, we hope to expedite regulatory approval of MyoCell and/or MyoCell SDF-1. Obtain regulatory approval of MyoCell and/or MyoCell SDF-1 to treat patients with less severe heart damage. If we obtain initial regulatory approval of MyoCell for the Class III Subgroup, we intend to continue to sponsor clinical trials in an effort to demonstrate that MyoCell and/or MyoCell SDF-1 should receive regulatory approval to treat all patients in NYHA Class II, NYHA Class III and NYHA Class IV heart failure and, provided we believe we have a reasonable basis to support such an indication, we intend to seek regulatory approval for these patients.

Continue existing studies with adipose derived stem cells and endothelial progenitor cells. We have initiated studies for the applications of lower limb ischemia, acute myocardial infarction and chronic heart ischemia. We have treated patients in the clinical program called the ANGEL trial utilizing adipose derived cells or AdipoCell for congestive heart failure patients. Using the clinical data from the trial in Mexico and preclinical studies, Bioheart plans to apply to the FDA to begin a Phase I study in the US. Bioheart has completed several preclinical studies demonstrating the safety and efficacy of this product including a study led by Keith March, MD, PhD, Director of the Vascular and Cardiac Center for Adult Stem Cell Therapy at the Indiana University. The adipose cells showed a tendency toward cardiomyocyte regeneration, prominent angiogenesis (growth of new blood vessels) and reduction in the infarction size. In addition, Bioheart has several studies for the use of adipose derived stem cells.

Continue to develop our pipeline of cell-based therapies and related devices for the treatment of chronic and acute heart damage. In parallel with our efforts to secure regulatory approval of MyoCell, we intend to continue to develop and test other product candidates for the treatment of chronic and acute heart damage. These efforts are expected to initially focus on MyoCell SDF-1, AdipoCell, MyoCath and MyoCath II product candidates.

Develop our sales and marketing capabilities. In advance of U.S. regulatory approval of our MyoCell product candidate, we intend to internally build a sales force to cover the U.S. market and to utilize dealers in foreign markets which we anticipate will market MyoCell, MyoCell SDF-1 and our heart failure focused products primarily to interventional cardiologists and heart failure specialists. We are currently marketing our adipose derived stem cell therapy product in the U.S. and foreign markets.

Continue to refine our MyoCell and MyoCell SDF-1 cell culturing processes.

License, acquire and/or develop complementary products and technologies. We intend to strengthen and expand our product development efforts through the license, acquisition and/or development of products and technologies that support our business strategy.

Industry Background

Myocardial Infarction (Heart Attack)

Myocardial infarction, or MI, commonly known as a heart attack, occurs when a blockage in a coronary artery severely restricts or completely stops blood flow to a portion of the heart. When blood supply is greatly reduced or blocked for more than a short period of time, heart muscle cells die. If the healthy heart muscle cells do not replace the dead cells within approximately two months, the injured area of the heart becomes unable to function properly. In the healing phase after a heart attack, white blood cells migrate into the affected area and remove the dead heart muscle cells. Then, fibroblasts, the connective tissue cells of the human body, proliferate and form a collagen scar in the affected region of the heart. Following a heart attack, the heart's ability to maintain normal function will depend on the location and amount of damaged tissue. The remaining initially undamaged heart muscle tissue must perform more work to adequately maintain cardiac output. Because the uninjured region is then compelled to work harder than normal, the heart can progressively deteriorate until it is unable to pump adequate blood to oxygenate the body properly leading to heart failure and ultimately death.

Congestive Heart Failure (CHF)

Congestive heart failure, or “CHF”, is a debilitating condition that occurs as the heart becomes progressively less able to pump an adequate supply of blood throughout the body resulting in fluid accumulation in the lungs, kidneys and other body tissues. Persons suffering from NYHA Class II or worse heart failure experience high rates of mortality, frequent hospitalization and poor quality of life. CHF has many causes, generally beginning in patients with a life-long history of high blood pressure or after a patient has suffered a major heart attack or some other heart-damaging event. CHF itself may lead to other complicating factors such as pulmonary hypertension, edema, pulmonary edema, liver dysfunction and kidney failure. Although medical therapy for CHF is improving, it remains a major debilitating condition.

Classifying Heart Failure

The NYHA heart failure classification system provides a simple and widely recognized way of classifying the extent of heart failure. It places patients in one of four categories based on how limited they are during physical activity. NYHA Class I heart failure patients have no limitation of activities and suffer no symptoms from ordinary activities. NYHA Class II heart failure patients have a mild limitation of activity and are generally comfortable at rest or with mild exertion. NYHA Class III heart failure patients suffer from a marked limitation of activity and are generally comfortable only at rest. NYHA Class IV heart failure patients generally suffer discomfort and symptoms at rest and should remain confined to a bed or chair.

The risk of hospitalization and death increases as patient’s progress through the various stages of heart failure. The risk of hospitalization due to heart failure for patients in NYHA Class II, NYHA Class III and NYHA Class IV is approximately 1.2, 2.3 and 3.7 times greater than for patients in NYHA Class I heart failure according to a 2006 American Heart Journal article entitled “Higher New York Heart Association Classes and Increased Mortality and Hospitalization in Patients with Heart Failure and Preserved Left Ventricular Function”' by Ahmed, A et al. Similarly, according to this same article, the risk of death from all causes for patients in NYHA Class II, NYHA Class III and NYHA Class IV is approximately 1.5, 2.6 and 8.5 times greater than for patients in NYHA Class I heart failure.

The following chart illustrates the various stages of heart failure, their NYHA classifications and the associated current standard of treatment.

NYHA
Class	NYHA Functional Classification(1)	Specific Activity Scale(2)(3)	Current Standard of Treatment(4)
I	Symptoms only with above normal physical activity	Can perform more than 7 metabolic equivalents	ACE Inhibitor, Beta-Blocker
II	Symptoms with normal physical activity	Can perform more than 5 metabolic equivalents	ACE Inhibitor, Beta-Blocker, Diuretics
III	Symptoms with minimal physical activity	Can perform more than 2 metabolic equivalents	ACE Inhibitor, Beta-Blocker, Diuretics, Digoxin, Bi-ventricular pacers
IV	Symptoms at rest	Cannot perform more than 2 metabolic equivalents	ACE Inhibitor, Beta-Blocker, Diuretics, Digoxin, Hemodynamic Support, Mechanical Assist Devices, Bi-ventricular pacers, Transplant

____________________

Symptoms include fatigue, palpitations, shortness of breath and chest pain; normal activity is equivalent to walking one flight of stairs or several blocks.

Based upon the Goldman Activity Classification of Heart Failure, which classifies severity of heart failure based on estimated metabolic cost of various activities; the four classes of the Goldman Activity Classification system correlate to the NYHA Classes.

7 metabolic equivalents = shovel snow, carry 24 lbs. up 8 stairs, recreational sports; 5 metabolic equivalents = garden, rake, dance, walk 4 mph on level ground, have intercourse; 2 metabolic equivalents = shower without stopping, strip and make bed, dress without stopping.

Source: American College of Cardiology/ American Heart Association 2005 Guideline Update for the Diagnosis and Management of Chronic Heart Failure in the Adult.

Diagnosis and Management of Heart Failure

Heart disease has been the leading cause of death from 1950 on within the United States, according to the U.S. Department of Health and Human Services. In addition, heart failure is the single most frequent reason for hospitalization in the elderly according to a 2007 study entitled “Long-Term Costs and Resource Use in Elderly Participants with Congestive Heart Failure” by Liao, L., et al. The American College of Cardiology/ American Heart Association 2005 Guideline Update for the Diagnosis and Management of Chronic Heart Failure in the Adult, or the ACC/ AHA Guidelines, provides recommendations for the treatment of chronic heart failure in adults with normal or low LVEF. The treatment escalates and becomes more invasive as the heart failure worsens. Current treatment options for severe, chronic heart damage include, but are not limited to, heart transplantation and other surgical procedures, bi-ventricular pacers, drug therapies, ICDs, and ventricular assist devices. Therapies utilizing drugs, ICDs and bi-ventricular pacers are currently by far the most commonly prescribed treatments for patients suffering from NYHA Class II or NYHA Class III heart failure. Since the therapies generally each address a particular feature of heart disease or a specific subgroup of heart failure patients, the therapies are often complementary and used in combination.

Drug Therapies

The ACC/AHA Guidelines recommend that most patients with heart failure should be routinely managed with a combination of ACE inhibitors, beta-blockers and diuretics. The value of these drugs has been established by the results of numerous large-scale clinical trials and the evidence supporting a central role for their use is, according to the ACC/AHA Guidelines, compelling and persuasive. ACE inhibitors and beta blockers have been shown to improve a patient’s clinical status and overall sense of well-being and reduce the risk of death and hospitalization. Side effects of ACE inhibitors include hypotension, worsening kidney function, potassium retention, cough and angioedema. Side effects of beta-blockers include fluid retention, fatigue, bradycardia and heart block and hypotension.

Bi-Ventricular Pacers

The ACC/AHA Guidelines recommend bi-ventricular pacers for persons who, in addition to suffering from heart failure, have left and right ventricles that do not contract in sync, known as ventricular dyssynchrony and who have a LVEF less than or equal to 35%, sinus rhythm and NYHA Class III or NYHA Class IV symptoms despite recommended optimal medical therapy. Bi-ventricular pacers are surgically implanted electrical generators that function primarily by stimulating the un-damaged portion of the heart to beat more strongly using controlled bursts of electrical currents in synchrony. Compared with optimal medical therapy alone, bi-ventricular pacers have been shown in a number of clinical trials to significantly decrease the risk of all-cause hospitalization and all-cause mortality as well as to improve LVEF, NYHA Class and Quality of Life. According to the ACC/AHA Guidelines, there are certain risks associated with the bi-ventricular pacer including risks associated with implantation and device-related problems.

Implantable Cardioverter Defibrillators

ACC/AHA Guidelines recommend ICDs primarily for patients who have experienced a life-threatening clinical event associated with a sustained irregular heartbeat and in patients who have had a prior heart attack and a reduced LVEF. ICDs are surgically implanted devices that continually monitor patients at high risk of sudden heart attack. When an irregular rhythm is detected, the device sends an electric shock to the heart to restore normal rhythm. In 2001, ICDs were implanted in approximately 62,000 and 18,000 patients in the United States and Europe, respectively. Although ICDs have not demonstrated an ability to improve cardiac function, according to the ACC/AHA Guidelines, ICDs are highly effective in preventing sudden death due to irregular heartbeats. However, according to the ACC/AHA Guidelines, frequent shocks from an ICD can lead to a reduced quality of life, whether triggered appropriately or inappropriately. In addition, according to the ACC/AHA Guidelines, ICDs have the potential to aggravate heart failure and have been associated with an increase in heart failure hospitalizations.

Heart Transplantation and Other Surgical Procedures

According to the ACC/AHA Guidelines, heart transplantation is currently the only established surgical approach for the treatment of severe heart failure that is not responsive to other therapies. Heart transplantation is a major surgical procedure in which the diseased heart is removed from a patient and replaced with a healthy donor heart. Heart transplantation has proven to dramatically improve cardiac function in a majority of the patients treated and most heart transplant recipients return to work, travel and normal activities within three to six months after the surgery. In addition, the risk of hospitalization and mortality for transplant recipients is dramatically lower than the risk faced by patients in NYHA Class III or NYHA Class IV heart failure. Heart transplants are not, for a variety of reasons, readily available to all patients with severe heart damage. The availability of heart transplants is limited by, among other things, cost and donor availability. In addition to the significant cost involved and the chronic shortage of donor hearts, one of the serious challenges in heart transplantation is potential rejection of the donor heart. For many heart transplant recipients, chronic rejection significantly shortens the length of time the donated heart can function effectively and such recipients are generally administered costly anti-rejection drug regimens which can have adverse and potentially severe side effects.

There are a number of alternate surgical approaches under development for the treatment of severe heart failure, including cardiomyoplasty, a surgical procedure where the patient’s own body muscle is wrapped around the heart to provide support for the failing heart, the Batista procedure, a surgical procedure that reduces the size of an enlarged heart muscle so that the heart can pump more efficiently and vigorously, and the Dor procedure. According to the ACC/AHA Guidelines, both cardiomyoplasty and the Batista procedure have failed to result in clinical improvement and are associated with a high risk of death. The Dor procedure involves surgically removing scarred, dead tissue from the heart following a heart attack and returning the left ventricle to a more normal shape. While the early published single-center experience with the Dor procedure demonstrated early and late improvement in NYHA Class and LVEF, according to the ACC/AHA Guidelines, this procedure’s role in the management of heart failure remains to be defined.

We believe the heart failure treatment industry generally has a history of adopting therapies that have proven to be safe and effective complements to existing therapies and using them in combination with existing therapies. It is our understanding that there is no one or two measurement criteria, either quantitative or qualitative, that define when a therapy for treating heart failure will be deemed safe and effective by the FDA. We believe that the safety and efficacy of certain existing FDA approved therapies for heart damage were demonstrated based upon a variety of endpoints, including certain endpoints (such as LVEF) that individually did not demonstrate large numerical differences between the treated patients and untreated patients. For instance, the use of bi-ventricular pacers with optimal drug therapy has proven to significantly decrease the risk of all-cause hospitalization and all-cause-mortality as well as to improve LVEF, NYHA Class and quality of life as compared to the use of optimal drug therapy alone. In the Multicenter InSync Randomized Clinical Evaluation (MIRACLE) trial, one of the first large studies to measure the therapeutic benefits of bi-ventricular pacing, 69% of the patients in the treatment group experienced an improvement in NYHA Class by one or more classes at six-month follow-up versus a 34% improvement in the control group. However, patients in the treatment group experienced on average only a 2.1% improvement in LVEF as compared with a 1.7% improvement for patients in the control group. Although a number of the therapies described above have proven to improve the cardiac function of a damaged heart, no currently available heart failure treatment has demonstrated an ability to generate new muscle tissue within the scarred regions of a heart.

Our Proposed Solution

We believe that MyoCell has the potential to become a leading treatment for severe chronic damage to the heart due to its perceived ability to satisfy, at least in part, what we believe to be a presently unmet demand for more effective and/or more affordable therapies for chronic heart damage.

MyoCell

The human heart does not have cells that naturally repair or replace damaged heart muscle. Accordingly, the human body cannot, without medical assistance, repopulate regions of scar tissue within the heart with functioning muscle. MyoCell is a clinical therapy designed to improve cardiac function by populating regions of scar tissue within a patient’s heart with myoblasts derived from a biopsy of a patient’s thigh muscle. Myoblasts are precursors to muscle cells that have the capacity to fuse with other myoblasts or with damaged muscle fibers to regenerate skeletal muscle. When injected into scar tissue within the heart wall, myoblasts have been shown to be capable of engrafting in the damaged tissue and differentiating into mature skeletal muscle cells. In a number of clinical and animal studies, the engrafted skeletal muscle cells have been shown to express various proteins that are important components of contractile function. By using myoblasts obtained from a patient’s own body, we believe MyoCell is able to avoid certain challenges currently faced by other cell-based clinical therapies intended to be used for the treatment of chronic heart damage including tissue rejection and instances of the cells differentiating into cells other than muscle.

Our clinical research to date suggests that MyoCell may improve the contractile function of the heart. However, we have not yet been able to demonstrate a mechanism of action. The engrafted skeletal muscle tissues are not believed to be coupled with the surrounding heart muscle by the same chemicals that allow heart muscle cells to contract simultaneously. The theories regarding why contractile function may improve include:

  the engrafted muscle tissue can contract in unison with the other muscles in the heart by stretching or by the channeling of electric currents;
  the myoblasts acquire certain characteristics of heart muscle or fuse with them; and/or the injected myoblasts release various proteins that indirectly result in a limit on further scar tissue formation.

As part of the MyoCell therapy, a general surgeon removes approximately five to ten grams of thigh muscle tissue from the patient utilizing local anesthesia, typically on an outpatient basis. The muscle tissue is then express-shipped to a cell culturing site. At the cell culturing site, our proprietary techniques are used to isolate and remove myoblasts from the muscle tissue. We typically produce enough cells to treat a patient within approximately 21 days of his or her biopsy. Such production time is expected to continue to decrease as we continue to refine our cell culturing processes. After the cells are subjected to a variety of tests, the cultured cells are packaged in injectate media and express shipped to the interventional cardiologist. Within four days of packaging, the cultured myoblasts are injected via catheter directly into the scar tissue of the patient’s heart. The injection process takes on average about one hour and can be performed with or without general anesthesia. Following treatment, patients generally remain in the hospital for approximately 48-72 hours for monitoring.

The MyoCell injection process is a minimally invasive procedure which presents less risk and considerably less trauma to a patient than conventional (open) heart surgery. Patients are able to walk immediately following the injection process and require significantly less time in the hospital compared with surgically treated patients. In the 69 patients who have received MyoCell injections delivered via percutaneous catheter, only two minor procedure-related events (2.9%) have been reported. In both cases, however, no complications resulted from the event, with the patients in each case remaining asymptomatic at all times during and after the procedure.

We use a number of proprietary processes to create therapeutic quantities of myoblasts from a patient’s thigh muscle biopsy. We have developed and/or licensed what we believe are proprietary or patented techniques to:

  transport muscle tissue and cultured cells;
  disassociate muscle tissue with manual and chemical processes;
  separate myoblasts from other muscle cells;
  culture and grow myoblasts;
  identify a cell population with the propensity to engraft, proliferate and adapt to the cardiac environment, including areas of scar tissue; and
  maintain and test the cell quality and purity.

We have also developed and/or licensed a number of proprietary and/or patented processes related to the injection of myoblasts into damaged heart muscle, including the following:

  package the cultured cells in a manner that facilitates shipping and use by the physician administering MyoCell;
  methods of using MyoCath;
  the use of an injectate media that assists in the engraftment of myoblasts;
  cell injection techniques utilizing contrast media to assist in the cell injection process; and
  cell injection protocols related to the number and location of injections.

Assuming we secure regulatory approval of MyoCell for the treatment of all NYHA Class II and NYHA Class III patients, we believe MyoCell will provide a treatment alternative for the millions of NYHA Class II and NYHA Class III patients in the United States and Europe who either do not qualify for or do not have access to heart transplant therapy. Furthermore, we anticipate that the time incurred and cost of identifying patients qualified to receive MyoCell as well as the cost of MyoCell, including any ICD, drug and bi-ventricular pacer therapies that are simultaneously prescribed, if any, will be less expensive than the current cost of heart transplant therapy. Moreover, MyoCell is less invasive than a heart transplant and is not subject to the tissue rejection and immune system suppression issues associated with heart transplants.

We believe there is still a large population of patients exhibiting symptoms consistent with NYHA Class II and NYHA Class III heart failure that is seeking an effective or more effective therapy for chronic heart damage than ICDs, bi-ventricular pacers and drug therapies. We hope to demonstrate that MyoCell is complementary to various therapies using ICDs, bi-ventricular pacers and drugs. In the MYOHEART and SEISMIC Trials, enrolled patients are required to have an ICD and to be on optimal drug therapy to be included in the study. While we do not require patients to have previously received a bi-ventricular pacer to participate in our clinical trials, we plan to accept patients in our MARVEL Trial who have had prior placement of a bi-ventricular pacer. We are hopeful that the results of our future clinical trials will demonstrate that MyoCell is complementary to existing therapies for treating heart damage.

Metrics Used to Evaluate Safety and Efficacy of Heart Failure Treatments

The performance of therapies used to treat damage to the heart is assessed using a number of metrics, which compare data collected at the time of initial treatment to data collected when a patient is re-assessed at follow-up. The time periods for follow-up are usually three, six and twelve months. Statistical data is often accompanied by a p-value, which is the mathematical probability that the data are the result of random chance. A result is considered statistically significant if the p-value is less than or equal to 5%. The common metrics used to evaluate the efficacy of these therapies include:

Metric	Description
NYHA Class	The NYHA heart failure classification system is a functional and therapeutic classification system based on how much cardiac patients are limited during physical activity.
Six-Minute Walk Distance

Six-Minute Walk Distance is an objective evaluation of functional exercise capacity which measures the distance a patient can walk in six minutes. The distance walked during this test has been shown to correlate with the severity of heart failure.

LVEF

LVEF is a measure of the heart’s efficiency and can be used to estimate the function of the left ventricle, which pumps blood to the rest of the body. The LVEF is the amount of blood pumped divided by the amount of blood the ventricle contains. A normal LVEF is more than 55% of the blood volume. Damage to the heart impairs the heart’s ability to efficiently pump and therefore reduces LVEF.

Quality of Life	Quality of Life is evaluated by patient questionnaire, which measures subjective aspects of health status in heart failure patients.
Number of Hospital Admissions and Mean Length of Stay

The Number of Hospital Admissions and Mean Length of Stay measure the aggregate number of times that a patient is admitted to the hospital during a defined period and the number of days a patient remains in the hospital during each such admission.

Total Days Hospitalized	The Total Days Hospitalized measures the aggregate number of days a patient is admitted to the hospital during a defined period.
End-Systolic Volume	End-Systolic Volume is a measurement of the adequacy of cardiac emptying, related to the function of the heart during contraction.
End-Diastolic Volume	End-Diastolic Volume is the amount of blood in the ventricle immediately before a cardiac contraction begins and is used as a measurement of the function of the heart at rest.
LV Volume

Left Ventricular Volume, or LV Volume, is measured in terms of left ventricular End-Diastolic Volume and left ventricular End-Systolic Volume. Both measure the reduction in volume of blood in the left ventricle of the heart following expansion and contraction, respectively. Reduction in volume generally is reflective of positive ventricular remodeling and improvement in the heart’s ability to circulate oxygenated blood through the arteries.

Wall Motion	Wall Motion is a test designed to show whether the heart is receiving adequate quantities of oxygen-rich blood. Wall motion is generally measured by a stress echocardiography test.
Cardiac Output	Cardiac Output is a measure of the amount of blood that is pumped by the heart per unit time, measured in liters per minute.
BNP Level

B-Type Natriuretic Peptide, or BNP, is a substance secreted from the ventricles or lower chambers of the heart in response to changes in pressure that occur when heart failure develops and worsens. The level of BNP in the blood increases when heart failure symptoms worsen and decreases when the heart failure condition is stable.

Marvel Phase II/III Clinical Trial in the United States

The Marvel Trial is designed to be a double-blind, randomized, placebo-controlled multicenter trial to evaluate the safety and efficacy of MyoCell. In August 2007, we received clearance from the FDA to proceed with the trial. We completed the MyoCell implantation procedure on the first patient in the Marvel Trial on October 24, 2007. Thus far, 20 patients, including 6 control patients, have been treated. Initial results for the 20 patients were released at the Heart Failure Society of American meeting in September, 2009, showing a dramatic (35%) improvement in the 6 minute walk for those patients who were treated, and no improvement for those who received a placebo. We are planning, on the basis of these results, to ask the FDA to consider the Marvel Trial a pivotal trial (pivotal from Phase II to Phase III) and to reduce the number of patients in the trial to 150. The Seismic, Myoheart and Marvel Trials have been designed to test the safety and efficacy of MyoCell in treating patients with severe, chronic damage to the heart. Upon regulatory approval of MyoCell, we intend to generate revenue in the United States from the sale of MyoCell cell-culturing services for treatment of patients by qualified physicians. Abroad, we are identifying centers where it is already acceptable to use the Myocell treatment so that greater numbers of patients with this problem can have access to treatment.

We are currently in the process of evaluating our development timeline for MyoCell and the Marvel Trial. We received approval from the FDA in July of 2009 to conduct a Phase I safety study on 15 patients of a combined therapy (Myocell with SDF-1), the first approval of a study combining gene and cell therapies. We initially commenced work on this study, called the Regen Trial, during the first quarter of 2010. The Company suspended activity on the trial in 2010 while seeking additional funding necessary to conduct the trial. Work on the trial was reinitiated in 2011. Based on the results of the trial, we intend to either incorporate the combined treatment into the Marvel Trial, or continue with the Marvel Trial based on the use of Myocell alone.

     All of the patients selected for enrollment in the Marvel Trial have (i) symptoms associated with NYHA Class II or NYHA Class III heart failure, (ii) suffered a previous heart attack at least 90 days prior to the date of treatment, (iii) a LVEF of less than or equal to 35%, (iv) been on optimal drug therapy for at least two months prior to enrollment and (v) had prior placement of an ICD at least 60 days prior to enrollment. Patients were required to use Amiodarone, an anti-arrhythmic drug therapy, at least 24 hours prior to MyoCell implantation. This prophylactic treatment successfully ameliorated the problem with arrhythmias in patients treated with Myocell and the placebo, which, although never lead to any deterioration in the patients, was considered a serious adverse event.

     The patients were divided into three groups. Patients in the first group underwent treatment consisting of 16 injections of an aggregate dosage of approximately 800 million myoblast cells. Patients in the second group underwent treatment consisting of 16 injections of an aggregate dosage of approximately 400 million myoblast cells. Patients in the third group received 16 placebo injections.

     The Marvel Trial will measure the following safety and efficacy endpoints of the MyoCell treatment:

Primary Safety	Primary Efficacy	Secondary Efficacy	Tertiary Efficacy
Endpoint	Endpoints	Endpoints	Endpoints
Number of serious adverse events in treatment group as compared to control group

Change in Six-Minute Walk Distance from baseline to six months as compared to control group, or

Quality of Life scores assessed using Minnesota Living with Heart Failure questionnaire from baseline to six months as compared to control group

Total Days Hospitalized in treatment group as compared to control group

Cause-specific hospitalizations in treatment group as compared to control group

Proportion of patients with an improved NYHA Class from baseline to six months as compared to control group

Total days alive out of hospital over the six-month study period

Change in LVEF from baseline to six months as compared to control group

Change in LV Volume and wall motion from baseline to six months as compared to control group

Change in BNP Level from baseline to six months as compared to control group

Total cost and healthcare utilization within six months’ Time to death or CHF hospitalization

Change in degree of mitral regurgitation from baseline to six months

Change in Six-Minute Walk Distance from baseline to three months as compared to control group

Quality of Life scores assessed using Minnesota Living with Heart Failure questionnaire from baseline to three months as compared to control group

Proportion of patients with improved NYHA Class from baseline to three months as compared to control group

Pipeline

     We are committed to delivering biologics that help treat heart failure and cardiovascular diseases. In addition to MyoCell, we have multiple cell therapies and related devices for the treatment of chronic and acute heart damage in various stages of development. We have also acquired the rights to use certain devices for the treatment of heart damage. We intend to allocate our capital, material and personnel resources among MyoCell and the product candidates described below, a number of which may have complementary therapeutic applications. For each product candidate, we have developed or are in the process of developing a regulatory approval plan. Assuming such proposed plans are able to be followed, we do not anticipate that the regulatory approval of MyoCell will be necessary for our further development of our other product candidates.

Candidate	Proposed Use or Indication	Status/Phase	Comments
MyoCell SDF-1	Autologous cell therapy	IND application filed in	Trial commenced in April 1,
	treatment for severe chronic	May 2007. Additional	2010.
	damage to the heart; cells	animal studies complete.
	modified to express angiogenic	Phase I trial approved by
	factors	FDA in July of 2009.
AdipoCell	Adipose cell therapy treatment	N/A	Laboratory kits currently
	for the management of		available for purchase
progressive heart failure
MyoCath	Disposable endoventricular	Used in European Phase	Currently utilizing catheters in
	catheter used for the delivery of	II clinical trials of	trials.
	biologic solutions to the	MyoCell; used in Phase I
	myocardium	clinical trials of
MyoCell.
MyoCath II	Second generation disposable	Preclinical
endoventricular catheter
modified to provide
multidirectional cell injection
and used for the delivery of
biologic solutions to the
myocardium

MyoCell SDF-1

     Our MyoCell SDF-1 product candidate, which has recently completed preclinical testing, is intended to be an improvement to MyoCell. In February 2006, we signed a patent licensing agreement with the Cleveland Clinic of Cleveland, Ohio which gave us exclusive license rights to pending patent applications in connection with MyoCell SDF-1. Dr. Marc Penn, the Medical Director of the Cardiac Intensive Care Unit at the Cleveland Clinic and a staff cardiologist in the Departments of Cardiovascular Medicine and Cell Biology, joined our Scientific Advisory Board. The license for SDF-1 was passed on to a Cleveland Clinic affiliate, Juventas, in July of 2009. Bioheart has an understanding with Juventas pursuant to which the license with Bioheart will be reinstated upon completion of certain financial milestones.

     We anticipate that MyoCell SDF-1 will be similar to MyoCell, except that the myoblast cells to be injected will be modified prior to injection by an adenovirus vector or non-viral vector so that they will release extra quantities of the SDF-1 protein, which expresses angiogenic factors. Following injury which results in inadequate blood flow to the heart, such as a heart attack, the human body naturally increases the level of SDF-1 protein in the heart. By modifying the myoblasts to express additional SDF-1 prior to injection, we are seeking to increase the SDF-1 protein levels present in the heart. We are seeking to demonstrate that the presence of additional quantities of SDF-1 protein released by the myoblasts will stimulate the recruitment of the patient’s existing stem cells to the cell transplanted area and, thereafter, the recruited stem cells will assist in the tissue repair and blood vessel formation process. Preclinical animal studies showed a definite improvement of cardiac function when the myoblasts were modified to express additional SDF-1 protein prior to injection as compared to when the myoblasts were injected without modification.

     Our Phase I safety study, the REGEN Trial, was approved by the FDA in July of 2009 and work commenced on the trial during the first quarter of 2010. The Company suspended activity on the trial in 2010 while seeking additional funding necessary to conduct the trial. Work on the trial was reinitiated in 2011.

AdipoCell

     The AdipoCell product candidate is a proposed treatment for the management of progressive heart failure in patients with damaged myocardial tissue resulting from prior myocardial infarction. This product candidate contains autologous adipose cells that are prepared bedside to the patient. By injecting AdipoCell into damaged, akinetic areas of myocardium, these regions may have the ability to recruit stem cells to repair damaged regions, thereby improving heart function. It is anticipated that AdipoCell will be delivered directly into the myocardium of the hearts of patients suffering from Congestive Heart Failure via a needle-injection catheter system.

     In addition to the studies in Mexico, Bioheart is distributing the AdipoCell kits for a variety of indications in many countries. We are actively involved in a variety of clinical studies including COPD, macular degeneration, degenerative disc disease, erectile dysfunction and more. Bioheart therapies are being offered in centers and hospitals in Turkey, Mexico, Jamaica, Australia, South Africa and others.

MyoCath

     The MyoCath was developed by Bioheart co-founder Robert Lashinski specifically for delivering new cells to damaged tissue. It is a deflecting tip needle injection catheter that has a larger needle which is 25 gauge for better flow rates and less leakage than systems that are 27 gauge. This larger needle allows for thicker compositions to be injected which helps with cell retention in the heart. Also, the MyoCath needle has more fluoroscopic brightness than the normally used nitinol needle, enabling superior visualization during the procedure. Seeing the needle well during injections enables the physician who is operating the catheter to pinpoint targeted areas more precisely, thus improving safety. The MyoCath competes well with other biological delivery systems on price and efficiency and allows the physician to utilize standard fluoroscopy and echo equipment found in every cath lab. The MyoCath is used to inject cells into cardiac tissue in therapeutic procedures to treat chronic heart ischemic and congestive heart failure.

Research

     We supervise and perform experimental work in the areas of improving cell culturing, cell engraftment, and other advanced research projects related to our product candidates from our cell culturing facility in Sunrise, Florida. The primary focus of a substantial majority of our employees is advancing our clinical trials, preclinical studies, research and product development.

     In addition, we work with a number of third parties within and outside the United States on various research and product development projects, including:

  preclinical small and large animal testing for product candidate enhancements and pipeline product candidate development; and contract research for clinical and preclinical testing of our pipeline product candidates.

     We have also began studies for an immunotherapy product for cancer. The product is intended for the vet market and early in vitro studies in dogs have been initiated. In January 2014, we announced an exclusive license for the patents associated with these therapies and continue working on the vitro studies.

Cell Culturing

     We have an approximately 2,000 square foot cell culturing facility at our headquarters in Sunrise, Florida. We began culturing cells at this facility for preclinical uses in the third quarter of 2006. Upon commencement of the MARVEL Trial in the fourth quarter of 2007, we began culturing cells at this facility for clinical uses.

     Over the last three years, we have significantly improved our ability to:

  culture in excess of 800 million myoblast cells per biopsy; and
  produce cell cultures with a high percentage of viable myoblast cells.

     Accordingly, we were able to increase the maximum dosage of myoblast cells injected as part of the MyoCell therapy to approximately 800 million myoblast cells. We expect to further refine our MyoCell cell culturing processes.

     We have historically met and, with respect to the cell culturing of our product candidates in Europe, expect to meet, our cell culturing needs internally.

     In 2013, Bioheart became an FDA registered tissue bank in order to provide stem cell banking capabilities. We are currently providing these services to physicians who send tissue samples from their patients for culture expansion and cryopreservation.

Third Party Reimbursement

     Government and private insurance programs, such as Medicare, Medicaid, health maintenance organizations and private insurers, fund the cost of a significant portion of medical care in the United States. As a result, government imposed limits on reimbursement of hospitals and other healthcare providers have significantly impacted their spending budgets and buying decisions. Under certain government insurance programs, a healthcare provider is reimbursed a fixed sum for services rendered in treating a patient, regardless of the actual cost of such treatment incurred by the healthcare provider. Private third party reimbursement plans are also developing increasingly sophisticated methods of controlling healthcare costs through redesign of benefits and exploration of more cost-effective methods of delivering healthcare. In general, we believe that these government and private measures have caused healthcare providers to be more selective in the purchase of medical products.

     As of the date of this report, CMS has agreed to reimburse some of the costs at the centers that are participating in the MARVEL Trial. Specifically, CMS will reimburse costs deemed “routine” in nature for patients suffering from heart failure. Examples of these reimbursable costs include, but are not limited to, costs associated with physical examination of the patients, x-rays, holter monitoring, MUGA scan and echocardiography. However, at present, CMS reimbursement does not cover the cost of MyoCell implantation.

     Reimbursement for healthcare costs outside the United States varies from country to country. In European countries, the pricing of prescription pharmaceutical products and services and the level of government reimbursement are subject to governmental control. In these countries, pricing negotiations with governmental authorities can take six to twelve months or longer after the receipt of marketing approval for a product. To obtain reimbursement or pricing approval in some countries, we may be required to conduct one or more clinical trials that compare the cost effectiveness of our product candidates to other available therapies. Conducting one or more clinical trials would be expensive and result in delays in commercialization of our product candidates.

Research Grants

     Historically, part of our research and development efforts have been indirectly funded by research grants to various centers and/or physicians that have participated in our MyoCell and MyoCath clinical trials. As part of our development strategy, we intend to continue to seek to develop research partnerships with centers and/or physicians. On November 1, 2010, Bioheart, Inc. received written notice of approval of a grant in the approximate amount of $244,500 under the qualifying therapeutic discovery project under section 48D of the Internal Revenue code. On November 9, 2010 Bioheart received the $244,500 grant funds.

Patents and Proprietary Rights

     We own or hold licenses or sublicenses to an intellectual property portfolio consisting of numerous patents and patent applications in the United States, and in foreign countries, for use in the field of heart muscle regeneration. References in this report to “our” patents and patent applications and other similar references include the patents and patent applications that are owned by us, and references to patents and patent applications that are “licensed” to us and other similar references refer to patents, patent applications and other intellectual property that are licensed or sublicensed to us.

     Patent life determination depends on the date of filing of the application or the date of patent issuance and other factors as promulgated under the patent laws. Under the U.S. Drug Price Competition and Patent Term Restoration Act of 1984, as amended, a patent which claims a product, use or method of manufacture covering drugs and certain other products, including biologic products, may be extended for up to five years to compensate the patent holder for a portion of the time required for research and FDA review of the product. Only one patent applicable to an approved drug or biologic product is eligible for a patent term extension. This law also establishes a period of time following approval of a drug or biologic product during which the FDA may not accept or approve applications for certain similar or identical drugs or biologic products from other sponsors unless those sponsors provide their own safety and efficacy data.

     MyoCell is no longer protected by patents outside, which means that competitors will be free to sell products that incorporate the same or similar technologies that are used in MyoCell without infringing our patent rights. As a result, MyoCell, if approved for use, may be vulnerable to competition. In addition, many of the patent and patent applications that have been licensed to us that pertain to our other product candidates do not cover certain countries within Europe.

     Our commercial success will depend to a significant degree on our ability to:

  defend and enforce our patents and/or compel the owners of the patents licensed to us to defend and enforce such patents, to the extent such patents may be applicable to our products and material to their commercialization;
  obtain additional patent and other proprietary protection for MyoCell and our other product candidates;
  obtain and/or maintain appropriate licenses to patents, patent applications or other proprietary rights held by others with respect to our technology, both in the United States and other countries;
  preserve company trade secrets and other intellectual property rights relating to our product candidates; and
  operate without infringing the patents and proprietary rights of third parties.

     In addition to patented intellectual property, we also rely on our own trade secrets and proprietary know-how to protect our technology and maintain our competitive position, since patent protection may not be available or applicable to our technology. Our policy is to require each of our employees, consultants and advisors to execute a confidentiality and inventions assignment agreement before beginning their employment, consulting or advisory relationship with us. The agreements generally provide that the individual must keep confidential and not disclose to other parties any confidential information developed or learned by the individual during the course of the individual’s relationship with us except in limited circumstances. These agreements generally also provide that we shall own all inventions conceived by the individual in the course of rendering services to us. Moreover, some of our academic institution licensors, collaborators and scientific advisors have rights to publish data and information to which we have rights, which may impair our ability to protect our proprietary information or obtain patent protection in the future.

     We work with others in our research and development activities and one of our strategies is to enter into collaborative agreements with third parties to develop our proposed products. Disputes may arise about inventorship and corresponding rights in know-how and inventions resulting from the joint creation or use of intellectual property by us and our licensors, collaborators, consultants and others. In addition, other parties may circumvent any proprietary protection we do have. As a result, we may not be able to maintain our proprietary position.

     We are not currently a party to any litigation or other adverse proceeding related to our patents, patent licenses or intellectual property rights. However, if we become involved in litigation or any other adverse intellectual property proceeding, for example, as a result of an alleged infringement, or a third party alleging an earlier date of invention, we may have to spend significant amounts of money and time and, in the event of an adverse ruling, we could be subject to liability for damages, including treble damages, invalidation of our intellectual property and injunctive relief that could prevent us from using technologies or developing products, any of which could have a significant adverse effect on our business, financial condition and results of operation. In addition, any claims relating to the infringement of third party proprietary rights, or earlier date of invention, even if not meritorious, could result in costly litigation, lengthy governmental proceedings, divert management’s attention and resources and require us to enter royalty or license agreements which are not advantageous, if available at all.

     See Item 1A. “Risk Factors — Risks Related to Our Intellectual Property” for a discussion of additional risks we face with respect to our intellectual property rights.

Primary MyoCath Patent

     The Primary MyoCath Patent includes device claims that we believe covers, among other things, the structure of MyoCath. The Primary MyoCath Patent expires in the United States in September 2017.

     In January 2000, we entered into a license agreement with Comedicus Incorporated pursuant to which Comedicus granted us a royalty-free, fully paid-up, non-exclusive and irrevocable license to the Primary MyoCath Patent in exchange for a payment of $50,000. This agreement was amended in August 2000 to provide us an exclusive license to the Primary MyoCath Patent in exchange for a payment of $100,000 and our loan of $250,000 to Comedicus. Pursuant to this amendment we also received the right, but not the obligation, with Comedicus’ consent, which consent is not to be unreasonably withheld, to defend the Primary MyoCath Patent against third party infringers.

     In June 2003, we entered into agreements with Advanced Cardiovascular Systems, Inc., or ACS, originally a subsidiary of Guidant Corporation and now d/b/a Abbott Vascular, a division of Abbott Laboratories, pursuant to which we assigned our rights under the license agreement with Comedicus, as amended, and committed to deliver 160 units of MyoCath and sold certain of our other catheter related intellectual property, or, collectively, with the Primary MyoCath Patent (the Catheter IP), for aggregate consideration of $900,000. In connection with these agreements, ACS granted to us a co-exclusive, irrevocable, fully paid-up license to the Catheter IP for the life of the patents related to the Catheter IP.

     ACS has the exclusive right, at its own expense, to file, prosecute, issue, maintain, license, and defend the Catheter IP, and the primary right to enforce the Catheter IP against third party infringers. If ACS fails to enforce the Catheter IP against a third party infringer within a specified period of time, we have the right to do so at our expense. The party enforcing the Catheter IP is entitled to retain any recoveries resulting from such enforcement. The asset purchase agreement only pertains to the Catheter IP developed or acquired by us prior to June 24, 2003. Our subsequent catheter related developments and/or acquisitions, such as MyoCath II, were not sold or licensed to ACS.

MyoCell SDF-1 Patents

     To develop our MyoCell SDF-1 product candidate, we rely primarily on patents. We had an agreement to license patents from Juventas. These patents relate to methods of repairing damaged heart tissue by transplanting myoblasts that express SDF-1 and other therapeutic proteins capable of recruiting other stem cells within a patient’s own body to the cell transplant area. We believe we will also need to, among other things, license some additional intellectual property to commercialize MyoCell SDF-1 in the form we believe may prove to be the most safe and/or effective.

     In February 2006, we signed a patent licensing agreement with the Cleveland Clinic which provided us with the worldwide, exclusive rights to three pending U.S. patent applications and certain corresponding foreign filings in the following jurisdictions: Australia, Brazil, Canada, China, Europe and Japan, or, collectively, the Cleveland Clinic IP, related to methods of repairing damaged heart tissue by transplanting myoblasts that express SDF-1 and other therapeutic proteins capable of recruiting other stem cells within a patient’s own body to the cell transplant area. The term of our agreement with the Cleveland Clinic expired in July of 2009, when the license to the patents was turned over to a Cleveland Clinic affiliate, Juventas. We have an understanding with Juventas to restore the license to the patents once certain milestones have been achieved by Bioheart.

     In 2007, Bioheart signed a Letter of Intent with Ono Pharmaceutical which provided rights to conduct clinical development and testing of SDF-1 to determine the effectiveness of SDF-1 for the treatment of damaged myocardium and tissues following acute myocardial infarction, coronary arterial diseases or heart failure. If the results of this testing is deemed successful then the parties agree to enter into good faith negotiations in an effort to reach a definitive license agreement that will allow Bioheart to commercialize its SDF-1 product candidate in all territories of the world except Japan.

MyoCath II Patents

     In April 2006, we entered into an agreement with Tricardia, LLC pursuant to which Tricardia granted us a sublicenseable license to certain patents and patent applications in the United States, Australia, Canada, Europe and Japan covering the modified injection needle we intend to use as part of MyoCath II, or the MyoCath II Patents, in exchange for a one-time payment of $100,000. Our license covers and is exclusive with respect to products developed under the MyoCath II Patents for the delivery of therapeutic compositions to the heart. Unless earlier terminated by mutual consent of the parties, our agreement with Tricardia will terminate upon the expiration date of the last MyoCath II Patent.

     Tricardia has the obligation to take all actions necessary to file, prosecute and maintain the MyoCath II Patents. We are required to reimburse Tricardia, on a pro-rata basis with other licensees of Tricardia of the MyoCath II Patents, for all reasonable out-of-pocket costs and expenses incurred by Tricardia in prosecuting and maintaining the MyoCath II Patents. To the extent we do not wish to incur the cost of any undertaking or defense of any opposition, interference or similar proceeding involving the MyoCath II Patents with respect to any jurisdiction, the license granted to us pursuant to agreement will be automatically amended to exclude such jurisdiction.

     Tricardia also has the first right, but not the obligation, to take any actions necessary to prosecute or prevent any infringement or threatened infringement of the MyoCath II Patents. To the extent Tricardia determines not to initiate suit against any infringer, we have the right, but not the obligation, to commence litigation for such alleged infringement. Our share of any recovery will equal 50% in the event Tricardia commences litigation and 90% in the event we commence litigation.

Sales and Marketing

MyoCell and MyoCell SDF-1

     In advance of any expected commercial approval of our MyoCell product candidate in the United States, we intend to internally develop a direct sales and marketing force. We anticipate the team will comprise salespeople, clinical and reimbursement specialists and product marketing managers.

     We intend to market MyoCell and/or MyoCell SDF-1 to interventional cardiologists and heart failure specialists. In the typical healthcare system the interventional cardiologist functions as a “gatekeeper” for determining the course of appropriate medical care for our target patient population.

     We anticipate our marketing efforts will be focused on informing interventional cardiologists of the availability of our treatment alternative through the following channels of communication: (i) articles published in medical journals by widely recognized interventional cardiologists, including cardiologists that have participated in our clinical trials; (ii) seminars and speeches featuring widely recognized interventional cardiologists; and (iii) advertisements in medical journals.

Collaborative Arrangements for Seeking Regulatory Approvals and Distribution of Products Outside of the United States and Europe

Adipose-stem cell therapies

     We have partnered with the Global Stem Cell Group to market and make available our AdipoCell adipose derived stem cell therapies to all doctors across the U.S. and in foreign markets.

Korea

     On February 1, 2005, we entered into a joint venture agreement with Bioheart Korea, Inc., the predecessor entity of BHK, Inc., or BHK, pursuant to which we and BHK agreed to create a joint venture company called Bioheart Manufacturing, Inc., located in Korea to own and operate a cell culturing facility. The joint venture agreement contemplated that we would engage Bioheart Manufacturing to provide all cell culturing processes for our products and processes sold in Asia including Korea for a period of no less than ten years. Pursuant to the joint venture agreement, we agreed to contribute approximately $59,000 cash and Myocell manufacturing technology for an 18% equity interest in Bioheart Manufacturing, and BHK agreed to contribute approximately $9,592,032 for an 82% equity interest in Bioheart Manufacturing. On April 1, 2006, we entered into an in-kind investment agreement with Bioheart Manufacturing pursuant to which we agreed to provide Bioheart Manufacturing with the technology to manufacture MyoCell and MyoCath and, in exchange, received 25,890 common shares of Bioheart Manufacturing. In February 2009, our ownership interest in Bioheart Manufacturing, Inc. was reduced to approximately 6% as a result of additional investments in Bioheart Manufacturing, Inc. by third parties. Shares in Bioheart Manufacturing, Inc., owned by Bioheart Inc. became 258,900 shares through a stock split. In May 2009, there was a corporate reorganization and AnC Bio Inc. was given the business of Bioheart Manufacturing Inc.

     Pursuant to the joint venture agreement, we provided Bioheart Manufacturing with standard operating procedures, tests and testing protocols, cell selection methods, cell characterization methods, and all materials necessary to carry out the activities of the cell culturing facility in the manner required by us.

     In August 2007, we entered into a supply agreement with BHK pursuant to which we supplied MyoCell and MyoCaths to BHM for use in clinical studies of MyoCell.

     According to the agreement, upon Bioheart Manufacturing’s inability to continue its operations by reason of law, governmental order or regulation or Bioheart Manufacturing’s dissolution or liquidation for any reason, the agreement is null and void.

Government Regulation

     The research and development, preclinical studies and clinical trials, and ultimately, the culturing, manufacturing, marketing and labeling of our product candidates are subject to extensive regulation by the FDA and other regulatory authorities in the United States and other countries. We believe MyoCell and our medical device products are subject to regulation in the United States and Europe as a biological product and a medical device, respectively.

     Biological products are subject to regulation under the Federal Food, Drug, and Cosmetic Act, or the FD&C Act, the Public Health Service Act, or the PHS Act and their respective regulations as well as other federal, state, and local statutes and regulations. Medical devices are subject to regulation under the FD&C Act and the regulations promulgated hereunder as well as other federal, state, and local statutes and regulations. The FD&C Act and the PHS Act and the regulations promulgated hereunder govern, among other things, the testing, cell culturing, manufacturing, safety, efficacy, labeling, storage, record keeping, approval, clearance, advertising and promotion of our product candidates. Preclinical studies, clinical trials and the regulatory approval process typically take years and require the expenditure of substantial resources. If regulatory approval or clearance of a product is granted, the approval or clearance may include significant limitations on the indicated uses for which the product may be marketed.

FDA Regulation — Approval of Biological Products

The steps ordinarily required before a biological product may be marketed in the United States include:

  completion of preclinical studies according to good laboratory practice regulations;
  the submission of an IND application to the FDA, which must become effective before human clinical trials may commence;
  performance of adequate and well-controlled human clinical trials according to good clinical practices to establish the safety and efficacy of the proposed biological product for its intended use;
  satisfactory completion of an FDA pre-approval inspection of the manufacturing facility or facilities at which the product is manufactured, processes, packaged or held to assess compliance cGMP; and
  the submission to, and review and approval by, the FDA of a biologics license application, or BLA, that includes satisfactory results of preclinical testing and clinical trials.

     Preclinical tests include laboratory evaluation of the product candidate, its formulation and stability, as well as animal studies to assess the potential safety and efficacy of the product candidate. The FDA requires that preclinical tests be conducted in compliance with good laboratory practice regulations. The results of preclinical testing are submitted as part of an IND application to the FDA together with manufacturing information for the clinical supply, analytical data, the protocol for the initial clinical trials and any available clinical data or literature. A 30-day waiting period after the filing of each IND application is required by the FDA prior to the commencement of clinical testing in humans. In addition, the FDA may, at any time during this 30-day waiting period or any time thereafter, impose a clinical hold on proposed or ongoing clinical trials. If the FDA imposes a clinical hold, clinical trials cannot commence or recommence without FDA authorization.

     Clinical trials to support BLAs involve the administration of the investigational product to human subjects under the supervision of qualified investigators. Clinical trials are conducted under protocols detailing, among other things, the objectives of the study, the parameters to be used in monitoring safety and the efficacy criteria to be evaluated.

     Clinical trials are typically conducted in three sequential phases, but the phases may overlap.

     In Phase I clinical trials, the initial introduction of the biological product candidate into human subjects or patients, the product candidate is tested to assess safety, dosage tolerance, absorption, metabolism, distribution and excretion, including any side effects associated with increasing doses.

     Phase II clinical trials usually involve studies in a limited patient population to identify possible adverse effects and safety risks, preliminarily assess the efficacy of the product candidate in specific, targeted indications; and assess dosage tolerance and optimal dosage.

     If a product candidate is found to be potentially effective and to have an acceptable safety profile in Phase II evaluations, Phase III trials are undertaken within an expanded patient population at multiple study sites to further demonstrate clinical efficacy and safety, further evaluate dosage and establish the risk-benefit ratio of the product and an adequate basis for product labeling.

     Phase IV, or post-marketing, trials may be mandated by regulatory authorities or may be conducted voluntarily. Phase IV trials are typically initiated to monitor the safety and efficacy of a biological product in its approved population and indication but over a longer period of time, so that rare or long-term adverse effects can be detected over a much larger patient population and time than was possible during prior clinical trials. Alternatively, Phase IV trials may be used to test a new method of product administration, or to investigate a product’s use in other indications. Adverse effects detected by Phase IV trials may result in the withdrawal or restriction of a drug.

     If the required Phase I, II and III clinical testing is completed successfully, the results of the required clinical trials, the results of product development, preclinical studies and clinical trials, descriptions of the manufacturing process and other relevant information concerning the safety and effectiveness of the biological product candidate are submitted to the FDA in the form of a BLA. In most cases, the BLA must be accompanied by a substantial user fee. The FDA may deny a BLA if all applicable regulatory criteria are not satisfied or may require additional data, including clinical, toxicology, safety or manufacturing data. It can take several years for the FDA to approve a BLA once it is submitted, and the actual time required for any product candidate may vary substantially, depending upon the nature, complexity and novelty of the product candidate.

     Before approving an application, the FDA will inspect the facility or facilities where the product is manufactured. The FDA will not approve a BLA unless it determines that the manufacturing processes and facilities are in compliance with cGMP requirements.

     If the FDA evaluations of the BLA and the manufacturing facilities are favorable, the FDA may issue either an approval letter or an approvable letter. The approvable letter usually contains a number of conditions that must be met to secure final FDA approval of the BLA. When, and if, those conditions have been met to the FDA’s satisfaction, the FDA will issue an approval letter. If the FDA’s evaluation of the BLA or manufacturing facility is not favorable, the FDA may refuse to approve the BLA or issue a non-approvable letter that often requires additional testing or information.

FDA Regulation — Approval of Medical Devices

     Medical devices are also subject to extensive regulation by the FDA. To be commercially distributed in the United States, medical devices must receive either 510(k) clearance or pre-market approval, or PMA, from the FDA prior to marketing. Devices deemed to pose relatively low risk are placed in either Class I or II, which requires the manufacturer to submit a pre-market notification requesting permission for commercial distribution, or 510(k) clearance. Devices deemed by the FDA to pose the greatest risk, such as life-sustaining, life-supporting or implantable devices, devices deemed not substantially equivalent to a previously 510(k) cleared device and certain other devices are placed in Class III which requires PMA. We anticipate that MyoCath will be classified as a Class III device.

     To obtain 510(k) clearance, a manufacturer must submit a pre-market notification demonstrating that the proposed device is substantially equivalent in intended use and in safety and efficacy to a previously 510(k) cleared device, a device that has received PMA or a device that was in commercial distribution before May 28, 1976. The FDA’s 510(k) clearance pathway usually takes from four to twelve months, but it can last longer.

     After a device receives 510(k) clearance, any modification that could significantly affect its safety or efficacy, or that would constitute a major change in its intended use, requires a new 510(k) clearance or could require PMA. The FDA requires each manufacturer to make this determination, but the FDA can review any such decision. If the FDA disagrees with a manufacturer’s decision not to seek a new 510(k) clearance, the agency may retroactively require the manufacturer to seek 510(k) clearance or PMA. The FDA also can require the manufacturer to cease marketing and/or recall the modified device until 510(k) clearance or PMA is obtained.

     A product not eligible for 510(k) clearance must follow the PMA pathway, which requires proof of the safety and efficacy of the device to the FDA’s satisfaction. The PMA pathway is much more costly, lengthy and uncertain than the 510(k) approval pathway. A PMA application must provide extensive preclinical and clinical trial data and also information about the device and its components regarding, among other things, device design, manufacturing and labeling. As part of the PMA review, the FDA will typically inspect the manufacturer’s facilities for compliance with quality system regulation requirements, which impose elaborate testing, control, documentation and other quality assurance procedures. Upon acceptance by the FDA of what it considers a completed filing, the FDA commences an in-depth review of the PMA application, which typically takes from one to two years, but may last longer. The review time is often significantly extended as a result of the FDA asking for more information or clarification of information already provided.

If the FDA’s evaluation of the PMA application is favorable, and the applicant satisfies any specific conditions (e.g., changes in labeling) and provides any specific additional information (e.g., submission of final labeling), the FDA will issue a PMA for the approved indications, which can be more limited than those originally sought by the manufacturer. The PMA can include post-approval conditions that the FDA believes necessary to ensure the safety and efficacy of the device including, among other things, restrictions on labeling, promotion, sale and distribution. Failure to comply with the conditions of approval can result in an enforcement action, which could have material adverse consequences, including the loss or withdrawal of the approval.

Even after approval of a pre-market application, a new PMA or PMA supplement is required in the event of a modification to the device, its labeling or its manufacturing process.

FDA Regulation — Post-Approval Requirements

Even if regulatory clearances or approvals for our product candidates are obtained, our products and the facilities manufacturing our products will be subject to continued review and periodic inspections by the FDA. For example, as a condition of approval of a new drug application, the FDA may require us to engage in post-marketing testing and surveillance and to monitor the safety and efficacy of our products. Holders of an approved new BLA, PMA or 510(k) clearance product are subject to several post-market requirements, including the reporting of certain adverse events involving their products to the FDA, provision of updated safety and efficacy information, and compliance with requirements concerning the advertising and promotion of their products.

In addition, manufacturing facilities are subject to periodic inspections by the FDA to confirm the facilities comply with cGMP requirements. In complying with cGMP, manufacturers must expend money, time and effort in the area of production and quality control to ensure full compliance. For example, manufacturers of biologic products must establish validated systems to ensure that products meet high standards of sterility, safety, purity, potency and identity. Manufacturers must report to the FDA any deviations from cGMP or any unexpected or unforeseeable event that may affect the safety, quality, or potency of a product. The regulations also require investigation and correction of any deviations from cGMP and impose documentation requirements.

In addition to regulations enforced by the FDA, we are also subject to regulation under the Occupational Safety and Health Act, the Environmental Protection Act, the Toxic Substances Control Act, the Resource Conservation and Recovery Act and other federal, state and local regulations. Our research and development activities involve the controlled use of hazardous materials, chemicals, biological materials and radioactive compounds.

International Regulation

Our product candidates are subject to regulation in every country where they will be tested or used. Whether or not we obtain FDA approval for a product candidate, we must obtain the necessary approvals from the comparable regulatory authorities of foreign countries before we can commence testing or marketing of a product candidate in those countries. The requirements governing the conduct of clinical trials and the approval processes vary from country to country and the time required may be longer or shorter than that associated with FDA approval.

The European Economic Area requires that manufacturers of medical devices obtain the right to affix the CE mark to their products before selling them in member countries. The CE mark is an international symbol of adherence to quality assurance standards and compliance with applicable European medical device directives. In order to obtain the right to affix the CE mark to a medical device, the medical device in question must meet the essential requirements defined under the Medical Device Directive (93/42/ EEC) relating to safety and performance, and the manufacturer of the device must undergo verification of regulatory compliance by a third party standards certification provider, known as a notified body.

In addition to regulatory clearance, the conduct of clinical trials in the European Union is governed by the European Clinical Trials Directive (2001/20/ EC), which was implemented in May 2004. This directive governs how regulatory bodies in member states may control clinical trials. No clinical trial may be started without authorization by the national competent authority and favorable ethics approval.

Manufacturing facilities are subject to the requirements of the International Standards Organization. In complying with these requirements, manufacturers must expend money, time and effort in the area of production and quality control to ensure full compliance.

In some cases, we plan to submit applications with different endpoints or other elements outside the United States due to differing practices and requirements in particular jurisdictions. However, in cases where different endpoints will be used outside the United States, we expect that such submissions will be discussed with the FDA to ensure that the FDA is comfortable with the nature of human trials being conducted in any part of the world. As in the United States, post-approval regulatory requirements, such as those regarding product manufacture, marketing, or distribution, would apply to any product that is approved in Europe.

Competition

Our industry is subject to rapid and intense technological change. We face, and will continue to face, competition from pharmaceutical, biopharmaceutical, medical device and biotechnology companies developing heart failure treatments both in the United States and abroad, as well as numerous academic and research institutions, governmental agencies and private organizations engaged in drug funding or discovery activities both in the United States and abroad. We also face competition from entities and healthcare providers using more traditional methods, such as surgery and pharmaceutical regimens, to treat heart failure. We believe there are a substantial number of heart failure products under development by numerous pharmaceutical, biopharmaceutical, medical device and biotechnology companies, and it is likely that other competitors will emerge.

Many of our existing and potential competitors have substantially greater research and product development capabilities and financial, scientific, marketing and human resources than we do. As a result, these competitors may succeed in developing competing therapies earlier than we do; obtain patents that block or otherwise inhibit our ability to further develop and commercialize our product candidates; obtain approvals from the FDA or other regulatory agencies for products more rapidly than we do; or develop treatments or cures that are safer or more effective than those we propose to develop. These competitors may also devote greater resources to marketing or selling their products and may be better able to withstand price competition. In addition, these competitors may introduce or adapt more quickly to new technologies or scientific advances, which could render our technologies obsolete, and may introduce products that make the continued development of our product candidates uneconomical. These competitors may also be more successful in negotiating third party licensing or collaborative arrangements and may be able to take advantage of acquisitions or other strategic opportunities more readily than we can.

Our ability to compete successfully will depend on our continued ability to attract and retain skilled and experienced scientific, clinical development and executive personnel, to identify and develop viable heart failure product candidates and to exploit these products and compounds commercially before others are able to develop competitive products.

We believe the principal competitive factors affecting our markets include, but are not limited to:

  the safety and efficacy of our product candidates;
  the freedom to develop and commercialize cell-based therapies, including appropriate patent and proprietary rights protection;
  the timing and scope of regulatory approvals;
  the cost and availability of our products;
  the availability and scope of third party reimbursement programs; and
  the availability of alternative treatments.

We are still in the process of determining, among other things:

  if MyoCell and MyoCell SDF-1 are both safe and effective;
  the timing and scope of regulatory approvals; and
  the availability and scope of third party reimbursement programs.

Accordingly, we have a limited ability to predict how competitive MyoCell will be relative to existing treatment alternatives and/or treatment alternatives that are under development. See “Business — Diagnosis and Management of Heart Failure.”

If approved, MyoCell will compete with surgical, pharmaceutical and mechanical based therapies. Surgical options include heart transplantation and left ventricular reconstructive surgery. Although not readily accessible, heart transplantation has proven to be an effective treatment for patients with severe damage to the heart who locate a donor match and are in sufficiently good health to undergo major surgery. Mechanical therapies such as biventricular pacing, ventricular restraint devices and mitral valve therapies have been developed by companies such as Medtronic, Inc., Acorn Cardiovascular, Inc., St. Jude Medical, Inc., World Heart Corporation, Guidant Corporation, a part of Boston Scientific, and Edwards Lifesciences Corp. Pharmaceutical therapies include anti-thrombotics, calcium channel blockers such as Pfizer’s Norvasc® and ACE inhibitors such as Sanofi’s Delix®.

The field of regenerative medicine is rapidly progressing, as many organizations are initiating or expanding their research efforts in this area. We are also aware of several competitors seeking to develop cell-based therapies for the treatment of cardiovascular disease, including Aldagen, Inc., Angioblast Systems, Inc., Athersys, Inc., Baxter International, Inc., Cytori Therapeutics, Inc., MG Biotherapeutics, LLC (a joint venture between Genzyme Corporation and Medtronic, Inc.), Mytogen, Inc. (a wholly-owned subsidiary of Advanced Cell Technology, Inc.), Osiris Therapeutics, Inc. (products now owned by Mesoblast), ViaCell, Inc. (a wholly-owned subsidiary of PerkinElmer, Inc.), and potentially others.

It is our understanding that some of our large competitors have devoted considerable resources to developing a myoblast-based cell therapy for treating severe damage to the heart.

Some organizations are involved in research using alternative cell sources, including bone marrow, embryonic and fetal tissue, umbilical cord and peripheral blood, and adipose tissue.

Many of our existing and potential competitors have substantially greater research and product development capabilities and financial, scientific, marketing and human resources than we do. These competitors may also devote greater resources to marketing or selling their products and may be better able to withstand price competition. In addition, these competitors may introduce or adapt more quickly to new technologies or scientific advances, which could render our technologies obsolete, and may introduce products that make the continued development of our product candidates uneconomical. These competitors may also be more successful in negotiating third party licensing or collaborative arrangements and may be able to take advantage of acquisitions or other strategic opportunities more readily than we can.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

The following summary includes a description of material provisions of our capital stock.

Authorized and Outstanding Securities

The Company is authorized to issue 2,000,000,000 shares of common stock, par value $0.001 per share. As of November 20, 2014, there were issued and outstanding 560,564,622 shares of our common stock.

Common Stock

The holders of our common stock are entitled to one vote for each share on all matters to be voted on by the shareholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available therefore. In the event of a liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

Dividends

Dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of our board of directors. We intend to retain earnings, if any, for use in its business operations and accordingly, the board of directors does not anticipate declaring any dividends in the foreseeable future.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed for such purpose on a contingency basis, or had, or is to receive, in connection with this offering, a substantial interest, direct or indirect, in us or any of our parents or subsidiaries, nor was any such person connected with us or any of our parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

LEGAL MATTERS

The validity of the issuance of the common stock hereby will be passed upon for us by Sichenzia Ross Friedman Ference LLP.

OTHER EXPERTS

Our consolidated financial statements as of December 31, 2013 and for the year then ended , appearing in this prospectus and registration statement have been so included in reliance on the Report of Fiondella, Milone, and LaSaracina LLP, independent registered public accounting firm, appearing elsewhere in this prospectus, given on the authority of such firm as experts in accounting and auditing.

Properties

Our headquarters are located in Sunrise, Florida and consists of 4,860 square feet of space, which we lease at a current rent of approximately $65,124 per year. The lease expired in January 2013. In January 2013, the Company amended its facility lease to extend the term of the lease until April 30, 2013. In April 2013, the Company amended its facility lease to extend the term of the lease until August 15, 2013. In September 2013, the Company amended its facility lease to extend the term until August 2016.

In addition to our corporate offices, at this location, we maintain:

  our MyoCell cell culturing facility for supply within the United States; and
  a fully equipped cell culturing laboratory where we perform experimental work in the areas of cell culturing, cell engraftment, and other advanced research projects related to our core business.

We believe the space available at our headquarters will be sufficient to meet the needs of our operations for the foreseeable future.

Legal Proceedings

November 10, 2014, the company was served with a lawsuit by an alleged assignee and a guarantor to a Loan Guarantee, Payment and Security Agreement. These parties claim breach of that Agreement and damages of approximately $2.3 Million plus interest. The assignor and assignee also sued the Company’s directors and a past director and an affiliate shareholder for breach of fiduciary duty, claiming damages as alleged creditors arising out of these parties' alleged participation in Northstar Biotech Group, LLC, a secured creditor of the Company.

Other than the above, we are not presently engaged in any material litigation pursuant to Item 103 of Regulation S-K. However, the biotechnology and medical device industries have been characterized by extensive litigation regarding patents and other intellectual property rights. In addition, from time to time, we may become involved in litigation relating to claims arising from the ordinary course of our business.

MARKET PRICE AND DIVIDENDS ON REGISTRANT’S COMMON EQUITY
AND RELATED STOCKHOLDER MATTERS

Our common stock is listed on the Over-the-Counter Bulletin Board under the symbol “BHRT.QB”. For the periods indicated, the following table sets forth the high and low bid prices per share of common stock, as reported by the Over the Counter Bulletin Board. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

	High	Low
Period
Quarter ended September 30, 2014	$0.0264	$0.0229
Quarter ended June 30, 2014	$0.03	$0.0288
Quarter ended March 31, 2014	$0.045	$0.0395
Quarter ended December 31, 2013	$0.069	$0.0135
Quarter ended September 30, 2013	$0.270	$0.0138
Quarter ended June 30, 2013	$0.0447	$0.0275
Quarter ended March 31, 2013	$0.126	$0.045
Quarter ended December 31, 2012	$0.029	$0.005
Quarter ended September 30, 2012	$0.050	$0.020
Quarter ended June 30, 2012	$0.041	$0.0192
Quarter ended March 31, 2012	$0.079	$0.035

Holders

As of November 20, 2014, there were approximately 445 shareholders of record of our common stock.

Dividends

We have never declared or paid any cash dividends on our common stock or other securities and do not currently anticipate paying any cash dividends in the foreseeable future. The declaration and payment of dividends by us are subject to the discretion of our Board of Directors and the restrictions specified in our articles of incorporation and by applicable law. In addition, under the terms of the Northstar loan, we are restricted from paying cash dividends to our shareholders while the loan is outstanding. Any future determination to pay cash dividends will depend on our results of operations, financial condition, capital requirements, contractual restrictions and other factors deemed relevant by our Board of Directors.

The following is management’s discussion and analysis (“MD&A”) of certain significant factors that have affected our financial position and operating results during the periods included in the accompanying financial statements, as well as information relating to the plans of our current management. This report includes forward-looking statements. Generally, the words “believes,” “anticipates,” “may,” “will,” “should,” “expect,” “intend,” “estimate,” “continue,” and similar expressions or the negative thereof or comparable terminology are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, including the matters set forth in this report or other reports or documents we file with the Securities and Exchange Commission from time to time, which could cause actual results or outcomes to differ materially from those projected. Undue reliance should not be placed on these forward-looking statements which speak only as of the date hereof. We undertake no obligation to update these forward-looking statements.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The discussion and analysis of the Company’s financial condition and results of operations is based upon its financial statements, which have been prepared in accordance with generally accepted accounting principles generally accepted in the United States (or "GAAP"). The preparation of those financial statements requires us to make estimates and judgments that affect the reported amount of assets and liabilities at the date of its financial statements. Actual results may differ from these estimates under different assumptions or conditions.

Our Ability To Continue as a Going Concern

Our independent registered public accounting firm has issued its report dated March 20, 2014 in connection with the audit of our financial statements as of December 31, 2013 that included an explanatory paragraph describing the existence of conditions that raise substantial doubt about our ability to continue as a going concern. Our financial statements as of December 31, 2013 have been prepared under the assumption that we will continue as a going concern. If we are not able to continue as a going concern, it is likely that holders of our common stock will lose all of their investment. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Overview
We are a biotechnology company focused on the discovery, development and, subject to regulatory approval, commercialization of autologous cell therapies for the treatment of chronic and acute heart damage. Our lead product candidate is MyoCell, an innovative clinical therapy designed to populate regions of scar tissue within a patient’s heart with autologous muscle cells, or cells from a patient’s body, for the purpose of improving cardiac function in chronic heart failure patients.

Biotechnology Product Candidates

We are focused on the discovery, development and, subject to regulatory approval, commercialization of autologous cell therapies for the treatment of chronic and acute heart damage. In our pipeline, we have multiple product Candidates for the treatment of heart damage, including MyoCell, Myocell SDF-1 and AdipoCell. MyoCell and MyoCell SDF-1 are clinical muscle-derived cell therapies designed to populate regions of scar tissue within a patient’s heart with new living cells for the purpose of improving cardiac function in chronic heart failure patients. MyoCell SDF-1 is intended to be an improvement to MyoCell. MyoCell SDF-1 is similar to MyoCell except that the myoblast cells to be injected for use in MyoCell SDF-1 will be modified prior to injection by an adenovirus vector or non-viral vector so that they will release extra quantities of the SDF-1 protein, which expresses angiogenic factors. AdipoCell is a patient-derived cell therapy proposed for the treatment of acute myocardial infarction, chronic heart ischemia, and lower limb ischemia. We hope to demonstrate that these product candidates are safe and effective complements to existing therapies for chronic and acute heart damage.

Our most recent completed clinical trials of MyoCell are the SEISMIC Trial, a 40-patient, randomized, multicenter, controlled, Phase II-a study conducted in Europe and the MYOHEART Trial, a 20-patient, multicenter, Phase I dose-escalation trial conducted in the United States.

We were approved by the FDA, to proceed with a 330-patient, multicenter Phase II/III trial of MyoCell in North America and Europe, or the MARVEL Trial. We completed the MyoCell implantation procedure on the first patient in the MARVEL Trial on October 24, 2007. Thus far, 20 patients, including 6 control patients, have been treated. Initial results for the 20 patients were released at the Heart Failure Society of American meeting in September, 2009, showing a significant (35%) improvement in the 6 minute walk for those patients who were treated, and no improvement for those who received a placebo. On the basis of these results, we have applied for and received approval from the FDA to reduce the number of additional patients in the trial to 134, for a total of 154 patients. The SEISMIC, MYOHEART and MARVEL Trials have been designed to test the safety and efficacy of MyoCell in treating patients with severe, chronic damage to the heart. Upon regulatory approval of MyoCell, we intend to generate revenue in the United States from the sale of MyoCell cell-culturing services for treatment of patients by qualified physicians.

We received approval from the FDA in July of 2009 to conduct a Phase I safety study on 15 patients of a combined therapy (Myocell with SDF-1), which we believe was the first approval of a study combining gene and cell therapies. We initially commenced work on this study, called the REGEN Trial, during the first quarter of 2010. We suspended activity on the trial in 2010 while seeking additional funding necessary to conduct the trial. We are seeking to secure sufficient funds to reinitiate enrollment in the MARVEL and REGEN trials. If we successfully secure such funds, we intend to re-engage a contract research organization, or CRO, investigators and certain suppliers to advance such trials. We have initiated and enrolled our first patient in the MIRROR trial in 2013. The trial is very similar to the MARVEL trial but focusses on sites outside the US. We will continue enrollment in the MIRROR trial once we have secured sufficient funds.

We have completed the Phase 1 Angel Trial for AdipoCell (adipose derived stem cells). Five patients were enrolled and treated in the second quarter of 2013. At the twelve (12) month time point, patients demonstrated a statistically significant average improvement in ejection fraction (EF) by echocardiogram.

At the three (3) month time point, 100% of the patients demonstrated either improvement or stayed the same. After three (3) months, patients showed an average absolute improvement of 3 percentage points in EF. The patients continued to improve from 3 months to 6 months with a statistically significant average absolute improvement of 10 percentage points (p=0.01) and at the 12 month follow up patients showed this same level of improvement (p=0.01).

We have also initiated several Institutional Review Board studies in 2013 using adipose derived stem cells for various indications including dry macular degeneration, degenerative disc disease, erectile dysfunction and chronic obstructive pulmonary disease. In the second quarter of 2014, we announced the treatment of a patient in Honduras with congestive heart failure using AdipoCell and MyoCell. This was the first patient treated in the world using a combination of stem cells. We have begun two clinical trials in India. The first cardiac patient has successfully been enrolled and treated in India using AdipoCell or adipose derived stem cells. The second trial will involve the combination of AdipoCellTM and MyoCell® or muscle derived stem cells for congestive heart failure patients. These trials are active and ongoing.

MyoCath Product Candidate

The MyoCath is a deflecting tip needle injection catheter that has a larger (25 gauge) needle to allow for better flow rates and less leakage than systems that are 27 gauge. This larger needle allows for thicker compositions to be injected, which helps with cell retention in the heart.

Also, the MyoCath needle has more fluoroscopic brightness than the normally used nitinol needle, enabling superior visualization during the procedure. Seeing the needle well during injections enables the physician who is operating the catheter to pinpoint targeted areas more precisely. The MyoCath is used to inject cells into cardiac tissue in therapeutic procedures to treat chronic heart ischemia and congestive heart failure. Investigators in our MARVEL Trial may use either our MyoCath catheters or Biosense Webster’s (a Johnson & Johnson company) NOGA® Cardiac Navigation System along with the MyoStarTM injection catheter for the delivery of MyoCell to patients enrolled in the trial. We are currently producing Myocath catheters with a contract manufacturer on an as needed basis.

We conduct operations in one business segment. We may organize our business into more discrete business units when and if we generate significant revenue from the sale of our product candidates. Our revenue since inception has been generated inside and outside the United States, and the majority of our long-lived assets are located in the United States.

Securities Purchase Agreements

On October 7, 2014, we entered into a securities purchase agreement (the “Purchase Agreement”) with Magna Equities II, LLC, a New York limited liability company (“Magna”). The Purchase Agreement provides that, upon the terms and subject to the conditions set forth therein, Magna shall purchase from us, a senior convertible note with an initial principal amount of $307,500 (the “Convertible Note”) for a purchase price of $205,000 (an approximately 33.33% original issue discount). Pursuant to the Purchase Agreement, we issued the Convertible Note to Magna. The Convertible Note matures on August 7, 2015 and, in addition to the approximately 33.33% original issue discount, accrues interest at the rate of 12% per annum. The Convertible Note is convertible at any time, in whole or in part, at Magna’s option into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a fixed conversion price of $0.01035 per share. $40,000 of the outstanding principal amount of the Convertible Note (together with any accrued and unpaid interest with respect to such portion of the principal amount) shall be automatically extinguished (without any cash payment by us) under certain conditions described in the Purchase Agreement. In connection with the execution of the Purchase Agreement, our company and Magna also entered into a registration rights agreement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, we agreed to file an initial registration statement with the SEC to register the resale of the Common Stock into which the Convertible Note may be converted,

On October 23, 2014, we entered into a common stock purchase agreement (the “Purchase Agreement”) with Magna Equities II, LLC, a New York limited liability company (the “Investor”). The Purchase Agreement provides that, upon the terms and subject to the conditions set forth therein, the Investor is committed to purchase up to $3,000,000 (the “Total Commitment”) worth of our common stock, $0.001 par value (the “Shares”), over the 24-month term of the Purchase Agreement. In connection with the execution of the Purchase Agreement, on the Closing Date, our company and the Investor also entered into a registration rights agreement. We paid to the Investor a commitment fee for entering into the Purchase Agreement equal to $150,000 (or 5.0% of the Total Commitment under the Purchase Agreement) in the form of 9,109,128 restricted shares of our common stock, calculated using a per share price of $0.016467.

Results of Operations Overview of Year Ended December 31, 2013

Revenues

We have not generated any material revenues from our MyoCell product candidate. The revenues we have recognized to date are related to (i) sales of MyoCath to ACS and other parties, (ii) fees associated with our assignment to ACS of our rights relating to the Primary MyoCath Patent, (iii) revenues generated from paid registry trials, (iv) revenues from the sale of our now discontinued tissue genesis system and related supplies and (v) revenues generated for providing cell culturing services under exclusive supply agreements. We did not generate significant revenue in 2013 and do not expect to do so in 2014. Our revenue may vary substantially from quarter to quarter and from year to year. We believe that period-to-period comparisons of our results of operations are not meaningful and should not be relied upon as indicative of our future performance. We do not expect to generate substantial revenues until we obtain regulatory approval for and commercialize our product candidates, which we do not expect to occur before 2015.

We recognized revenues of $96,085 in 2013 compared to revenues of $61,109 in 2012. Our revenue in 2013 was generated from the sale of MyoCath catheters, AdipoCell and laboratory services. Our revenues for 2012 were generated from the sale of MyoCath Catheters and laboratory services.

Cost of Sales

Cost of sales consists of the costs associated with the production of MyoCath.

Cost of sales was $30,831 in the twelve-month period ended December 31, 2013 compared to $1,070 in the twelve-months ended December 31, 2012.

Research and Development

Our research and development expenses consist of costs incurred in identifying, developing and testing our product candidates. These expenses consist primarily of costs related to our clinical trials, the acquisition of intellectual property licenses and preclinical studies. We expense research and development costs as incurred.

Clinical trial expenses include costs related to the culture and preparation of cells in connection with our clinical trials, costs of contract research, costs of clinical trial facilities, costs of delivery systems, salaries and related expenses for clinical personnel and insurance costs. Preclinical study expenses include costs of contract research, salaries and related expenses for personnel, costs of development biopsies, costs of delivery systems and costs of lab supplies.

We are focused on the development of a number of autologous cell-based therapies, and related devices, for the treatment of heart damage. Accordingly, many of our costs are not attributable to a specifically identified product candidate. We use our employee and infrastructure resources across several projects, and we do not account for internal research and development costs on a product candidate by product candidate basis. From inception through December 31, 2013, we incurred aggregate research and development costs of approximately $65.3 million (unaudited) related to our product candidates We estimate that at least $48.4 million (unaudited) of these expenses relate to our preclinical and clinical development of MyoCell and at least $5.2 million of these expenses relate to our preclinical and clinical development of MyoCath.

During the third quarter 2009, we received notification that approximately $630,000 in pending projects (Indiana University, University of Florida, Northwestern University, and other sites) was completed. As of December 31, 2013, of the $630,000, we still have an accrual of $219,000 for the completed contracts.

Clinical trials and preclinical studies are time-consuming and expensive. Our expenditures on current and future preclinical and clinical development programs are subject to many uncertainties. We generally test our products in several preclinical studies and then conduct clinical trials for those product candidates that we determine to be the most promising. As we obtain results from clinical trials, we may elect to discontinue or delay trials for some product candidates in order to focus our resources on more promising product candidates. Completion of clinical trials may take several years or more, but the length of time generally varies substantially according to the type, size of trial and intended use of the product candidate.

Due to the risks inherent in the clinical trial process, development completion dates and costs vary significantly for each product candidate, are difficult to estimate and are likely to change as clinical trials progress.

The cost of clinical trials may vary significantly over the life of a project as a result of a variety of factors, including the number of patients who participate in the clinical trials, the number of sites included in the clinical trials, the length of time required to enroll trial participants, the efficacy and safety profile of our product candidates and the costs and timing of and our ability to secure regulatory approvals.

Marketing, General and Administrative

Our marketing, general and administrative expenses primarily consist of the costs associated with our general management and clinical marketing and trade programs, including, but not limited to, salaries and related expenses for executive, administrative and marketing personnel, rent, insurance, legal and accounting fees, consulting fees, travel and entertainment expenses, conference costs and other clinical marketing and trade program expenses.

Stock-Based Compensation

Stock-based compensation reflects our recognition as an expense of the value of stock options and other equity instruments issued to our employees and non-employees over the vesting period of the options and other equity instruments. We have granted to our employees options to purchase shares of common stock at exercise prices equal to the fair market value of the underlying shares of common stock at the time of each grant, as determined by our Board of Directors, with input from management.

In valuing our common stock, our Board of Directors considered a number of factors, including, but not limited to:

  our financial position and historical financial performance;
  the illiquidity of our capital stock as a private company prior to our IPO;
  arm's length sales of our common stock;
  the development status of our product candidates;
  the business risks we face;
  vesting restrictions imposed upon the equity awards;
  an evaluation and benchmark of our competitors; and
  the prospects of a liquidity event, such as our initial public offering in February 2008.

In April 1, 2013, the Board of Directors approved, subject to shareholder approval, the establishment of the Bioheart 2013 Omnibus Equity Compensation Plan, or the “2013 Omnibus Plan”. The 2013 Omnibus Plan reserves up to fifty million shares of common stock for issuance.

Effective April 1, 2013, the Board of Directors resolved that stock options granted for the past three years as of February 25, 2013 be repriced for employees, management and board members, at the exercise price of the average of the last 5 trading days’ closing price as of February 25, 2013. Subsequently, this action was rescinded and the repricing date was set for August 5, 2013.

A summary of options at December 31, 2013 and activity during the year then ended is presented below:

			Weighted-
			Average
		Weighted-	Remaining
		Average	Contractual
	Shares	Exercise Price	Term (in years)
Options outstanding at January 1, 2012	4,636,318	$1.20	8.1
Granted	3,300,000	$0.04	-
Exercised	-	-	--
Forfeited/Expired	(82,942)	$5.57	-
Options outstanding at December 31, 2012	7,853,376	$0.67	8.2
Granted	17,400,000	$0.016	9.9
Exercised	-	-	-
Forfeited/Expired	(1,340,433)	$1.08	-
Options outstanding at December 31, 2013	23,912,943	$0.15	9.0
Options exercisable at December 31, 2013	6,600,443	$0.48	8.0
Available for grant at December 31, 2013	32,600,000	-	-

The following information applies to options outstanding and exercisable at December 31, 2013:

	Options Outstanding			Options Exercisable
		Weighted-
		Average	Weighted-		Weighted-
		Remaining	Average		Average
		Contractual	Exercise		Exercise
	Shares	Term	Price	Shares	Price
$0.00 – $0.70	23,290,000	9.2	$0.03	5,977,500	$0.04
$0.71 – $1.28	162,286	4.4	$0.80	162,286	$0.80
$5.25 – $5.67	435,945	2.0	$5.57	435,945	$5.57
$7.69	24,712	2.6	$7.69	24,712	$7.69
	23,912,943	9.0	$0.15	6,600,443	$0.48

On January 16, 2012, the Company granted 500,000 employee stock options in connection services rendered at the exercise price of $0.10 per share vesting over four years from the date of issuance.

The fair values of the employee options issued on January 16, 2012 were determined using the Black Scholes option pricing model with the following assumptions: Dividend yield: 0%; Volatility: 164.79% and Risk free rate: 1.89%.

On August 6, 2012, the Company granted an aggregate 2,800,000 employee stock options in connection services rendered at the exercise price of $0.03 per share vesting over four years from the date of issuance.

The fair values of the employee options issued on August 6, 2012 were determined using the Black Scholes option pricing model with the following assumptions: Dividend yield: 0%; Volatility: 164.91% and Risk free rate: 1.59%.

On August 5, 2013, the Company re-priced options previously issued from 2011 through 2012 for current employees and officers in aggregate of 4,890,000 options with previous exercise prices from $0.03 to $0.21 per share to $0.01694 per share, all other terms remaining unchanged. The gross change in fair value, determined using the Black Scholes option pricing model, of $1,630 was charged to current period operations.

On August 1, 2013, the Company issued an aggregate 15,000,000 options to purchase the Company’s common stock at $0.01576 per share vesting over four years. The fair value of $245,749, determined using the Black Scholes option pricing model with the following assumptions: Dividend yield: 0%; Volatility: 153.27% and Risk free rate: 2.74%, of which $25,599,240 was charged to current period operations.

On September 1, 2013, the Company issued an aggregate 2,400,000 options to purchase the Company’s common stock at $0.01654 per share, respectively; to officers and employees, exercisable immediately. The fair value of $37,823, determined using the Black Scholes option pricing model with the following assumptions: Dividend yield: 0%; Volatility: 150.98% and Risk free rate: 2.78%, was charged to current period operations.

The fair value of all options vesting during the year ended December 31, 2013 and 2012 of $125,515 and $76,674, respectively, was charged to current period operations.

Warrants

A summary of common stock purchase warrants at December 31, 2013 and activity during the year then ended is presented below:

			Weighted-
			Average
		Weighted-	Remaining
		Average	Contractual
		Exercise	Term (in
	Shares	Price	years)
Outstanding at January 1, 2012	32,610,075	$0.86	3.8
Issued	42,396,432	$0.018	5.78
Exercised	—	$0.00
Forfeited	(933,185)	$0.76
Outstanding at December 31, 2012	74,073,322	$0.37	4.5
Issued	50,350,536	$0.016	9.2
Exercised	—
Expired	(6,345,002)	$0.38
Outstanding at December 31, 2013	118,078,856	$0.22	6.3
Exercisable at December 31, 2013	101,371,743	$0.13	5.7

In conjunction with the authorized issuance of common stock, the Company granted approximately 50 million common stock purchase warrants during the year ended December 31, 2013.

The following information applies to common stock purchase warrants outstanding and exercisable at December 31, 2013:

	Warrants Outstanding			Warrants Exercisable
		Weighted-	Weighted
		Average	-		Weighted-
		Remaining	Average		Average
		Contractual	Exercise		Exercise
	Shares	Term	Price	Shares	Price
$0.01 – $0.50	111,829,723	6.3	$0.03	96,667,060	$0.03
$0.52 – $0.68	2,699,675	5.3	$0.58	2,699,675	$0.58
$0.70 – $1.62	848,176	6.0	$0.71	848,176	$0.71
$5.67 – $7.69	2,701,282	8.9	$7.55	1,156,832	$7.35
TOTAL	118,078,856	6.3	$0.22	101,371,743	$0.13

During the year ended December 31, 2012, in connection with the sale of common stock, the Company issued an aggregate of 22,396,432 warrants to purchase the Company’s common stock at an exercise prices from $0.014 to $0.03 per shares exercisable in six months and expiring three years from issuance.

On September 21, 2012, the Company issued 5,000,000 warrants to purchase the Company’s common stock at $0.02 per share, expiring 10 years from the date of issuance as payment of interest.

The fair value of $119,023, determined using the Black Scholes option pricing model with the following assumptions: Dividend yield: 0%; Volatility: 163.45% and Risk free rate: 1.779%, was charged to current period operations.

On October 1, 2012, the Company issued 15,000,000 warrants to purchase the Company’s common stock at $0.014 per share, expiring 10 years from the date of issuance as payment of interest with certain reset provisions.

The fair value of $311,190, determined using the Binomial lattice option pricing model with the following assumptions: Dividend yield: 0%; Volatility: 155.41% and Risk free rate: 1.64%, was charged to current period operations.

During 2013 and 2012, we recognized stock-based compensation expense of $125,515 and $76,674, respectively. The decrease in stock based compensation from 2012 to 2013 was primarily due a lower valuation for stock options granted to officers, consultants and key employees. We intend to grant stock options and other stock-based compensation in the future and we may therefore recognize additional stock-based compensation in connection with these future grants.

Interest Expense

Interest expense in 2013 and 2012 primarily consists of interest incurred on the principal amount of the Northstar loan, our former Bank of America loan, the Seaside National Bank loan, accrued fees and interest payable to the Guarantors, the amortization of related deferred loan costs and the amortization of the fair value of warrants issued in connection with the loans. The deferred loan costs and fair value of warrants issued in connection with the loans are being amortized to interest expense over the terms of the respective loans using the effective interest method.

Results of Operations

We are a development stage company and our MyoCell product candidate has not received regulatory approval or generated any material revenues and is not expected to until 2015, if ever. We have generated substantial net losses and negative cash flow from operations since inception and anticipate incurring significant net losses and negative cash flows from operations for the foreseeable future as we continue clinical trials, undertake new clinical trials, apply for regulatory approvals, make capital expenditures, add information systems and personnel, make payments pursuant to our license agreements upon our achievement of certain milestones, continue development of additional product candidates using our technology, establish sales and marketing capabilities and incur the additional cost of operating as a public company.

Comparison of Years Ended December 31, 2013 and December 31, 2012

Revenues

We recognized revenues of $96,085 in 2013, revenues generated from the sale of MyoCath Catheters, AdipoCell, and laboratory services. In 2011 we recognized revenues of $61,109, revenues generated from the sales of MyoCath Catheters and laboratory services.

Cost of Sales

Cost of sales was $30,831 in 2013 and $1,070 in 2012.

Research and Development

Research and development expenses were $626,983 in 2013, an increase of $225,042 from research and development expenses of $401,941 in 2012. The increase was primarily attributable to an increase in the amount of available funds.

The timing and amount of our planned research and development expenditures is dependent on our ability to obtain additional financing.

Marketing, General and Administrative

Marketing, general and administrative expenses were $2,267,831 in 2013, an increase of $89,479 from marketing, general and administrative expenses of $2,178,352 in 2012. The increase in marketing, general and administrative expenses is attributable, in part, to an increase in legal fees, salaries and insurance expenses.

Interest Expense

Interest expense was $1,437,883 in 2013 compared to interest expense of $1,619,653 in 2012. Non cash interest comprised of amortization of debt discounts and warrants issued in connection with debt totaled $597,339 in 2013 as compared to $657,081 in 2012. In addition, in 2012, we issued warrants in connection with a forbearance agreement with Northstar at a fair value of $430,213; in 2013 we issued preferred stock in in connection with a forbearance agreement with Northstar at a fair value of $274,050.

Gain on settlement of debt

During the year ended December 31, 2013, we settled an outstanding note payable and certain accounts payable by issuances of common stock. As such we realized a net $1,023,439 gain on settlement of debt during the year ended December 31, 2013, as compared to nil for same period last year.

Gain on change in fair value of derivative liabilities.

As of December 31, 2013, we issued convertible notes and common stock purchase warrants with anti-dilutive provisions that had the possibility of exceeding our common shares authorized when considering the number of possible shares that may be issuable to satisfy settlement provisions of these agreements after consideration of all existing instruments that could be settled in shares. As such, we are required to determine the fair value of this derivative and mark to market each reporting period. For the year ended December 31, 2013, we incurred a $29,179 gain on change in fair value of our derivative liabilities compared to a gain of $119,795 the same period last year.

Inflation

Our opinion is that inflation has not had, and is not expected to have, a material effect on our operations.

Climate Change

Our opinion is that neither climate change, nor governmental regulations related to climate change, have had, or are expected to have, any material effect on our operations.

Liquidity and Capital Resources

In 2013, we continued to finance our considerable operational cash needs with cash generated from financing activities.

Operating Activities

Net cash used in operating activities was $1,913,326 in 2013 as compared to $1,095,276 of cash used in 2012. Our use of cash for operations in 2013 reflected a net loss generated during the period of $3,143,259, adjusted for non-cash items such as stock-based compensation of $210,666, amortization of debt discounts associated with our convertible notes of $368,682, related party notes payable issued for services rendered of $500,000, preferred stock issued in connection with a forbearance agreement of $274,050, common stock issued in settlement of accounts payable of $2,500,non-cash interest payments of $228,657 and depreciation expense of $2,190, net with gain on settlement of debt of $1,023,439 and gain on change in fair value of derivative liabilities of $29,179 . A net decrease in operating assets of $129,633 and a net increase in operating liabilities of $566,173 contributed to our use of operating cash in 2013.

Investing Activities

Net cash used in investing activities was $9,425 in 2013 compared to $933 in 2012.

Financing Activities

Net cash provided by financing activities was $1,968,978 in 2013 as compared to $1,059,381 in 2012. In 2013 ,we sold, in a private placement and put agreements, shares of common stock and warrants for aggregate net cash proceeds of approximately $1,426,914. In addition, we received an aggregate of $215,500 related party loans and advances and $415,000 from issuance of notes payable, net of repayments of $88,847.

Existing Capital Resources and Future Capital Requirements

Our MyoCell product candidate has not received regulatory approval or generated any material revenues. We do not expect to generate any material revenues or cash from sales of our MyoCell product candidate until commercialization of MyoCell, if ever. We have generated substantial net losses and negative cash flow from operations since inception and anticipate incurring significant net losses and negative cash flows from operations for the foreseeable future. Historically, we have relied on proceeds from the sale of our common stock and our incurrence of debt to provide the funds necessary to conduct our research and development activities and to meet our other cash needs.

At December 31, 2013, we had cash and cash equivalents totaling $46,227; our working capital deficit as of such date was $13,362,480. Our independent registered public accounting firm has issued its report dated March 20, 2014 in connection with the audit of our financial statements as of December 31, 2013 that included an explanatory paragraph describing the existence of conditions that raise substantial doubt about our ability to continue as a going concern.

As of December 31, 2013, we had $5,784,449 in outstanding loans.

On April 30, 2012, we were informed that Northstar assumed all amounts outstanding under the BlueCrest loan. On April 30, 2012, Northstar agreed with us to extend until May 1, 2012 the initial payment date for any and all required monthly payments and payable with respect to the BlueCrest loan and to waive any and all defaults and/or events of default with respect to such payments. We are currently in discussions regarding certain additional amendments to the terms of the loan.

On November 2, 2011, we entered into a Standby Equity Distribution Agreement, or the SEDA, with Greystone Capital Partners, or GCP. Pursuant to the SEDA’s terms, we may, at our sole discretion and upon giving written notice to GCP, each an “Advance Notice”, periodically sell shares of our common stock to GCP. For each share of Common Stock purchased under the SEDA, GCP will pay us an amount, referred to as the “Purchase Price”, that is eighty percent (80%) of the lowest daily volume weighted average price of the Common Stock as quoted by Bloomberg, LP, during the five (5) consecutive Trading Days (as such term is defined in the SEDA) immediately subsequent to the date of the relevant Advance Notice. We are not obligated to sell any shares of common stock to GCP but may, over the term of the SEDA and in our sole discretion, sell to GCP that number of shares of common stock valued at the Purchase Price from time to time in effect that equals up to one million dollars ($1,000,000) in the aggregate. GCP's obligation to purchase shares of Common Stock under the SEDA is subject to certain conditions, including (i) periodic sales of shares of our common stock to GCP must be separated by a time period equal to five Trading Days, and (ii) the amount of any individual periodic sale designated by us in any Advance Notice shall not exceed fifty percent (50%) of the average weekly volume of shares of our common stock traded during the two (2) week period immediately prior to an Advance Notice, where a “week” is five (5) consecutive Trading Days. GCP’s obligations under the SEDA are not transferable.

During the year ended December 31, 2013, the Company issued an aggregate of 31,052,141 shares of its common stock in exchange for $346,914 draw down on the equity line.

Other than the SEDA, we have no commitments or arrangements from third parties for any additional financing to fund our research and development and/or other operations. We will need to seek substantial additional financing through public and/or private financing, which may include equity and/or debt financings, and through other arrangements, including collaborative arrangements. We may also seek to satisfy some of our obligations to the Guarantors through the issuance of various forms of securities or debt on negotiated terms. However, financing and/or alternative arrangements with the Guarantors may not be available when we need it, or may not be available on acceptable terms. In addition, our ability to obtain additional debt financing and/or alternative arrangements with the Guarantors may be limited by the amount of, terms and restrictions of our then current debt. Accordingly, we will generally be restricted from, among other things, incurring additional indebtedness or liens, with limited exceptions. Additional debt financing, if available, may involve restrictive covenants that limit or further limit our operating and financial flexibility and prohibit us from making distributions to shareholders.

If we raise additional funds and/or secure alternative arrangements with the Guarantors by issuing equity, equity-related or convertible securities, the economic, voting and other rights of our existing shareholders may be diluted, and those securities may have rights superior to those of our common stock. If we obtain additional capital through collaborative arrangements, we may be required to relinquish greater rights to our technologies or product candidates than we might otherwise have or become subject to restrictive covenants that may affect our business.

Cassel Salpeter & Co.

On November 20, 2013, we entered into an Investment Banking Agreement with Cassel Salpeter & Co. (“CSC”), who will act as exclusive third party financial advisor in connection with investment banking matters. The term of the Investment Banking Agreement shall be for a period of twenty four months unless terminated or extended in accordance with its terms. For these services, CSC will receive monthly fees, have received 5,207,630 ten year common stock purchase warrants, exercisable at $.0113 and will receive applicable consideration in the event the closing of a Mezzanine Financing consisting of non-convertible subordinated debt and/or sale of equity securities. We will also reimburse CSC for its reasonable out-of-pocket expenses associated with the services provided pursuant to the Investment Banking Agreement.

Cassel Salpeter & Co. is an independent investment banking firm that provides advice to middle-market and emerging growth companies in the U.S. and worldwide. Together, the firm’s professionals have more than 50 years of experience providing private and public companies with a broad spectrum of investment banking and financial advisory services, including: mergers and acquisitions; equity and debt capital raises; fairness and solvency opinions; valuations; and restructurings, such as 363 sales and plans of reorganization. Co-founded by James Cassel and Scott Salpeter, the firm provides objective, unbiased, results-focused services that clients need to achieve their goals. Personally involved at every stage of all engagements, the firm’s senior partners have forged relationships and completed hundreds of transactions and assignments nationwide. The firm’s headquarters are in Miami.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Related Parties

For the purposes of these financial statements, parties are considered to be related if one party has the ability, directly or indirectly, to control the party or exercise significant influence over the party in making financial and operating decisions, or vice versa, or where the Company and the party are subject to common control or common significant influence. Related parties may be individuals or other entities.

Three and Nine Months Ended September 30, 2014 as compared to the Three and Nine Months Ended September 30, 2014

Revenues

We have not generated any material revenues from our MyoCell product candidate. The revenues we have recognized to date are related to (i) sales of MyoCath, (iii) revenues generated from patient paid studies, (iv) revenues from the sale of our AdipoCell system and related supplies and (v) revenues generated for providing cell culturing and banking services. We did not generate significant revenues in 2013. Our revenue may vary substantially from quarter to quarter and from year to year. We expect to have steady growth of revenue as the above programs grow and expand.

We recognized revenues of $579,536 and $1,563,864 for the three and nine months ended September 30, 2014, respectively, compared to revenues of $31,659 and $55,980 for the three and nine months ended September 30, 2013, respectively. Our revenue in 2014 was generated from the sale of MyoCath catheters, AdipoCell, physician training, patient studies and laboratory services. Our revenues for 2013 were generated from the sale of MyoCath Catheters and laboratory services

Cost of Sales

Cost of sales consists of the costs associated with the production of MyoCath, laboratory supplies necessary for laboratory services, production of AdipoCell systems and materials, physician course materials and clinic supplies required for patient studies.

Cost of sales was $523,222 and $889,509 in the three and nine month periods ended September 30, 2014, respectively, compared to $-0- in the three and nine months periods ended September 30, 2013.

Research and Development

Our research and development expenses consist of costs incurred in identifying, developing and testing our product candidates. These expenses consist primarily of costs related to our clinical trials, the acquisition of intellectual property licenses and preclinical studies. We expense research and development costs as incurred.

Clinical trial expenses include costs related to the culture and preparation of cells in connection with our clinical trials, costs of contract research, costs of clinical trial facilities, costs of delivery systems, salaries and related expenses for clinical personnel and insurance costs. Preclinical study expenses include costs of contract research, salaries and related expenses for personnel, costs of development biopsies, costs of delivery systems and costs of lab supplies.

We are focused on the development of a number of autologous cell-based therapies, and related devices, for the treatment of heart damage. Accordingly, many of our costs are not attributable to a specifically identified product candidate. We use our employee and infrastructure resources across several projects, and we do not account for internal research and development costs on a product candidate by product candidate basis. From inception through September 30, 2014, we incurred aggregate research and development costs of approximately $65.3 million (unaudited) related to our product candidates. We estimate that at least $48.4 million (unaudited) of these expenses relate to our preclinical and clinical development of MyoCell and at least $5.2 million (unaudited) of these expenses relate to our preclinical and clinical development of MyoCath.

During the third quarter 2009, we received notification that approximately $630,000 in pending projects (Indiana University, University of Florida, Northwestern University, and other sites) was completed. As of September 30, 2014 and December 31, 2013, of the $630,000, we still have an accrual of $219,000 for the completed contracts.

Clinical trials and preclinical studies are time-consuming and expensive. Our expenditures on current and future preclinical and clinical development programs are subject to many uncertainties. We generally test our products in several preclinical studies and then conduct clinical trials for those product candidates that we determine to be the most promising. As we obtain results from clinical trials, we may elect to discontinue or delay trials for some product candidates in order to focus our resources on more promising product candidates. Completion of clinical trials may take several years or more, but the length of time generally varies substantially according to the type, size of trial and intended use of the product candidate.

Due to the risks inherent in the clinical trial process, development completion dates and costs vary significantly for each product candidate, are difficult to estimate and are likely to change as clinical trials progress.

The cost of clinical trials may vary significantly over the life of a project as a result of a variety of factors, including the number of patients who participate in the clinical trials, the number of sites included in the clinical trials, the length of time required to enroll trial participants, the efficacy and safety profile of our product candidates and the costs and timing of and our ability to secure regulatory approvals.

Research and development expenses were $8,581 in the three month period ended in September 30, 2014, a decrease of $149,800 from the research and development expenses of $158,381 in the three month period ended in September 30, 2013. The decrease was primarily attributable to a decrease in the amount of funds allocated to our clinical trials.

Research and development expenses were $33,916 in the nine month period ended in September 30, 2014, a decrease of $337,833 from the research and development expenses of $494,762 in the nine month period ended in September 30, 2013. The decrease was primarily attributable to a decrease in the amount of funds allocated to our clinical trials.

The timing and amount of our planned research and development expenditures is dependent on our ability to obtain additional financing.

Marketing, General and Administrative

Our marketing, general and administrative expenses primarily consist of the costs associated with our general management and clinical marketing and trade programs, including, but not limited to, salaries and related expenses for executive, administrative and marketing personnel, rent, insurance, legal and accounting fees, consulting fees, travel and entertainment expenses, conference costs and other clinical marketing and trade program expenses.

Stock-Based Compensation

Stock-based compensation reflects our recognition as an expense of the value of stock options and other equity instruments issued to our employees and non-employees over the vesting period of the options and other equity instruments. We have granted to our employees options to purchase shares of common stock at exercise prices equal to the fair market value of the underlying shares of common stock at the time of each grant, as determined by our Board of Directors, with input from management.

The Company follows Accounting Standards Codification subtopic 718-10. Compensation (“ASC 718-10”) which requires that all share-based payments to both employee and non-employees be recognized in the income statement based on their fair values.

In valuing our common stock, our Board of Directors considered a number of factors, including, but not limited to:

  our financial position and historical financial performance;
  arm's length sales of our common stock;
  the development status of our product candidates;
  the business risks we face;
  vesting restrictions imposed upon the equity awards; and
  an evaluation and benchmark of our competitors; and
  prospects of a liquidity event.

In April 1, 2013, the Board of Directors approved, subject to shareholder approval, the establishment of the Bioheart 2013 Omnibus Equity Compensation Plan, or the “2013 Omnibus Plan”. The 2013 Omnibus Plan reserves up to fifty million shares of common stock for issuance.

Marketing, general and administrative expenses were approximately $1,512,706 in the three month period ended September 30, 2014, an increase of $572,352 from marketing, general and administrative expenses of approximately $940,354 in the three month period ended in September 30, 2013. The increase in marketing, general and administrative expenses is attributable, in part, to stock based compensation paid in the current period of $164,247 for services and increase in employee compensation and service providers.

Marketing, general and administrative expenses were approximately $3,182,397 in the nine month period ended September 30, 2014, an increase of $1,432,121 from marketing, general and administrative expenses of approximately $1,750,276 in the nine month period ended in September 30, 2013. The increase in marketing, general and administrative expenses is attributable, in part, to stock based compensation paid in the current period of $293,342 for services and increase in employee compensation and service providers.

Interest Expense

Interest expense during the three and nine months ended September 30, 2014 and 2013 primarily consists of interest incurred on the principal amount of the Northstar loan, our former Bank of America loan, the Seaside National Bank loan, accrued fees and interest payable to the Guarantors, the amortization of debt discounts and non-cash incurred relating to our issued convertible notes payable. The debt discounts are being amortized to interest expense over the terms of the respective loans using the effective interest method.

Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations is based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. While our critical accounting policies are described in Note 1 to our financial statements appearing elsewhere in this report, we believe the following policies are important to understanding and evaluating our reported financial results:

Revenue Recognition

At the time of each transaction, we assess whether the fee associated with the transaction is fixed or determinable and whether or not collection is reasonably assured. The assessment of whether the fee is fixed or determinable is based upon the payment terms of the transaction. If a significant portion of a fee is due after our normal payment terms or upon implementation or client acceptance, the fee is accounted for as not being fixed or determinable and revenue is recognized as the fees become due or after implementation or client acceptance has occurred. Collectability is assessed based on a number of factors, including past transaction history with the client and the creditworthiness of the client.

Revenues for test kits and equipment sold are not recorded until test kits are delivered. The Company has revenue sharing arrangements for the sale of goods whereby the Company is the primary obligor, sets pricing with the customers and bears all associated credit risks with the customers. Sales under revenue share arrangements are recorded as gross sales and any portion shared with third parties under such arrangements are recorded as cost of sales. Revenues from trainings are not recorded until the completion of the training. Any cash received as a deposit for trainings are recorded by the company as a liability.

Unbilled revenue is revenue that is recognized but is not currently billable to the customer pursuant to contractual terms. In general, such amounts become billable in accordance with predetermined payment schedules, but recognized as revenue as services are performed. Amounts included in unbilled revenue are expected to be collected within one year and are included within current assets.

Research and Development Activities

We account for research and development costs in accordance with Accounting Standards Codification subtopic 730-10, Research and Development (“ASC 730-10”). Under ASC 730-10, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred. Third-party research and development costs are expensed when the contracted work has been performed or as milestone results have been achieved as defined under the applicable agreement. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred.

Derivative financial instruments

Accounting Standards Codification subtopic 815-40, Derivatives and Hedging, Contracts in Entity’s own Equity (“ASC 815-40”) became effective for the Company on October 1, 2009. The Company has identified the embedded derivatives related to the issued Notes and anti-dilutive warrants. These embedded derivatives included in our debt contain certain conversion features and reset provision. The accounting treatment of derivative financial instruments requires that the Company record fair value of the derivatives as of the inception date of Asher Notes and to fair value as of each subsequent reporting date.

Inflation

Our opinion is that inflation has not had, and is not expected to have, a material effect on our operations.

Climate Change

Our opinion is that neither climate change, nor governmental regulations related to climate change, have had, or are expected to have, any material effect on our operations.

Concentrations of Credit Risk

As of September 30, 2014, two customers represented 24% and 18% of the Company’s accounts receivable.

As of December 31, 2013, three customers represented 20%, 20% and 36% (total 76%) of the Company’s accounts receivable.

Liquidity and Capital Resources

In the three months ended September 30, 2014, we continued to finance our considerable operational cash needs with cash generated from financing activities.

Operating Activities

Net cash used in operating activities was $747,184 in the nine month period ended September 30, 2014 as compared to $1,568,727 of cash used in the nine month period ended in September 30, 2013.

Our use of cash for operations in the nine months ended September 30, 2014 reflected a net loss generated during the period of $1,247,199, adjusted for non-cash items such as stock-based compensation of $407,616, fair value of warrants issued of $136,837, depreciation of $3,745, amortization of debt discounts of $343,592, related party notes payable issued for services of $800,000 and non-cash interest paid of $385,501, loss on change in fair value of derivative liabilities of $61,339, net gain on settlement of debt of $2,272,283. In addition we had a net increase in operating assets of $186,306 and an increase in accrued expenses of $246,486 and in accounts payable of $628,684.

Our use of cash for operations in the nine months ended September 30, 2013 reflected a net loss generated during the period of approximately $2.4 million, adjusted for non-cash items such as stock-based compensation of $102,674, depreciation of $1,328, amortization of debt discounts of $295,750 and non-cash interest paid of $168,350, net with gain on settlement of debt of $1,004,224 and gain on change in fair value of derivative liabilities of $39,885. In addition we had a net decrease in operating assets of $96,933 and an increase in accrued expenses of $485,518 and a decrease in accounts payable of $76,240.

Investing Activities

Net cash used in investing activities was $8,121 for the nine months ended September 30, 2014 were to acquire office equipment as compared to nil cash used for the same period of 2013.

Financing Activities

Net cash provided by financing activities was an aggregate of $755,670 in the nine month period ended September 30, 2014 as compared to $1,575,411 in the nine month period ended in September 30, 2013. In the nine month period ended September 30, 2014 we sold, in private placements, shares of common stock and common stock purchase warrants for aggregate net cash proceeds of $428,251, received proceeds from issuance of note payable of $388,000, and proceeds from warrant exercise of $136,000, net related party advances of $26,759, net with repayments of related party notes payable of $223,340.

Existing Capital Resources and Future Capital Requirements

Our MyoCell product candidate has not received regulatory approval or generated any material revenues. We do not expect to generate any material revenues or cash from sales of our MyoCell product candidate until commercialization of MyoCell, if ever. We have generated substantial net losses and negative cash flow from operations since inception and anticipate incurring significant net losses and negative cash flows from operations for the foreseeable future. Historically, we have relied on proceeds from the sale of our common stock and our incurrence of debt to provide the funds necessary to conduct our research and development activities and to meet our other cash needs.

At September 30, 2014, we had cash and cash equivalents totaling $46,592. However our working capital deficit as of such date was approximately $10 million. Our independent registered public accounting firm has issued its report dated March 24, 2014 in connection with the audit of our financial statements as of December 31, 2013 that included an explanatory paragraph describing the existence of conditions that raise substantial doubt about our ability to continue as a going concern and Note 2 of our unaudited financial statement for the quarter ended September 30, 2014 addresses the issue of our ability to continue as a going concern.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

As a smaller reporting company, the Company is not required to provide this disclosure.

DIRECTORS AND EXECUTIVE OFFICERS

Executive Officers and Directors

Set forth below is information regarding our executive officers and directors as of November 21, 2104.

Mike Tomas	48	Director, President and Chief Executive Officer, Chief Financial
		Officer
William P. Murphy, Jr., M.D.	90	Director, Chairman of the Board
Mark P. Borman	59	Director
Charles A. Hart	53	Director
Sam Ahn	59	Director
Kristin Comella	37	Director, Chief Scientific Officer
Sheldon T. Anderson	63	Director

Our Bylaws provide that we shall have that number of directors determined by the majority vote of the board of directors. Currently we have seven directors. Each director will serve until our next annual shareholder meeting. Directors are elected for one-year terms. Our Board of Directors elects our officers at the regular annual meeting of the Board of Directors following the annual meeting of shareholders. Vacancies may be filled by a majority vote of the remaining directors then in office. Our directors and executive officers are as follows:

Executive Officers and Directors

Mike Tomas. Mr. Mike Tomas was appointed President and Chief Executive Officer and a member of our Board of Directors on June 19, 2010. Mike Tomas was appointed as the Company’s President and Chief Executive Officer, and as a director on June 19, 2010. Mr. Tomas has been President for the past nine years of The ASTRI Group, an early stage private equity investment company in Florida with an investment in Bioheart since 2001. In 2003, he joined Bioheart’s Board of Directors as the independent representative of The ASTRI Group. ASTRI provides capital, business development and strategic marketing support to emerging private companies. Mr. Tomas will continue to serve as President of The ASTRI Group. Previously from 1983 to 2001, Mr. Tomas held ascending executive positions including Chief Marketing Officer at Avantel, a $1 billion dollar joint venture with MCI. Upon retiring from MCI and WorldCom, Tomas joined other ex-MCI executives and helped raise $40M in venture capital to form Ineto, an integrated customer communications software solution that was successfully sold in 2001.

Today Mr. Tomas sits on the boards of Perimeter Internetworking (SaaS providing secure transfer of information for medical and financial institutions), Avisena (revenue cycle management for medical practices) and Total Home Health (Medicare-certified home care provider). Mr. Tomas is also the current chairman of the Global Entrepreneurship Center at Florida International University and a founding coach/mentor at the University of Miami’s Launch Pad at the Toppel Center. Mr. Tomas holds a Masters of Business Administration from the University of Miami and a Bachelor’s degree from Florida International University.

William P. Murphy, Jr., M.D. Dr. Murphy has served as a member of our Board of Directors since June 2003. Dr. Murphy founded Small Parts, Inc., a supplier of high quality mechanical components for design engineers, in 1964 and served as its Chairman until his retirement in April 2005. Small Parts, Inc. was acquired by Amazon.com, Inc. in March 2005. From October 1999 until October 2004, Dr. Murphy served as the Chairman and Chief Executive Officer of Hyperion, Inc., a medical diagnosis company which had an involuntary bankruptcy filed against it in December 2003. Dr. Murphy is the founder of Cordis Corporation (now Cordis Johnson & Johnson) which he led as President, Chairman and Chief Executive Officer at various times during his 28 years at Cordis until his retirement in October 1985. Cordis Johnson & Johnson is a leading firm in cardiovascular instrumentation. Dr. Murphy received an M.D. in 1947 from the University of Illinois and a B.S in pre-medicine from Harvard College in 1946. He also studied physiologic instrumentation at Massachusetts Institute of Technology, or MIT. After a two year rotating internship at St. Francis Hospital in Honolulu, he became a Research Fellow in Medicine at the Peter Bent Brigham Hospital in Boston where he was the dialysis engineer on the first clinical dialysis team in the United States. He continued as an Instructor in Medicine and then a research associate in Medicine at Harvard Medical School. Dr. Murphy is the author of numerous papers and owns 17 patents. He is the recipient of a number of honors, including the prestigious Lemelson-MIT Lifetime Achievement Award, the MIT Corporate Leadership Award, the Distinguished Service Award from North American Society of Pacing and Electrophysiology, and the Jay Malina Award from the Beacon Council of Miami, Florida. He is also a member of the Inventors Hall of Fame

Mark P. Borman. Mr. Borman has served as a member of the Company’s Board of Directors since May 2009. He is a seasoned financial officer with more than 30 years of broad-based financial and investor relations experience. Mr. Borman brings small-company entrepreneurial passion and larger-company disciplines. In addition to the valuable experience he gained working with entrepreneurs and their startups from 2009 to present, Mr. Borman has experience with global, NASDAQ- and NYSE-listed companies in various executive and financial roles. He most recently served as Corporate Officer, Treasurer and Vice President of Investor Relations with ADC Telecommunications. During his career, Mr. Borman has held positions with General Instrument Corporation, First Chicago Corporation, FMC Corporation, Price Waterhouse, and KPMG. Mr. Borman received his B.A. in Accounting from Michigan State University and his M.B.A. from the University of Chicago Graduate School of Business. He is a Certified Public Accountant and Chartered Financial Analyst and has experience as an advisor, board member, faculty, speaker, and mentor.

Charles A. Hart. Mr. Hart has served as a member of our Board of Directors since May 2009. Mr. Hart has more than 20 years of entrepreneurial experience. Mr. Hart founded Hart Masonry, Inc. in 1986 and has served as its President since then. He is also the Founder and President of Wildridge Enterprises. Mr. Hart is a member of the Board of Directors for Eagle Street Properties LLP.

Sam Ahn. Dr. Ahn previously served as a member of the Company's Board of Directors from January 2001 thru September 2008. Dr Ahn was one of the early pioneers in developing the field of endovascular surgery by coordinating and leading the first endovascular training courses in the US and Europe as well as developing some of the endovascular devices and techniques currently in clinical use today. He is a former Professor of Surgery in the Division of Vascular Surgery at UCLA, where he was also the Director of the Endovascular Surgery Program. In 2006 Dr. Ahn founded Vascular Management Associates, Inc., a consulting and management firm that sets up outpatient endovascular centers across the US. VMA has set up 8 such sites to date and is on track to set up two more this year. In 2008, he co-founded Wright-Ahn Technology, LLC, to develop and commercialize endovascular devices. In 2009, he co-founded MediBank International, LLC, a global healthcare IT Company. Dr. Ahn graduated from the University of Texas, Southwestern Medical School in Dallas, and received his general and vascular surgical residency training at UCLA. He also earned his MBA from the UCLA Anderson School of Management in August, 2004. Dr. Ahn sits on five vascular journal editorial boards, and has published over 120 peer-reviewed manuscripts, 50 book chapters, and five textbooks, including the first and definitive textbook on Endovascular Surgery. During the past eighteen years he has consulted for over 50 biomedical companies, both new and established, and has authored over 15 patents.

Kristin Comella. Ms. Comella was appointed Chief Scientific Officer in September 2010. Ms. Comella has served as our Vice President of R&D and Corporate Development since December 2008 and has played a major role in managing our product development, manufacturing and quality systems since joining Bioheart in 2004. Ms. Comella has 15 years of industry experience with expertise in regenerative medicine, training and education, research and product development, and currently serves on multiple advisory boards in the stem cell arena. Ms. Comella has many years of cell culturing experience including building and managing the stem cell laboratory at Tulane University's Center for Gene Therapy and developing stem cell therapies for osteoarthritis at Osiris Therapeutics. Ms. Comella holds an M.S. in Chemical Engineering from The Ohio State University and a B.S. in Chemical Engineering from the University of South Florida. On March 12, 2013, Kristin Comella was appointed to serve as a member of our Board of Directors.

Sheldon T. Anderson. Mr. Anderson is Chairman of the Florida Advisory Board of Northern Trust Corporation. From 1992 through December 31, 2012, Mr. Anderson served in a variety of executive capacities with Northern Trust Corporation, including his most recent position as Chairman and Chief executive Officer Southeast Region of Northern Trust Corporation. Mr. Anderson is the Chair-elect of the Beacon Council, Miami-Dade County's economic development agency. He is a Board member of the Miami-Dade College Foundation, Inc.; Museum of Contemporary Art (MOCA); the New World Symphony; Baptist Health Systems Governing Board and Carrollton School of the Sacred Heart. He is Past Chair and a member of the Advisory Council of the United Way of Miami-Dade County. Anderson is President of the Board of Cleveland Orchestra Miami / Miami Music Association and also serves on the Advisory Board of the University of Miami School of Law for Ethics& Public Service. He is a member of the Orange Bowl Committee and the President's Council of Florida International University. A Miami native, Sheldon holds a degree in International Studies from Ohio State University.

Family Relationships

There are no family relationships among our executive officers and directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent (10%) of our outstanding Common Stock, or the Reporting Persons, to file with the SEC initial reports of ownership on Form 3 and reports of changes in ownership of Common Stock on Forms 4 or 5. Such persons are required by SEC regulation to furnish us with copies of all such reports they file. Based solely on a review of Forms 3 and 4 furnished to us by the Reporting Persons or prepared on behalf of the Reporting Persons by the Company and on written representations from certain Reporting Persons that no Forms 5 was required, the Company believes that the Reporting Persons have complied with reporting requirements applicable to them.

Conflicts of Interest

Members of our management are associated with other firms involved in a range of business activities. Consequently, there are potential inherent conflicts of interest in their acting as officers and directors of our company. Although the officers and directors are engaged in other business activities, we anticipate they will devote an important amount of time to our affairs. Northstar Biotechnology Group, LLC (“Northstar”), a limited liability company that is a shareholder and has other contractual relations with us is owned partly by certain directors and existing shareholders of the Company, including Dr. William P. Murphy Jr., Dr. Samuel Ahn and Charles Hart

Our officers and directors are now and may in the future become shareholders, officers or directors of other companies, which may be formed for the purpose of engaging in business activities similar to ours. Accordingly, additional direct conflicts of interest may arise in the future with respect to such individuals acting on behalf of us or other entities. Moreover, additional conflicts of interest may arise with respect to opportunities which come to the attention of such individuals in the performance of their duties or otherwise. Currently, we do not have a right of first refusal pertaining to opportunities that come to their attention and may relate to our business operations.

Our officers and directors are, so long as they are our officers or directors, subject to the restriction that all opportunities contemplated by our plan of operation which come to their attention, either in the performance of their duties or in any other manner, will be considered opportunities of, and be made available to us and the companies that they are affiliated with on an equal basis. A breach of this requirement will be a breach of the fiduciary duties of the officer or director. If we or the companies with which the officers and directors are affiliated both desire to take advantage of an opportunity, then said officers and directors would abstain from negotiating and voting upon the opportunity. However, all directors may still individually take advantage of opportunities if we should decline to do so. Except as set forth above, we have not adopted any other conflict of interest policy with respect to such transactions.

Involvement in Certain Legal Proceedings

None of the following events have occurred during the past ten years and are material to an evaluation of the ability or integrity of any director or officer of the Company:

1.	A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;
2.	Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.	Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:
	a.	Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;
	b.	Engaging in any type of business practice; or
	c.	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;
4.	Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;
5.	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;
6.	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;
7.	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:
	a.	Any Federal or State securities or commodities law or regulation; or
	b.	Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or
	c.	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
8.	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29)), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Code of Ethics

As part of our system of corporate governance, our Board of Directors has adopted a code of ethics that is specifically applicable to our Chief Executive Officer and senior financial officers. This Code of Ethics for Senior Financial Officers, as well as our Code of Business Conduct and Ethics, applicable to all directors, officers and employees, are available on our web site at http://www.bioheartinc.com/investorrelations.html. If we make substantive amendments to the Code of Ethics for Senior Financial Officers or the Code of Business Conduct and Ethics or grant any waiver, including any implicit waiver, we will disclose the nature of such amendment or waiver on our website or in a report on Form 8-K within four days of such amendment or waiver.

Shareholder Recommendations for Board Nominees

There have been no material changes to the procedures by which security holders may recommend nominees to the Company’s board of directors from the procedures described in our Annual Report on Form 10-K for the year ended December 31, 2013.

Audit Committee

The Board of Directors has a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The members of our Audit Committee are Mr. Borman, who serves as Chairperson of the Audit Committee, Dr. Murphy and Mr. Hart. Our Board of Directors has determined that Mr. Borman qualifies as a “financial expert” as that term is defined in the rules of the SEC implementing requirements of the Sarbanes-Oxley Act of 2002.

Executive Compensation.

Summary Compensation Table

The following table sets forth, for the fiscal years ended December 31, 2013 and 2012, the aggregate compensation awarded to, earned by or paid to our Chief Executive Officer and our two most highly compensated officers (other than the Chief Executive Officer), who were serving as executive officers as of December 31, 2013, or the Named Executive Officers.

							Change in
						Non-	Pension Value
						Equity	and Non-
						Incentive	Qualified	All Other
				Stock		Plan	Deferred	Compen-
Name and	Fiscal	Salary	Bonus	Awards	Option	Compen-	Compensation	sation	Total
Principal Position	Year	($)	($)	($)	Awards ($)	sation ($)	Earnings ($)	($)	($)
Mike Tomas (5)	2013	$391,667	$375,000 (1)	$ —	$170,137 (2)(3)				$936,804
CEO, President,
CFO and
Director	2012	247,585	—	—	100,000 (4)	—	—	—	347,585

Kristin Comella (6)	2013	159,167	125,000 (1)	—	81,916 (2)				366,083
Chief Science
Officer and Director	2012	105,671	—	—	—	—	—	—	105,671

(1)	On August 1, 2013, Mr. Tomas and Ms. Comella received $375,000 and $125,000, respectively, promissory notes for bonuses awarded. The promissory notes bear 5% interest per annum, unsecured and are due on demand.
(2)	On August 1, 2013, Mr. Tomas and Ms. Comella were granted 10,000,000 and 5,000,000, respectively, options to purchase the Company’s common stock at $0.01576 per share for ten years, vesting annually over four years.
(3)	On September 1, 2013, Mr. Tomas, as a member of the Company’s Board of Directors, was granted 400,000 options to purchase the Company’s common stock at $0.01654 for ten years, vesting immediately.

(4)	On January 16, 2012, Mr. Tomas was granted 500,000 options to purchase the Company’s common stock at $0.10 per share for ten years, vesting annually over four years. On August 6, 2012, Mr. Tomas was granted 2,000,000 options to purchase the Company’s common stock at $0.03 per share for ten years vesting annually over four years.
(5)	Mr. Tomas was appointed Chief Executive Officer and President on June 18, 2010.
(6)	Ms. Comella was appointed Chief Scientific Officer on September 24, 2010.

Our Stock Option Plans

In December 1999, our Board of Directors and shareholders adopted our 1999 Officers and Employees Stock Option Plan, or the Employee Plan, and the 1999 Directors and Consultants Stock Option Plan, or the Director Plan. The Employee Plan and the Director Plan are collectively referred to herein as “the Plans”. The Plans are administered by the Board of Directors and the Compensation Committee. The objectives of the Plans include attracting and retaining key personnel by encouraging stock ownership in the Company by such persons. In February 2010 the Directors & Consultants Plan was amended to extend the termination date of the Plan to December 1, 2011.

In July 2008, the Board of Directors approved, subject to shareholder approval, the establishment of the Bioheart Omnibus Equity Compensation Plan, or the “Omnibus Plan. The establishment of the Omnibus Plan was approved by the Company’s shareholders at the Annual Meeting of Shareholders held on July 30, 2008. Pursuant to the Omnibus Plan, the Company may grant restricted stock, incentive stock options, non-statutory stock options, stock appreciation rights, deferred stock, stock awards, performance shares, and other stock-based awards consisting of cash, restricted stock or unrestricted stock in various combinations to the Company’s employees, directors and consultants. 5,000,000 shares of common stock have been reserved for issuance under the Omnibus Plan.

In fiscal, the Board of Directors approved, subject to shareholder approval 2013 Omnibus Equity Compensation Plan or the “2013 Omnibus Plan. Pursuant to the 2013 Omnibus Plan, the Company may grant restricted stock, incentive stock options, non-statutory stock options, stock appreciation rights, deferred stock, stock awards, performance shares, and other stock-based awards consisting of cash, restricted stock or unrestricted stock in various combinations to the Company’s employees, directors and consultants. 50,000,000 shares of common stock have been reserved for issuance under the 2013 Omnibus Plan.

Employment Agreements

As of this time, there are no employment agreements with any named executive officer.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth outstanding equity awards held by our Named Executive Officers as of December 31, 2013:

	Number of Securities Underlying		Option
	Unexercised Options and Warrants		Exercise Price	Option Expiration
Name	Exercisable (#)	Unexercisable (#)	($/per share)	Date
Mike Tomas	250,000	250,000	0.0169	1/16/2022
	750,000	1,250,000	0.0169	8/6/2022
Mike Tomas	125,000	375,000	0.50	06/18/2020
	250,000	250,000	0.0169	08/12/2021
	—	10,000,000	0.0158	8/1/2023
	400,000	—	0.0165	9/1/2023
Kristin Comella	187,500	312,500	0.0169	8/6/2022
	12,356	—	0.71	08/31/2014
	24,712	—	0.71	02/19/2015
	618	—	0.71	12/30/2015
	9,267	—	0.71	04/18/2016
	6,178	—	0.71	01/01/2017
	6,500	—	0.71	10/16/2017
	19,700	—	0.71	01/09/2019
	2,955	—	0.74	03/13/2019
	30,000	—	0.85	05/28/2019
	125,000	125,000	0.0158	08/21/2021
	—	5,000,000	0.0158	08/1/2023

Outstanding Stock Awards at Year End
       The outstanding equity awards as at December 31, 2013 are as follows:

	Stock awards
			Equity incentive plan	Equity incentive plan
	Number of	Market value of	awards:	awards:
	shares	shares or units	number of unearned	market or payout value of
	or units of stock	of	shares,	unearned shares, units or
	that have not	stock that have	units or other rights that	other
	vested	not	have	rights that have not vested
Name	(#)	vested (#)	not vested (#)	($)
Mike Tomas, NEO	1,750,000	0.0169 per share	0	0
Kristin Comella,	312,500	0.0169 per share	0	0
NEO
Kristin Comella,	125,000	0.0158 per share	0	0
NEO
Mike Tomas, NEO	1,750,000	0.0169 per share	0	0
Mike Tomas, NEO	375,000	0.50 per share	0	0
Mike Tomas, NEO	10,000,000	0.0158 per share	0	0
Kristin Comella,	5,000,000	0.0158 per share	0	0
NEO

Options Exercises and Stocks Vested
       Options exercised and stocks vested as at December 31, 2013 are as follows:

	Option awards		Stock awards
	Number of Shares		Number of	Shares Value
	Acquired	Value Realized on	Acquired on Vesting	Realized on Investing
Name	on Exercise (#)	Exercise ($)	(#)	($)
Mike Tomas, NEO	0	0	0	0
Kristin Comella,	0	0	0	0
NEO

Grants of Plan-Based Awards
       Grants of plan-based awards as at December 31, 2013 are as follows:

								All other	All other
								stock awards:	option	Exercise	Grant
		Estimated future payouts			Estimated future payouts			Number of	awards:	or base	date fair
		under non-equity incentive			under equity incentive plan			shares	Number of	price of	value of
		plan awards			awards			of stock	securities	option	stock and
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or units	underlying	awards	option
Name	date	($)	($)	($)	(#)	(#)	(#)	options (#)	(#)	($/Sh)	awards
Mike	n/a	0	0	0	0	0	0	0	0	0	0
Tomas,
NEO
Kristin	n/a	0	0	0	0	0	0	0	0	0	0
Comella
, NEO

Reference – Grant Date - n/a = not applicable.

Non-Qualified Deferred Compensation
       As at December 31, 2013 the Company had no formalized deferred compensation plan.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	contributions	contributions	in earnings in last	withdrawals/	balance at last
Name	in last FY ($)	last FY ($)	FY ($)	distributions ($)	FYE ($)
Mike Tomas, NEO	0	0	0	0	0
Kristin Comella, NEO	0	0	0	0	0

Golden Parachute Compensation
       As at December 31, 2013, the Company had no arrangements in place relating to the termination of employees.

					Tax
	Cash	Equity	Pension/NQDC	Perquisites/benefits	reimbursement	Other	Total
Name	($)	($)	($)	($)	($)	($)	($)
Mike Tomas, NEO	0	0	0	0	0	0	0
Kristin Comella, NEO	0	0	0	0	0	0	0

Compensation of Directors
       Directors who provide services to the Company in other capacities have been previously reported under “Summary Compensation”. The following table summarizes compensation paid to or earned by our directors who are not Named Executive Officers for their service as directors of our company during the fiscal year ended December 31, 2013.

					Change in
					Pension Value
	Fees				and
	Earned			Non-Equity	Nonqualified	All other
	or Paid	Stock		Incentive Plan	Deferred	Comp-
	in Cash	Awards	Option Awards (1)	Compensation	Compensation	ensation	Total(1)
Name	($)	($)	($)	($)	Earnings ($)	($)	($)
Mike Tomas, Director	0	0	$6,304	0	0	0	$6,304
Charles A. Hart,	0	0	$6,304	0	0	0	$6,304
Director
William P. Murphy Jr.,	0	0	$6,304	0	0	0	$6,304
Director
Samuel S. Ahn,	0	0	$6,304	0	0	0	$6,304
Director
Mark Borman, Director	0	0	$6,304	0	0	0	$6,304

(1)	The values in the “Option Awards” and included within the “Total” columns above do not represent a cash payment of any kind. Rather these values represent the calculated Black-Scholes theoretical value of granted options. It is important to note that these granted options may or may not ever be exercised. Whether granted options are exercised or not will be based primarily, but not singularly, on the Company’s future stock price and whether the granted options become “in-the-money”. If these granted options are unexercised and expire, the cash value or benefit to the above noted individuals is $nil.

Pension Benefits
As of December 31, 2013, the Company had no pension or retirement plans.

		Number of years	Present value of
		credited service	accumulated benefit	Payments during last
Name	Plan name	(#)	($)	fiscal year ($)
Mike Tomas, NEO	not applicable	0	0	0
Kristin Comella, NEO	not applicable	0	0	0

Equity Compensation Plan Information
The following table sets forth information as of December 31, 2013 for all compensation plans under the Company’s Stock Option Plan

			Additional
	No. of		Consideration
	Shares of Common		to be Received
	Stock Underlying		Upon Exercise
	Unexercised		or Material
	Common Stock		Conditions	Option	Value
	Purchase Options	Date of	Required to	Exercise	Realized if	Option
Name	Exercisable (#)	Grant	Exercise	Price ($)	Exercised ($)	Expiration Date
Mike Tomas, NEO	375,000	9/18/2010	—	0.50	—	6/18/2020
	250,000	8/12/2011	—	0.0169	—	8/12/2021
	250,000	1/16/2012	—	0.0169	—	1/16/2022
	1,250,000	8/6/2012	—	0.0169	—	8/6/2022
	400,000	9/1/2013	—	0.0165	—	9/1/2023
Kristin Comella, NEO	24,712	2/20/2005	—	0.71		2/19/2015
	9,267	4/19/2006	—	0.71	—	4/19/2016
	6,178	1/2/2007	—	0.71	—	1/2/2017
	6,500	10/17/2007	—	0.71	—	10/17/2017
	19,700	1/9/2009	—	0.71	—	1/9/2019
	2,955	3/13/2009	—	0.71	—	3/13/2019
	30,000	5/29/2009	—	0.85	—	5/29/2019
	125,000	8/12/2011	—	0.0169	—	8/12/2021
	187,500	8/06/2012	—	0.0169	—	8/06/2022

Director Compensation

As of December 31, 2013, we had seven directors that qualified for compensation. Our non-employee directors do not receive cash compensation for their services as directors. However, it is generally our policy to annually grant each non-employee director options to purchase shares of our common stock provided that he or she has served as a member of our Board of Directors for at least six months and one day of the twelve month period immediately preceding the date of grant. In addition, we reimburse non-employee directors for actual out-of-pocket expenses incurred.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.

The following table sets forth the beneficial ownership(1) of our common stock as of November 20,2014, based on an aggregate of 560,564,622 common shares issued and outstanding and 145,377,723 shares issuance upon the conversion of securities (outstanding options and warrants; specifically 23,376,000 options currently exercisable and 122,001,723 currently exercisable warrants), for an aggregate total of 705,942,345 beneficial shares, for each of our greater than 5% shareholders, directors, named executive officers that continue to serve as executive officers of Bioheart and by all of our directors and named executive officers as a group. Unless otherwise indicated, the address of each of the individuals and entities named below is: c/o Bioheart, Inc., 13794 NW 4th Street, Suite 212, Sunrise, Florida 33325. Except as noted below, to our knowledge, each person named in the table has sole voting and investment power with respect to all shares of our common stock beneficially owned by them.

(1) The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 under the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. The Company believes that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted. The “Amount of Beneficial Ownership” in calculated based on total shares held plus warrants held (plus stock options entitled to exercise). The aggregate of these items, which totals 704,320,246, will be used as the denominator for the percentage calculation below.

	Amount of
	Beneficial
Name and Address of Beneficial Owner	Ownership		Percent of Class
Mike Tomas, President, CEO, CFO, and Director	16,928,947	(1)	2.94

Kristin Comella, Chief Scientific Officer and Director	3,198,786	(2)	*

William P. Murphy, Director**	21,837,295	(3)	3.7

Charles A. Hart, Director**	17,065,852	(4)	2.94

Sam Ahn, Director**	39,897,957	(5)	6.6

Mark P. Borman, Director	1,833,450	(6)	*

Sheldon T. Anderson, Director	5,081,988	(7)	*

All officers and directors as a group (7 persons)	105,844,275	(8)	16.72

Northstar Biotechnology Group, LLC	47,368,582	(9)	8.2

*	less than 1%
**	Excludes Northstar Biotechnology Group, LLC (“Northstar”), owned partly by certain directors and existing shareholders of the Company, including Dr. William P. Murphy Jr., Dr. Samuel Ahn and Charles Hart.
(1)	(i) Includes shares are held by The Astri Group over which Mr. Tomas has shared voting and investment power and includes (i) includes 6,578,947 shares of common stock and (ii) 10,350,000 shares of common stock issuable upon exercise of presently exercisable stock options.
(2)	Includes 3,198,786 shares of common stock issuable upon exercise of presently exercisable stock options.
(3)	Includes (i) 19,113,766 shares of common stock and (ii) 2,723,529 shares of common stock issuable upon exercise of presently exercisable stock options and warrants. Shares are directly owned by trusts controlled by Dr. Murphy and his spouse.
(4)	Includes (i) 9,194,422 shares of common stock and (ii) 7,871,430 shares of common stock issuable upon exercise of presently exercisable stock options and warrants.
(5)	Includes (i) 28,240,387 shares of common stock and (ii) 11,657,750 shares of common stock issuable upon exercise of presently exercisable stock options.
(6)	Includes (i) 23,450 shares of common stock and (ii) 1,810,000 shares of common stock issuable upon exercise of presently exercisable stock options
(7)	Includes (i) 1,940,994 shares of common stock and (ii) 3,140,994 shares of common stock issuable upon exercise of presently exercisable warrants.
(8)	Includes an aggregate of (i) 46,827,505 shares of common stock and (ii)25,489,251shares of common stock issuable upon exercise of presently exercisable stock options and warrants.
(9)	Excludes 20,000,000 shares of Series A Preferred Stock (non-convertible) with each share of Series A Preferred Stock having voting power of twenty-five common shares.

DESCRIPTION OF SECURITIES

On February 4, 2013, effective with the filing of the amendment to the Company's Articles of Incorporation with the Florida Secretary of State (confirmed as filed on February 11, 2013), the Company amended its Articles of Incorporation to increase the authorized shares of capital stock of the Company to nine hundred and seventy million (970,000,000) shares of capital stock consisting of nine hundred and fifty million (950,000,000) shares of common stock and twenty million (20,000,000) shares of preferred stock, both $.001 par value respectively.

Effective May 19, 2014, the Company amended its articles of incorporation to increase the authorized shares of capital stock of the Company from nine hundred and fifty million (950,000,000) shares of common stock and twenty million (20,000,000) shares of preferred stock, both $.001 par value respectively, to two billion (2,000,000,000) shares of shares of common stock and twenty million (20,000,000) shares of preferred stock, both $.001 par value respectively.

The following statements relating to the capital stock set forth the material terms of our securities; however, reference is made to the more detailed provisions of, and such statements are qualified in their entirety by reference to, the Certificate of Incorporation, amendment to the Certificate of Incorporation and the By-laws, copies of which are filed as exhibits to this registration statement.

COMMON STOCK

The holders of our Common Stock are entitled to one vote per share on all matters to be voted on by our stockholders, including the election of directors. Our stockholders are not entitled to cumulative voting rights, and, accordingly, the holders of a majority of the shares voting for the election of directors can elect the entire board of directors if they choose to do so and, in that event, the holders of the remaining shares will not be able to elect any person to our board of directors.

On February 4, 2013, the Company amended its Articles of Incorporation to increase the number of authorized shares to 970,000,000, consisting of 20,000,000 $0.001 par value preferred stock and 950,000,000 $0.001 common stock.

The holders of the Company’s Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors, in its discretion, from funds legally available there for and subject to prior dividend rights of holders of any shares of our Preferred Stock which may be outstanding. Upon the Company’s liquidation, dissolution or winding up, subject to prior liquidation rights of the holders of our Preferred Stock, if any, the holders of our Common Stock are entitled to receive on a pro rata basis our remaining assets available for distribution. Holders of the Company’s Common Stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares. All outstanding shares of the Company’s Common Stock are, and all shares being offered by this prospectus will be, fully paid and not liable to further calls or assessment by the Company.

Preferred Stock

The Company is authorized to issue 20,000,000 shares of preferred stock, par value $0.001. The designations, rights, and preferences of such preferred stock are to be determined by the Board of Directors. Subsequently, 20,000,000 shares were designated as Series A Preferred Stock.

The Series A Preferred Stock collectively has voting rights equal to 25 votes on all matters presented to be voted by the holders of common stock per share of preferred stock and the right to convert to one share of common stock for each share of preferred stock. Northstar Biotechnology Group, LLC was issued an aggregate of 20,000,000 shares of Series A Preferred Stock.

DIVIDENDS

Dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of our Board of Directors. We presently intend to retain all earnings, if any, for use in its business operations and accordingly, the Board of Directors does not anticipate declaring any dividends prior to a business combination.

Certain Relationships and Related Transactions and Director Independence.

Certain Relationships and Related Party Transactions

Advances

As of September 30, 2014 and December 31, 2013, the Company officers and directors have provided advances in the aggregate of $141,759 and $416,198 respectively, for working capital purposes. The advances are unsecured, due on demand and non-interest bearing.

During the nine months ended September 30, 2014, the Company issued an aggregate of 10,232,286 shares of common stock in settlement of $298,759 of related party advances and outstanding accounts payable.

Notes payable-related party

Northstar Biotechnology Group, LLC

On February 29, 2012, a note issued to BlueCrest Master Fund Limited was assigned to Northstar Biotechnology Group, LLC (“Northstar”), owned partly by certain directors and existing shareholders of the Company, including Dr. William P. Murphy Jr., Dr. Samuel Ahn and Charles Hart. At the date of the assignment, the principal amount of the BlueCrest note was $544,267.

On March 30, 2012, the Company and Northstar agreed to extend until May 1, 2012 the initial payment date for any and all required monthly under the Note, such that the first of the four monthly payments required under the Note will be due and payable on May, 2012 and all subsequent payments will be due on a monthly basis thereafter commencing on June 1, 2012, and to waive any and all defaults and/or events of default under the Note with respect to such payments. As of September 30, 2012, the Company was in default, however, subsequent to September 30, 2012, the Company renegotiated the terms of the Note, Northstar has agreed to suspend the requirement of principal payments by the Company and allow payment of interest-only in common stock.

On September 21, 2012, the Company issued 5,000,000 common stock purchase warrants to Northstar that was treated as Additional interest expense upon issuance.

On October 1, 2012, the Company and Northstar entered into a limited waiver and forbearance agreement providing a recapitalized new note balance comprised of all sums due Northstar with a maturity date extended perpetually. The Company agreed to issue 5,000,000 shares of Series A Convertible Preferred Stock and 10,000,000 of common stock in exchange for $210,000 as payment towards outstanding debt, default interest, penalties, professional fees outstanding and due Northstar. In addition, the Company executed a security agreement granting Northstar a lien on all patents, patent applications, trademarks, service marks, copyrights and intellectual property rights of any nature, as well as the results of all clinical trials, know-how for preparing Myoblasts, old and new clinical data, existing approved trials, all right and title to Myoblasts, clinical trial protocols and other property rights.

In addition, the Company granted Northstar a perpetual license on products as described for resale, relicensing and commercialization outside the United States. In connection with the granted license, Northstar shall pay the Company a royalty of up to 8% on revenues generated.

Effective October 1, 2012, the effective interest rate was 12.85% per annum. The parties agreed, as of February 28, 2013, to reduce the interest rate to 7% per annum.

In connection with the consideration paid, Northstar waived, from the effective date through the earlier of termination or expiration of the agreement, satisfaction of the obligations as described in the forbearance agreement. In 2012, 5,000,000 shares of Series A Convertible Preferred Stock were approved to be issued, which was subsequently increased to 20,000,000 shares of preferred stock as Series A Convertible Preferred Stock. In addition, the Company is obligated to issue additional preferred stock equal in lieu of payment of cash of accrued and unpaid interest on each six month anniversary of the effective date (October 1, 2012). In lieu of the initial two payments in preferred stock, the parties have determined to modify the voting rights of the Series A Convertible Preferred Stock from 20 votes per share on matters to be voted on by the common stock holders to 25 votes per share on matters to be voted on by the common stock holders and all prior and subsequent payments of interest will be in common stock. The Company is required to issue additional shares of its common stock (as amended), in lieu of cash, each six month anniversary of the effective date for any accrued and unpaid interest.

On April 2, 2014, the Company issued 274,681 shares of its common stock in lieu of payment in cash of accrued and unpaid interest of $12,635 due April 1, 2014 per the forbearance agreement.

On September 17, 2014, limited waiver and forbearance agreement was amended to provide that the perpetual license on products as described for resale, relicensing and commercialization outside the United States was conditioned upon NorthStar providing certain financing, which financing the Company, in its sole discretion, could decline and retain the license.

As of September 30, 2014 and December 31, 2013, the principle of this note was $362,000.

Officer and Director Notes

At September 30, 2014 and December 31, 2013, the Company has outstanding notes payable to officers and directors with interest at 8% per annum due at maturity in aggregate $240,000 and $365,000, respectively. The remaining subordinated notes $100,000 and $140,000 were previously due on November 30, 2012 and June 4, 2011 respectively, and are unsecured. The Company is not obligated to make payment until Northstar loan is paid off.

On September 30, 2013, the Company issued an aggregate of 15,350,876 shares of its common stock in settlement of $175,000 of these related party notes payable.

On June 20, 2014, the Company issued 4,045,796 shares of its common stock in settlement of $125,000 of related party note payable and accrued interest of $36,832.

On August 1, 2013, the Company issued an aggregate of $500,000 promissory notes due on demand to officers and employee in settlement of accrued compensation. The promissory notes bear interest of 5% per annum and due at various maturity dates. During the nine months ended September 30, 2014, the Company paid off $240,821 of the outstanding promissory notes. The principle outstanding balance of these notes as of September 30, 2014 is $189,813.

On July 1, 2014, the Company issued an aggregate of $800,000 promissory notes to officers and employee in settlement of accrued compensation. The promissory notes bear interest of 5% per annum and due on January 1, 2015.

As of September 30, 2014 and December 31, 2013, the Company officers and directors have outstanding notes in aggregate of $785,458 and $1,014,477, respectively. The notes are at from 4.75% to 8% per annum and are due upon payoff of the Northstar note payable described above.

On June 20, 2014, the Company issued 10,333,475 shares of its common stock in settlement of $300,385 of related party note payable and accrued interest of $112,954.

DISCLOSURE OF COMMISSION POSITION OF
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Sections 78.7502 and 78.751 of the Nevada Revised Statutes authorizes a court to award, or a corporation’s board of directors to grant indemnity to directors and officers in terms sufficiently broad to permit indemnification, including reimbursement of expenses incurred, under certain circumstances for liabilities arising under the Securities Act of 1933, as amended. In addition, the registrant’s Bylaws provide that the registrant has the authority to indemnify the registrant’s directors and officers and may indemnify the registrant’s employees and agents (other than officers and directors) against liabilities to the fullest extent permitted by Nevada law. The registrant is also empowered under the registrant’s Bylaws to purchase insurance on behalf of any person whom the registrant is required or permitted to indemnify.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

The Securities and Exchange Commission has declared effective our registration statement on Form S-1, together with any amendments and related exhibits, under the Securities Act of 1933, with respect to our shares of common stock offered by this prospectus. The registration statement contains additional information about us and our shares of common stock being offered by this prospectus.

For further information with respect to us and the securities covered by this prospectus, please see the Registration Statement and the exhibits filed with the Registration Statement. A copy of the Registration Statement and the exhibits filed with the Registration Statement may be inspected without charge at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for more information about the operation of the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act, and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the Public Reference Room and website of the SEC referred to above.

INDEX TO FINANCIAL STATEMENTS
BIOHEART, INC.

Table of Contents

Page
Financial Statements for the Year Ended September 30, 2014

Condensed Balance Sheets as of September 30, 2014 (unaudited) and December 31, 2013	F-1

Unaudited Condensed Statements of Operations (unaudited) – Three and Nine Months Ended September 30, 2014 and 2013	F-2

Unaudited Condensed Statement of Stockholders’ Deficit (unaudited) – Nine Months
Ended September 30, 2014	F-3

Unaudited Condensed Statements of Cash Flows (unaudited) – Nine Months Ended
September 30, 2014 and 2013	F-4

Notes to Unaudited Condensed Financial Statements	F-5

Financial Statements for the Year Ended December 31, 2013

Report of Independent Registered Accounting Firm	F-23

Balance Sheets as of December 31, 2013 and 2012	F-24

Statements of Operations for the Years Ended December 31, 2013, 2012 and the
Cumulative Period from August 12, 1999 (date of inception) to December 31, 2013	F-25

Statement of Stockholders’ Deficit from August 12, 1999 (date of inception) through
December 31, 2013	F-26

Statements of Cash Flows for the Years Ended December 31, 2013, 2012 and the
Cumulative Period from August 12, 1999 (date of inception) to December 31, 2013	F-36

Notes to Financial Statements	F-38

BIOHEART, INC.
CONDENSED BALANCE SHEETS

	September 30,	December 31,
	2014	2013
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$46,592	$46,227
Accounts receivable, net	153,863	19,913
Prepaid and other	26,164	784
Total current assets	226,619	66,924

Property and equipment, net	13,431	9,055

Other assets	8,404	10,160

Total assets	$248,454	$86,139

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$2,068,256	$2,382,267
Accrued expenses	2,291,809	4,480,335
Advances, related party	141,759	416,198
Deposits	478,286	478,286
Subordinated debt, related party	1,500,000	1,500,000
Notes payable, related party	2,377,271	2,241,477
Notes payable, net of debt discount	1,478,934	1,930,841
Total current liabilities	10,336,315	13,429,404

Long term debt:
Derivative liability	725,122	403,811

Stockholders' deficit:
Preferred stock, par value $0.001; 20,000,000 shares authorized, 20,000,000 issued
and outstanding	20,000	20,000
Common stock, par value $0.001;2,000,000 and 950,000,000 shares authorized, respectively, 533,694,420 and 379,787,745 shares issued and outstanding as of
September 30, 2014 and December 31, 2013, respectively	533,694	379,788
Additional paid in capital	107,851,505	103,819,119
Common stock subscription	210,000	215,000
Accumulated deficit	(119,428,182)	(118,180,983)
Total stockholders' deficit	(10,812,983)	(13,747,076)

Total liabilities and stockholders' deficit	$248,454	$86,139

See the accompanying notes to these financial statements

BIOHEART, INC.
CONDENSED STATEMENTS OF OPERATIONS
(unaudited)
	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
Revenue:
Products	$281,752	$25,350	$869,012	$25,350
Services	297,784	6,309	694,852	30,630
Total revenue	579,536	31,659	1,563,864	55,980

Cost and operating expenses:
Cost of sales	523,222	-	889,509	-
Research and development	8,581	158,381	33,916	494,762
Marketing, general and administrative	1,512,706	940,354	3,182,397	1,750,276
Depreciation and amortization	1,759	77	3,745	1,327
Total operating expenses	2,046,268	1,098,812	4,109,567	2,246,365

Net loss from operations	(1,466,732)	(1,067,153)	(2,545,703)	(2,190,385)

Other income (expenses):
Gain on Settlement of debt	85,2229	-	2,272,283	1,004,224
Gain on change of fair value of derivative
liability	239,296	129,298	61,339	39,885
Other income	-	-	-	939
Interest expense	(331,026)	(208,914)	(1,035,118)	(1,270,663)
Total other income (expenses)	(6,501)	(79,616)	1,298,504	(225,615)

Net loss before income taxes	(1,473,233)	(1,146,769)	(1,247,199)	(2,416,000)

Income taxes (benefit)	-	-	-	-

NET LOSS	$(1,473,233)	$(1,146,769)	$(1,247,199)	$(2,416,000)

Net loss per common share, basic and diluted	$(0.003)	$(0.005)	$(0.003)	$(0.011)

Weighted average number of common shares
outstanding, basic and diluted	519,135,426	246,229,899	464,607,869	217,392,664

See the accompanying notes to these financial statements

BIOHEART, INC.
CONDENSED STATEMENT OF STOCKHOLDERS' DEFICIT
NINE MONTHS ENDED SEPTEMBER 30, 2014
(unaudited)
					Additional
	Preferred stock		Common stock		Paid in	Subscription	Accumulated
	Shares	Amount	Shares	Amount	Capital	Receivable	Deficit	Total
Balance, December 31, 2013	20,000,000	$20,000	379,787,745	$379,788	$103,819,119	$215,000	$(118,180,983)	$(13,747,076)
Common stock issued in settlement of
accounts payable	-	-	45,232,118	45,232	946,285	-	-	991,517
Common stock issued in connection
with settlement of other debt	-	-	64,434,256	64,434	1,832,646	-	-	1,897,080
Common stock issued for services	-	-	3,839,832	3,840	180,151	-	-	183,991
Common stock issued upon exercise of
warrants	-	-	11,918,181	11,918	124,082	-	-	136,000
Proceeds from issuance of common
stock	-	-	28,482,288	28,482	404,769	(5,000)	-	428,251
Fair value of vesting warrants issued in
connection with joint venture and
intellectual property	-	-	-	-	136,837	-	-	136,837
Stock based compensation	-	-	-	-	407,616	-	-	407,616
Net income	-	-	-	-	-	-	(1,247,199)	(1,247,199)
Balance, September 30, 2014	20,000,000	$20,000	533,694,420	$533,694	$107,851,505	$210,000	$(119,428,182)	$(10,812,983)

See the accompanying notes to these financial statements

BIOHEART, INC.
CONDENSED STATEMENTS OF CASH FLOWS
(unaudited)
	Nine months ended September 30,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,247,199)	$(2,416,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,745	1,328
Bad debt expense	28,732	-
Discount on convertible debt	343,592	295,750
Gain on change in fair value of derivative liability	(61,339)	(39,885)
Gain on settlement of debt	(2,272,283)	(1,004,224)
Non-cash payment of interest	385,501	168,350
Warrants issued in connection with joint venture agreement and intellectual
property	136,837	-
Related party notes payable issued for services rendered	800,000	500,000
Common stock issued in connection with accounts payable	-	2,500
Common stock issued in exchange for services	38,750	40,519
Preferred stock issued in settlement of debt and forbearance agreement	-	274,050
Stock based compensation	407,616	102,674
(Increase) decrease in:
Receivables	(162,682)	(7,553)
Inventory	-	62,953
Prepaid and other current assets	(23,624)	41,533
Increase (decrease) in:
Accounts payable	628,684	(76,240)
Accrued expenses	246,486	485,518
Net cash used in operating activities	(747,184)	(1,568,727)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions of property and equipment	(8,121)	-
Net cash used by investing activities	(8,121)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Bank overdraft	-	(89)
Proceeds from issuance of common stock, net	428,251	1,100,000
(Repayments (proceeds) from related party advances	26,759	180,500
Proceeds from exercise of stock options and warrants	136,000	-
Proceeds from notes payable	388,000	295,000
Repayments of notes payable	(223,340)	-
Net cash provided in financing activities	755,670	1,575,411

Net increase in cash and cash equivalents	365	6,684

Cash and cash equivalents, beginning of period	46,227	-
Cash and cash equivalents, end of period	$46,592	$6,684

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest paid	$161,532	$513,986
Income taxes paid	$-	$-

Non-cash financing activities:
Common stock issued in settlement of notes payable	$938,075	$345,000
Common stock issued in settlement of accounts payable	$857,445	$149,239
Common stock issued in settlement of related party notes and advances payable	$862,880	$-
Preferred stock issued in settlement of notes payable	$-	$70,000

See the accompanying notes to these financial statements

NOTE 1 – SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the presentation of the accompanying unaudited condensed financial statements follows:

General

The accompanying unaudited condensed financial statements of Bioheart, Inc., (the “Company”), have been prepared in accordance with the rules and regulations (Regulation S-X) of the Securities and Exchange Commission (the “SEC”) and with the instructions to Form 10-Q. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. The results from operations for the nine month period ended September 30, 2014 are not necessarily indicative of the results that may be expected for the year ended December 31, 2014. The unaudited condensed financial statements should be read in conjunction with the December 31, 2013 financial statements and footnotes thereto included in the Company’s Annual Report on Form 10-K.

Basis and business presentation

Bioheart, Inc. (the “Company”) was incorporated under the laws of the State of Florida in August, 1999. The Company is in the cardiovascular sector of the cell technology industry delivering cell therapies and biologics that help address congestive heart failure, lower limb ischemia, chronic heart ischemia, acute myocardial infarctions and other issues. To date, the Company has not generated significant sales revenues, has incurred expenses, and has sustained losses. Consequently, its operations are subject to all the risks inherent in the establishment of a research and development business enterprise.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification subtopic 605-10, Revenue Recognition (“ASC 605-10”) which requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded.

At the time of each transaction, management assesses whether the fee associated with the transaction is fixed or determinable and whether or not collection is reasonably assured. The assessment of whether the fee is fixed or determinable is based upon the payment terms of the transaction. If a significant portion of a fee is due after our normal payment terms or upon implementation or client acceptance, the fee is accounted for as not being fixed or determinable and revenue is recognized as the fees become due or after implementation or client acceptance has occurred. Collectability is assessed based on a number of factors, including past transaction history with the client and the creditworthiness of the client.

Revenues for test kits and equipment sold are not recorded until test kits are delivered. The Company has revenue sharing arrangements for the sale of goods whereby the Company is the primary obligor, sets pricing with the customers and bears all associated credit risks with the customers. Sales under revenue share arrangements are recorded as gross sales and any portion shared with third parties under such arrangements are recorded as cost of sales. Revenues from trainings are not recorded until the completion of the training. Any cash received as a deposit for trainings are recorded by the company as a liability.

Unbilled revenue is revenue that is recognized but is not currently billable to the customer pursuant to contractual terms. In general, such amounts become billable in accordance with predetermined payment schedules, but recognized as revenue as services are performed. Amounts included in unbilled revenue are expected to be collected within one year and are included within current assets. As of December 31, 2013 and September 30, 2014 there were no unbilled revenues.

Comprehensive Income

The Company does not have any items of comprehensive income in any of the periods presented.

Net loss per Common Share, basic and diluted

The Company has adopted Accounting Standards Codification subtopic 260-10, Earnings Per Share (“ASC 260-10”) specifying the computation, presentation and disclosure requirements of earnings per share information. Basic loss per share has been calculated based upon the weighted average number of common shares outstanding. Stock options, warrants and shares issuable upon conversion of notes payable have been excluded as common stock equivalents in the diluted loss per share because their effect is anti-dilutive on the computation for the three and nine months ended September 30, 2014 and 2013, respectively. Fully diluted shares outstanding were 659,543,477 and 323,296,916 for the three months ended September 30, 2014 and 2013, respectively and 605,015,919 and 336,682,241 for the nine months ended September 30, 2014 and 2013, respectively.

Stock Based Compensation

The Company follows Accounting Standards Codification subtopic 718-10, Compensation (“ASC 718-10”) which requires that all share-based payments to both employees and non-employees be recognized in the income statement based on their fair values. (See note 10).

As of September 30, 2014, there were outstanding stock options to purchase 63,486,987 shares of common stock, 24,576,000 shares of which were vested.

Concentrations of Credit Risk

The Company’s financial instruments that are exposed to a concentration of credit risk are cash and accounts receivable. The financial stability of these institutions is periodically reviewed by senior management.

As of September 30, 2014, two customers represented 24% and 18% of the Company’s accounts receivable.

As of December 31, 2013, three customers represented 20%, 20% and 36% (total 76%) of the Company’s accounts receivable.

For the three months ended September 30, 2014, the Company’s revenues earned from the sale of products and services were $579,536, of which no customer represented 10% or more of the Company’s revenues. For the three months ended September 30, 2013, the Company’s revenues earned from the sale of products and services were $31,659, of which two customers represented 18% and 80% of the Company’s revenues.

For the nine months ended September 30, 2014, the Company’s revenues earned from the sale of products and services were $1,563,864, of which one customer represented 11% of the Company’s revenues. For the nine months ended September 30, 2013, the Company’s revenues earned from the sale of products and services were $55,980, of which three customers represented 18%, 23% and 44% of the Company’s revenues.

Research and Development

The Company accounts for research and development costs in accordance with Accounting Standards Codification subtopic 730-10, Research and Development (“ASC 730-10”). Under ASC 730-10, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred. Third-party research and development costs are expensed when the contracted work has been performed or as milestone results have been achieved as defined under the applicable agreement. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred. The Company incurred research and development expenses of $8,581 and $33,916 for the three and nine months ended September 30, 2014, respectively; and $158,381 and $494,762 for the three and nine months ended September 30, 2013, respectively.

Fair Value

Accounting Standards Codification subtopic 825-10, Financial Instruments (“ASC 825-10”) requires disclosure of the fair value of certain financial instruments. The carrying value of cash and cash equivalents, accounts payable and accrued liabilities, and short-term borrowings, as reflected in the balance sheets, approximate fair value because of the short-term maturity of these instruments. All other significant financial assets, financial liabilities and equity instruments of the Company are either recognized or disclosed in the financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk. Where practicable the fair values of financial assets and financial liabilities have been determined and disclosed; otherwise only available information pertinent to fair value has been disclosed.

The Company follows Accounting Standards Codification subtopic 820-10, Fair Value Measurements and Disclosures (“ASC 820-10”) and Accounting Standards Codification subtopic 825-10, Financial Instruments (“ASC 825-10”), which permits entities to choose to measure many financial instruments and certain other items at fair value. Neither of these statements had an impact on the Company’s financial position, results of operations nor cash flows.

Reliance on Key Personnel and Consultants

The Company has 4 full-time employees and 1 part-time employee. The Company is heavily dependent on the continued active participation of these current executive officers, employees and key consultants. The loss of any of the senior management or key consultants could significantly and negatively impact the business until adequate replacements can be identified and put in place.

Derivative Instrument Liability

The Company accounts for derivative instruments in accordance with ASC 815, which establishes accounting and reporting standards for derivative instruments and hedging activities, including certain derivative instruments embedded in other financial instruments or contracts and requires recognition of all derivatives on the balance sheet at fair value, regardless of hedging relationship designation. Accounting for changes in fair value of the derivative instruments depends on whether the derivatives qualify as hedge relationships and the types of relationships designated are based on the exposures hedged. At September 30, 2014 and December 31, 2013, the Company did not have any derivative instruments that were designated as hedges.

Recent Accounting Pronouncements

The Company has adopted Accounting Standards Update (ASU) No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation. The amendments in this ASU remove all incremental financial reporting requirements from U.S. GAAP for development stage entities, including the removal of Topic 915, Development Stage Entities, from the FASB Accounting Standards Codification™. A development stage entity is one that devotes substantially all of its efforts to establishing a new business and for which: (a) planned principal operations have not commenced; or (b) planned principal operations have commenced, but have produced no significant revenue. For example, many start-ups or even long-lived organizations that have not yet begun their principal operations or do not have significant revenue would be identified as development stage entities. For public business entities, the presentation and disclosure requirements in Topic 915 will no longer be required for the first annual period beginning after December 15, 2014. The revised consolidation standards are effective one year later, in annual periods beginning after December 15, 2015. Early adoption is permitted. The Company has early adopted the standards under ASN No. 2014-10.

The FASB has issued ASU No. 2014-12, Compensation – Stock Compensation (Topic 718): Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period. This ASU requires that a performance target that affects vesting, and that could be achieved after the requisite service period, be treated as a performance condition. As such, the performance target should not be reflected in estimating the grant date fair value of the award. This update further clarifies that compensation cost should be recognized in the period in which it becomes probable that the performance target will be achieved and should represent the compensation cost attributable to the period(s) for which the requisite service has already been rendered.. The amendments in this ASU are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. Earlier adoption is permitted. The Company has not yet determined the effect of the adoption of this standard and it is expected to have a material impact on the Company’s condensed financial position and results of operations.

The FASB has issued ASU No. 2014-09, Revenue from Contracts with Customers. This ASU supersedes the revenue recognition requirements in Accounting Standards Codification 605 - Revenue Recognition and most industry-specific guidance throughout the Codification. The standard requires that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. This ASU is effective on January 1, 2017 and should be applied retrospectively to each prior reporting period presented or retrospectively with the cumulative effect of initially applying the ASU recognized at the date of initial application. The Company has not yet determined the effect of the adoption of this standard and it is expected to have a material impact on the Company’s consolidated financial position and results of operations.

There are various other updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on the Company's financial position, results of operations or cash flows

Reclassification

Certain reclassifications have been made to prior periods’ data to conform to the current year’s presentation. More specifically, product and service revenue has been separately disclosed on the face of the statement of operations. These reclassifications had no effect on reported income or losses.

NOTE 2 – GOING CONCERN MATTERS

The accompanying unaudited condensed financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying unaudited condensed financial statements, during nine months ended September 30, 2014, the Company incurred an operating loss of $1,247,199 and used $747,184 in cash for operating activities. As of September 30, 2014, the Company had a working capital deficit (current liabilities in excess of current assets) of approximately $10.0 million. These factors among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The Company’s existence is dependent upon management’s ability to develop profitable operations and to obtain additional funding sources. There can be no assurance that the Company’s financing efforts will result in profitable operations or the resolution of the Company’s liquidity problems. The accompanying statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

NOTE 3 — PROPERTY AND EQUIPMENT

Property and equipment as of September 30, 2014 and December 31, 2013 is summarized as follows:

	September 30,	December 31,
	2014	2013
Laboratory and medical equipment	$352,358	$352,358
Furniture, fixtures and equipment	125,634	125,634
Computer equipment	47,646	39,525
Leasehold improvements	362,046	362,046
	887,684	879,563
Less accumulated depreciation and amortization	(874,253)	(870,508)
	$13,431	$9,055

Property and equipment are recorded on the basis of cost. For financial statement purposes, property, plant and equipment are depreciated using the straight-line method over their estimated useful lives.

Expenditures for repair and maintenance which do not materially extend the useful lives of property and equipment are charged to operations. When property or equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the respective accounts with the resulting gain or loss reflected in operations. Management periodically reviews the carrying value of its property and equipment for impairment in accordance with the guidance for impairment of long lived assets.

NOTE 4 — ACCRUED EXPENSES

Accrued expenses consisted of the following as of September 30, 2014 and December 31, 2013:

	September 30,	December 31,
	2014	2013
License and royalty fees	$—	$2,122,130
Amounts payable to the Guarantors of the Company’s loan agreement
with Bank of America and Seaside Bank, including fees and interest	1,493,961	1,373,775
Interest payable on notes payable	666,370	714,180
Vendor accruals and other	114,259	120,692
Employee commissions, compensation, etc.	17,219	149,558
	$2,291,809	$4,480,335

In June 2000, the Company had entered into an agreement with William Beaumont Hospital, or WBH, pursuant to which WBH granted the Company a worldwide, exclusive, non-sublicenseable license to two U.S. method patents covering the inducement of human adult myocardial cell proliferation in vitro, or the WBH IP. The term of the agreement was for the life of the patents, which expire in 2015. The Company did not use this license in any of their technologies or made any payments to WBH other than the initial payment to acquire the license. On April 2, 2014, the Company received confirmation from WBH that it has no obligation under the patent license agreement and WBH agreed to terminate the patent license agreement pursuant to a termination letter dated March 3, 2014.

Accordingly, the Company recognized approximately $2,122,130 in settlement of debt which represents the accumulative accrual and related interest from past years under the 2000 patent license agreement.

During the nine months ended September 30, 2014, the Company issued an aggregate of 45,232,118 shares of its common stock in settlement of outstanding accounts payable and accrued expenses. In connection with the issuance, the Company incurred $105,737 loss in settlement of debt.

NOTE 5 – STANDBY EQUITY DISTRIBUTION AGREEMENT

On November 2, 2011, the Company and Greystone Capital Partners (“Greystone”) had entered into a Standby Equity Distribution Agreement (the “Agreement”). Pursuant to the Agreement, Greystone had agreed to provide the Company with up to $1.0 million of funding for the 24-month period following the date a registration statement of the Company’s common stock is declared effective by the SEC (the “Equity Line”). The registration statement went effective on February 10, 2012. The Agreement automatically terminated on the first of April, 2014 (the first day of the month next following the second (2nd) anniversary of the Effective Date).

NOTE 6 – NOTES PAYABLE

Notes payable were comprised of the following as of September 30, 2014 and December 31, 2013:

	September 30,	December 31,
	2014	2013
Seaside Bank note payable.	$980,000	$980,000
August 2008 Unsecured Promissory Note	-	500,000
Hunton & Williams notes payable	384,972	384,972
Asher notes payable	175,500	143,000
Daniel James Management note payable	50,000	-
Fourth Man, LLC note payable	75,000	35,000
Total notes payable	1,665,472	2,042,972
Less unamortized debt discount	(186,538)	(112,131)
Total notes payable net of unamortized debt discount	$1,478,934	$1,930,841

Seaside Bank

On October 25, 2010, the Company entered into a Loan Agreement with Seaside National Bank and Trust for a $980,000 loan at 4.25% per annum interest that was used to refinance the Company’s loan with Bank of America. The obligation is guaranteed by certain shareholders of the Company. The Company renewed the loan with Seaside National Bank and Trust during the first quarter of 2014 to extend the maturity date to December 23, 2015.

August 2008 Unsecured Promissory Note

On August 20, 2008, the Company borrowed $1.0 million from a third party pursuant to the terms of an unsecured Promissory Note and Agreement. Outstanding principal and interest on the loan, which accrues at the rate of 13.5% per annum, would be payable in one balloon payment upon the Company’s repayment of the BlueCrest Loan, which was scheduled to mature in May 2010, however the Company was not obligated to make payments until BlueCrest Loan is paid off. In the event the Company completes a private placement of its common stock and/or securities exercisable for or convertible into its common stock which generates at least $19.0 million of gross proceeds, the Company may prepay, without penalty, all outstanding principal and interest due under the loan using the same type of securities issued in the subject private placement. Because repayment of the loan could occur within 12 months from the date of the balance sheet, the Company has classified this loan as short term.

Subject to certain conditions, at the end of each calendar quarter during the time the loan is outstanding, the Company may, but is not required to, pay all or any portion of the interest accrued but unpaid as of such date with shares of its common stock. In April 2009, as consideration for the authorization to amend certain documents related to the Note, the Company issued to the Note holder a warrant to purchase 451,053 shares of common stock at an exercise price of $0.5321 per share.

The warrant, which became exercisable immediately upon issuance, has a ten year term. This warrant had a fair value of $195,694, which was accounted for as additional paid in capital and reflected as a component of debt discount and has been fully amortized as interest expense ratably over the term of the loan.

In 2013, 1,000,000 shares of common stock were issued to the debt holder, in exchange for $500,000 in principal and $598,125 of accrued interest relating to a previously issued note resulting in a gain of $1,078,625. A gain of $1,078,625 was included in the net gain on settlement of debt and trade payables on the statement of operations for the year ended December 31, 2013.

On June 16, 2014, 14,539,191 shares of common stock were issued to the debt holder, in exchange for the remaining $500,000 principal and $81,568 of accrued interest resulting in a gain of $255,890. A gain of $255,890 was included in the net gain on settlement of debt and trade payable on the statement of operations for the nine months ended September 30, 2014.

Hunton & Williams Notes

At September 30, 2014 and December 31, 2013, the Company has two outstanding notes payable with interest at 8% per annum due at maturity. The two notes, $61,150 and $323,822 , are payable in one balloon payment upon the date the Noteholder provides written demand, however the Company is not obligated to make payments until the Northstar (or successor) Loan is paid off.

Asher Notes (During this year)

During the nine months ended September 30, 2014, the Company entered into a Securities Purchase Agreements with Asher Enterprises, Inc. (“Asher”) or affiliates, for the sale of 8% convertible notes in aggregate principal amount of $258,000 (the “Asher Notes”).

The Asher Notes bear interest at the rate of 8% per annum. As of the quarter ended September 30, 2014, all interest and principal must be repaid nine months from the issuance date, with the last note being due May 12, 2015. The Notes are convertible into common stock, at Asher’s option, at a 45% discount to the average of the three lowest closing bid prices of the common stock during the 10 trading day period prior to conversion. The Company has identified the embedded derivatives related to the Asher Notes.

These embedded derivatives included certain conversion features and reset provision. The accounting treatment of derivative financial instruments requires that the Company record fair value of the derivatives as of the inception date of Asher Notes and to fair value as of each subsequent reporting date, which at September 30, 2014 was $201,607. At the inception of the Asher Notes, the Company determined the aggregate fair value of $480,669 of the embedded derivatives.

The remaining unconverted principle balance as of September 30, 2014 was 175,500.

Daniel James Management

During the nine months ended September 30, 2014, the Company entered into Securities Purchase Agreements with Daniel James Management (“Daniel”) for the sale of 8% to 9.5% convertible notes in aggregate principal amount of $85,000 (the “Daniel Notes”).

The Daniel Notes bear interest at the rate of 8% to 9.5% per annum. As of the quarter ended September 30, 2014, all interest and principal must be repaid one year from the issuance dated, with the last note being due July 29, 2015. The Daniel Notes are convertible into common stock, at holder’s option, at a 47% discount to the average of the three lowest closing bid prices of the common stock during the 10 trading day period prior to conversion. The Company has identified the embedded derivatives related to the Daniel Note. These embedded derivatives included certain conversion features and reset provision.

The accounting treatment of derivative financial instruments requires that the Company record fair value of the derivatives as of the inception date of Daniel Notes and to fair value as of each subsequent reporting date which at September 30, 2014 was $66,630. At the inception of the Daniel Note, the Company determined the aggregate fair value of $170,270 of the embedded derivatives.

The remaining unconverted principle balance as of September 30, 2014 was 50,000.

Fourth Man, LLC

During the nine months ended September 30, 2014, the Company entered into Securities Purchase Agreements with Fourth Man, LLC. (“Fourth Man”), for the sale of an 8% to 9.5% convertible note in the aggregate principal amount of $75,000 (the “Note”).

The Notes bears interest at the rate of 8% to 9.5% per annum. As of the quarter ended September 30, 2014, all interest and principal must be repaid one year from the issuance dated, with the last note being due August 28, 2015. The Notes are convertible into common stock, at Fourth Man’s option, at a 47% discount to the average of the three lowest closing bid prices of the common stock during the 10 trading day period prior to conversion. The Company has identified the embedded derivatives related to the Fourth Man Notes. These embedded derivatives included certain conversion features and reset provision.

The accounting treatment of derivative financial instruments requires that the Company record fair value of the derivatives as of the inception date of Fourth Man Notes and to fair value as of each subsequent reporting date which at September 30, 2014 was $91,319. At the inception of the Fourth Man Notes, the Company determined the aggregate fair value of $122,561 of the embedded derivatives.

The fair value of the embedded derivatives of the Asher, Daniel and Fourth Man Notes, was determined using the Binomial Option Pricing Model based on the following assumptions: (1) dividend yield of 0%; (2) expected volatility of 166.07% to 171.91%, (3) weighted average risk-free interest rate of 0.10% to 0.13%, (4) expected lives of 0.76 to 1.00 years, and (5) estimated fair value of the Company’s common stock from $0.0231 to $0.0486 per share. The initial fair value of the embedded debt derivative of $773,501 was allocated as a debt discount up to the proceeds of the note ($418,000) with the remainder ($355,501) charged to current period operations as interest expense. For the three and nine months ended September 30, 2014, the Company amortized an aggregate of $141,977 and $343,592 of debt discounts to current period operations as interest expense, respectively. For the three and nine months ended September 30, 2013, the Company amortized $53,115 and $295,750 of debt discount to operations as interest expense, respectively.

NOTE 7 — RELATED PARTY TRANSACTIONS

Advances

As of September 30, 2014 and December 31, 2013, the Company officers and directors have provided advances in the aggregate of $141,759 and $416,198 respectively, for working capital purposes. The advances are unsecured, due on demand and non-interest bearing.

During the nine months ended September 30, 2014, the Company issued an aggregate of 10,232,286 shares of common stock in settlement of $298,759 of related party advances and outstanding accounts payable.

Notes payable-related party

Northstar Biotechnology Group, LLC

On February 29, 2012, a note issued to BlueCrest Master Fund Limited was assigned to Northstar Biotechnology Group, LLC (“Northstar”), owned partly by certain directors and existing shareholders of the Company, including Dr. William P. Murphy Jr., Dr. Samuel Ahn and Charles Hart. At the date of the assignment, the principal amount of the BlueCrest note was $544,267.

On March 30, 2012, the Company and Northstar agreed to extend until May 1, 2012 the initial payment date for any and all required monthly under the Note, such that the first of the four monthly payments required under the Note will be due and payable on May, 2012 and all subsequent payments will be due on a monthly basis thereafter commencing on June 1, 2012, and to waive any and all defaults and/or events of default under the Note with respect to such payments. As of September 30, 2012, the Company was in default, however, subsequent to September 30, 2012, the Company renegotiated the terms of the Note, Northstar has agreed to suspend the requirement of principal payments by the Company and allow payment of interest-only in common stock.

On September 21, 2012, the Company issued 5,000,000 common stock purchase warrants to Northstar that was treated as Additional interest expense upon issuance.

On October 1, 2012, the Company and Northstar entered into a limited waiver and forbearance agreement providing a recapitalized new note balance comprised of all sums due Northstar with a maturity date extended perpetually. The Company agreed to issue 5,000,000 shares of Series A Convertible Preferred Stock and 10,000,000 of common stock in exchange for $210,000 as payment towards outstanding debt, default interest, penalties, professional fees outstanding and due Northstar. In addition, the Company executed a security agreement granting Northstar a lien on all patents, patent applications, trademarks, service marks, copyrights and intellectual property rights of any nature, as well as the results of all clinical trials, know-how for preparing Myoblasts, old and new clinical data, existing approved trials, all right and title to Myoblasts, clinical trial protocols and other property rights.

In addition, the Company granted Northstar a perpetual license on products as described for resale, relicensing and commercialization outside the United States. In connection with the granted license, Northstar shall pay the Company a royalty of up to 8% on revenues generated.

Effective October 1, 2012, the effective interest rate was 12.85% per annum. The parties agreed, as of February 28, 2013, to reduce the interest rate to 7% per annum.

In connection with the consideration paid, Northstar waived, from the effective date through the earlier of termination or expiration of the agreement, satisfaction of the obligations as described in the forbearance agreement. In 2012, 5,000,000 shares of Series A Convertible Preferred Stock were approved to be issued, which was subsequently increased to 20,000,000 shares of preferred stock as Series A Convertible Preferred Stock. In addition, the Company is obligated to issue additional preferred stock equal in lieu of payment of cash of accrued and unpaid interest on each six month anniversary of the effective date (October 1, 2012). In lieu of the initial two payments in preferred stock, the parties have determined to modify the voting rights of the Series A Convertible Preferred Stock from 20 votes per share on matters to be voted on by the common stock holders to 25 votes per share on matters to be voted on by the common stock holders and all prior and subsequent payments of interest will be in common stock. The Company is required to issue additional shares of its common stock (as amended), in lieu of cash, each six month anniversary of the effective date for any accrued and unpaid interest.

On April 2, 2014, the Company issued 274,681 shares of its common stock in lieu of payment in cash of accrued and unpaid interest of $12,635 due April 1, 2014 per the forbearance agreement.

On September 17, 2014, limited waiver and forbearance agreement was amended to provide that the perpetual license on products as described for resale, relicensing and commercialization outside the United States was conditioned upon NorthStar providing certain financing, which financing the Company, in its sole discretion, could decline and retain the license.

As of September 30, 2014 and December 31, 2013, the principle of this note was $362,000.

Officer and Director Notes

At September 30, 2014 and December 31, 2013, the Company has outstanding notes payable to officers and directors with interest at 8% per annum due at maturity in aggregate $240,000 and $365,000, respectively. The remaining subordinated notes $100,000 and $140,000 were previously due on November 30, 2012 and June 4, 2011 respectively, and are unsecured. The Company is not obligated to make payment until Northstar loan is paid off.

On September 30, 2013, the Company issued an aggregate of 15,350,876 shares of its common stock in settlement of $175,000 of these related party notes payable.

On June 20, 2014, the Company issued 4,045,796 shares of its common stock in settlement of $125,000 of related party note payable and accrued interest of $36,832.

On August 1, 2013, the Company issued an aggregate of $500,000 promissory notes due on demand to officers and employee in settlement of accrued compensation. The promissory notes bear interest of 5% per annum and due at various maturity dates. During the nine months ended September 30, 2014, the Company paid off $240,821 of the outstanding promissory notes. The principle outstanding balance of these notes as of September 30, 2014 is $189,813.

On July 1, 2014, the Company issued an aggregate of $800,000 promissory notes to officers and employee in settlement of accrued compensation. The promissory notes bear interest of 5% per annum and due on January 1, 2015.

As of September 30, 2014 and December 31, 2013, the Company officers and directors have outstanding notes in aggregate of $785,458 and $1,014,477, respectively. The notes are at from 4.75% to 8% per annum and are due upon payoff of the Northstar note payable described above.

On June 20, 2014, the Company issued 10,333,475 shares of its common stock in settlement of $300,385 of related party note payable and accrued interest of $112,954.

NOTE 8 — DERIVATIVE LIABILITIES

Reset warrants

On October 1, 2012, in connection with the forbearance agreement with Northstar as discussed in Note 7 above, the Company issued an aggregate of 15,000,000 common stock purchase warrants to purchase the Company’s common stock with an exercise price of $0.014 per share for ten years with anti-dilutive (reset) provisions.

The Company has identified embedded derivatives related to the issued warrants. These embedded derivatives included certain and anti-dilutive (reset) provisions. The accounting treatment of derivative financial instruments requires that the Company record fair value of the derivatives as of the inception date and to fair value as of each subsequent reporting date.

At September 30, 2014, the fair value of the reset provision of $365,566 was determined using the Binomial Option Pricing model with the following assumptions: dividend yield: 0%; volatility: 153.88%; risk free rate: 2.22%; and expected life: 8.00 years. The Company recorded a gain (loss) on change in derivative liabilities of $35,263 and $(218,711) during the three and nine months ended September 30, 2014, respectively.

Convertible notes

In 2013 and the nine months ended September 30, 2014, the Company issued convertible notes (see Note 6 above).

These notes are convertible into common stock, at holders’ option, at a discount to the market price of the Company’s common stock. The Company has identified the embedded derivatives related to these notes relating to certain anti-dilutive (reset) provisions. These embedded derivatives included certain conversion features. The accounting treatment of derivative financial instruments requires that the Company record fair value of the derivatives as of the inception date of Asher Note and to fair value as of each subsequent reporting date.

The fair value of the embedded derivatives at September 30, 2014, in the amount of $359,556, was determined using the Binomial Option Pricing Model based on the following assumptions: (1) dividend yield of 0%;

(2) expected volatility of 153.88%, (3) weighted average risk-free interest rate of 0.02 to 0.13%, (4) expected lives of 0.24 to 0.91 years, and (5) estimated fair value of the Company’s common stock of $0.0249 per share. The Company recorded a gain on change in derivative liabilities of $204,033 and $280,050 during the three and nine months ended September 30, 2014, respectively.

Based upon ASC 840-15-25 (EITF Issue 00-19, paragraph 11) the Company has adopted a sequencing approach regarding the application of ASC 815-40 to its outstanding convertible notes. Pursuant to the sequencing approach, the Company evaluates its contracts based upon earliest issuance date.

At September 30, 2014, the aggregate derivative liabilities were valued at $725,122. The Company believes an event under the contract that would create an obligation to settle in cash or other current assets is remote and has classified the obligation as a long term liability.

NOTE 9 – STOCKHOLDERS’ EQUITY

Preferred stock

On August 17, 2012, the board of directors designated 5,000,000 shares of preferred stock as Series A Convertible Preferred Stock which was increased to 20,000,000 shares of preferred stock as Series A Convertible Preferred Stock (currently held by Northstar Biotechnology Group, LLC). Each share of preferred stock is convertible into equal number of common shares at the option of the holder; entitled to 20 votes on all matters presented to be voted by the holders of common stock; upon event of liquidation, entitled to amount equal to stated value plus any accrued and unpaid dividends or other fees before distribution to junior securities. In lieu of the initial two payments due to Northstar on April 1, 2013 and October 1, 2013, the parties have determined to modify the voting rights of the Series A Convertible Preferred Stock from 20 votes per share on matters to be voted on by the common stock holders to 25 votes per share on matters to be voted on by the common stock holders (see Note 7 above).

Common stock

Effective May 19, 2014, the Company amended its articles of incorporation to increase the authorized shares of capital stock of the Company from nine hundred and fifty million (950,000,000) shares of common stock and twenty million (20,000,000) shares of preferred stock, both $.001 par value respectively, to two billion (2,000,000,000) shares of shares of common stock and twenty million (20,000,000) shares of preferred stock, both $.001 par value respectively.

During the nine months ended September 30, 2014, the Company issued an aggregate of 45,232,118 shares of its common stock in settlement of outstanding accounts payable and accrued expenses. In connection with the issuance, the Company incurred $105,737 loss in settlement of debt.

During the nine months ended September 30, 2014, the Company issued an aggregate of 64,434,256 shares of its common stock for the conversion of $1,897,080 of notes payable and related accrued interest. In connection with the issuance, the Company incurred $255,890 gain in settlement of debt.

During the nine months ended September 30, 2014, the Company issued an aggregate of 3,839,832 shares of its common stock for services provided to the Company.

NOTE 10 — STOCK OPTIONS AND WARRANTS

Stock Options

In December 1999, the Board of Directors and shareholders adopted the 1999 Officers and Employees Stock Option Plan, or the Employee Plan, and the 1999 Directors and Consultants Stock Option Plan, or the Director Plan. The Employee Plan and the Director Plan are collectively referred to herein as the Plans. The Plans are administered by the Board of Directors and the Compensation Committee. The objectives of the Plans include attracting and retaining key personnel by encouraging stock ownership in the Company by such persons. In February 2010, the Directors & Consultants Plan was amended to extend the termination date of the Plan to December 1, 2011.

In April 1, 2013, the Board of Directors approved, subject to shareholder approval, the establishment of the Bioheart 2013 Omnibus Equity Compensation Plan, or the “2013 Omnibus Plan”. The 2013 Omnibus Plan reserves up to fifty million shares of common stock for issuance.

A summary of options at September 30, 2014 and activity during the nine months then ended is presented below:

			Weighted-
			Average
		Weighted-	Remaining
		Average	Contractual
	Shares	Exercise Price	Term (in years)
Options outstanding at January 1, 2013	7,853,376	$0.67	8.2
Granted	17,400,000	$0.016	9.9
Exercised	—	$
Forfeited/Expired	(1,340,433)	$1.08
Options outstanding at December 31, 2013	23,912,943	$0.15	9.0
Granted	39,648,487	$0.023	10.0
Exercised	—
Forfeited/Expired	(74,443)	$4.8
Options outstanding at September 30, 2014	63,486,987	$0.063	9.1
Options exercisable at September 30, 2014	24,576,000	$0.13	8.7
Available for grant at September 30, 2014	42,951,513

The following information applies to options outstanding and exercisable at September 30, 2014:

	Options Outstanding			Options Exercisable
		Weighted-
		Average	Weighted-		Weighted-
		Remaining	Average		Average
		Contractual	Exercise		Exercise
	Shares	Term	Price	Shares	Price
$0.00 – $0.70	62,938,487	9.2	$0.03	24,027,500	$0.03
$0.71 – $1.28	149,930	4.0	$0.81	149,930	$0.81
$5.25 – $5.67	373,858	1.6	$5.55	373,858	$5.55
$7.69	24,712	1.8	$7.69	24,712	$7.69
	63,486,987	9.1	$0.063	24,576,000	$0.13

On February 24, 2014, the Company issued an aggregate 15,000,000 options to purchase the Company’s common stock at $0.019 per share to officers, vesting at 25% immediately and the remainder over approximately 42 months, exercisable over 10 years. The aggregate fair value of $282,597, determined using the Black Scholes option pricing model with the following assumptions: Dividend yield: 0%; Volatility: 163.63% and Risk free rate: 2.75% .

On February 24, 2014, the Company issued an aggregate 4,800,000 options to purchase the Company’s common stock at $0.019 per share to officers, vesting immediately and exercisable over 10 years. The aggregate fair value of $90,431, determined using the Black Scholes option pricing model with the following assumptions: Dividend yield: 0%; Volatility: 163.63% and Risk free rate: 2.75% .

On May 12, 2014, the Company issued an aggregate 4,848,487 options to purchase the Company’s common stock at $0.0272 per share to officers and employees, vesting over four years at anniversary and exercisable over 10 years. The aggregate fair value of $130,135, determined using the Black Scholes option pricing model with the following assumptions: Dividend yield: 0%; Volatility: 161.36% and Risk free rate: 2.66% .

On August 1, 2014, the Company issued an aggregate 15,000,000 options to purchase the Company’s common stock at $0.02694 per share to officers and employees, vesting at 25% immediately and 75% over three years at anniversary and exercisable over 10 years. The aggregate fair value of $391,798, determined using the Black Scholes option pricing model with the following assumptions: Dividend yield: 0%; Volatility: 168.62% and Risk free rate: 2.52% .

The fair value of all options vesting during the three and nine months ended September 30, 2014 of $164,247 and $407,616, respectively, was charged to current period operations.

Warrants

A summary of common stock purchase warrants at September 30, 2014 and activity during the three months then ended is presented below:

			Weighted-
			Average
		Weighted-	Remaining
		Average	Contractual
		Exercise	Term (in
	Shares	Price	years)
Outstanding at January 1, 2013	74,073,322	$0.37	4.5
Issued	50,350,536	$0.16	9.2
Exercised	—	$0.00
Forfeited	(6,345,002)	$0.38
Outstanding at December 31, 2013	118,078,856	$0.22	6.3
Issued	36,556,846	$0.02	7.4
Exercised	(11,918,181)	$0.01
Expired	(6,765,430)	$0.11
Outstanding at September 30, 2014	135,952,091	$0.19	6.1
Exercisable at September 30, 2014	126,143,578	$0.11	6.2

The following information applies to common stock purchase warrants outstanding and exercisable at September 30, 2014:

	Warrants Outstanding			Warrants Exercisable
		Weighted-
		Average	Weighted-		Weighted-
		Remaining	Average		Average
		Contractual	Exercise		Exercise
	Shares	Term	Price	Shares	Price
$0.01 – $0.50	129,702,958	6.1	$0.02	121,438,895	$0.02
$0.52 – $0.68	2,699,675	4.6	$0.58	2,699,675	$0.58
$0.70 – $1.62	848,176	5.3	$0.71	848,176	$0.71
$5.67 – $7.69	2,701,282	8.1	$7.55	1,156,832	$7.35
	135,952,091	6.1	$0.19	126,143,578	$0.11

In conjunction with the authorized issuance of common stock, the Company granted 24,556,846 common stock purchase warrants during the nine months ended September 30, 2014.

During the nine months ended September 30, 2014, the Company issued an aggregate of 8,000,000 warrants in connection with a joint venture agreement dated March 10, 2014. The warrants are exercisable at $0.0217 for four years vesting from June 8, 2014 through March 10, 2016. During the three and nine months ended September 30, 2014, the Company charged $15,762 and $95,018 to current period operations for the vesting portion.

During the nine months ended September 30, 2014, the Company issued an aggregate of 4,000,000 warrants in connection with use of certain intellectual property. The warrants are exercisable at $0.0481 for four years vesting from July 6, 2014 through April 6, 2017. During the three and nine months ended September 30, 2014, the Company charged $9,005 and $41,819 to current period operations for the vesting portion.

NOTE 11 — COMMITMENTS AND CONTINGENCIES

Revenue Share Agreement

On March 10, 2014, the Company entered into a profits sharing agreement (the Agreement) with Global Stem Cells, Group, LLC and its subsidiaries whereby both parties will participate in marketing for obtaining patients and provide physician training for stem cell treatments under the names of “Regenestem” and “Stem Cell Training”, respectively. In addition, each party will be responsible for selling equipment and kit to existing and previous customers. A fee will be paid to Global Stem Cells Group based on revenue loss with costs of accounting for patients and physician training and 30 days with sales of equipment and kits.

In consideration of Global Stem Cell Group, LLC’s participation, the Company issued an aggregate of 8,000,000 warrants to purchase the Company’s common stock for four years at $0.0217 per share with 2,000,000 warrants vesting 90 days from the effective date, 2,000,000 vesting on each anniversary date for three years. During the three and nine months ended September 30, 2014, the Company charged $15,762 and $95,018 to current period operations for the vesting portion.

Joint Venture

We announced a joint venture in South Africa and the facilities called “South African Stem Cell Institute” were successfully opened in September, 2014 with the intention to retain a 49% ownership of the new entity. As of September 30, 2014, however, there was no formal legal entity established and no formal operating agreements for this joint venture. In addition, the Company has not yet incurred any material expense associated with this venture. Management has concluded that as of September 30, 2014 this announcement is not material to the Company’s financial statements.

William Beaumont Hospital

In June 2000, the Company entered into an agreement with William Beaumont Hospital, or WBH, pursuant to which WBH granted to the Company worldwide, exclusive, non-sublicenseable license to two U.S. method patents covering the inducement of human adult myocardial cell proliferation in vitro, or the WBH IP. The term of the agreement is for the life of the patents, which expire in 2015. The Company did not use this license in any of our technologies. The Company had not made any payments to WBH other than the initial payment to acquire the license. The Company has received confirmation from WBH that it has no obligation under the patent license agreement and WBH agreed to terminate the patent license agreement. (See Note 4)

Accordingly, the Company has recognized approximately $2,122,130 in settlement of debt which represents the accumulative accrual and related interest from past years under the 2000 patent license agreement.

Employment agreements

On July 28, 2014, the Company’s Board of Directors approved the 2014/2015 salary for Mike Tomas, Chief Executive Officer, at $525,000 per year, beginning July 1, 2014 with an incentive bonus ranging from $150,000 to $500,000. In addition, the Board of Directors will grant Mr. Tomas options to be determined on or before June 30, 2015. The Company’s Board of Directors approved a bonus of $500,000 and options to acquire 10,000,000 shares of the Company’s common stock for ten years with four year vesting and a cashless exercise provision at an exercise price equal to the five day average closing price of the Company’s common stock as of August 1, 2014. The cash bonus may be paid in the form a six month promissory note.

On July 28, 2014, the Company’s Board of Directors approved the 2014/2015 salary for Kristin Comella, Chief Scientific Officer, at $250,000 per year, beginning July 1, 2014 with an incentive bonus ranging from $100,000 to $300,000. In addition, the Board of Directors will grant Ms. Comella options to be determined on or before June 30, 2015. The Company’s Board of Directors approved a bonus of $300,000 and options to acquire 5,000,000 shares of the Company’s common stock for ten years with four year vesting and a cashless exercise provision at an exercise price equal to the five day average closing price of the Company’s common stock as of August 1, 2014. The cash bonus may be paid in the form a six month promissory note.

Litigation

The Company is subject to other legal proceedings that arise in the ordinary course of business. In the opinion of management, as of September 30, 2014, the amount of ultimate liability with respect to such matters, if any, in excess of applicable insurance coverage, is not likely to have a material impact on the Company’s business, financial position, results of operations or liquidity. However, as the outcome of litigation and other claims is difficult to predict significant changes in the estimated exposures could exist.

Consulting agreements

On November 20, 2013, the Company entered into an investment banking agreement with Cassel Salpeter & Co. (“CSC”), who will act as exclusive third party financial advisor in connection with investment banking matters. The term of the Investment Banking Agreement shall be for a period of twenty four months unless terminated or extended in accordance with its terms. For these services, CSC will receive a one-time $25,000 fee, $5,000 monthly fees and 5,207,630 ten year common stock purchase warrants, exercisable at $.0113 and applicable consideration in the event the closing of a Mezzanine Financing consisting of non-convertible subordinated debt and/or sale of equity securities. The Company will also reimburse CSC for its reasonable out-of-pocket expenses associated with the services provided pursuant to the Investment Banking Agreement. As of September 30, 2014 and December 31, 2013, the Company accrued $49,234 and $32,424 under the agreement, respectively.

NOTE 12 — FAIR VALUE MEASUREMENT

The Company adopted the provisions of Accounting Standards Codification subtopic 825-10, Financial Instruments (“ASC 825-10”) on January 1, 2008. ASC 825-10 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance. ASC 825-10 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 825-10 establishes three levels of inputs that may be used to measure fair value:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

All items required to be recorded or measured on a recurring basis are based upon level 3 inputs.

To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level in the fair value hierarchy within which the fair value measurement is disclosed and is determined based on the lowest level input that is significant to the fair value measurement.

Upon adoption of ASC 825-10, there was no cumulative effect adjustment to beginning retained earnings and no impact on the financial statements.

The carrying value of the Company’s cash and cash equivalents, accounts receivable, accounts payable, short-term borrowings (including convertible notes payable), and other current assets and liabilities approximate fair value because of their short-term maturity.

As of September 30, 2014 or December 31, 2013, the Company did not have any items that would be classified as level 1 or 2 disclosures.

The Company recognizes its derivative liabilities as level 3 and values its derivatives using the methods discussed in notes 7 and 9. While the Company believes that its valuation methods are appropriate and consistent with other market participants, it recognizes that the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different estimate of fair value at the reporting date. The primary assumptions that would significantly affect the fair values using the methods discussed in Notes 7 and 9 are that of volatility and market price of the underlying common stock of the Company.

As of September 30, 2013 and December 31, 2013, the Company did not have any derivative instruments that were designated as hedges.

The derivative liability as of September 30, 2014, in the amount of $725,122 has a level 3 classification.

The following table provides a summary of changes in fair value of the Company’s Level 3 financial liabilities as of September 30, 2014:

	Excess
	Share	Warrant	Debt
	Derivative	Liability	Derivative
Balance, December 31, 2012	$390,048	221,179	$—
Total (gains) losses
Initial fair value of debt derivative at note issuance		—	673,219
Initial fair value of derivative relating to reset warrants	—	—	—
Mark-to-market at December 31, 2013:	84.906	(74,324)	(39,761)
Transfers out of Level 3 upon increase in authorized shares	(474,954)	—	—
Transfers out of Level 3 upon conversion and settlement of notes			(376,502)
Balance, December 31, 2013	$—	$146,855	$256,956
Total (gains) losses
Initial fair value of debt derivative at note issuance	—	—	773,500
Mark-to-market at September 30, 2014:	—	218,711	(280,050)
Transfers out of Level 3 upon conversion of notes payable	—	—	(390,850)
Balance, September 30, 2014	$—	$365,566	$359,556
Net (Loss) Gain for the period included in earnings relating to the
liabilities held at September 30, 2014	$—	$(218,711)	$280,050

Fluctuations in the Company’s stock price are a primary driver for the changes in the derivative valuations during each reporting period. The Company’s stock price increased approximately 149% from December 31, 2013 to September 30, 2014. As the stock price increases for each of the related derivative instruments, the value to the holder of the instrument generally increases, therefore increasing the liability on the Company’s balance sheet. Additionally, stock price volatility is one of the significant unobservable inputs used in the fair value measurement of each of the Company’s derivative instruments.

The simulated fair value of these liabilities is sensitive to changes in the Company’s expected volatility. Increases in expected volatility would generally result in a higher fair value measurement.

NOTE 13 — SUBSEQUENT EVENTS

Subsequent financing

KBM Worldwide

On October 6, 2014, the Company entered into a Securities Purchase Agreement with KBM Worldwide, Inc., for the sale of an 8% convertible note in the principal amount of $38,000 (the “Note”).

The Note bears interest at the rate of 8% per annum. All interest and principal must be repaid on July 8, 2015; The Note is convertible into common stock, at holder’s option, at a 45% discount to the lowest daily trading price of the common stock during the 10 trading day period prior to conversion. In the event the Company prepays the Note in full, the Company is required to pay off all principal and accrued interest at 150%, and any other amounts.

Daniel James Management

On October 3, 2014, the Company entered into a Securities Purchase Agreement with Daniel James Management, Inc., for the sale of a 9.5% convertible note in the principal amount of $25,000 (the “Note”).

The Note bears interest at the rate of 9.5% per annum. All interest and principal must be repaid on October 2, 2015, 2015. The Note is convertible into common stock, at holder’s option, at a 47% discount to the lowest daily trading price of the common stock during the 10 trading day period prior to conversion. In the event the Company prepays the Note in full, the Company is required to pay off all principal and accrued interest at 150%, and any other amounts.

Magna Equities, LLC

On October 7, 2014, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with Magna Equities II, LLC, a New York limited liability company (“Magna”). The Purchase Agreement provides that, upon the terms and subject to the conditions set forth therein, Magna shall purchase from the Company, a senior convertible note with an initial principal amount of $307,500 (the “Convertible Note”) for a purchase price of $205,000 (an approximately 33.33% original issue discount). Pursuant to the Purchase Agreement, the Company issued the Convertible Note to Magna. The Convertible Note matures on August 7, 2015 and, in addition to the approximately 33.33% original issue discount, accrues interest at the rate of 12% per annum.

The Convertible Note is convertible at any time, in whole or in part, at Magna’s option into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a fixed conversion price of $0.01035 per share. $40,000 of the outstanding principal amount of the Convertible Note (together with any accrued and unpaid interest with respect to such portion of the principal amount) shall be automatically extinguished (without any cash payment by the Company) under certain conditions described in the Purchase Agreement. In connection with the execution of the Purchase Agreement, the Company and Magna also entered into a registration rights agreement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company has agreed to file an initial registration statement with the SEC to register the resale of the Common Stock into which the Convertible Note may be converted,

On October 23, 2014, the Company entered into a common stock purchase agreement (the “Purchase Agreement”) with Magna Equities II, LLC, a New York limited liability company (the “Investor”). The Purchase Agreement provides that, upon the terms and subject to the conditions set forth therein, the Investor is committed to purchase up to $3,000,000 (the “Total Commitment”) worth of the Company’s common stock, $0.001 par value (the “Shares”), over the 24-month term of the Purchase Agreement. In connection with the execution of the Purchase Agreement, on the Closing Date, the Company and the Investor also entered into a registration rights agreement.

The Company paid to the Investor a commitment fee for entering into the Purchase Agreement equal to $150,000 (or 5.0% of the Total Commitment under the Purchase Agreement) in the form of 9,109,128 restricted shares of the Company’s common stock, calculated using a per share price of $0.016467.

Subsequent issuances

On October 3, 2014, the Company issued 514,886 shares of its common stock as payment of $70,521 interest on its Northstar (related party) debt.

In October 2014, the Company issued 1,818,182 shares of its common stock in settlement of $20,000 of convertible debt.

In October 2014, the Company issued 1,293,103 shares of its common stock in settlement of $15,000 of convertible debt.

In October 2014, the Company issued 2,260,764 shares of its common stock in settlement of $18,000 of convertible debt and accrued interest of $2,120.

In October 2014, the Company issued 552,846 shares of its common stock in settlement of $5,500 of convertible debt and accrued interest of $1,300.

In October 2014, the Company issued an aggregate 2,773,549 shares of common stock for consulting services.

In October 2014, the Company issued 538,875 shares of commons stock in settlement of accounts payable.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Bioheart, Inc.
13794 NW 4th Street, Suite 212,
Sunrise, Florida 33325

We have audited the accompanying balance sheets of Bioheart, Inc. (the “Company”) (a development stage company) as of December 31, 2013 and 2012, and the related statements of operations, stockholders’ deficit, and cash flows for each of the years then ended. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bioheart, Inc. (a development stage enterprise) as of December 31, 2013 and 2012, and the results of its operations and its cash flows for each of the two years ended December 31, 2013.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is in the development stage, and has incurred net losses of $118,180,983 since inception. In addition, as of December 31, 2013 the Company’s current liabilities exceed its current assets by $13,362,480. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Fiondella, Milone and LaSaracina LLP

Glastonbury, Connecticut

March 24, 2014

BIOHEART, INC.
(a development stage company)
BALANCE SHEETS
DECEMBER 31, 2013 AND 2012

	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$46,227	$-
Accounts receivable, net	19,913	1,342
Inventory	-	62,953
Prepaid and other	784	41,533
Total current assets	66,924	105,828

Property and equipment, net	9,055	1,820

Other assets	10,160	54,662

Total assets	$86,139	$162,310

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Bank overdraft	$-	$89
Accounts payable	2,382,267	2,556,043
Accrued expenses	4,480,335	4,731,488
Advances, related party	416,198	313,448
Deposits	478,286	465,286
Subordinated debt, related party	1,500,000	1,500,000
Notes payable, related party	2,241,477	2,215,324
Notes payable, net of debt discount	1,930,841	2,364,972
Total current liabilities	13,429,404	14,146,650

Long term debt:
Derivative liability	403,811	611,227

Stockholders' deficit:
Preferred stock, par value $0.001; 20,000,000 and 5,000,000 shares authorized as of December 31, 2013 and 2012, respectively, 20,000,000 and -0- issued and outstanding as of December 31, 2013 and 2012,
respectively	20,000	-
Common stock, par value $0.001; 950,000,000 and 195,000,000 shares authorized as of December 31, 2013 and 2012, respectively, 379,787,745 and 182,062,802 shares issued and outstanding as of December 31, 2013
and 2012, respectively	379,788	182,063
Additional paid in capital	103,819,119	100,260,094
Common stock subscription	215,000	-
Deficit accumulated during development stage	(118,180,983)	(115,037,724)
Total stockholders' deficit	(13,747,076)	(14,595,567)

Total liabilities and stockholders' deficit	$86,139	$162,310

See the accompanying notes to these financial statements

BIOHEART, INC.
(a development stage company)
STATEMENTS OF OPERATIONS

			From August 12,
			1999 (date of
	Year ended December 31,		Inception) to
	2013	2012	December 31, 2013
			(unaudited)
Revenue	$96,085	$61,109	$1,365,725

Cost of sales	30,831	1,070	582,735
Gross profit	65,254	60,039	782,990

Operating expenses:
Research and development	626,983	401,941	65,320,035
Marketing, general and administrative	2,267,831	2,178,352	39,105,667
Impairment of investment	-	-	58,695
Depreciation and amortization	2,190	14,589	900,104
Total operating expenses	2,897,004	2,594,882	105,384,501

Net loss from operations	(2,831,750)	(2,534,843)	(104,601,511)

Other income (expenses):
Development revenues	-	-	117,500

Gain on settlement of debt	1,023,439	-	1,023,439
Gain on change of fair value of derivative
liability	29,179	119,795	123,948
Interest income	-	-	762,277
Other income	73,756	18,234	344,821

Interest expense	(1,437,883)	(1,619,653)	(15,951,457)

Total other income (expenses)	(311,509)	(1,481,624)	(13,579,472)

Net loss before income taxes	(3,143,259)	(4,016,467)	(118,180,983)

Income taxes (benefit)	-	-	-

NET LOSS	$(3,143,259)	$(4,016,467)	$(118,180,983)

Net loss per common share, basic and diluted	$(0.01)	$(0.03)

Weighted average number of common shares
outstanding, basic and diluted	251,828,970	146,463,828
See the accompanying notes to these financial statements

BIOHEART, INC.
(a development stage company)
STATEMENT OF STOCKHOLDERS' DEFICIT
FROM AUGUST 12, 1999 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2013

								Deficit
								Accumulated
		Preferred			Additional			During
		stock	Common stock		Paid in	Deferred	Subscription	Development
	Shares	Amount	Shares	Amount	Capital	Compensation	Receivable	Stage	Total
Balance, August 12, 1999 (date of inception)
(unaudited)	-	$-	-	$-	$-	$-	$-	$-	$
Issuance of common stock	-	-	4,324,458	4,324	395,676	-	-	-		400,000
Stock based compensation	-	-	-	-	98,000	(98,000)	-	-		-
Amortization of stock based compensation	-	-	-	-	-	49,000	-	-		49,000
Net loss	-	-	-	-	-	-	-	(903,290)		(903,290)
Balance, December 31, 1999 (unaudited)	-	-	4,324,458	4,324	493,676	(49,000)	-	(903,290)		(454,290)
Issuance of common stock, net of issuance costs of
$61,905	-	-	1,493,575	1,494	9,607,201	-	-	-		9,608,695
Stock based compensation	-	-	-	-	2,559,000	(2,559,000)	-	-		-
Fair value of warrants issued in exchange for
licenses and intellectual property	-	-	-	-	5,220,000	-	-	-		5,220,000
Amortization of stock based compensation	-	-	-	-	-	1,080,692	-	-		1,080,692
Contributed capital	-	-	-	-	1,050,000	-	-	-		1,050,000
Common stock issued in exchange for services	-	-	7,964	8	51,993	-	-	-		52,001
Net loss	-	-	-	-	-	-	-	(14,113,93)		(14,113,933)
Balance, December 31, 2000 (unaudited)	-	-	5,825,997	5,826	18,981,870	(1,527,308)	-	(15,017,22)		2,443,165
Issuance of common stock, net of issuance costs of
$98,996	-	-	985,667	986	6,282,018	-	-	-		6,283,004
Stock based compensation	-	-	-	-	779,000	(779,000)	-	-		-
Amortization of stock based compensation	-	-	-	-	-	1,523,000	-	-		1,523,000
Conversion of contributed capital to common stock	-	-	81,084	81	(81)	-	-	-		-
Common stock issued in exchange for services	-	-	8,291	8	53,993	-	-	-		54,001
Net loss	-	-	-	-	-	-	-	(8,173,464)		(8,173,464)

Balance, December 31, 2001 (unaudited)	-	$-	6,901,039	$6,901	$26,096,800	$(783,308)	$-	$(23,190,6)		$2,129,706

BIOHEART, INC.
(a development stage company)
STATEMENT OF STOCKHOLDERS' DEFICIT
FROM AUGUST 12, 1999 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2013

								Deficit
								Accumulated
					Additional			During
	Preferred stock		Common stock		Paid in	Deferred	Subscription	Development
	Shares	Amount	Shares	Amount	Capital	Compensation	Receivable	Stage	Total
Balance, December 31, 2001
(unaudited)	-	$-	6,901,039	$6,901	$26,096,800	$(783,308)	$-	$(23,190,687)	$2,129,706

Issuance of common stock	-	-	1,092,883	1,093	7,075,105	-	-	-	7,076,198

Stock based compensation	-	-	-	-	143,521	(143,521)	-	-	-
Amortization of stock based
compensation	-	-	-	-	-	613,083	-	-	613,083
Common stock issued in exchange for
services	-	-	35,137	35	227,468	-	-	-	227,503

Net loss	-	-	-	-	-	-	-	(9,257,954)	(9,257,954)
Balance, December 31, 2002
(unaudited)	-	-	8,029,059	8,029	33,542,894	(313,746)	-	(32,448,641)	788,536

Issuance of common stock	-	-	561,701	562	3,181,712	-	-	-	3,182,274

Stock based compensation	-	-	-	-	(155,893)	155,893	-	-	-
Amortization of stock based
compensation	-	-	-	-	-	79,371	-	-	79,371
Common stock issued in exchange for
services	-	-	144,300	144	823,743	-	-	-	823,887

Net loss	-	-	-	-	-	-	-	(6,037,528)	(6,037,528)
Balance, December 31, 2003
(unaudited)	-	-	8,735,060	8,735	37,392,456	(78,482)	-	(38,486,169)	(1,163,460)

Issuance of common stock	-	-	808,570	809	4,580,104	-	-	-	4,580,913

Stock based compensation	-	-	-	-	637,858	(637,858)	-	-	-
Amortization of stock based
compensation	-	-	-	-	-	148,812	-	-	148,812
Common stock issued in exchange for
services	-	-	17,004	17	96,314	-	-	-	96,331
Net loss	-	-	-	-	-	-	-	(5,519,151)	(5,519,151)

Balance, December 31, 2004
(unaudited)	-	-	9,560,634	9,561	42,706,732	(567,528)	-	(44,005,320)	(1,856,555)
Issuance of common stock, net of
issuance costs of $32,507	-	-	1,994,556	1,994	11,265,560	-	-	-	11,267,554
Issuance of common stock in lieu of
cash compensation	-	-	1,210	1	6,852	-	-	-	6,853

Stock based compensation	-	-	-	-	1,566,147	(1,566,147)	-	-	-
Amortization of stock based
compensation	-	-	-	-	-	1,952,350	-	-	1,952,350
Issuance of common stock in
exchange for release of accrued
liabilities	-		- 95,807	96	542,691	-	-	-	542,787

Net loss	-	-	-	-	-	-	-	(7,326,557)	(7,326,557)
Balance, December 31, 2005
(unaudited)	-	$-	11,652,207	$11,652	$56,087,982	$(181,325)	$-	$(51,331,877)	$4,586,432

BIOHEART, INC.
(a development stage company)
STATEMENT OF STOCKHOLDERS' DEFICIT
FROM AUGUST 12, 1999 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2013

								Deficit
								Accumulated
					Additional			During
	Preferred stock		Common stock		Paid in	Deferred	Subscription	Development
	Shares	Amount	Shares	Amount	Capital	Compensation	Receivable	Stage	Total
Balance, December 31, 2005 (unaudited)	-	$-	11,652,207	$11,652	$56,087,982	$(181,325)	$-	$(51,331,877)	$4,586,432
Reclassification of deferred compensation due
to adoption of SFAS No. 123 ( R )	-	-	-	-	(181,325)	181,325	-	-	-
Issuance of common stock, net of issuance
costs of $100,038	-	-	1,069,699	1,069	8,123,623	-	-	-	8,124,692
Equity instruments issued in connection with
settlement agreement	-	-	47,657	48	3,294,381	-	-	-	3,294,429
Common stock issued in exchange for
services	-	-	2,903	3	16,440	-	-	-	16,443
Common stock issued in exchange for
distribution rights and intellectual property	-	-	13,006	13	99,984	-	-	-	99,997
Warrants issued in exchange for licenses and
intellectual property	-	-	-	-	144,867	-	-	-	144,867

Stock based compensation	-	-	-	-	1,224,430	-	-	-	1,224,430

Net loss	-	-	-	-	-	-	-	(13,180,646)	(13,180,646)

Balance, December 31, 2006 (unaudited)	-	-	12,785,472	12,785	68,810,382	-	-	(64,512,523)	4,310,644
Issuance of common stock, net of issuance
costs of $150,000	-	-	529,432	530	3,920,186	-	-	-	3,920,716

Exercise of stock options	-	-	31,955	32	181,008	-	-	-	181,040
Warrants issued in connection with notes
payable	-	-	-	-	3,162,488	-	-	-	3,162,488

Warrants issued in exchange for services	-	-	-	-	30,559	-	-	-	30,559
Warrants issued in exchange for licenses and
intellectual property	-	-	-	-	48,289	-	-	-	48,289
Shares issued in connection with reverse stock
split	-	-	279	-	-	-	-	-	-

Stock based compensation	-	-	-	-	931,233	-	-	-	931,233

Net loss	-	-	-	-	-	-	-	(18,067,084)	(18,067,084)

Balance, December 31, 2007 (unaudited)	-	$-	13,347,138	$13,347	$77,084,145	$-	$-	$(82,579,607)	$(5,482,115)

BIOHEART, INC.
(a development stage company)
STATEMENT OF STOCKHOLDERS' DEFICIT
FROM AUGUST 12, 1999 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2013

								Deficit
								Accumulated
					Additional			During
	Preferred stock		Common stock		Paid in	Deferred	Subscription	Development
	Shares	Amount	Shares	Amount	Capital	Compensation	Receivable	Stage	Total
Balance, December 31, 2007 (unaudited)	-	$-	$13,347,138	$13,347	$77,084,145	$-	$-	$(82,579,607)	$(5,482,115)
Initial public offering of common stock,
net of offering costs of $4,327,171	-	-	1,100,000	1,100	1,446,729	-	-	-	1,447,829
Issuance of common stock, net of
issuance costs of $24,325	-	-	1,230,280	1,230	2,117,275	-	-	-	2,118,505

Stock based compensation	-	-	-	-	1,320,995	-	-	-	1,320,995

Warrants issued in exchange for services	-	-	-	-	251,850	-	-	-	251,850
Warrants issued in exchange for notes
payable	-	-	-	-	168,387	-	-	-	168,387
Warrants issued in connection with
settlement agreement	-	-	-	-	87,200	-	-	-	87,200

Exercise of stock options	-	-	61,778	62	79,014	-	-	-	79,076

Net loss	-	-	-	-	-	-	-	(14,149,401)	(14,149,401)
Balance, December 31, 2008
(unaudited)	-	-	15,739,196	15,739	82,555,595	-	-	(96,729,008)	(14,157,674)
Issuance of common stock, net of
issuance costs of $13,664	-	-	2,680,230	2,682	1,857,140	-	-	-	1,859,822

Subscription receivable	-	-	85,090	85	59,451	-	(59,536)	-	-

Stock based compensation	-	-	-	-	296,838	-	-	-	296,838

Common stock in exchange for services	-	-	45,000	45	45,855	-	-	-	45,900
Common stock issued in connection with
the settlement of accounts payable	-	-	519,460	519	456,275	-	-	-	456,794
Common stock issued in connection with
issuance of note payable	-	-	320,000	320	297,681	-	-	-	298,001
Common stock issued upon conversion		-				-	-	-

of notes payable	-		606,708	606	261,618				262,224
Warrants issued in connection with notes
payable	-	-	-	-	1,913,487	-	-	-	1,913,487

Exercise of stock options	-	-	40,000	40	31,960	-	-	-	32,000

Net loss	-	-	-	-	-	-	-	(4,435,756)	(4,435,756)
Balance, December 31, 2009
(unaudited)	-	$-	20,035,684	$20,036	$87,775,900	$-	$(59,536)	$(101,164,764)	$(13,428,364)

BIOHEART, INC.
(a development stage company)
STATEMENT OF STOCKHOLDERS' DEFICIT
FROM AUGUST 12, 1999 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2013

								Deficit
								Accumulated
					Additional			During
	Preferred stock		Common stock		Paid in	Deferred	Subscription	Development
	Shares	Amount	Shares	Amount	Capital	Compensation	Receivable	Stage	Total
Balance, December 31, 2009
(unaudited)	-	$-	$20,035,684	$20,036	$87,775,900	-	$(59,536)	(101,164,764)	$(13,428,364)
Issuance of common stock, net of
issuance costs of $2,950	-	-	11,334,705	11,335	2,328,929		59,536	-	2,399,800

Subscription receivable	-	-	20,000	20	3,780	-	(3,800)	-	-

Stock based compensation	-	-	-	-	248,457	-	-	-	248,457
Common stock in exchange for
services	-	-	529,520	529	359,503	-	-	-	360,032
Common stock issued in connection
with settlement of accounts payable	-	-	831,526	831	411,829	-	-	-	412,660
Common stock issued in connection
with bank guarantor liabilities	-	-	4,794,430	4,794	2,960,576	-	-	-	2,965,370
Warrants issued in connection with
notes payable	-	-	-	-	185,307	-	-	-	185,307

Net loss	-	-	-	-	-	-	-	(5,159,456)	(5,159,456)
Balance, December 31, 2010
(unaudited)	-	$-	37,545,865	$37,545	$94,274,281	-	$(3,800)	$(106,324,220)	$(12,016,194)

BIOHEART, INC.
(a development stage company)
STATEMENT OF STOCKHOLDERS' DEFICIT
FROM AUGUST 12, 1999 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2013

								Deficit
								Accumulated
					Additional			During
	Preferred stock		Common stock		Paid in	Deferred	Subscription	Development
	Shares	Amount	Shares	Amount	Capital	Compensation	Receivable	Stage	Total
Balance, December 31, 2010
(unaudited)	-	$-	37,545,865	$37,545	$94,274,281	$-	$(3,800)	$(106,324,220)	$(12,016,194)
Cancellation of previously issued
shares	-	-	(3,450)	(3)	3	-	-	-	-
Proceeds from common stock
subscription	-	-	-	-	-	-	3,800	-	3,800
Common stock issued in
exchanged of options exercised	-	-	1,982,995	1,983	(351)	-	-	-	1,632
Common stock in exchange for
services	-	-	1,000,000	1,000	114,035	-	-	-	115,035
Common stock issued upon
conversion of notes payable	-	-	27,120,856	27,121	1,514,988	-	-	-	1,542,109
Common stock in connection
with settlement agreement	-	-	4,521,700	4,522	312,997	-	-	-	317,519
Issuance of common stock, net of
issuance costs of $40,000	-	-	22,184,540	22,184	1,402,616	-	-	-	1,424,800
Common stock issued in
settlement of related party
advance	-	-	1,272,730	1,273	138,727	-	-	-	140,000

Stock based compensation	-	-	-	-	409,314	-	-	-	409,314
Beneficial conversion feature
connection with issuance of
convertible note	-	-	-	-	748,545	-	-	-	748,545

Net loss	-	-	-	-	-	-	-	(4,697,037)	(4,697,037)

Balance, December 31, 2011	-	$-	95,625,236	$95,625	$98,915,155	$-	$-	$(111,021,257)	$(12,010,477)

BIOHEART, INC.
(a development stage company)
STATEMENT OF STOCKHOLDERS' DEFICIT
FROM AUGUST 12, 1999 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2013

								Deficit
								Accumulated
					Additional			During
	Preferred stock		Common stock		Paid in	Deferred	Subscription	Development
	Shares	Amount	Shares	Amount	Capital	Compensation	Receivable	Stage	Total
Balance, December 31, 2011	-	$-	95,625,236	$95,625	$98,915,155	$-	$-	$(111,021,257)	$(12,010,477)

Issuance of common stock	-	-	24,085,718	24,085	485,715	-	-	-	509,800

Common stock issued for services	-	-	952,851	953	33,647	-	-	-	34,600

Common stock issued under put agreement	-	-	8,947,859	8,948	141,052	-	-	-	150,000
Common stock issued upon conversion of
notes payable	-	-	51,751,138	51,752	668,462				720,214

Common stock issued for accrued liabilities			700,000	700	13,300	-	-	-	14,000

Stock based compensation	-	-	-	-	76,674	-	-	-	76,674
Fair value of warrants issued in connection
with forbearance agreement	-	-	-	-	119,023	-	-	-	119,023
Beneficial conversion feature connection with
issuance of convertible note	-	-	-	-	234,729	-	-	-	234,729
Reclassify committed common shares in
excess of authorized amount to liability	-	-	-	-	(427,663)	-	-	-	(427,663)

Net loss	-	-	-	-	-	-	-	(4,016,467)	(4,016,467)
Balance, December 31, 2012	-	$-	182,062,802	$182,063	$100,260,094	$-	$-	$(115,037,724)	$(14,595,567)

BIOHEART, INC.
(a development stage company)
STATEMENT OF STOCKHOLDERS' DEFICIT
FROM AUGUST 12, 1999 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2013

								Deficit
								Accumulated
					Additional			During
	Preferred stock		Common stock		Paid in	Deferred	Subscription	Development
	Shares	Amount	Shares	Amount	Capital	Compensation	Receivable	Stage	Total
Balance, December 31, 2012	-	$-	182,062,802	182,063	100,260,094	-	-	(115,037,724)	(14,595,567)
Reclassify the fair value of excess
committed shares liability to equity upon
common share authorization increase	-	-	-	-	474,954	-	-	-	474,954

Issuance of common stock	-	-	50,029,227	50,029	814,971	-	-	-	865,000

Common stock issued under put agreement	-	-	31,052,141	31,053	315,861	-	-	-	346,914
Common stock issued in connection with
issuance of convertible debt	-	-	2,500,000	2,500	33,750	-	-	-	36,250
Common stock issued in connection with
settlement of debt	-	-	57,967,906	57,968	735,167	-	-	-	793,135
Common stock issued in settlement of
interest and penalty in connection with
convertible debt	-	-	9,408,718	9,409	141,406	-	-	-	150,815

Common stock issued for services	-	-	6,220,263	6,220	78,931	-	-	-	85,151
Common stock issued in settlement of
related party notes payable	-	-	34,890,348	34,890	362,860	-	-	-	397,750
Common stock issued in settlement of
accounts payable	-	-	5,656,340	5,656	151,560	-	-	-	157,216

Preferred stock issued in settlement of debt	5,000,000	5,000	-	-	65,000	-	-	-	70,000
Preferred stock issued in settlement of
forbearance agreement	15,000,000	15,000	-	-	259,050				274,050

Proceeds from common stock subscription	-	-	-	-	-	-	215,000	-	215,000

Stock based compensation	-	-	-	-	125,515	-	-	-	125,515

Net loss	-	-	-	-	-	-	-	(3,143,259)	(3,143,259)

Balance, December 31, 2013	20,000,000	$20,000	379,787,745	$379,788	$103,819,119	$-	$215,000	$(118,180,983)	$(13,747,076)

See the accompanying notes to these financial statements

BIOHEART, INC.
(a development stage company)
STATEMENTS OF CASH FLOWS

			From August 12,
			1999 (date of
	Year ended December 31,		Inception) to
	2013	2012	December 31, 2013
			(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,143,259)	$(4,016,467)	$(118,180,983)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,190	14,589	900,104
Bad debt expense	-	-	166,266
Discount on convertible debt	368,682	468,581	1,980,250
Loss (gain) on change in fair value of derivative liability	(29,179)	(119,795)	(123,948)
Gain on settlement of debt	(1,023,439)	-	(1,023,439)
Non cash payment of interest	228,657	93,209	499,767
Amortization of warrants issued in exchange for licenses and
intellectual property	-	-	5,413,156
Amortization of warrants issued in connection with notes payable	-	95,291	5,437,604
Amortization of loan costs	-	927	1,228,717
Related party notes payable issued for services rendered	500,000	-	500,000
Warrants issued in exchange for services	-	-	285,659
Warrants issued in exchange for forbearance agreement	-	430,213	430,213
Equity instruments issued in connection with R&D agreement	-	-	360,032
Equity instruments issued in connection with settlement agreement	-	-	3,381,629
Common stock issued in connection with accounts payable	2,500	-	759,316
Common stock issued in exchange for services	85,151	34,600	1,567,673
Common stock issued in connection with amounts due to guarantors
of Bank of America loan	-	-	69,159
Common stock issued in exchange for distribution rights and
intellectual property	-	-	99,997
Preferred stock issued in settlement of forbearance agreement	274,050	-	274,050
Warrants issued in connection with accounts payable		-	7,758
Stock based compensation	125,515	76,674	10,076,517
(Increase) decrease in:
Receivables	(18,571)	2,153	(21,178)
Inventory	62,953	749	-
Prepaid and other current assets	85,251	8,295	33,748
Other assets	-	-	(28,854)
Increase (decrease) in:
Accounts payable	(59,059)	324,264	3,200,620
Accrued expenses	625,232	1,491,441	7,363,476
Deferred revenue	-	-	465,287
Net cash used in operating activities	(1,913,326)	(1,095,276)	(74,877,404)

BIOHEART, INC.
(a development stage company)
STATEMENTS OF CASH FLOWS

			From August 12,
			1999 (date of
	Year ended December 31,		Inception) to
			December 31,
	2013	2012	2013
			(unaudited)
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions of property and equipment	$(9,425)	$(933)	$(909,158)
Net cash used by investing activities	(9,425)	(933)	(909,158)
CASH FLOWS FROM FINANCING ACTIVITIES:
Bank overdraft	(89)	89	-
Proceeds from issuance of common stock, net	1,426,914	584,800	65,308,689
Proceeds from (payments for) initial public offering of common stock, net	-	-	1,447,829
Proceeds from subordinated related party note	-	-	3,000,000
Payment of note payable	-	-	(3,000,000)
Proceeds from notes payable, related party	-	-	505,000
Proceeds from related party advances	215,500	411,492	1,082,992
Proceeds from exercise of stock options	-	-	293,749
Proceeds from notes payable	415,500	63,000	12,036,250
Repayments of notes payable	(88,847)	-	(3,622,452)
Payment of loan costs	-	-	(1,219,268)
Net cash provided in financing activities	1,968,978	1,059,381	75,832,789
Net (decrease) increase in cash and cash equivalents	46,227	(36,828)	46,227
Cash and cash equivalents, beginning of period	-	36,828	-
Cash and cash equivalents, end of period	$46,227	-	$46,227
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest paid	$521,742	$403,618	$2,705,824
Income taxes paid	-	-	-
Non cash financing activities:
Common stock issued in settlement of notes payable	$793,135	$720,214	$5,046,094
Common stock issued in settlement of accounts payable	$157,216	$14,000	$171,216
Common stock issued in settlement of related party notes payable	$397,750	-	$397,750
Common stock issued in settlement of interest and penalties in connection with convertible debt	$150,815	-	$150,815
Preferred stock issued in settlement of notes payable	$70,000	-	$70,000
Reclassification of fair value of excess committed shares liability to equity upon common share
authorization increase	$474,954	-	$474,945
Reclassification from notes payable to related party advances	-	$544,267	$544,267

See the accompanying notes to these consolidated financial statements

NOTE 1 — SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant a ccounting policies applied in the presentation of the accompanying financial statements follows:

Basis and business presentation

Bioheart, Inc. (the “Company”) was incorporated under the laws of the State of Florida in August 1999. The Company is in the development stage, as defined by Accounting Standards Codification subtopic 915-10, Development Stage Entities (“ASC 915-10”) and is the cardiovascular sector of the cell technology industry delivering cell therapies and biologics that help address congestive heart failure, lower limb ischemia, chronic heart ischemia, acute myocardial infarctions and other issues. To date, the Company has not generated significant sales revenues, has incurred expenses and has sustained losses. Consequently, its operations are subject to all the risks inherent in the establishment of a new business enterprise. For the period from inception through December 31, 2013, the Company has accumulated a deficit through its development stage of $118,180,983.

Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. The most significant estimates are those used in determination of derivative liabilities and stock compensation. Accordingly, actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification subtopic 605-10, Revenue Recognition (“ASC 605-10”) which requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded.

At the time of each transaction, management assesses whether the fee associated with the transaction is fixed or determinable and whether or not collection is reasonably assured. The assessment of whether the fee is fixed or determinable is based upon the payment terms of the transaction. If a significant portion of a fee is due after our normal payment terms or upon implementation or client acceptance, the fee is accounted for as not being fixed or determinable and revenue is recognized as the fees become due or after implementation or client acceptance has occurred. Collectability is assessed based on a number of factors, including past transaction history with the client and the creditworthiness of the client.

Unbilled revenue is revenue that is recognized but is not currently billable to the customer pursuant to contractual terms. In general, such amounts become billable in accordance with predetermined payment schedules, but recognized as revenue as services are performed. Amounts included in unbilled revenue are expected to be collected within one year and are included within current assets.

Cash

The Company considers cash to consist of cash on hand and temporary investments having an original maturity of 90 days or less that are readily convertible into cash.

Accounts Receivable

Trade receivables are carried at their estimated collectible amounts. Trade credit is generally extended on a short-term basis; thus trade receivables do not bear interest. Trade accounts receivable are periodically evaluated for collectability based on past credit history with customers and their current financial condition.

Allowance for Doubtful Accounts

Any changes to the allowance for doubtful accounts on accounts receivable are charged to operations in amounts sufficient to maintain the allowance for uncollectible accounts at a level management believes is adequate to cover any probable losses. Management determines the adequacy of the allowance based on historical write-off percentages and the current status of accounts receivable. Accounts receivable are charged off against the allowance when collectability is determined to be permanently impaired. As of December 31, 2013 and 2012, allowance for doubtful accounts was $-0-.

Long-Lived Assets

The Company follows FASB ASC 360-10-15-3, “Impairment or Disposal of Long-lived Assets,” which established a “primary asset” approach to determine the cash flow estimation period for a group of assets and liabilities that represents the unit of accounting for a long-lived asset to be held and used. Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell. The Company determined that there was no impairment on its long-lived assets during 2013 and 2012.

Other assets

During the year ended December 2011, the Company’s management performed an evaluation of its other assets (cost basis investment) for purposes of determining the implied fair value of the asset at December 31, 2011, respectively. In 2011, the test indicated that the recorded remaining book value of its investment exceeded its fair value for the year ended December 31, 2011, as determined by discounted future cash flows. As a result, upon completion of the assessment, management recorded a non-cash impairment charge of $58,695 (unaudited), net of tax during the year ended December 31, 2011 to reduce the carrying value of the investment to $-0- (unaudited). Considerable management judgment is necessary to estimate the fair value. Accordingly, actual results could vary significantly from management’s estimates.

Property and Equipment

Property and equipment are stated at cost. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings. For financial statement purposes, property and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives of 3 to 15 years.

Income Taxes

The Company has adopted Accounting Standards Codification subtopic 740-10, Income Taxes (“ASC 740-10”) which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Temporary differences between taxable income reported for financial reporting purposes and income tax purposes consist primarily of derivative liability and stock compensation accounting versus tax differences.

Comprehensive Income

The Company does not have any items of comprehensive income in any of the periods presented.

Net Loss per Common Share, basic and diluted

The Company has adopted Accounting Standards Codification subtopic 260-10, Earnings per Share (“ASC 260-10”) specifying the computation, presentation and disclosure requirements of earnings per share information. Basic loss per share has been calculated based upon the weighted average number of common shares outstanding. Stock options and warrants have been excluded as common stock equivalents in the diluted loss per share because their effect is anti-dilutive on the computation. Fully diluted shares outstanding were 344,241,761 and 195,204,110 for the years ended December 31, 2013 and 2012, respectively.

Stock based compensation

The Company follows Accounting Standards Codification subtopic 718-10, Compensation (“ASC 718-10”) which requires that all share-based payments to both employees and non-employees be recognized in the income statement based on their fair values. (See note 10)

As of December 31, 2013, there were outstanding stock options to purchase 23,912,943 shares of common stock, 6,600,443 shares of which were vested.

Concentrations of Credit Risk

The Company’s financial instruments that are exposed to a concentration of credit risk are cash and accounts receivable. Effective December 31, 2010 and extending through December 31, 2012, all non-interest-bearing transaction accounts are fully insured by the Federal Deposit Insurance Corporation (FDIC), regardless of the balance of the account. Generally, the Company’s cash and cash equivalents in interest-bearing accounts does not exceed FDIC insurance limits. The financial stability of these institutions is periodically reviewed by senior management.

As of December 31, 2013, three customers represented 36%, 20% and 20%, aggregate of 76% of the Company’s accounts receivable. As of December 31, 2012, three customers represented 96% of the Company’s accounts receivable

The Company’s revenues earned from sale of products and services for the year ended December 31, 2013 included 20% of the Company’s total revenues from one customer. For the year ended December 31, 2012, Company’s revenues earned from sale of products and services included 80% of the Company’s total revenues from two customers.

Reliance on Key Personnel and Consultants

The Company has three full-time employees and no part-time employees. The Company is heavily dependent on the continued active participation of its two current executive officers, one employee and key consultants. The loss of any of the senior management or key consultants could significantly and negatively impact the business until adequate replacements can be identified and put in place.

Research and Development

The Company accounts for research and development costs in accordance with Accounting Standards Codification subtopic 730-10, Research and Development (“ASC 730-10”). Under ASC 730-10, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred. Third-party research and development costs are expensed when the contracted work has been performed or as milestone results have been achieved as defined under the applicable agreement. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred. The Company incurred research and development expenses of $626,983, $401,941 and $65,320,035 (unaudited) for the years ended December 31, 2013 and 2012, and from August 12, 1999 (date of inception) to December 31, 2013, respectively.

Derivative Instrument Liability

The Company accounts for derivative instruments in accordance with ASC 815, which establishes accounting and reporting standards for derivative instruments and hedging activities, including certain derivative instruments embedded in other financial instruments or contracts and requires recognition of all derivatives on the balance sheet at fair value, regardless of hedging relationship designation. Accounting for changes in fair value of the derivative instruments depends on whether the derivatives qualify as hedge relationships and the types of relationships designated are based on the exposures hedged. At December 31, 2013 and 2012, the Company did not have any derivative instruments that were designated as hedges.

Research Grants

On November 9, 2010, we received a grant in the amount of $244,500 (unaudited) under the qualifying therapeutic discovery project under section 48D of the Internal Revenue code. We have not received any research grant income in recent years.

Fair Value

Accounting Standards Codification subtopic 825-10, Financial Instruments (“ASC 825-10”) requires disclosure of the fair value of certain financial instruments. The carrying value of cash and cash equivalents, accounts payable and accrued liabilities, and short-term borrowings, as reflected in the balance sheets, approximate fair value because of the short-term maturity of these instruments. All other significant financial assets, financial liabilities and equity instruments of the Company are either recognized or disclosed in the financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk. Where practicable the fair values of financial assets and financial liabilities have been determined and disclosed; otherwise only available information pertinent to fair value has been disclosed.

The company follows Accounting Standards Codification subtopic 820-10, Fair Value Measurements and Disclosures (“ASC 820-10”) and Accounting Standards Codification subtopic 825-10, Financial Instruments (“ASC 825-10”), which permits entities to choose to measure many financial instruments and certain other items at fair value. Neither of these statements had an impact on the Company’s financial position, results of operations nor cash flows.

Reclassification

Certain reclassifications have been made to prior periods’ data to conform to the current year’s presentation. These reclassifications had no effect on reported income or losses.

Recent Accounting Pronouncements

There were various updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on the Company’s consolidated financial position, results of operations or cash flows.

NOTE 2 — GOING CONCERN MATTERS

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying consolidated financial statements during year ended December 31, 2013, the Company incurred net losses of $3,143,259 and used $1,913,326 in cash for operating activities. These factors among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The Company’s existence is dependent upon management’s ability to develop profitable operations and to obtain additional funding sources. There can be no assurance that the Company’s financing efforts will result in profitable operations or the resolution of the Company’s liquidity problems. The accompanying statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

The Company’s ability to obtain additional debt financing and/or alternative arrangements, with the Guarantors or otherwise, may be limited by the amount of, terms and restrictions of our then current debt. Accordingly, until such time, we will generally be restricted from, among other things, incurring additional indebtedness or liens, with limited exceptions. Additional debt financing, if available, may involve restrictive covenants that limit or further limit our operating and financial flexibility and prohibit us from making distributions to shareholders.

NOTE 3 — INVENTORY

Inventory consists of raw materials. Costs of raw materials are determined using the FIFO method. Inventory is stated at the lower of costs or market (estimated net realizable value).

NOTE 4 — PROPERTY AND EQUIPMENT

Property and equipment as of December 31, 2013 and 2012 is summarized as follows:

	2013	2012
Laboratory and medical equipment	$352,358	$352,358
Furniture, fixtures and equipment	125,634	130,916
Computer equipment	39,525	54,414
Leasehold improvements	362,046	362,046
	879,563	899,734
Less accumulated depreciation and amortization	(870,508)	(897,914)
	$9,055	$1,820

Property and equipment are recorded on the basis of cost. For financial statement purposes, property, plant and equipment are depreciated using the straight-line method over their estimated useful lives.

Expenditures for repair and maintenance which do not materially extend the useful lives of property and equipment are charged to operations. When property or equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the respective accounts with the resulting gain or loss reflected in operations. Management periodically reviews the carrying value of its property and equipment for impairment in accordance with the guidance for impairment of long lived assets.

NOTE 5 — ACCRUED EXPENSES

Accrued expenses consisted of the following as of December 31, 2013 and 2012:

	2013	2012
License and royalty fees	$2,122,130	$1,825,675
Amounts payable to the Guarantors of the Company’s loan agreement with Bank of
America and Seaside Bank, including fees and interest	1,373,775	1,284,705
Interest payable on notes payable	714,180	1,100,174
Vendor accruals and other	120,692	120,133
Employee commissions, compensation, etc.	149,558	400,801
	$4,480,335	$4,731,488

During the year ended December 31, 2013, 1,000,000 shares of common stock at a common market price of $0.0195 were issued to one debt holder in exchange for $500,000 in principal and $598,125 of accrued interest relating to a previously issued note. As a result of the settlement, the Company recognized a gain of $1,078,625 during the year ended December 31, 2013.

NOTE 6 – STANDBY EQUITY DISTRIBUTION AGREEMENT

On November 2, 2011, the Company and Greystone Capital Partners (“Greystone”) entered into a Standby Equity Distribution Agreement (the “Agreement”). Pursuant to the Agreement, Greystone has agreed to provide the Company with up to $1,000,000 of funding for the 24-month period following the date a registration statement of the Company’s common stock is declared effective by the SEC (the “Equity Line”).

During this 24-month period, commencing on the date on which the SEC first declared the registration statement effective, the Company may request a draw down under the Equity Line by which the Company would sell shares of its common stock to Greystone, which is obligated to purchase the shares under the Agreement.

For each share of the Company common stock purchased under the Agreement, Greystone will pay eighty percent (80%) of the average of the lowest daily volume weighted average price for five consecutive trading days immediately preceding Advance Notice (the "Valuation Period") commencing the date an Advance Notice (the "Advance Notice") is delivered to Greystone in a manner provided by the Agreement. Subject to certain limitations and floor price reductions, the Company may, at its sole discretion, issue a Put Notice to Greystone and Greystone will then be irrevocably bound to acquire such shares. The registration statement of the Company's common stock pursuant to the Agreement was declared effective on February 10, 2012 and a Post-Effective Amendment was declared effective on May 7, 2013. On December 1, 2012, the parties to the Equity Line agreed that the Purchase Price be adjusted to seventy-five percent (75%) of the lowest daily volume weighted average price of the Common Stock as quoted by Bloomberg, LP, during the five (5) consecutive Trading Days (as such term is defined in the Equity Line) immediately subsequent to the date of the relevant Advance Notice.

During the year ended December 31, 2013, the Company issued an aggregate of 31,052,141 shares of its common stock in exchange for $346,914 draw down on the equity line. During the year ended December 31, 2012, the Company “put” 8,797,859 shares of common stock for a total of $150,000.

NOTE 7 – NOTES PAYABLE

Notes payable were comprised of the following as of December 31, 2013 and 2012:

	2013	2012
Seaside Bank note payable.	$980,000	$980,000
August 2008 Unsecured Promissory Note	500,000	1,000,000
Hunton & Williams notes payable	384,972	384,972
Asher notes payable	143,000	—
Fourth Man, LLC note payable	35,000	—
Total notes payable	2,042,972	2,364,972
Less unamortized debt discount	(112,131)	—
Total notes payable net of unamortized debt discount	$1,930,841	$2,364,972

Seaside Bank

On October 25, 2010, the Company entered into a Loan Agreement with Seaside National Bank and Trust for a $980,000 loan at 4.25% per annum interest that was used to refinance the Company’s loan with Bank of America. The obligation is guaranteed by certain shareholders of the Company. The Loan Agreement was scheduled to mature on December 23, 2013, however the Company is renewing the loan with Seaside National Bank and Trust during the first quarter of 2014 to extend the maturity date. The loan is not in default as of December 31, 2013.

August 2008 Unsecured Promissory Note

On August 20, 2008, the Company borrowed $1.0 million from a third party pursuant to the terms of an unsecured Promissory Note and Agreement. Outstanding principal and interest on the loan, which accrues at the rate of 13.5% per annum, is payable in one balloon payment upon the Company’s repayment of the BlueCrest Loan, which is scheduled to mature in May 2010, however the Company is not obligated to make payments until BlueCrest Loan is paid off. In the event the Company completes a private placement of its common stock and/or securities exercisable for or convertible into its common stock which generates at least $19.0 million of gross proceeds, the Company may prepay, without penalty, all outstanding principal and interest due under the loan using the same type of securities issued in the subject private placement. Because repayment of the loan could occur within 12 months from the date of the balance sheet, the Company has classified this loan as short term.

Subject to certain conditions, at the end of each calendar quarter during the time the loan is outstanding, the Company may, but is not required to, pay all or any portion of the interest accrued but unpaid as of such date with shares of its common stock.

In April 2009, as consideration for the authorization to amend certain documents related to the Note, the Company issued to the Note holder a warrant to purchase 451,053 shares of common stock at an exercise price of $0.5321 per share. The warrant, which became exercisable immediately upon issuance, has a ten year term. This warrant had a fair value of $195,694, which was accounted for as additional paid in capital and reflected as a component of debt discount and has been fully amortized as interest expense ratably over the term of the loan.

During the year ended December 31, 2013, 1,000,000 shares of common stock were issued to the debt holder valued at $19,500, in exchange for $500,000 in principal and $598,125 of accrued interest relating to a previously issued note resulting in a gain of $1,078,625. A gain of $1,078,625 was included in the net gain on settlement of debt and trade payables on the statement of operations. As of December 31, 2013 the remaining principle of this note was $500,000.

Hunton & Williams Notes

At December 31, 2013 and 2012, the Company has two unsecured outstanding notes payable with interest due at maturity. The two notes, $61,150 (11.5% interest per annum) and $323,822 (8% interest per annum) are payable in one balloon payment upon the date the Noteholder provides written demand, however the Company is not obligated to make payments until the Northstar (or successor) Loan is paid off.

Asher Notes

2012

On April 2, 2012, the Company entered into a Securities Purchase Agreement with Asher Enterprises, Inc. (“Asher”), for the sale of an 8% convertible note in the principal amount of $63,000 (the “Note”).

The Note bears interest at the rate of 8% per annum. All interest and principal must be repaid on January 3, 2013. The Note is convertible into common stock, at Asher’s option, at a 42% discount to the average of the three lowest closing bid prices of the common stock during the 10 trading day period prior to conversion. The Company has identified the embedded derivatives related to the Asher Note. These embedded derivatives included certain conversion features and reset provision. The accounting treatment of derivative financial instruments requires that the Company record fair value of the derivatives as of the inception date of Asher Note and to fair value as of each subsequent reporting date. At the inception of the Asher Note, the Company determined the aggregate fair value of $76,682 of the embedded derivatives.

The fair value of the embedded derivatives was determined using the Binomial Option Pricing Model based on the following assumptions: (1) dividend yield of 0%; (2) expected volatility of 222.81%, (3) weighted average risk-free interest rate of 0.18%, (4) expected life of 0.76 year, and (5) estimated fair value of the Company’s common stock of $0.0373 per share. The initial fair value of the embedded debt derivative of $76,682 was allocated as a debt discount up to the proceeds of the note ($63,000) with the remainder ($13,682) charged to current period operations as interest expense. For the year ended December 31, 2012, the Company amortized or wrote off $63,000 of debt discount to current period operations as interest expense. During the year ended December 31, 2012, the Company issued 6,297,578 shares of its common stock in settlement of the April 2, 2012 Unsecured Convertible Note and related accrued interest.

2013

During the year ended December 31, 2013, the Company entered into a Securities Purchase Agreements with Asher Enterprises, Inc. (“Asher”), for the sale of 8% convertible notes in aggregate principal amount of $255,500 (the “Asher Notes”).

The Asher Notes bear interest at the rate of 8% per annum. As of the December 31, 2013 all interest and principal must be repaid nine months from the issuance date, the last note due August 7, 2014. The Notes are convertible into common stock, at Asher’s option, at a 42% to 45% discount to the average of the three lowest closing bid prices of the common stock during the 10 trading day period prior to conversion. The Company has identified the embedded derivatives related to the Asher Notes. These embedded derivatives included certain conversion features and reset provision.

The accounting treatment of derivative financial instruments requires that the Company record fair value of the derivatives as of the inception date of Asher Notes and to fair value as of each subsequent reporting date which at December 31, 2013 was $207,310. At the inception of the Asher Notes, the Company determined the aggregate fair value of $335,089 of the embedded derivatives.

The fair value of the embedded derivatives was determined using the Binomial Option Pricing Model based on the following assumptions: (1) dividend yield of 0%; (2) expected volatility of 154.80% to 164.29%, (3) weighted average risk-free interest rate of 0.09% to 0.17%, (4) expected lives of 0.67 to .77 years, and (5) estimated fair value of the Company’s common stock from $0.01 to $0.0373 per share. The initial fair value of the embedded debt derivative of $335,089 was allocated as a debt discount up to the proceeds of the note ($255,500) with the remainder ($79,589) charged to current period operations as interest expense. For the years ended December 31, 2013 and 2012, the Company amortized $162,706 and $63,000 of debt discount to current period operations as interest expense, respectively. As of December 31, 2013 the gross balance of the Asher Notes was $143,000.

Fourth Man, LLC

On October 11, 2013, the Company entered into a Securities Purchase Agreement with Fourth Man, LLC. (“Fourth Man”), for the sale of an 8% convertible note in the principal amount of $35,000 (the “Note”).

The Note bears interest at the rate of 8% per annum. All interest and principal must be repaid on April 10, 2014. The Note is convertible into common stock, at Fourth Man’s option, at a 47% discount to the average of the three lowest closing bid prices of the common stock during the 10 trading day period prior to conversion. The Company has identified the embedded derivatives related to the Fourth Man Note. These embedded derivatives included certain conversion features and reset provision. The accounting treatment of derivative financial instruments requires that the Company record fair value of the derivatives as of the inception date of Fourth Man Note and to fair value as of each subsequent reporting date. At the inception of the Fourth Man Note, the Company determined the aggregate fair value of $52,894 of the embedded derivatives.

The fair value of the embedded derivatives was determined using the Binomial Option Pricing Model based on the following assumptions: (1) dividend yield of 0%; (2) expected volatility of 164.29%, (3) weighted average risk-free interest rate of 0.07%, (4) expected life of 0.50 year, and (5) estimated fair value of the Company’s common stock of $0.0121 per share. The initial fair value of the embedded debt derivative of $52,894 was allocated as a debt discount up to the proceeds of the note ($35,000) with the remainder ($17,894) charged to current period operations as interest expense. For the year ended December 31, 2013, the Company amortized $15,663 of debt discount to current period operations as interest expense.

NOTE 8 — RELATED PARTY TRANSACTIONS

Advances

As of December 31, 2013 and 2012, the Company officers and directors have provided advances in the aggregate of $416,198 and $313,448 respectively, for working capital purposes. The advances are unsecured, due on demand and non-interest bearing.

On August 1, 2013, advances in aggregate of $22,750 were converted into a demand promissory note with 5% interest per annum. On September 30, 2013, the Company issued 1,995,614 shares of common stock in settlement of the $22,750 promissory note.

On September 30, 2013, the Company issued 8,771,929 shares of its common stock as payment of $100,000 towards cash advances.

Notes payable-related party

Northstar Biotechnology Group, LLC

     On February 29, 2012, a note issued to BlueCrest Master Fund Limited was assigned to Northstar Biotechnology Group, LLC (“Northstar”), owned partly by certain directors and existing shareholders of the Company, including Dr. William P. Murphy Jr., Dr. Samuel Ahn and Charles Hart. At the date of the assignment, the principal amount of the BlueCrest note was $544,267.

     On March 30, 2012, the Company and Northstar agreed to extend until May 1, 2012 the initial payment date for any and all required monthly under the Note, such that the first of the four monthly payments required under the Note will be due and payable on May, 2012 and all subsequent payments will be due on a monthly basis thereafter commencing on June 1, 2012, and to waive any and all defaults and/or events of default under the Note with respect to such payments. As of September 30, 2012, the Company was in default, however, subsequent to September 30, 2012, the Company renegotiated the terms of the Note, Northstar has agreed to suspend the requirement of principal payments by the Company and allow payment of interest-only in common stock.

     On September 21, 2012, the Company issued 5,000,000 common stock purchase warrants to Northstar that was treated as Additional interest expense upon issuance.

     On October 1, 2012, the Company and Northstar entered into a limited waiver and forbearance agreement providing a recapitalized new note balance comprised of all sums due Northstar with a maturity date extended perpetually. The Company agreed to issue 5,000,000 shares of Series A Convertible Preferred Stock and 10,000,000 of common stock in exchange for $210,000 as payment towards outstanding debt, default interest, penalties, professional fees outstanding and due Northstar. In addition, the Company executed a security agreement granting Northstar a lien on all patents, patent applications, trademarks, service marks, copyrights and intellectual property rights of any nature, as well as the results of all clinical trials, know-how for preparing Myoblasts, old and new clinical data, existing approved trials, all right and title to Myoblasts, clinical trial protocols and other property rights.

     In addition, the Company granted Northstar a perpetual license on products as described for resale, relicensing and commercialization outside the United States. In connection with the granted license, Northstar shall pay the Company a royalty of up to 8% on revenues generated.

     Effective October 1, 2012, the effective interest rate was 12.85% per annum. The parties agreed, as of February 28, 2013, to reduce the interest rate to 7% per annum (see Note 14 below).

     In connection with the consideration paid, Northstar waived, from the effective date through the earlier of termination or expiration of the agreement, satisfaction of the obligations as described in the forbearance agreement. In 2012, 5,000,000 shares of Series A Convertible Preferred Stock were approved to be issued. In addition, the Company is obligated to issue additional preferred stock equal in lieu of payment of cash of accrued and unpaid interest on each six month anniversary of the effective date (October 1, 2012). In lieu of the initial two payments in preferred stock, the parties have determined to modify the voting rights of the Series A Convertible Preferred Stock from 20 votes per share on matters to be voted on by the common stock holders to 25 votes per share on matters to be voted on by the common stock holders and all prior and subsequent payments of interest will be in common stock; payments of common stock for April 1, 2013 and October 1, 2013 were made the fourth quarter of 2013 based on the closing price of the common stock on April 1, 2013 and October 1, 2013 respectively (see Note 14 below).

     As described above, during the year ended December 31, 2013, the Company issued the 5,000,000 shares of Series A Convertible Preferred Stock and the 10,000,000 of common stock described above in exchange for the $210,000 as payment towards outstanding principle of the debt. In addition, the Company issued 15,000,000 shares of Series A Convertible Preferred Stock as a penalty in settlement of the terms of the forbearance agreement. The fair value of the Preferred Stock of $274,050 was included in interest expense for the year ended December 31, 2013.

     The Company is required to issue additional shares of its common stock (as amended), in lieu of cash, each six month anniversary of the effective date for any accrued and unpaid interest.

     On September 30, 2013, the Company issued 8,771,929 shares of its common stock as payment of $100,000 towards cash advances.

     On December 24, 2013, the Company issued 3,915,662 shares of its common stock as payment of accrued interest through June 30, 2013 of $85,447.

     As of December 31, 2013, the principle of this note was $362,000.

Officer and Director Notes

     At December 31, 2013 and 2012, the Company has outstanding notes payable to officers and directors with interest at 8% per annum due at maturity. The three subordinated notes, $125,000, $100,000 and $140,000 were previously due on October 22, 2012, November 30, 2012 and June 4, 2011 respectively, and are unsecured. The Company is not obligated to make payment until Northstar loan is paid off.

     On October 9, 2012, the Company issued an aggregate of $1,278,324 of promissory notes due October 9, 2013 to officers and directors in settlement of outstanding advances and accrued compensation (currently in default). The promissory notes bear interest of 5% per annum and due at maturity. On September 30, 2013, the Company issued an aggregate of 15,350,876 shares of its common stock in settlement of $175,000 of related party notes payable. During the year ended December 31, 2013, the Company paid $2,000 of the outstanding promissory notes and the principle balance as of December 31, 2013 is $1,101,324.

     On August 1, 2013, the Company issued an aggregate of $500,000 promissory notes due on demand to officers and employee in settlement of accrued compensation. The promissory notes bear interest of 5% per annum and due at various maturity dates. During the year ended December 31, 2013, the Company paid off $86,847 of the outstanding promissory notes. The principle outstanding balance of these notes as of December 31, 2013 is $413,153.

Subordinated debt, related party

     As of December 31, 2013 and 2012, the Company officers and directors have provided notes in aggregate of $1,500,000. The notes are at from 4.75% to 8% per annum and are due upon payoff of the Northstar note payable described above.

Sales Transactions

     During the year ended December 31, 2013, the Company entered into related party sales transactions with vendors that the Company’s Chief Scientific Officer is a part owner.

NOTE 9 — DERIVATIVE LIABILITIES

Excessive committed shares

     On December 31, 2012, in connection with the previously issued stock options and warrants, the Company had the possibility of exceeding their common shares authorized when considering the number of possible shares that may be issuable to satisfy settlement provisions of these agreements after consideration of all existing instruments that could be settled in shares. The accounting treatment of derivative financial instruments required that the Company reclassify the derivative from equity to a liability at their fair values as of the date possible issuable shares exceeded the authorized level and at fair value as of each subsequent balance sheet date. Any change in fair value was recorded as non-operating, non-cash income or expense at each reporting date. If the fair value of the derivatives was higher at the subsequent balance sheet date, the Company recorded a non-operating, non-cash charge. If the fair value of the derivatives was lower at the subsequent balance sheet date, the Company recorded non-operating, non-cash income.

     On February 4, 2013, in conjunction with the increase in authorized number of shares to 970,000,000, the Company determined it had adequate authorized shares to settle all of these agreements. As such, the Company adjusted the derivative liability to fair value on February 4, 2013 and reclassified the derivative liability to equity. The fair value of the derivative liability of $474,954 (a non-cash item) as of February 4, 2013 was determined using the Binomial Option Pricing model with the following assumptions: dividend yield: 0%; volatility: 156.52%; risk free rate: 0.38%; and expected life: 3.5 years. The Company recorded a loss on change in derivative liabilities of $84,907 during the year ended December 31, 2013.

Reset warrants

     On October 1, 2012, in connection with the forbearance agreement with Northstar as discussed in Note 8 above, the Company issued an aggregate of 15,000,000 common stock purchase warrants to purchase the Company’s common stock with an exercise price of $0.014 per share for ten years with anti-dilutive (reset) provisions.

     The Company has identified embedded derivatives related to the issued warrants. These embedded derivatives included certain and anti-dilutive (reset) provisions. The accounting treatment of derivative financial instruments requires that the Company record fair value of the derivatives as of the inception date and to fair value as of each subsequent reporting date.

     At December 31, 2013, the fair value of the reset provision of $146,855 was determined using the Binomial Option Pricing model with the following assumptions: dividend yield: 0%; volatility: 160.41%; risk free rate: 3.04%; and expected life: 8.75 years. The Company recorded a gain on change in derivative liabilities of $74,324 during the year ended December 31, 2013.

Convertible notes

     During the year ended December 31, 2013, the Company issued convertible notes (see Note 7 above).

     These notes are convertible into common stock, at holders’ option, at a discount to the market price of the Company’s common stock. The Company has identified the embedded derivatives related to these notes relating to certain anti-dilutive (reset) provisions. These embedded derivatives included certain conversion features. The accounting treatment of derivative financial instruments requires that the Company record fair value of the derivatives as of the inception date of Asher Note and to fair value as of each subsequent reporting date.

     The fair value of the embedded derivatives at December 31, 2013, in the amount of $256,956, was determined using the Binomial Option Pricing Model based on the following assumptions: (1) dividend yield of 0%; (2) expected volatility of 160.41%, (3) weighted average risk-free interest rate of 0.07 to 0.10%, (4) expected lives of 0.27 to 0.60 years, and (5) estimated fair value of the Company’s common stock of $0.01 per share. The Company recorded a gain on change in derivative liabilities of $39,762 during the year ended December 31, 2013.

     Based upon ASC 840-15-25 (EITF Issue 00-19, paragraph 11) the Company has adopted a sequencing approach regarding the application of ASC 815-40 to its outstanding convertible notes. Pursuant to the sequencing approach, the Company evaluates its contracts based upon earliest issuance date.

     At December 31, 2013, the aggregate derivative liabilities was valued at $403,811, the Company believes an event under the contract that would create an obligation to settle in cash or other current assets is remote and has classified the obligation as a long term liability.

NOTE 10 – STOCKHOLDERS’ EQUITY

Preferred stock

     On August 17, 2012, the board of directors designated 5,000,000 shares of preferred stock as Series A Convertible Preferred Stock which was increased to 20,000,000 shares of preferred stock as Series A Convertible Preferred Stock. Each share of preferred stock is convertible into equal number of common shares at the option of the holder; entitled to 20 votes on all matters presented to be voted by the holders of common stock; upon event of liquidation, entitled to amount equal to stated value plus any accrued and unpaid dividends or other fees before distribution to junior securities. In lieu of the initial two payments due to Northstar, the parties have determined to modify the voting rights of the Series A Convertible Preferred Stock from 20 votes per share on matters to be voted on by the common stock holders to 25 votes per share on matters to be voted on by the common stock holders (see Note 8 above).

     During the year ended December 31, 2013, the Company issued an aggregate of 20,000,000 shares of Series A Convertible Preferred Stock for principle payment and settlement of forbearance (see note 8 above).

Common stock

     On September 19, 2011, the Company amended its Articles of Incorporation to increase the number of authorized shares to 200,000,000, consisting of 5,000,000 $0.001 par value preferred stock and 195,000,000 $0.001 common stock.

     On August 6, 2008, the Company amended its Articles of Incorporation to increase the number of authorized shares of its common stock from 50 million to 75 million shares. This amendment was approved by the Company’s shareholders at the Annual Meeting of Shareholders held on July 30, 2008.

     In September 2007, by way of a written consent, the Company’s shareholders holding a majority of its outstanding shares of common stock, the Company’s shareholders approved an amendment to Bioheart’s Articles of Incorporation, increasing the number of authorized shares of capital stock so that, following the reverse stock split that was effectuated on September 27, 2007, the Company had 50 million shares of common stock authorized with a par value of $0.001 per share and five million shares of preferred stock authorized with a par value of $0.001 per share.

     On February 4, 2013, the Company amended its Articles of Incorporation to increase the number of authorized shares to 970,000,000, consisting of 20,000,000 $0.001 par value preferred stock and 950,000,000 $0.001 common stock.

     On February 22, 2008 the Company completed its initial public offering (“IPO”) pursuant to which it sold 1,100,000 shares of common stock at a price per share of $5.25 for net proceeds of approximately $1.45 million after deducting underwriter discounts of approximately $400,000 and offering costs of approximately $3.92 million. The Consolidated Statement of Cash Flows for the year ended December 31, 2008 reflects the Company’s receipt of approximately $4.24 million of “Proceeds from (payments for) initial public offering of common stock, net”. The $4.24 million cash proceeds figure is approximately $2.79 million higher than the $1.45 million net proceeds figure identified above due to payment of $2.79 million of various offering expenses prior to January 1, 2008. During the year ended December, 31, 2013, the Company issued 50,029,227 shares of common stock for proceeds of $855,000.

     During the year ended December 31, 2013, the Company issued 31,052,141 shares of common stock issued under its standby equity distribution agreement with Greystone Capital Partners.

     During the year ended December 31, 2013, the Company issued an aggregate of 5,656,340 shares of its common stock for settlement of $82,339 of accounts payable. In connection with the settlement, the Company recorded a loss on settlement of debt of $74,877.

     During the year ended December 31, 2013, the Company issued 2,500,000 shares of its common stock in connection with the issuance of a note payable.

     During the year ended December 31, 2013, the Company issued 57,967,906 shares of its common stock in connection with the settlement and/or conversion of various notes payable.

     During the year ended December 31, 2013, the Company issued 34,890,348 shares of its common stock in connection with the settlement of related party notes payable and advances.

     During the year ended December 31, 2013, the Company issued 9,408,718 shares of its common stock in settlement of interest and penalty in connection with convertible debt.

     During the year ended December 31, 2013, the Company issued 6,220,263 shares of its common stock services rendered valued at $85,151.

     During the year ended December 31, 2012, the Company issued an aggregate of 952,851 shares of its common stock, valued at $34,600, in exchange for services rendered.

     During the year ended December 31, 2012, the Company issued an aggregate of 51,751,138 shares of its common stock in exchange for $720,214 of outstanding notes payable and related accrued interest.

     During the year ended December 31, 2012, the Company issued an aggregate of 700,000 shares of its common stock in exchange for $14,000 of accrued liabilities.

     During the year ended December 31, 2011, the Company issued an aggregate of 1,982,995 shares of its common stock on exercise of options.

     During the year ended December 31, 2011, the Company issued an aggregate of 27,120,856 shares of its common stock in exchange for $1,542,109 of outstanding notes payable and related accrued interest.

     During the year ended December 31, 2011, the Company issued an aggregate of 1,000,000 shares of its common stock, valued at $115,035, in exchange for services rendered.

     During the year ended December 31, 2011, the Company issued an aggregate of 1,272,730 shares of its common stock in settlement of outstanding related party advance in the amount of $140,000.

     In 2010, the Company also sold, in a private placement initiated in 2009, an aggregate of 1,512,890 shares of its common stock and warrants (the “Warrants”) to purchase 453,867 shares of its common stock for aggregate gross cash proceeds of approximately $852,964. The Warrants are (i) exercisable solely for cash at a weighted average exercise price of $0.68 per share, (ii) non-transferable for six months following issuance and (iii) exercisable, in whole or in part, at any time and from time to time during the period commencing on the date that is six months and one day following the date of issuance and ending on the third year anniversary of the date of issuance. (Unaudited)

     In 2010, the Company issued, in connection with the conversion of $1,121,195 of debt an aggregate of 7,459,720 shares of its common stock and warrants (the “Warrants”) to purchase 3,729,860 shares of its common stock. The Warrants are (i) exercisable solely for cash at an exercise price of $0.15 per share, (ii) non-transferable for six months following issuance and (iii) exercisable, in whole or in part, at any time and from time to time during the period commencing on the date that is six months and one day following the date of issuance and ending on the third year anniversary of the date of issuance. The shares were issued under the same terms as the above mentioned private placement and therefore are included in issuance of common stock in the consolidated statement of shareholders deficit. (Unaudited)

     In 2010, the Company also sold, in a private placement, an aggregate of 1,553,885 shares of its common stock for aggregate gross cash proceeds of approximately $234,020. (Unaudited)

     In 2010, the Company also sold, in a private placement, an aggregate of 808,210 shares of its common stock and warrants (the “Warrants”) to purchase 404,105 shares of its common stock for aggregate gross cash proceeds of approximately $135,885. The Warrants are (i) exercisable solely for cash at a weighted average exercise price of $0.20 per share, (ii) non-transferable for six months following issuance and (iii) exercisable, in whole or in part, at any time and from time to time during the period commencing on the date that is six months and one day following the date of issuance and ending on the third year anniversary of the date of issuance. (Unaudited)

     As of December 31, 2010 the Company recorded a Subscription Receivable, under the above mentioned private placement, of 20,000 shares of its common stock and warrants (the “Warrants”) to purchase 10,000 shares of its common stock for aggregate gross cash proceeds of approximately $3,800. The Warrants are (i) exercisable solely for cash at a weighted average exercise price of $0.23 per share, (ii) non-transferable for six months following issuance and (iii) exercisable, in whole or in part, at any time and from time to time during the period commencing on the date that is six months and one day following the date of issuance and ending on the third year anniversary of the date of issuance. (Unaudited)

     In 2010, the Company issued, in connection with services, an aggregate of 529,520 shares of its common stock and warrants (the “Warrants”) to purchase 158,856 shares of its common stock. The Warrants are (i) exercisable solely for cash at a weighted average exercise price of $0.78 per share, (ii) non-transferable for six months following issuance and (iii) exercisable, in whole or in part, at any time and from time to time during the period commencing on the date that is six months and one day following the date of issuance and ending on the third year anniversary of the date of issuance. (Unaudited)

     In 2010, the Company issued an aggregate of 831,526 shares of its common stock, in connection with the exercise of stock options, issued for Accounts Payables. (Unaudited)

     In 2010, the Company issued, in connection with the Bank of America guarantor’s liability of $2,172,000 principal along with accrued expenses, an aggregate of 4,794,430 shares of its common stock and warrants (the “Warrants”) to purchase 1,438,329 shares of its common stock. The Warrants are (i) exercisable solely for cash at an weighted average exercise price of $0.74 per share, (ii) non-transferable for six months following issuance and (iii) exercisable, in whole or in part, at any time and from time to time during the period commencing on the date that is six months and one day following the date of issuance and ending on the third year anniversary of the date of issuance. (Unaudited)

     In December 2009, the Company also sold, in a private placement an aggregate of 255,830 shares of its common stock and warrants (the “Warrants”) to purchase 76,749 shares of its common stock for aggregate gross cash proceeds of approximately $188,996. The Warrants are (i) exercisable solely for cash at a weighted average exercise price of $0.89 per share, (ii) non-transferable for six months following issuance and (iii) exercisable, in whole or in part, at any time and from time to time during the period commencing on the date that is six months and one day following the date of issuance and ending on the third year anniversary of the date of issuance. (Unaudited)

     In 2009, the Company also sold, in a private placement initiated in 2008, an aggregate of 2,509,480 shares of its common stock and warrants (the “Warrants”) to purchase 752,844 shares of its common stock for aggregate gross cash proceeds of approximately $1.74 million. The Warrants are (i) exercisable solely for cash at a weighted average exercise price of $0.83 per share, (ii) non-transferable for six months following issuance and (iii) exercisable, in whole or in part, at any time and from time to time during the period commencing on the date that is six months and one day following the date of issuance and ending on the third year anniversary of the date of issuance. In connection with the private placement, the Company paid to a finder who introduced certain investors to the Company aggregate cash fees of $17,856 and warrants to purchase 26,592 shares of common stock at a weighted average exercise price of $0.89 per share. The warrants issued to the finder have the same terms and conditions as the Warrants issued in the private placement. The 2008 private placement was closed on October 31, 2009, with total capital raised of $3,887,032. (Unaudited)

     In 2008, the Company also sold, in a private placement, an aggregate of 1,230,280 shares of its common stock and warrants (the “Warrants”) to purchase 369,084 shares of its common stock for aggregate gross cash proceeds of approximately $2.14 million. The Warrants are (i) exercisable solely for cash at a weighted average exercise price of $2.09 per share, (ii) non-transferable for six months following issuance and (iii) exercisable, in whole or in part, at any time and from time to time during the period commencing on the date that is six months and one day following the date of issuance and ending on the third year anniversary of the date of issuance. In connection with the private placement, the Company paid to a finder who introduced certain investors to the Company aggregate cash fees of $24,325 and warrants to purchase 24,325 shares of common stock at a weighted average exercise price of $1.95 per share. The warrants issued to the finder have the same terms and conditions as the Warrants issued in the private placement. (Unaudited)

     In 2007, the Company sold 529,432 shares of common stock at a price of $7.69 per share to various investors for net proceeds of approximately $3.9 million. (Unaudited)

     In 2006, the Company sold 1,069,699 shares of common stock at a price of $7.69 per share to various investors. The Company also issued 63,566 shares in exchange for services at a price ranging from $5.67 to $7.69 per share. (Unaudited)

     In 2005, the Company sold 1,994,556 shares of common stock at a price of $5.67 per share to various investors. The Company also issued 1,210 shares in exchange for services and issued 95,807 shares in exchange for debt at a price of $5.67 per share. (Unaudited)

     In 2004, the Company sold 808,570 shares of common stock at a price of $5.67 per share to various investors. The Company also issued 1,854 shares to various vendors in exchange for services valued at $10,500. The Company also issued 15,150 shares to the Company’s Chairman of the Board as compensation for services valued at $85,830. (Unaudited)

     In March 2003, the Company effected a recapitalization. The recapitalization provided two shares of common stock for every one share issued as of that date. The Company’s former Chairman of the Board and founding shareholder, who owned 4,405,541 shares of common stock, did not participate in the recapitalization. The number of shares and prices per share in the accompanying financial statements has been retroactively adjusted to reflect the effect of the recapitalization. (Unaudited)

     After the 2003 recapitalization, the Company sold 561,701 shares of common stock at a price of $5.67 per share to various investors. The Company issued 72,980 shares valued at $416,383 to employees as compensation for services related to the closing of various locations. The Company also issued 4,248 shares to various vendors in exchange for services valued at $24,066 and issued 67,073 shares to the Company’s former Chairman of the Board as compensation for services provided to the Company during 2003 and 2002. The shares were valued based on the underlying market price of the common stock and did not differ materially from the fair value of the common stock issued. (Unaudited)

     In 2002, the Company sold 1,092,883 shares of common stock at a price of $6.47 per share to various investors. The Company also issued 35,137 shares to various vendors in exchange for services valued at $227,503. (Unaudited)

     In 2001, the Company sold 985,668 shares of common stock at a price of $6.47 per share to various investors. The Company also issued 8,291 shares to various vendors in exchange for services valued at $54,001 and issued 81,084 shares to the Company’s Chairman of the Board as compensation for services provided to the Company during 2001. (Unaudited)

     In 2000, the Company sold 1,493,575 shares of common stock at a price of $6.47 per share to various investors. Of the 1,493,575 shares sold in 2000, payment on 77,222 of these shares was not received until January 2001. The Company also issued 7,964 shares to various vendors in exchange for services valued at $52,001. (Unaudited)

     In 1999, the Company’s former Chairman of the Board and founding shareholder contributed $400,000 to the Company in exchange for 4,324,458 shares of common stock. (Unaudited)

Former Chairman of the Board Paid in and Contributed Capital

     In 2006, the Company’s former Chairman of the Board was issued 2,903 shares of the Company’s common stock at a price of $5.67 per share in exchange for $16,443 of services provided during the year. (Unaudited)

     In 2005, the Company’s former Chairman of the Board was issued 95,807 shares of the Company’s common stock at a price of $5.67 per share in exchange for $542,787 of debt due to travel and other related expenses advanced by the Company’s Chairman of the Board during the previous three years. (Unaudited)

     The Company’s former Chairman of the Board elected not to receive salary payments of $85,830, $130,000 and $250,000 for services provided to the Company during 2004, 2003 and 2002, respectively. Such amounts were converted into 15,150, 22,946 and 44,127 shares of the Company’s common stock at a price of $5.67 per share on December 31, 2004 and 2003, respectively, where the 2003 and 2002 shares were both issued in 2003. The shares were valued based on the underlying market price of the common stock and did not differ materially from the fair value of the common stock issued.

     In 2001, the Company’s former Chairman of the Board also elected not to receive a salary payment or a stock conversion of $250,000 for services provided during 2001.

     In 2000, the Company’s former Chairman of the Board contributed $800,000 to the Company and elected not to receive payment for $250,000 of salary related to services provided to the Company during 2000. Such amounts were recorded as contributed capital during 2000. On June 28, 2001, the Company’s Board of Directors approved the conversion of this contributed capital and salary deferral into 81,084 shares of the Company’s common stock at a price of $12.94 per share.

NOTE 11 — STOCK OPTIONS AND WARRANTS

Stock Options

     In December 1999, the Board of Directors and shareholders adopted the 1999 Officers and Employees Stock Option Plan, or the Employee Plan, and the 1999 Directors and Consultants Stock Option Plan, or the Director Plan. The Employee Plan and the Director Plan are collectively referred to herein as the Plans. The Plans are administered by the Board of Directors and the Compensation Committee. The objectives of the Plans include attracting and retaining key personnel by encouraging stock ownership in the Company by such persons. In February 2010, the Directors & Consultants Plan was amended to extend the termination date of the Plan to December 1, 2011.

     In April 1, 2013, the Board of Directors approved, subject to shareholder approval, the establishment of the Bioheart 2013 Omnibus Equity Compensation Plan, or the “2013 Omnibus Plan”. The 2013 Omnibus Plan reserves up to fifty million shares of common stock for issuance.

     Effective April 1, 2013, the Board of Directors resolved that stock options granted for the past three years as of February 25, 2013 be repriced for employees, management and board members, at the exercise price of the average of the last 5 trading days’ closing price as of February 25, 2013. Subsequently, this action was rescinded and the repricing date was set for August 5, 2013.

     A summary of options at December 31, 2013 and activity during the year then ended is presented below:

			Weighted-
			Average
		Weighted-	Remaining
		Average	Contractual
	Shares	Exercise Price	Term (in years)
Options outstanding at January 1, 2012	4,636,318	$1.20	8.1
Granted	3,300,000	$0.04
Exercised	-
Forfeited/Expired	(82,942)	$5.57
Options outstanding at December 31, 2012	7,853,376	$0.67	8.2
Granted	17,400,000	$0.016	9.9
Exercised	-
Forfeited/Expired	(1,340,433)	$1.08
Options outstanding at December 31, 2013	23,912,943	$0.15	9.0
Options exercisable at December 31, 2013	6,600,443	$0.48	8.0
Available for grant at December 31, 2013	32,600,000

     The following information applies to options outstanding and exercisable at December 31, 2013:

	Options Outstanding			Options Exercisable
		Weighted-
		Average	Weighted-		Weighted-
		Remaining	Average		Average
		Contractual	Exercise		Exercise
	Shares	Term	Price	Shares	Price
$0.00 – $0.70	23,290,000	9.2	$0.03	5,977,500	$0.07
$0.71 – $1.28	162,286	4.4	$0.80	162,286	$0.80
$5.25 – $5.67	435,945	2.0	$5.57	435,945	$5.57
$7.69	24,712	2.6	$7.69	24,712	$7.69
	23,912,943	9.0	$0.15	6,600,443	$0.48

On January 16, 2012, the Company granted 500,000 employee stock options in connection services rendered at the exercise price of $0.10 per share vesting over four years from the date of issuance.

The fair values of the employee options issued on January 16, 2012 were determined using the Black Scholes option pricing model with the following assumptions: Dividend yield: 0%; Volatility: 164.79% and Risk free rate: 1.89%.

On August 6, 2012, the Company granted an aggregate 2,800,000 employee stock options in connection services rendered at the exercise price of $0.03 per share vesting over four years from the date of issuance.

The fair values of the employee options issued on August 6, 2012 were determined using the Black Scholes option pricing model with the following assumptions: Dividend yield: 0%; Volatility: 164.91% and Risk free rate: 1.59%.

On August 5, 2013, the Company re-priced options previously issued from 2011 through 2012 for current employees and officers in aggregate of 4,890,000 options with previous exercise prices from $0.03 to $0.21 per share to $0.01694 per share, all other terms remaining unchanged. The gross change in fair value, determined using the Black Scholes option pricing model, of $1,630 was charged to current period operations.

On August 1, 2013, the Company issued an aggregate 15,000,000 options to purchase the Company’s common stock at $0.01576 per share to employees, exercisable over 4 years. The fair value of $245,749, determined using the Black Scholes option pricing model with the following assumptions: Dividend yield: 0%; Volatility: 153.27% and Risk free rate: 2.74%, of which $25,599 was charged to current period operations.

     On September 1, 2013, the Company issued an aggregate 2,400,000 options to purchase the Company’s common stock at $0.01654 per share, respectively; to officers and employees, exercisable immediately. The fair value of $37,823, determined using the Black Scholes option pricing model with the following assumptions: Dividend yield: 0%; Volatility: 150.98% and Risk free rate: 2.78%, was charged to current period operations.

     The fair value of all options vesting during the year ended December 31, 2013 and 2012 of $125,515 and $76,674, respectively, was charged to current period operations.

Warrants

A summary of common stock purchase warrants at December 31, 2013 and activity during the year then ended is presented below:

			Weighted-
			Average
		Weighted-	Remaining
		Average	Contractual
		Exercise	Term (in
	Shares	Price	years)
Outstanding at January 1, 2012	32,610,075	$0.86	3.8
Issued	42,396,432	$0.018	5.78
Exercised	—	$0.00
Forfeited	(933,185)	$0.76
Outstanding at December 31, 2012	74,073,322	$0.37	4.5
Issued	50,350,536	$0.016	9.2
Exercised	—	$
Expired	(6,345,002)	$0.38
Outstanding at December 31, 2013	118,078,856	$0.22	6.3
Exercisable at December 31, 2013	101,371,743	$0.13	5.7

     In conjunction with the authorized issuance of common stock, the Company granted approximately 50 million common stock purchase warrants during the year ended December 31, 2013.

     The following information applies to common stock purchase warrants outstanding and exercisable at December 31, 2013:

	Warrants Outstanding			Warrants Exercisable
		Weighted-
		Average	Weighted-		Weighted-
		Remaining	Average		Average
		Contractual	Exercise		Exercise
	Shares	Term	Price	Shares	Price
$0.01 – $0.50	111,829,723	6.3	$0.03	96,667,060	$0.03
$0.52 – $0.68	2,699,675	5.3	$0.58	2,699,675	$0.58
$0.70 – $1.62	848,176	6.0	$0.71	848,176	$0.71
$5.67 – $7.69	2,701,282	8.9	$7.55	1,156,832	$7.35
	118,078,856	6.3	$0.22	101,371,743	$0.13

     During the year ended December 31, 2012, in connection with the sale of common stock, the Company issued an aggregate of 22,396,432 warrants to purchase the Company’s common stock at an exercise prices from $0.014 to $0.03 per shares exercisable in six months and expiring three years from issuance.

     On September 21, 2012, the Company issued 5,000,000 warrants to purchase the Company’s common stock at $0.02 per share, expiring 10 years from the date of issuance as payment of interest.

     The fair value of $119,023, determined using the Black Scholes option pricing model with the following assumptions: Dividend yield: 0%; Volatility: 163.45% and Risk free rate: 1.779%, was charged to current period operations.

     On October 1, 2012, the Company issued 15,000,000 warrants to purchase the Company’s common stock at $0.014 per share, expiring 10 years from the date of issuance as payment of interest with certain reset provisions.

     The fair value of $311,190, determined using the Binomial lattice option pricing model with the following assumptions: Dividend yield: 0%; Volatility: 155.41% and Risk free rate: 1.64%, was charged to current period operations.

NOTE 12 — COMMITMENTS AND CONTINGENCIES

Leases

     The Company entered into several operating lease agreements for facilities and equipment. Terms of certain lease arrangements include renewal options, escalation clauses, payment of executory costs such as real estate taxes, insurance and common area maintenance.

     In February 2010, the Company amended its facility lease to extend the term of the lease until January 2013.

     In August 2011, the Company amended its facility lease to eliminate excess space. The amendment contains terms similar to the terms of the existing facility lease, including escalation clauses.

     In July 2013, the Company amended its facility lease to extend the term of the lease until July 31, 2014. Approximate annual future minimum lease obligations under non-cancelable operating lease agreements as of December 31, 2013 are as follows:

Year ending December 31,
2014	$48,195
Total	$48,195

     Rent expense was $123,216 and $89,507 for the years ended December 31, 2013 and 2012, respectively and $2,102,062 for the cumulative period from August 12, 1999 (date of inception) to December 31, 2013.

Royalty Payments

     The Company is obligated to pay royalties on commercial sales of certain products that may be developed and sold under various licenses and agreements that have been obtained by the Company.

     The Company has entered into a licensing agreement, which include the potential for royalty payments, as follows: William Beaumont Hospital

     In June 2000, the Company entered into an exclusive license agreement to use certain patents for the life of the patents in future projects. The patents expire in 2015. In addition to a payment of $55,000, the Company made to acquire the license, the Company is required to pay an annual license fee of $10,000 and royalties ranging from 2% to 4% of net sales of products that are covered by the patents. In order to maintain the exclusive license rights, the agreement also calls for a minimum annual royalty threshold. The minimum royalty threshold was $200,000 for 2011 and $200,000 for 2010. This minimum royalty threshold will remain $200,000 for 2012 and thereafter. As of December 31, 2013, the Company has not made any payments other than the initial payment to acquire the license. At December 31, 2013 and December 31, 2012, the Company’s liability under this agreement was $2,122,130 and $1,825,675, respectively, which is reflected as a component of accrued expenses on the balance sheets (see Note 5).

     During the year ended December 31, 2013 and 2012, the Company incurred expenses of $210,000, $210,000 respectively, and $2,122,130 from August 12, 1999 (date of inception) to December 31, 2013. The Company has accrued interest for the past due commitment at 2% over the prime rate per the terms of the agreement. The Company has included $2,122,130 in accrued expenses as of December 31, 2013.

     Approximate annual future minimum obligations under this agreement as of December 31, 2013 are as follows:

Year Ending December 31,
2014	210,000
2015	210,000
Total	$420,000

Consulting agreements

On November 20, 2013, the Company entered into an investment banking agreement with Cassel Salpeter & Co. (“CSC”), who will act as exclusive third party financial advisor in connection with investment banking matters. The term of the Investment Banking Agreement shall be for a period of twenty four months unless terminated or extended in accordance with its terms. For these services, CSC will receive a one-time $25,000 fee, $5,000 monthly fees and 5,207,630 ten year common stock purchase warrants, exercisable at $.0113 and applicable consideration in the event the closing of a Mezzanine Financing consisting of non-convertible subordinated debt and/or sale of equity securities. The Company will also reimburse CSC for its reasonable out-of-pocket expenses associated with the services provided pursuant to the Investment Banking Agreement. As of December 31, 2013, the Company accrued $32,424 under the agreement.

Contingency for Registration of the Company’s common stock

The Company believes that it may have issued options to purchase common stock to certain of its employees, directors and consultants in California in violation of the registration or qualification provisions of applicable California securities laws. As a result, the Company intends to make a rescission offer to these persons. The Company will make this offer to all persons who have a continuing right to rescission, which it believes to include two persons. In the rescission offer, in accordance with California law, the Company will offer to repurchase all unexercised options issued to these persons at 77% of the option exercise price multiplied by the number of option shares, plus interest at the rate of 7% from the date the options were granted. Based upon the number of options that were subject to rescission as of December 31, 2009, assuming that all such options are tendered in the rescission offer, the Company estimated that its total rescission liability would be up to approximately $371,000. However, as the Company believes there is only a remote likelihood the rescission offer will be accepted by any of these persons in an amount that would result in a material expenditure by the Company, no liability was recorded as of December 31, 2013 or 2012.

Litigation

The Company is subject to other legal proceedings that arise in the ordinary course of business. In the opinion of management, as of December 31, 2013, the amount of ultimate liability with respect to such matters, if any, in excess of applicable insurance coverage, is not likely to have a material impact on the Company’s business, financial position, results of operations or liquidity. However, as the outcome of litigation and other claims is difficult to predict significant changes in the estimated exposures could exist.

NOTE 13 -INCOME TAXES

The Company follows Accounting Standards Codification subtopic 740, Income Taxes (“ASC 740”) which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under such method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases using enacted tax rates in effect for the year in which the differences are expected to reverse.

The difference between income tax expense computed by applying the federal statutory corporate tax rate and actual income tax expense is as follows:

	2013	2012
Income taxes using U.S. federal statutory rate	$(1,068,708)	(1,365,599)
State income taxes, net of federal benefit	(108,788)	(80,708)
Stock Option Expirations	78,864	326,995
Net Operating Loss adjustments	(20,008)	196,416
Nontaxable Gain on Derivative Instrument	(9,921)	(40,730)
Change in Valuation Allowance	1,127,875	974,536
Other	686	(10,910)
	$—	$—

At December 31, 2013, the significant components of the deferred tax assets (liabilities) are summarized below:

	2013	2012
Deferred tax assets:
Stock Based Compensation	$4,465,854	$4,505,907
Net Operating Losses	35,429,429	34,266,157
Other	125,317	120,661
Total deferred tax assets	40,020,600	38,892,725

Deferred tax liabilities:	—	—
Total deferred tax liabilities	—	—
Valuation allowance	40,020,600	38,892,725
Net deferred tax assets	$—	$—

As of December 31, 2013 and December 31, 2012, the Company had U.S. federal net operating loss carry forwards of approximately $94.2 million and $91.1 million, respectively, which expire at various dates from 2019 through 2033. These net operating loss carry forwards may be used to offset future taxable income and thereby reduce the Company’s U.S. federal income taxes. Section 382 of the Internal Revenue Code of 1986 (the “Code”) imposes an annual limit on the ability of a corporation that undergoes a greater than 50% ownership change to use its net operating loss carry forwards to reduce its tax liability. If in the future the Company issues common stock or additional equity instruments convertible in common shares which result in an ownership change exceeding the 50% limitation threshold imposed by section 382 of the Code, the Company’s net operating loss carry-forwards may be significantly limited as to the amount of use in a particular years. In addition, all or a portion of the Company’s net operating loss carry forwards may expire unutilized.

As of December 31, 2013 and December 31, 2012, the Company had net operating loss carry forwards for state income tax purposes of approximately $94.2 million and $91.1 million, respectively, which expire at various dates from 2019 through 2033.

The Company has provided a full valuation allowance against its net deferred tax assets, since in the opinion of management based upon the earnings history of the Company; it is more likely than not that the benefits of these assets will not be realized.

The Company complies with the provisions of FASB ASC 740-10 in accounting for its uncertain tax positions. ASC 740-10 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under ASC 740-10, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely that not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. Management has determined that the Company has no significant uncertain tax positions requiring recognition under ASC 740-10.

The Company is subject to income tax in the U.S., and certain state jurisdictions. The Company has not been audited by the U.S. Internal Revenue Service, or any states in connection with income taxes. The periods from December 31, 2006 to December 31, 2013 remain open to examination by the U.S. Internal Revenue Service, and state tax authorities. In addition, federal and state tax authorities can generally reduce a net operating loss (but not create taxable income) for a period outside the statute of limitations in order to determine the correct amount of net operating loss which may be allowed as a deduction against income for a period within the statute of limitations.

The Company recognizes interest and penalties related to unrecognized tax benefits, if incurred, as a component of income tax expense.

NOTE 14 — FAIR VALUE MEASUREMENT

The Company adopted the provisions of Accounting Standards Codification subtopic 825-10, Financial Instruments (“ASC 825-10”) on January 1, 2008. ASC 825-10 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance. ASC 825-10 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 825-10 establishes three levels of inputs that may be used to measure fair value:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

All items required to be recorded or measured on a recurring basis consist of derivative liabilities and are based upon level 3 inputs.

To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level in the fair value hierarchy within which the fair value measurement is disclosed and is determined based on the lowest level input that is significant to the fair value measurement.

Upon adoption of ASC 825-10, there was no cumulative effect adjustment to beginning retained earnings and no impact on the financial statements.

The carrying value of the Company’s cash and cash equivalents, accounts receivable, accounts payable, short-term borrowings (including convertible notes payable), and other current assets and liabilities approximate fair value because of their short-term maturity.

As of December 31, 2013 and 2012, the Company did not have any items that would be classified as level 1 or 2 disclosures.

The Company recognizes its derivative liabilities as level 3 and values its derivatives using the methods discussed in notes 7 and 9. While the Company believes that its valuation methods are appropriate and consistent with other market participants, it recognizes that the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different estimate of fair value at the reporting date. The primary assumptions that would significantly affect the fair values using the methods discussed in Notes 7 and 9 are that of volatility and market price of the underlying common stock of the Company.

As of December 31, 2013 and 2012, the Company did not have any derivative instruments that were designated as hedges.

The derivative liability as of December 31, 2013, in the amount of $403,811 has a level 3 classification.

The following table provides a summary of changes in fair value of the Company’s Level 3 financial liabilities as of December 31, 2013:

	Excess Share	Warrant	Debt
	Derivative	Liability	Derivative
Balance, December 31, 2011	$-	-	$-
Total (gains) losses
Initial fair value of debt derivative at note issuance		-	76,862
Initial fair value of derivative relating to reset warrants	-	311,190	-

Initial fair value of derivative relating to exceeding authorized common shares	427,663	-	-
Mark-to-market at December 31, 2012	(37,615)	(90,011)	7,651
Transfers out of Level 3 upon conversion and settlement of notes			(84,513)
Balance, December 31, 2012	$390,048	$221,179	$-
Total (gains) losses

Initial fair value of debt derivative at note issuance	-	-	673,219
Mark-to-market at December 31, 2013:	84,906	(74,324)	(39,761)
Transfers out of Level 3 upon increase in authorized shares	(474,954
Transfers out of Level 3 upon conversion of notes payable	-	-	(376,502
Balance, December 31, 2013	$-	$146,855	$256,956

Net Gain for the period included in earnings relating to the liabilities held at December 31, 2013 $	(84,906)	$74,324	$39,761

Fluctuations in the Company’s stock price are a primary driver for the changes in the derivative valuations during each reporting period. The Company’s stock price decreased approximately 50% from December 31, 2012 to December 31, 2013. As the stock price decreases for each of the related derivative instruments, the value to the holder of the instrument generally decreases, therefore decreasing the liability on the Company’s balance sheet. Additionally, stock price volatility is one of the significant unobservable inputs used in the fair value measurement of each of the Company’s derivative instruments. The simulated fair value of these liabilities is sensitive to changes in the Company’s expected volatility. Decreases in expected volatility would generally result in a lower fair value measurement. A 10 percent change in pricing inputs and changes in volatilities and correlation factors would result in less than a $60,318 change in our Level 3 fair value.

NOTE 15 — SUBSEQUENT EVENTS

Subsequent stock issuances

In January 2014, the Company issued 1,977,155 shares of its common stock in settlement of 2013 services provided for $12,000 and 2,941,176 shares of its common stock in settlement of $15,000 of outstanding convertible notes payable.

In February 2014, the Company sold an aggregate of 25,114,500 shares of its common stock for net proceeds of $331,500. In connection with the stock sale, the Company issued an aggregate of 25,114,500 warrants to purchase the Company’s common stock for five years at $0.011 to $0.0214 per share. In February 2014, the Company issued 1,746,032 shares of its common stock in settlement of $10,000 of outstanding convertible notes payable. In February 2014, the Company issued an aggregate of 3,925,442 shares of its common stock in settlement of $55,000 of common stock subscriptions received in 2013.

Options granted

On February 23, 2014, the Company granted an aggregate of 15,000,000 options to purchase the Company’s common stock to an officer and key employee at an exercise price of $0.019 for ten years, vesting annually over four years. In addition, the Company granted 400,000 options to purchase the Company’s common stock to each current Director of the Company who was also a board member in fiscal 2011 at an exercise price of $0.019 per share for ten years, vesting immediately with a cashless exercise provision. Additionally, the Company granted 400,000 options to purchase the Company’s common stock to each current Director of the Company at an exercise price of $0.019 per share for ten years, vesting immediately.

Option expiry terms

On February 23, 2013, the Company affirmed that options issued to previous board members of the Company will not cease and will terminate at the earlier of the date of exercise or expiration of the option in accordance to its term.

Related debt conversions

On February 23, 2014, the Board of Directors approved the conversion of an aggregate of $300,000 related party notes payable at a conversion price of $0.019 per share

Subsequent financing

On January 14, 2014, the Company entered into a Securities Purchase Agreement with Asher Enterprises, Inc. ("Asher"), for the sale of an 8% convertible note in the principal amount of $32,500 (the "Note").

The Note bears interest at the rate of 8% per annum. All interest and principal must be repaid on October 16, 2014. The Note is convertible into common stock, at Asher’s option, at a 45% discount to the average of the three lowest closing bid prices of the common stock during the 10 trading day period prior to conversion. In the event the Company prepays the Note in full, the Company is required to pay off all principal, interest and any other amounts owing multiplied by (i) 140% if prepaid during the period commencing on the closing date through 179 days thereafter. After the expiration of 180 days following the date of the Note, the Company has no right of prepayment.

On February 10, 2014, the Company entered into a Securities Purchase Agreement with Asher Enterprises, Inc. ("Asher"), for the sale of an 8% convertible note in the principal amount of $32,500 (the "Note").

The Note bears interest at the rate of 8% per annum. All interest and principal must be repaid on November 12, 2014. The Note is convertible into common stock, at Asher’s option, at a 45% discount to the average of the three lowest closing bid prices of the common stock during the 10 trading day period prior to conversion. In the event the Company prepays the Note in full, the Company is required to pay off all principal, interest and any other amounts owing multiplied by (i) 140% if prepaid during the period commencing on the closing date through 179 days thereafter. After the expiration of 180 days following the date of the Note, the Company has no right of prepayment.

On February 19, 2014, the Company entered into a Securities Purchase Agreement with Daniel James Management, Inc., for the sale of an 8% convertible note in the principal amount of $35,000 (the "Note").

The Note bears interest at the rate of 8% per annum. All interest and principal must be repaid on February 18, 2015. The Note is convertible into common stock, at Asher’s option, at a 47% discount to the lowest daily closing bid price of the common stock during the 10 trading day period prior to conversion. In the event the Company prepays the Note in full, the Company is required to pay off all principal at 150%, interest and any other amounts.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

Nature of Expense:	Amount
SEC Registration Fee	$269.05
Accounting fees and expenses	$9,500
Legal fees and expenses	$11,500
Miscellaneous	$1,000
Total	$22,269.05	*
*Estimated

Item 14. Indemnification of Directors and Officers

We are incorporated under the laws of the State of Florida. Our articles of incorporation require us to indemnify and limit the liability of directors to the fullest extent permitted by the Florida Business Corporation Act, or the “FBCA”, as it currently exists or as it may be amended in the future.

Pursuant to the FBCA, a Florida corporation may indemnify any person who may be a party to any third party proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another entity, against liability incurred in connection with such proceeding (including any appeal thereof) if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

In addition, in accordance with the FBCA, a Florida corporation is permitted to indemnify any person who may be a party to a derivative action if such person acted in any of the capacities set forth in the preceding paragraph, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expenses of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding (including appeals), provided that the person acted under the standards set forth in the preceding paragraph. However, no indemnification shall be made for any claim, issue, or matter for which such person is found to be liable unless, and only to the extent that, the court determines that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court deems proper.

Any indemnification made under the above provisions, unless pursuant to a court’s determination, may be made only after a determination that the person to be indemnified has met the standard of conduct described above. This determination is to be made by a majority vote of a quorum consisting of the disinterested directors of the board of directors, by duly selected independent legal counsel, or by a majority vote of the disinterested shareholders. The board of directors also may designate a special committee of disinterested directors to make this determination. Notwithstanding the foregoing, a Florida corporation must indemnify any director, officer, employee or agent of a corporation who has been successful in the defense of any proceeding referred to above.

Generally, pursuant to the FBCA, a director of a Florida corporation is not personally liable for monetary damages to our company or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, unless: (a) the director breached or failed to perform his duties as a director; and (b) the director’s breach of, or failure to perform, those duties constitutes (i) a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (ii) a transaction from which the director derived an improper personal benefit, either directly or indirectly, (iii) an approval of an unlawful distribution, (iv) with respect to a proceeding by or in the right of the company to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the company, or willful misconduct, or (v) with respect to a proceeding by or in the right of someone other than the company or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property. The term “recklessness,” as used above, means the action, or omission to act, in conscious disregard of a risk: (a) known, or so obvious that it should have been known, to the directors; and (b) known to the director, or so obvious that it should have been known, to be so great as to make it highly probable that harm would follow from such action or omission.

Furthermore, under the FBCA, a Florida corporation is authorized to make any other further indemnification or advancement of expenses of any of its directors, officers, employees or agents under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both for actions taken in an official capacity and for actions taken in other capacities while holding such office. However, a corporation cannot indemnify or advance expenses if a judgment or other final adjudication establishes that the actions of the director, officer, employee, or agent were material to the adjudicated cause of action and the director, officer, employee, or agent (a) violated criminal law, unless the director, officer, employee, or agent had reasonable cause to believe his or her conduct was unlawful, (b) derived an improper personal benefit from a transaction, (c) was or is a director in a circumstance where the liability for unlawful distributions applies, or (d) engaged in willful misconduct or conscious disregard for the best interests of the corporation in a proceeding by or in right of the corporation to procure a judgment in its favor.

At present, there is no pending litigation or proceeding involving any of our directors or executive officers as to which indemnification is required or permitted and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

We maintain a liability insurance policy, pursuant to which our directors and officers may be insured against liability they incur for serving in their capacities as directors and officers of our company, including liabilities arising under the Securities Act or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities

During the nine months ended September 30, 2014, the Company sold an aggregate of 24,556,846 shares of the Company’s common stock and common stock purchase warrants to purchase 24,556,846 shares of the Company’s common stock for aggregate gross cash proceeds of $371,000. The warrants are (i) exercisable solely for cash at an exercise price of $0.011 to $0.0275 per share, (ii) non-transferable for six months following issuance and (iii) exercisable, in whole or in part, at any time during the period commencing on the date that is six months and one day following the date of issuance and ending on the tenth year anniversary of the date of issuance.

The issuance of such shares of our common stock was effected in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Rule 506 promulgated under the Securities Act of 1933, as mended (the “Securities Act”) and in Section 4(2) of the Securities Act, based on the following: the investors confirmed to us that they were “accredited investors,” as defined in Rule 501 of Regulation D promulgated under the Securities Act and had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (b) there was no public offering or general solicitation with respect to the offering; (c) the investors were provided with certain disclosure materials and all other information requested with respect to our company; (d) the investors acknowledged that all securities being purchased were “restricted securities” for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (e) a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequent registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

Item 16. Exhibits

The following exhibits are included as part of this Form S-1. References to “the Company” in this Exhibit List mean Bioheart, Inc., a Florida corporation.

Exhibit No.	Exhibit Description
3.1(6)	Amended and Restated Articles of Incorporation of the registrant, as amended
3.2(9)	Articles of Amendment to the Articles of Incorporation of the registrant
3.3(8)	Amended and Restated Bylaws
4.1(5)	Loan and Security Agreement, dated as of May 31, 2007 by and between BlueCrest Capital Finance, L.P. and the registrant
4.2(12)	Notice of Event of Default, from BlueCrest Venture Finance Master Fund Limited to the Company, dated January 28, 2009
4.3(12)	Notice of Acceleration, from BlueCrest Venture Finance Master Fund Limited to the Company, dated February 2, 2009
4.4(12)	Amendment to Loan and Security Agreement, between the Company and BlueCrest Venture Finance Master Fund Limited, dated as of April 2, 2009
4.5(13)	Grant of Security Interest (Patents), between the Company and BlueCrest Venture Finance Master Fund Limited, dated as of April 2, 2009
4.6(13)	Security Agreement (Intellectual Property), between the Company and BlueCrest Venture Finance Master Fund Limited, dated as of April 2, 2009
4.7(13)	Subordination Agreement, by Hunton & Williams, LLP in favor of BlueCrest Venture Finance Master Fund Limited, entered into and effective April 2, 2009
4.8(13)	Amended and Restated Promissory Note, dated April 2, 2009, by the Company to BlueCrest Venture Finance Master Fund Limited
4.9(13)	Warrant to purchase 1,315,542 shares of the registrant’s common stock, dated April 2, 2009, issued to BlueCrest Venture Finance Master Fund Limited
4.10(14)	Warrant to purchase 451,043 shares of the registrant’s common stock, dated April 2, 2009, issued to Rogers Telecommunications Limited
4.11(14)	Warrant to purchase 173,638 shares of the registrant’s common stock, dated April 2, 2009, issued to Hunton & Williams, LLP
4.12(4)	Warrant to purchase shares of the registrant's common stock issued to Howard J. Leonhardt and Brenda Leonhardt
4.12(19)	10% Convertible Promissory Note Due July 23, 2010, in the amount of $20,000, payable to Dana Smith

4.13(19)	10% Convertible Promissory Note Due July 23, 2010, in the amount of $100,000, payable to Bruce Meyers
4.14(19)	Registration Rights Agreement, dated July 23, 2009
4.15(4)	Warrant to purchase shares of the registrant's common stock issued to the R&A Spencer Family Limited Partnership
4.15(19)	Subordination Agreement, dated July 23, 2009
4.16(19)	Note Purchase Agreement, dated July 23, 2009
4.17(19)	Closing Confirmation of Conversion Election, dated July 23, 2009
4.20(6)	Warrant to purchase shares of the registrant's common stock issued to Samuel S. Ahn, M.D.
4.23(7)	Warrant to purchase shares of the registrant's common stock issued to Howard and Brenda Leonhardt
4.27(11)	Form of Warrant Agreement for October 2008 Private Placement
4.30(19)	10% Convertible Promissory Note Due July 23, 2010, in the amount of $100,000, payable to Bruce Meyers
4.31(34)	Series A Convertible Preferred Stock
4.32(35)	Amendment to the Series A Convertible Preferred Stock
5.1	Consent of Sichenzia Ross Friedman Ference LLP
10.1**(1)	1999 Officers and Employees Stock Option Plan
10.2**(1)	1999 Directors and Consultants Stock Option Plan
10.3(1)	Form of Option Agreement under 1999 Officers and Employees Stock Option Plan
10.4(3)	Form of Option Agreement under 1999 Directors and Consultants Stock Option Plan
10.5**(4)	Employment Letter Agreement between the registrant and Scott Bromley, dated August 24, 2006.
10.6(1)	Lease Agreement between the registrant and Sawgrass Business Plaza, LLC, as amended, dated November 14, 2006.
10.7(1)	Asset Purchase Agreement between the registrant and Advanced Cardiovascular Systems, Inc., dated June 24, 2003.
10.8(4)	Conditionally Exclusive License Agreement between the registrant, Dr. Peter Law and Cell Transplants International, LLC, dated February 7, 2000, as amended.
10.9(4)	Loan Guarantee, Payment and Security Agreement, dated as of June 1, 2007, by and between the registrant, Howard J. Leonhardt and Brenda Leonhardt
10.10(4)	Loan Guarantee, Payment and Security Agreement, dated as of June 1, 2007, by and between the registrant and William P. Murphy Jr., M.D.
10.11(4)	Loan Agreement, dated as of June 1, 2007, by and between the registrant and Bank of America, N.A.
10.13(4)	Warrant to purchase shares of the registrant's common stock issued to Howard J. Leonhardt and Brenda Leonhardt
10.14(4)	Warrant to purchase shares of the registrant's common stock issued to William P. Murphy, Jr., M.D.
10.16(4)	Material Supply Agreement, dated May 10, 2007, by and between the registrant and Biosense Webster
10.17(5)	Warrant to purchase shares of the registrant's common stock issued to BlueCrest Capital Finance, L.P.
10.18(6)	Loan Guarantee, Payment and Security Agreement, dated as of September 12, 2007, by and between the registrant and Samuel S. Ahn, M.D.
10.19(6)	Loan Guarantee, Payment and Security Agreement, dated as of September 12, 2007, by and between the registrant and Dan Marino
10.21(6)	Loan Guarantee, Payment and Security Agreement, dated as of September 19, 2007, by and between the registrant and Jason Taylor
10.22(7)	Loan Guarantee, Payment and Security Agreement, dated as of October 10, 2007, by and between the registrant and Howard and Brenda Leonhardt

10.24(7)	Second Amendment to Loan Guarantee, Payment and Security Agreement, dated as of October 10, 2007, by and between the registrant and Howard and Brenda Leonhardt
10.25(7)	Second Amendment to Loan Guarantee, Payment and Security Agreement, dated as of October 10, 2007, by and between the registrant and William P. Murphy, Jr., M.D.
10.26**(10)	Bioheart, Inc. Omnibus Equity Compensation Plan
10.28(11)	Form of Registration Rights Agreement for October 2008 Private Placement
10.29(19)	10% Convertible Promissory Note Due July 23, 2010, in the amount of $20,000, payable to Dana Smith
10.31(19)	Registration Rights Agreement, dated July 23, 2009
10.32(19)	Subordination Agreement, dated July 23, 2009
10.33(19)	Note Purchase Agreement, dated July 23, 2009
10.34(19)	Closing Confirmation of Conversion Election, dated July 23, 2009
10.35**(20)	Amended and Restated 1999 Directors and Consultants Stock Option Plan
10.36(21)	Preliminary Commitment Letter with Seaside National Bank and Trust, dated September 30, 2010.
10.37(22)	Loan Agreement with Seaside National Bank and Trust, dated October 25, 2010.
10.38(22)	Promissory Note with Seaside National Bank and Trust, dated October 25, 2010.
10.39(22)	Amended and Restated Loan and Security Agreement with BlueCrest Venture Finance Master Fund Limited, dated October 25, 2010.
10.40(23)	Form of Subscription Agreement, executed November 30, 2010.
10.41(23)	Form of Common Stock Purchase Warrant, issued November 30, 2010.
10.42(23)	Form of Registration Rights Agreement, dated November 30, 2010.
10.43(24)	Unsecured Convertible Promissory Note for $25,000, with Magna Group, LLC, dated January 3, 2011.
10.44(24)	Promissory Note for $139,728.82 with Magna Group, LLC, dated January 3, 2011.
10.45(24)	Securities Purchase Agreement with Magna Group, LLC, dated January 3, 2011.
10.46(24)	Subordination Agreement, dated January 3, 2011.
10.47(24)	Notice of Conversion Election, dated January 3, 2011.
10.48(25)	Unsecured Convertible Promissory Note for $34,750, with Magna Group, LLC, dated May 16, 2011.
10.49(25)	Promissory Note for $139,728.82 with Magna Group, LLC, dated May 16, 2011.
10.50(25)	Securities Purchase Agreement with Magna Group, LLC, dated May 16, 2011.
10.51(25)	Subordination Agreement, dated May 16, 2011.
10.52(26)	Promissory Note for $139,728.82 with Lotus Funding Group, LLC, dated June 15, 2011.
10.53(26)	Partial Assignment and Modification Agreement, dated June 15, 2011.
10.54(26)	Subordination Agreement, dated June 15, 2011.
10.55(27)	Promissory Note for $140,380.21 with Greystone Capital Partners, dated July 8, 2011.
10.56(27)	Partial Assignment and Modification Agreement, dated July 8, 2011.
10.57(28)	Subordination Agreement, dated July 8, 2011.
10.58(29)	Promissory Note for $139,728.82 with Greystone Capital Partners, dated August 1, 2011.
10.59(29)	Partial Assignment and Modification Agreement, dated August 1, 2011.
10.60(29)	Subordination Agreement, dated August 1, 2011.
10.61(30)	Promissory Note for $139,728.82 with Greystone Capital Partners, dated September 1, 2011.
10.62(30)	Partial Assignment and Modification Agreement, dated September 1, 2011.
10.63(30)	Subordination Agreement, dated September 1, 2011.
10.64(31)	Standby Equity Distribution Agreement dated as of November 2, 2011.
10.65(31)	Registration Rights Agreement dated as of November 2, 2011.
10.66(32)	Promissory Note for $139,728.82 with Greystone Capital Partners, dated January 3, 2012
10.67(32)	Term Note B Promissory Note for $139,728.82 with Greystone Capital Partners, dated January 3, 2012

10.68(32)	Unsecured Convertible Promissory Note for $63,000, with Asher Enterprises, Inc. dated April 2, 2012
10.69(32)	Unsecured Convertible Promissory Note for $125,000, with IBC Funds LLC., dated January 9, 2013
10.70(32)	Unsecured Convertible Promissory Note for $37,500, with Asher Enterprises, Inc. dated February 20, 2013
10.71(32)	Unsecured Convertible Promissory Note for $42,500, with Asher Enterprises, Inc. dated January 9, 2013
10.80(33)	2013 Bioheart, Inc. Omnibus Equity Compensation Plan
14.1(2)	Code of Ethics for Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and persons performing similar functions
14.2(2)	Code of Business Conduct and Ethics (FOOTNOTE]
23.1	Consent of Fiondella, Milone and LaSaracina LLP *
23.2	Consent of Sichenzia Ross Friedman Ference LLP (filed as part of Exhibit 5.1)*

*	Filed herewith

(1)	Incorporated by reference to the Company’s Form S-1 filed with the Securities and Exchange Commission (the “SEC”) on February 13, 2007.
(2)	Incorporated by reference to Amendment No. 1 to the Company’s Form S-1 filed with the SEC on June 5, 2007.
(3)	Incorporated by reference to Amendment No. 2 to the Company’s Form S-1 filed with the SEC on July 12, 2007.
(4)	Incorporated by reference to Amendment No. 3 to the Company’s Form S-1 filed with the SEC on August 9, 2007.
(5)	Incorporated by reference to Amendment No. 4 to the Company’s Form S-1 filed with the SEC on September 6, 2007.
(6)	Incorporated by reference to Amendment No. 5 to the Company’s Form S-1 filed with the SEC on October 1, 2007.
(7)	Incorporated by reference to Post-effective Amendment No. 1 to the Company’s Form S-1 filed with the SEC on October 11, 2007.
(8)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on July 3, 2008.
(9)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on August 8, 2008.
(10)	Incorporated by reference to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 14, 2008.
(11)	Incorporated by reference to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 14, 2008.
(12)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on February 3, 2009.
(13)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on April 8, 2009.
(14)	Incorporated by reference to the Company’s Annual Report on Form 10-K filed with the SEC on April 15, 2009.
(15)	Incorporated by reference to the Company’s Annual Report on Form 10-K/A filed with the SEC on April 30, 2009.
(16)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on May 18, 2009.
(17)	Incorporated by reference to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 20, 2009.

(18)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on July 9, 2009.
(19)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on August 3, 2009.
(20)	Incorporated by reference to Exhibit 4.6 to the Company’s Post-Effective Amendment to Registration Statement on Form S-8/A, filed with the SEC on June 2, 2010.
(21)	Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 6, 2010.
(22)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on October 29, 2010.
(23)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on December 6, 2010.
(24)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on January 12, 2011.
(25)	Incorporated by reference to the Company Current Report on Form 8-K filed with the SEC on May 25, 2011
(26)	Incorporated by reference to the Company Current Report on Form 8-K filed with the SEC on June 21,2011
(27)	Incorporated by reference to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 15. 2011
(28)	Incorporated by reference to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 14, 2011
(29)	Incorporated by reference to the Company Current Report on Form 8-K filed with the SEC on January 13, 2012
(30)	Incorporated by reference to the Company Current Report on Form 8-K filed with the SEC on January 30, 2012
(31)	Incorporated by reference to the Company Registration Statement on Form S-1/A filed with the SEC on February 8, 2012
(32)	Incorporated by reference to the Company Annual Report on Form 10-K filed with the SEC on March 29, 2013
(33)	Incorporated by reference to the Company Quarterly Report on Form 10-Q filed with the SEC on May 9, 2013
(34)	Incorporated by reference to the Company Current Report on Form Pre-14C filed with the SEC on December 18, 2012
(35)	Incorporated by reference to the Company Current Report on Form 8-K filed with the SEC on December 31, 2013
(36)	Incorporated by reference to the Company Information Statement on Form 14C filed with the SEC on October 10, 2014.
(37)	Incorporated by reference to the Company Current Report on Form 8-K filed with the SEC on October 24, 2014

Item 17. Undertakings

The undersigned Registrant hereby undertakes to:

(1)	File, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

	(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act;

	(ii)	Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) Include any additional or changed material information on the plan of distribution.

(2)	For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)	For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time it was declared effective.

(5)	For the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to the Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6)	For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the Registration Statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

(7)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8)	Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness.

Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the registration statement or made in any document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on November 21, 2014.

BIOHEART, INC.
Date: November 21, 2014
	By:	/s/ Mike Tomas
Mike Tomas
Chief Executive Officer & President:

Date: November 21, 2014	By:	/s/ Mike Tomas
Mike Tomas
Chief Financial Officer (Principal Accounting
Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mike Tomas his true and lawful attorney-in-fact and agent, acting alone, with full powers of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, any Amendments thereto and any Registration Statement of the same offering which is effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, acting alone, full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Company in the capacities and on the dates indicated.

Signature	Title	Date
/s/ William P. Murphy, Jr., M.D.	Chairman of the Board	November 21, 2014
William P. Murphy, Jr., M.D.

/s/ Mike Tomas	Chief Executive Officer & Director	November 21, 2014
Mike Tomas

/s/ Mark P. Borman	Director	November 21, 2014
Mark Borman

/s/ Kristin Comella	Director	November 21, 2014
Kristin Comella

/s/ Sheldon Anderson	Director	November 21, 2014
Sheldon Anderson

/s/ Charles A. Hart	Director	November 21, 2014
Charles A. Hart

/s/ Samuel S. Ahn, MD, MBA	Director	November 21, 2014
Samuel S. Ahn, MD, MBA